STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
as Depositor

BEAR STEARNS ARM TRUST 2007-2,
as Issuing Entity

CITIBANK, N.A.,
as Indenture Trustee

WELLS FARGO BANK, N.A.,
as Master Servicer and Securities Administrator

and

ALESCO LOAN HOLDINGS TRUST,
as Mortgage Loan Seller

SALE AND SERVICING AGREEMENT

Dated as of June 29, 2007

Structured Asset Mortgage Investments II Inc.
Bear Stearns ARM Trust 2007-2,
Mortgage-Backed Notes, Series 2007-2

ARTICLE I
DEFINITIONS

Section 1.01.	Definitions
Section 1.02.	Other Definitional Provisions.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS

Section 2.01.	Conveyance of Mortgage Loans to Issuing Entity
Section 2.02.	Acceptance of Mortgage Loans by the Issuing Entity.
Section 2.03.	Substitution of Mortgage Loans
Section 2.04.	Representations and Warranties Concerning the Depositor
Section 2.05.	Representations and Warranties Regarding the Master Servicer

ARTICLE III
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.	Master Servicer
Section 3.02.	Monitoring of Servicers
Section 3.03.	Fidelity Bond
Section 3.04.	Power to Act; Procedures
Section 3.05.	Due-on-Sale Clauses; Assumption Agreements
Section 3.06.	Release of Mortgage Files
Section 3.07.	Documents, Records and Funds in Possession of Master Servicer To Be Held for Issuing Entity and Indenture Trustee.
Section 3.08.	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.09.	Presentment of Claims and Collection of Proceeds
Section 3.10.	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.11.	Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.12.	Realization Upon Defaulted Mortgage Loans
Section 3.13.	Compensation for the Master Servicer.
Section 3.14.	REO Property.
Section 3.15.	Annual Statement as to Compliance.
Section 3.16.	Assessments of Compliance and Attestation Reports.
Section 3.17.	Reports Filed with Securities and Exchange Commission.
Section 3.18.	Intention of the Parties and Interpretation.
Section 3.19.	UCC
Section 3.20.	Optional Purchase of Certain Mortgage Loans.
Section 3.21.	Monthly Advances
Section 3.22.	Compensating Interest Payments
Section 3.23.	Information Reporting

ARTICLE IV
ACCOUNTS

Section 4.01.	Protected Accounts
Section 4.02.	Payment Account
Section 4.03.	Permitted Withdrawals and Transfers from the Payment Account

ARTICLE V
THE MASTER SERVICER

Section 5.01.	Liabilities of the Master Servicer
Section 5.02.	Merger or Consolidation of the Master Servicer.
Section 5.03.	Indemnification of the Indenture Trustee, Owner Trustee, the Master Servicer and the Securities Administrator
Section 5.04.	Limitations on Liability of the Master Servicer and Others.
Section 5.05.	Master Servicer Not to Resign
Section 5.06.	Successor Master Servicer
Section 5.07.	Sale and Assignment of Master Servicing

ARTICLE VI
DEFAULT

Section 6.01.	Master Servicer Events of Default
Section 6.02.	Indenture Trustee to Act; Appointment of Successor
Section 6.03.	Notification to Noteholders
Section 6.04.	Waiver of Defaults

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01.	Amendment
Section 7.02.	Recordation of Agreement
Section 7.03.	Governing Law
Section 7.04.	Notices
Section 7.05.	Severability of Provisions
Section 7.06.	Successors and Assigns
Section 7.07.	Article and Section Headings
Section 7.08.	Counterparts
Section 7.09.	Notice to Rating Agencies
Section 7.10.	Termination
Section 7.11.	No Petition
Section 7.12.	No Recourse
Section 7.13.	Additional Terms Regarding Indenture

ARTICLE VIII
REMIC CONVERSION

Section 8.01.	Consummation of REMIC Conversion.

EXHIBITS

Exhibit A	-	Mortgage Loan Schedule
Exhibit B	-	Request for Release of Documents
Exhibit C	-	Wells Fargo Servicing Agreements and Wells Fargo Assignment Agreements
Exhibit D	-	Countrywide Servicing Agreements and Countrywide Assignment Agreements
Exhibit E	-	Form of Mortgage Loan Purchase Agreement
Exhibit F	-	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit G	-	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit H	-	Additional Disclosure Notification
Exhibit I	-	Form of Back-Up Certification
Exhibit J	-	Form of Securities Administrator Certification
Exhibit K	-	Form of Alesco Financial Inc. Guarantee

SALE AND SERVICING AGREEMENT

Sale and Servicing Agreement dated as of June 29, 2007 (the “Agreement”), among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the “Depositor”), Bear Stearns ARM Trust 2007-2, a Delaware statutory trust, as issuing entity (the “Issuing Entity”), Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), Wells Fargo Bank, N.A. (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Alesco Loan Holdings Trust, as mortgage loan seller (the “Mortgage Loan Seller”).

PRELIMINARY STATEMENT

On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement.  Prior to the Closing Date, pursuant to a Trust Agreement, as amended and restated on the Closing Date, the Depositor created Bear Stearns ARM Trust 2007-2, a Delaware statutory trust, for the purpose of holding the Mortgage Loans and issuing the Certificates pursuant to the Trust Agreement, and the Notes, pursuant to the Indenture.  Pursuant to this Agreement, on the Closing Date, the Depositor shall sell the Mortgage Loans and certain other property to the Issuing Entity and pursuant to the Indenture, the Issuing Entity shall pledge all of its right, title and interest in and to the Mortgage Loans and other property acquired from the Depositor pursuant to this Agreement to the Indenture Trustee to secure the Notes issued pursuant to the Indenture.  In consideration for the Mortgage Loans and other property conveyed pursuant to this Agreement, the Depositor shall receive from the Issuing Entity the Certificates evidencing the entire beneficial ownership interest in the Issuing Entity and the Notes representing indebtedness of the Issuing Entity.  The Depositor, the Issuing Entity, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Mortgage Loan Seller agree that it is not intended that any mortgage loan be conveyed to the Trust that is a “High-Cost Home Loan” as defined by applicable predatory lending laws.

The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $1,086,615,226.90.

In consideration of the mutual agreements herein contained, each of the Depositor, the Issuing Entity, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Mortgage Loan Seller undertakes and agrees to perform their respective duties hereunder as follows:

ARTICLE I

Definitions

Section 1.01.  Definitions.  For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein.  All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.  Other Definitional Provisions.

(a)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)  As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
Conveyance of Mortgage Loans

Section 2.01.  Conveyance of Mortgage Loans to Issuing Entity.  (a)  The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuing Entity without recourse all its right, title and interest in and to (i) the Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (ii) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (iii) any REO Property; (iv) all rights under (I) the Mortgage Loan Purchase Agreement as assigned to the Issuing Entity, with respect to the Mortgage Loans to the extent provided in Section 2.02(a), (II) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (III) the rights with respect to the Wells Fargo Servicing Agreement, as assigned to the Issuing Entity by the Assignment Agreement, (IV) the rights with respect to the Countrywide Servicing Agreement, as assigned to the Issuing Entity by the Assignment Agreement; (V) all of its right, title and interest with respect to Section 2(d) of the Mortgage Loan Purchase Agreement and (VI) any proceeds of the foregoing.  Although it is the intent of the Depositor and the Issuing Entity that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Estate to the Issuing Entity pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Issuing Entity a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

(b)  In connection with the above transfer and assignment, the Depositor hereby delivers to the related Custodian, on behalf of the Issuing Entity, with respect to each Mortgage Loan:

(i)  the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to the order of “Citibank, N.A., as Indenture Trustee for Noteholders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2,” or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Indenture Trustee;

(ii)  the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)  unless the Mortgage Loan is either a MOM Loan or has been assigned to and recorded in the name of MERS, the original assignment to blank, or the assignment (either an original or a certified copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Citibank, N.A., as Indenture Trustee, on behalf of the Noteholders,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form),

(iv)  all intervening assignments of the Security Instrument, if applicable and with evidence of recording thereon;

(v)  the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

(vii)  originals of all modification agreements, if applicable and available;

provided, however, in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or shall, upon receipt of recording information relating to such documents required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification substantially to the effect that such copy is a true and correct copy of the original; (y) in lieu of the Mortgage, assignment to blank or to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, the Depositor may deliver a lost note affidavit and indemnity; provided, further, however, that in the case of the Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Indenture Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Payment Account on the Closing Date.  The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the related Custodian, promptly after they are received; provided that the Depositor need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Indenture Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Indenture Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Issuing Entity or the Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller or the Mortgage Loan Seller and (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof.  Notwithstanding the foregoing, if the Mortgage Loan Seller fails to pay the cost of recording the assignments, such expense shall be paid by the Securities Administrator from funds in the Payment Account in accordance with Section 3.25 of the Indenture. In the event that the Mortgage Loan Seller, the Depositor or the Master Servicer gives written notice to the Indenture Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, the Mortgage Loan Seller fail to perform such obligations, the Depositor shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust.

Section 2.02.  Acceptance of Mortgage Loans by the Issuing Entity.

(a)  The Issuing Entity acknowledges the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review by the related Custodian, on its behalf, and the exceptions which may be noted by the related Custodian, on its behalf, pursuant to the procedures described below, and the Issuing Entity shall cause the related Custodian to hold, the documents (or certified copies thereof) delivered to the related Custodian, pursuant to Section 2.01, and any amendments, replacements or supplements thereto and all other assets of the Trust Estate delivered to it, in trust for the use and benefit of all present and future Holders of the Notes issued pursuant to the Indenture.  On the Closing Date, with respect to the Mortgage Loans, in accordance with the related Custodial Agreement, the related Custodian shall acknowledge with respect to each Mortgage Loan by delivery to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee of an Initial Certification, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit.  No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the related Custodian thereof), the related Custodian, in accordance with the related Custodial Agreement, shall review each Mortgage File delivered to it and shall execute and deliver to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee an Interim Certification.  In conducting such review, the related Custodian shall ascertain whether all documents required to be reviewed by it have been executed and received, and based on the Mortgage Loan Schedule, whether the Mortgage Notes relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule.  In performing any such review, the related Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.  If the related Custodian finds any document constituting part of the Mortgage File has not been executed or received, or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit A, or does not conform on its face to the review criteria specified in this Section (a “Material Defect”), the related Custodian shall notify the Mortgage Loan Seller, the related Underlying Seller and the Indenture Trustee of such Material Defect in writing.  In accordance with the Mortgage Loan Purchase Agreement or the related Sale Agreement, the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Indenture Trustee of the defect and if the Mortgage Loan Seller or the related Underlying Seller, as applicable, fails to correct or cure the Material Defect within such period,  the Indenture Trustee shall enforce the Mortgage Loan Seller’s obligation under the Mortgage Loan Purchase Agreement or the related Underlying Seller’s obligation under the related Sale Agreement within 90 days from the Indenture Trustee’s notification, to provide a Substitute Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, if such Material Defect relates solely to the inability of the Mortgage Loan Seller or the related Underlying Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller or the related Underlying Seller, as applicable, delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.  The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller or the related Underlying Seller, as applicable, cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that, the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the related Custodian shall be effected by the Mortgage Loan Seller or the related Underlying Seller, as applicable, within thirty days of its receipt of the original recorded document. Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach pursuant to a guarantee, dated as of June 29, 2007, by Alesco Financial Inc., Citibank, N.A. as indenture trustee and Wilmington Trust Company, as owner trustee.

(b)  No later than 180 days after the Closing Date, the related Custodian, in accordance with the related Custodial Agreement, shall review, for the benefit of the Noteholders, the Mortgage Files delivered to it and shall execute and deliver or cause to be executed and delivered to the Depositor, the Master Servicer, the Mortgage Loan Seller and the Indenture Trustee a Final Certification.  In conducting such review, the related Custodian shall ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office.  If the related Custodian finds a Material Defect, the related Custodian shall promptly notify the Mortgage Loan Seller, the related Underlying Seller and the Indenture Trustee in writing (provided, however, with respect to those documents described in subsections (b)(iv), (v) and (vii) of Section 2.01, the related Custodian’s obligations shall extend only to the documents actually delivered to the related Custodian pursuant to such subsections).  In accordance with the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, the Mortgage Loan Seller or the related Underlying Seller, shall correct or cure any such Material Defect within 90 days from the date of notice from the related Custodian or the Indenture Trustee of the Material Defect and if the Mortgage Loan Seller or the related Underlying Seller, as applicable, is unable to cure such Material Defect within such period, and if such Material Defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Indenture Trustee shall enforce the Mortgage Loan Seller’s obligation under the Mortgage Loan Purchase Agreement or the related Underlying Seller’s obligation in the related Sale Agreement, as applicable, to within 90 days from the related Custodian’s or Indenture Trustee’s notification, provide a Substitute Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, if such defect relates solely to the inability of the Mortgage Loan Seller or the related Underlying Seller, as applicable, to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall not be required to purchase such Mortgage Loan, if the Mortgage Loan Seller or the related Underlying Seller, as applicable, delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.  The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller or the related Underlying Seller, as applicable, cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Indenture Trustee shall be effected by the Mortgage Loan Seller or the related Underlying Seller, as applicable, within thirty days of its receipt of the original recorded document. Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach.

(c)  In the event that a Mortgage Loan is purchased by the Mortgage Loan Seller or the related Underlying Seller, as applicable, in accordance with Subsections 2.02(a) or (b) above, the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall remit to the Master Servicer the Repurchase Price for deposit in the Payment Account and the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall provide to the Securities Administrator and the Indenture Trustee written notification detailing the components of the Repurchase Price.  Upon deposit of the Repurchase Price in the Payment Account, the Depositor shall notify the Indenture Trustee and the related Custodian, and the Indenture Trustee (upon receipt of a Request for Release in the form of Exhibit B attached hereto with respect to such Mortgage Loan and certification that the Repurchase Price has been deposited in the Payment Account), shall cause the related Custodian to release to the Mortgage Loan Seller or the related Underlying Seller, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Mortgage Loan Seller or the related Underlying Seller, as applicable, as are necessary to vest in the Mortgage Loan Seller or the related Underlying Seller, as applicable, title to and rights under the Mortgage Loan.  Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Payment Account.  The Mortgage Loan Seller shall amend the Mortgage Loan Schedule, to reflect such repurchase and shall promptly deliver to the Rating Agencies, the Indenture Trustee, the Master Servicer, the Securities Administrator, the related Custodian and the Issuing Entity a copy of such amendment.  The obligation of the Mortgage Loan Seller or the related Underlying Seller, as applicable, to repurchase or substitute for any Mortgage Loan a Substitute Mortgage Loan as to which such a Material Defect in a constituent document exists shall be the sole remedy respecting such Material Defect available to the Issuing Entity, the Noteholders or to the Indenture Trustee on their behalf. Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach.

(d)  Assignment of Interest in the Mortgage Loan Purchase Agreement.  (e) The Depositor hereby assigns to the Issuing Entity, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreements and the Sale Agreements. The Depositor hereby acknowledges that such right, title and interest in the Mortgage Loan Purchase Agreement, shall be pledged by the Issuing Entity to the Indenture Trustee pursuant to the Indenture.  The obligations of the Mortgage Loan Seller or the related Underlying Seller, as applicable, to substitute or repurchase, as applicable, a Mortgage Loan shall be the Issuing Entity’s, the Indenture Trustee’s and the Noteholders’ sole remedy for any breach thereof, notwithstanding that Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach.  At the request of the Issuing Entity or the Indenture Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Issuing Entity, the Indenture Trustee and the Noteholders and shall execute such further documents as the Issuing Entity or the Indenture Trustee may reasonably require in order to enable the Indenture Trustee to carry out such enforcement.

If the Depositor, the Securities Administrator, the Issuing Entity, the Mortgage Loan Seller or the Indenture Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement or related Sale Agreement, as applicable, which breach materially and adversely affects the value of the interests of the Issuing Entity, the Noteholders or the Indenture Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties.  The Mortgage Loan Seller or the related Underlying Seller, as applicable, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, and this Section 2.02 of this Agreement, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Issuing Entity; provided, however, if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, or this Section 2.02 of this Agreement, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale.  If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Mortgage Loan Seller or the related Underlying Seller, as applicable, to the extent not required by law to be paid to the borrower.  Any such purchase by the Mortgage Loan Seller or the related Underlying Seller, as applicable, shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Payment Account and written notification detailing the components of such Repurchase Price.  The Depositor shall submit to the Indenture Trustee and the related Custodian a Request for Release, and the Indenture Trustee shall cause the related Custodian to release, upon receipt of certification from the Master Servicer that the Repurchase Price has been deposited in the Payment Account, to the Mortgage Loan Seller or the related Underlying Seller, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Mortgage Loan Seller or the related Underlying Seller, as applicable, without recourse, representation or warranty as are necessary to vest in the Mortgage Loan Seller or the related Underlying Seller, as applicable, title to and rights under the Mortgage Loan or any property acquired with respect thereto.  Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Payment Account.  The Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly deliver to the Issuing Entity, Indenture Trustee, the Master Servicer, the Securities Administrator, the related Custodian and the Rating Agencies a copy of such amendment.  Enforcement of the obligation of the Mortgage Loan Seller or the related Underlying Seller, as applicable, to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuing Entity, the Noteholders or the Indenture Trustee on their behalf.

In connection with any repurchase of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement, the related Sale Agreement or pursuant to this Section 2.02, the Mortgage Loan Seller shall promptly furnish or shall request that the related Underlying Seller shall furnish to the Securities Administrator and the Indenture Trustee an officer’s certificate, signed by a duly authorized officer of the Mortgage Loan Seller or the related Underlying Seller, as applicable, to the effect that such repurchase or cure has been made in accordance with the terms and conditions of this Agreement, the Mortgage Loan Purchase Agreement, or the related Sale Agreement, as applicable and that all conditions precedent to such repurchase or cure have been satisfied, including the delivery to the Securities Administrator of the Repurchase Price for deposit into the Payment Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, in which the Securities Administrator and the Indenture Trustee may rely.  Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase or cure, as applicable, and which approval shall consist solely of the Securities Administrator’s receipt of such documentation and deposits.

Section 2.03.  Substitution of Mortgage Loans.  Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, the related Sale Agreement, as applicable, or Section 2.02 of this Agreement, the Mortgage Loan Seller or the related Underlying Seller, as applicable, may, no later than the date by which such purchase by the Mortgage Loan Seller or the related Underlying Seller, as applicable, would otherwise be required, tender to the Indenture Trustee a Substitute Mortgage Loan, accompanied by a certificate of an authorized officer of the Mortgage Loan Seller or the related Underlying Seller, as applicable, that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in this Agreement.  The Indenture Trustee shall cause the related Custodian to examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Indenture Trustee shall cause the related Custodian to notify the Mortgage Loan Seller or the related Underlying Seller, as applicable, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of Section 2.02.  Within two Business Days after such notification, the Mortgage Loan Seller or the related Underlying Seller, as applicable,  shall provide to the Master Servicer for deposit in the Payment Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Mortgage Loan Seller or the related Underlying Seller, as applicable, of the Repurchase Price for the purchase of a Mortgage Loan by the Mortgage Loan Seller or the related Underlying Seller, as applicable. After such notification to the Mortgage Loan Seller or the related Underlying Seller, as applicable, and, if any such excess exists, upon receipt of certification from the Master Servicer that such excess has been deposited in the Payment Account, the Indenture Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder.  In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Estate and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Mortgage Loan Seller or the related Underlying Seller, as applicable.  The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Mortgage Loan Seller or the related Underlying Seller, as applicable, and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Estate.  Upon acceptance of the Substitute Mortgage Loan (and delivery to the Indenture Trustee and the related Custodian of a Request for Release for such Mortgage Loan), the Indenture Trustee shall cause the related Custodian to release to the Mortgage Loan Seller or the related Underlying Seller, as applicable, the related Mortgage File related to any Mortgage Loan released pursuant to the  Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, or this Section 2.03, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Mortgage Loan Seller or the related Underlying Seller, as applicable, title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, or or this Section 2.03, as applicable.  The Mortgage Loan Seller or the related Underlying Seller, as applicable, shall deliver to the related Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, and Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections.  The representations and warranties set forth in the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, shall be deemed to have been made by the Mortgage Loan Seller or the related Underlying Seller, as applicable, with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Indenture Trustee.  The Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Issuing Entity, the Indenture Trustee, the Master Servicer, the Securities Administrator, the related Custodian and the Rating Agencies.

In connection with any substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement or the related Sale Agreement, as applicable, and pursuant to this Section 2.03, the Mortgage Loan Seller shall promptly furnish or request that the Underlying Seller shall furnish to the Securities Administrator and the Indenture Trustee an officer’s certificate, signed by a duly authorized officer of the Mortgage Loan Seller or the related Underlying Seller, as applicable, to the effect that such substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such substitution or cure have been satisfied, including the delivery to the Securities Administrator of the amount set forth in this Section 2.03 with respect to any Substitute Mortgage Loan for deposit into the Payment Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, in which the Securities Administrator and the Indenture Trustee may rely.  Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such substitution or cure, as applicable, and which approval shall consist solely of the Securities Administrator’s receipt of such documentation and deposits.

Section 2.04.  Representations and Warranties Concerning the Depositor.  The Depositor hereby represents and warrants to the Issuing Entity, the Indenture Trustee, the Master Servicer and the Securities Administrator as follows:

(i)  the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)  the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)  the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, shall conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)  the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)  this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)  there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement;

(vii)  with respect to any other matter which in the judgment of the Depositor shall be determined adversely to the Depositor and shall if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(viii)  immediately prior to the transfer and assignment to the Issuing Entity, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Issuing Entity free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

(ix)  The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

Section 2.05.  Representations and Warranties Regarding the Master Servicer.  The Master Servicer represents and warrants to the Issuing Entity, the Depositor, the Mortgage Loan Seller and the Indenture Trustee for the benefit of the Noteholders, as follows:

(i)  The Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power to own its assets and to transact the business in which it is currently engaged.  The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of this Agreement;

(ii)  The Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement shall constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)  The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)  The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer shall not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the certificate of incorporation or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

(v)  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer), or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Notes or the Certificates which, to the knowledge of the Master Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

(b)  Assignment of Agreement.  The Mortgage Loan Seller, the Depositor and the Master Servicer hereby acknowledge and agree that the Issuing Entity may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders, as may be required to effect the purposes of the Indenture or other governing agreement, without further notice to, or consent of, the Mortgage Loan Seller, the Depositor or the Master Servicer, and the Indenture Trustee shall succeed to such of the rights of the Issuing Entity hereunder as shall be so assigned.  The Issuing Entity shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Article II of this Agreement for breaches of the representations, warranties, agreements and covenants of the Mortgage Loan Seller contained in the Mortgage Loan Purchase Agreement (including the guarantee of Alesco Financial Inc. of the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach, and the related Underlying Seller pursuant to the related Sale Agreements, to the Indenture Trustee, for the benefit of the Noteholders.  The Mortgage Loan Seller agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants shall run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Depositor or the Issuing Entity, the repurchase obligations of the Mortgage Loan Seller set forth herein and in the Mortgage Loan Purchase Agreement and the repurchase obligations of the Underlying Sellers pursuant to the related Sale Agreement with respect to breaches of such representations, warranties, agreements and covenants.  Any such assignment to the Indenture Trustee shall not be deemed to constitute an assignment to the Indenture Trustee of any obligations or liabilities of the Issuing Entity under this Agreement.

ARTICLE III
Administration and Servicing of Mortgage Loans

Section 3.01.  Master Servicer.  The Master Servicer shall supervise, monitor and oversee the obligations of the Servicers to service and administer the Mortgage Loans in accordance with the terms of the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicers and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicers under the related Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to the Mortgage Loans, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to each Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 7.03 of the Indenture, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer pursuant to the related Servicing Agreement.

In addition to the foregoing, in connection with a modification of any Mortgage Loan by the related Servicer, if the Master Servicer is unable to enforce the obligations of the related Servicer with respect to such modification, the Master Servicer shall notify the Depositor of the related Servicer’s failure to comply with the terms of the related Servicing Agreement.  If the related Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the related Servicing Agreement and that any conditions to such modification set forth in the related Servicing Agreement have been satisfied.  Furthermore, if the related Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer shall monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the related Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the related Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the related Servicer is not complying with such timeframes and/or other requirements.

The Indenture Trustee shall furnish each Servicer and the Master Servicer, upon written request from a servicing officer, with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.  The Indenture Trustee shall not be liable for the Servicers’ or the Master Servicer’s use or misuse of such powers of attorney.

The Indenture Trustee shall provide access to the records and documentation in possession of the Indenture Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Indenture Trustee; provided, however, unless otherwise required by law, the Indenture Trustee shall not be required to provide access to such records and documentation to the Noteholders if the provision thereof would violate the legal right to privacy of any Mortgagor. The Indenture Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Indenture Trustee’s actual costs.

The Indenture Trustee shall execute and deliver to the Servicers or the Master Servicer, as applicable based on the requesting party, any court pleadings, requests for trustee’s sale or other appropriate documents necessary or reasonably desirable to (i) effect the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) take any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02.  Monitoring of Servicers. (a)   The Master Servicer shall be responsible for reporting to the Indenture Trustee, the Issuing Entity and the Depositor the non-compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Issuing Entity and the Indenture Trustee thereof and the Master Servicer (or in the case of Wells Fargo as Servicer, the Indenture Trustee) shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of each Servicer under the related Servicing Agreement. In the event that Countrywide as Servicer fails to perform its obligations in accordance with the Countrywide Servicing Agreement, the Master Servicer, subject to the preceding paragraph, shall terminate the rights and obligations of Countrywide thereunder and act as successor servicer of the related Mortgage Loans or cause the Indenture Trustee to enter into a new servicing agreement with a successor servicer selected by the Master Servicer. In the event that Wells Fargo Bank as Servicer fails to perform its obligations in accordance with the Wells Fargo Servicing Agreement, the Indenture Trustee, subject to the preceding paragraph, shall terminate the rights and obligations of Wells Fargo Bank thereunder and act as successor servicer of the related Mortgage Loans or enter into a new servicing agreement with a successor servicer selected by the Indenture Trustee; provided, however, in each case, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Indenture Trustee, as applicable, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer or the Indenture Trustee, as applicable, shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer or the Indenture Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Indenture Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.  Nothing herein shall impose any obligation on the part of the Indenture Trustee to assume or succeed to the duties or obligations of the Master Servicer in the case of the termination of Countrywide unless the Indenture Trustee has not been able to find a successor servicer or a successor master servicer. Subject to the related Servicing Agreement, the related Servicer may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the related Servicer reasonably believes that such sale would maximize proceeds to the Trust in the aggregate (on a present value basis) with respect to that Mortgage Loan.

(a)  To the extent that the costs and expenses of the Master Servicer or the Indenture Trustee, as applicable, related to any termination of a Servicer, or the enforcement or prosecution or related claims, rights or remedies or the appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Indenture Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Payment Account.

(b)  The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(c)  If the Master Servicer acts as successor servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(d)  If the Indenture Trustee acts as a successor servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.03.  Fidelity Bond.  The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.04.  Power to Act; Procedures.  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Issuing Entity, Noteholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Indenture Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicers to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for use or misuse of any such powers of attorney by the Master Servicer or the Servicers).  If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.11 of the Indenture.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Issuing Entity or the Indenture Trustee, be deemed to be the agent of the Issuing Entity or the Indenture Trustee.

Section 3.05.  Due-on-Sale Clauses; Assumption Agreements.  To the extent provided in the related Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the related Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the related Servicing Agreement.

Section 3.06.  Release of Mortgage Files.  (a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Noteholders on the next Payment Date, the related Servicer shall, if required under the related Servicing Agreement, promptly furnish to the Indenture Trustee or the related Custodian on its behalf two copies of a certification substantially in the form of Exhibit B hereto signed by a Servicing Officer or in a mutually agreeable electronic format which shall, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the related Servicer pursuant to the related Servicing Agreement have been so deposited) and shall request that the Indenture Trustee deliver or cause the related Custodian to deliver to the related Servicer the related Mortgage File.  Upon receipt of such certification and request, the Indenture Trustee shall promptly release or cause the related Custodian to release the related Mortgage File to the related Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the related Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related  Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the related Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicers or the Master Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings.  The Indenture Trustee shall, upon the request of the Servicers or the Master Servicer, and delivery to the Indenture Trustee or the related Custodian on its behalf, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit B (or in a mutually agreeable electronic format which shall, in lieu of a signature on its face, originate from a Servicing Officer), release or cause the related Custodian to release the related Mortgage File held in its or the related Custodian’s possession or control to the related Servicer or the Master Servicer, as applicable.  The related Servicer or the Master Servicer shall be obligated to return the Mortgage File to the Indenture Trustee or the related Custodian when the need therefor by the related Servicer or the Master Servicer, as it reasonably determines, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Indenture Trustee or the related Custodian to the related Servicer or the Master Servicer.

Section 3.07.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Issuing Entity and Indenture Trustee.

(a)  The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the related Servicer from time to time as are required by the terms hereof, or in the case of the related Servicer, the related Servicing Agreement, to be delivered to the Indenture Trustee.  Any funds received by the Master Servicer or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Issuing Entity and the Indenture Trustee subject to the Master Servicer’s right to retain or withdraw from the Payment Account the Master Servicing Compensation and other amounts provided in this Agreement and the right of the related Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement.  The Master Servicer shall, and (to the extent provided in the related Servicing Agreement) cause each Servicer to provide access to information and documentation regarding the Mortgage Loans to the Issuing Entity, the Indenture Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Issuing Entity, the Indenture Trustee and the Noteholders and shall be and remain the sole and exclusive property of the Issuing Entity, subject to the pledge to the Indenture Trustee; provided, however, the Master Servicer and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the related Servicer under this Agreement or the related Servicing Agreement.

Section 3.08.  Standard Hazard Insurance and Flood Insurance Policies.

(a)  For each Mortgage Loan, the Master Servicer shall enforce any obligation of each Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)  Pursuant to Sections 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the related Servicing Agreement) shall be deposited into the Payment Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.  Any cost incurred by the Master Servicer or the Servicers in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Noteholders and shall be recoverable by the Master Servicer or the Servicers pursuant to Sections 4.02 and 4.03.

Section 3.09.  Presentment of Claims and Collection of Proceeds.  The Master Servicer shall (to the extent provided in the related Servicing Agreement) cause the Servicers to prepare and present on behalf of the Issuing Entity, the Indenture Trustee and the Noteholders  all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to the Servicers and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Payment Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.10.  Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Master Servicer shall not take, or authorize the Servicers (to the extent such action is prohibited under the related Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicers, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause the Servicers (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not authorize the Servicers (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Agreement, as applicable.

(b)  The Master Servicer agrees to cause the Servicers (to the extent required under the related Servicing Agreement) to present, on behalf of the Issuing Entity, the Indenture Trustee and the Noteholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Sections 4.01 and 4.02, any amounts collected by the Master Servicer or the Servicers under any Primary Mortgage Insurance Policies shall be deposited Payment Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.

Section 3.11.  Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Indenture Trustee shall retain or shall cause the related Custodian to retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Notes have been distributed in full and the Indenture has been satisfied and discharged in accordance with Section 4.10 of the Indenture, the Indenture Trustee shall also retain, or shall cause the related Custodian to retain, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Indenture Trustee upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.12.  Realization Upon Defaulted Mortgage Loans.  For each Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, the  Master Servicer shall cause the Servicers (to the extent required under the related Servicing Agreement) to either (i) foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such Mortgage Loans, all in accordance with the related Servicing Agreement or (ii) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third-parties, if such Servicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to those Mortgage Loans. The related Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or sale; provided, however, such costs and expenses shall be recoverable as servicing advances by the related Servicer as contemplated in Section 3.25 of the Indenture.

Section 3.13.  Compensation for the Master Servicer.

On each Payment Date the Master Servicer shall be entitled to all income and gain realized for a period of five (5) Business Days from any investment of funds in the Payment Account, pursuant to Article IV, for the performance of its activities hereunder (the “Master Servicer Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.14.  REO Property.

(a)  In the event the Trust Estate acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Noteholders.  The Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible in accordance with the provisions of the related Servicing Agreement.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by the related Servicing Agreement. The Master Servicer shall also cause the related Servicer to purchase or sell any REO Property and any other Non-REMIC Eligible Assets then remaining in the Trust Estate in preparation for a REMIC Conversion at such time and in such manner as specified in Article VIII hereof and Article XI of the Indenture.

(b)  The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the related Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

(c)  The Master Servicer and the related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, and in the case of a liquidation of REO Property and other Non-REMIC-Eligible Assets in connection with a REMIC Conversion, as set forth in paragraph (a) above, Article VIII hereof and Article XI of the Indenture, any proceeds from such liquidation, net of any payment to the Master Servicer and the related Servicer as provided above shall be deposited in the related Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Payment Account on the next succeeding Servicer Remittance Date.

Section 3.15.  Annual Statement as to Compliance.

(a)  The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor and the Securities Administrator not later than March 15th of each calendar year beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.  The Master Servicer shall enforce the obligations of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that Servicer to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer.  In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Master Servicer, the Securities Administrator or a Servicer to a subservicer or subcontractor, each such entity shall cause such subservicer or subcontractor (and with respect to each Servicer, the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related Servicing Agreement) to deliver a similar Annual Statement of Compliance by such subservicer or subcontractor to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).

(b)  Failure of the Master Servicer to comply with this Section 3.15 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Indenture Trustee shall, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Securities Administrator’s rights to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 3.15 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Indenture Trustee at the written direction of the Depositor shall, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the rights to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.16.  Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each of the Master Servicer, the Securities Administrator and the Custodian (to the extent set forth in this Section) (each, an “Attesting Party”) shall deliver (or otherwise make available) to the Master Servicer, the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2008, a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year.  The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)           A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)           A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit F hereto, and which shall also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)           An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)           A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)           A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit F hereto which are indicated as applicable to the related Attesting Party.

On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall enforce the obligation of each Servicer to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided in the related Servicing Agreement. Each of the Master Servicer and the Securities Administrator shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the related Servicing Agreement) of each Servicer to cause, any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer or the Securities Administrator, as applicable, to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, the Master Servicer or the Securities Administrator, as applicable, to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above. Such Assessment of Compliance, as to any subservicer or subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit F hereto which are indicated as applicable to any “primary servicer” to the extent such subservicer or subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance.  The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit F and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Each Custodian shall deliver to the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit F hereto which are indicated as applicable to a “custodian”.  Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by any Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the timeframes required herein) shall, upon written notice from the Indenture Trustee at the written direction of the Depositor, constitute an Event of Default, and at the written direction of the Depositor the Indenture Trustee shall, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Indenture Trustee at the written direction of the Depositor, constitute a default and the Indenture Trustee shall, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.17.  Reports Filed with Securities and Exchange Commission.

(a)           (i) (A) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Noteholders for such Payment Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Payment Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below.  Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit G to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit G) and approval.

(B) Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit G shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.17(a)(iv) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(C) After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review.  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.17(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website at “www.ctslink.com” a final executed copy of each Form 10-D filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 7.04. Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on the representations in Section 2.04(ix) and in any such notice in preparing, executing and/or filing any such report.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.17(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Notes.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit G to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit G) and approval.

(B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business on the second Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit G shall be required pursuant to Section 3.17(a)(iv) below to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide,  to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C) After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review.  No later than the close of business New York City time on the third Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the fourth Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.17(a)(v)(B).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 7.04. The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 3.17(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.17(a)(ii).  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party’s failure to deliver on a timely basis, any information from such party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any subservicer or subcontractor, as applicable, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Master Servicer, each subservicer and subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 3.16, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 3.16 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 3.16 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, each Servicer, the Securities Administrator, each subservicer, each subcontractor, as applicable, and the Custodian, as described under Section 3.16, and (B) if any registered public accounting firm attestation report described under Section 3.16 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 3.17(a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit G to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit G) and approval.

(B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit G shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.17(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review.  Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and, in the case where the Master Servicer and the Securities Administrator are unaffiliated, return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.17(a)(v)(B).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 7.04.  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than March 15th of each year in which the Trust is subject to the requirements of the Exchange Act with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on the representations in Section 2.05(ix) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.17(a)(iv) and (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 3.15 and Section 3.16.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D) Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.  The Master Servicer shall cause any Servicer, and any subservicer or subcontractor engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the related Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit I, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  In addition, in the case where the Master Servicer and Securities Administrator are not affiliated, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit J; provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.  An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust..

(iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit N as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.17(a)(i) through (iii) above.  Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit H.  Each of the Master Servicer, the Mortgage Loan Seller, the Securities Administrator and the Depositor hereby agrees to notify and provide, and the Master Servicer agrees to enforce the obligations (to the extent provided in the related Servicing Agreement) of each Servicer to notify and provide, to the extent known to the Master Servicer, the Mortgage Loan Seller, the Securities Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit H as the responsible party for providing that information.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Indenture Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Indenture Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.17.  In addition, the Indenture Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Indenture Trustee and the Depositor, the Mortgage Loan Seller, the Securities Administrator, the Master Servicer or the Custodian of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008. Should the identification of any of the Depositor, the Mortgage Loan Seller, the Securities Administrator, the Master Servicer or the Custodian change, the Depositor shall promptly notify the Indenture Trustee in writing.

(v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer.  In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties shall cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer.  The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.17(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party’s failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.17; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act.  Fees and expenses incurred by the Securities Administrator in connection with this Section 3.17 shall not be reimbursable from the Trust Fund.

(b)           The Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 3.15, 3.16 and 3.17 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any subservicer or subcontractor engaged by the Securities Administrator pursuant to Section 3.15, 3.16 or 3.17 (the “Securities Administrator Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Notes, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.15, 3.16 and 3.17 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.17 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Notes, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.15, 3.16 and 3.17 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.  In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any subservicer or subcontractor engaged by the Master Servicer pursuant to Section 3.15, 3.16 or 3.17 (the “Master Servicer Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Notes, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.17(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 3.17(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)           Failure of the Master Servicer to comply with this Section 3.17 (including with respect to the timeframes required herein) shall, upon written notice from the Indenture Trustee at the written direction of the Depositor, constitute an Event of Default, and the Indenture Trustee shall, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Indenture Trustee at the written direction of the Depositor, constitute a default and the Indenture Trustee at the written direction of the Depositor shall, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 3.17(c), the Indenture Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in Section 5.06.  Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

(e)           Notwithstanding the provisions of Section 7.01, this Section 3.17 may be amended without the consent of the Noteholders.

(f)           Any report, notice or notification to be delivered by the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 3.17, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

Section 3.18.  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.15, 3.16 and 3.17 of this Agreement is to facilitate compliance by the Mortgage Loan Seller, the Depositor and the Master Servicer with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder shall be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance provided by the Commission in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Mortgage Loan Seller, the Indenture Trustee, the Master Servicer or the Depositor for delivery of additional or different information as the Mortgage Loan Seller, the Indenture Trustee, the Master Servicer or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.19.  UCC.  The Depositor shall inform the Indenture Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust Estate with stamped recorded copies of such financing statements to be delivered to the Indenture Trustee promptly upon receipt by the Depositor.  If directed by the Depositor in writing, the Indenture Trustee shall execute any continuation statements prepared by the Depositor and deliver them as directed solely at the expense of the Depositor.  The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.20.  Optional Purchase of Certain Mortgage Loans.

(a)  With respect to any Mortgage Loan which is delinquent in payment by 90 days or more or is an REO Property, the Certificateholder shall have the right to purchase such Mortgage Loan or REO Property from the Trust Estate at a price equal to the Repurchase Price.

(b)  The Certificateholder shall have the option to purchase, at any one time, up to 1.00% (and in any case, at least five (5) Mortgage Loans) of the Mortgage Loans, by aggregate Scheduled Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the Repurchase Price.  The Mortgage Loans that may be purchased by the Certificateholder pursuant to this paragraph shall be selected by the Certificateholder in its sole discretion.  If at any time the Certificateholder exercises such option, it shall immediately notify or cause to be notified the Indenture Trustee and the Custodians by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.06 have been or shall be so deposited) of an Officer of the Certificateholder and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the related Custodian as agent for the Indenture Trustee shall promptly release the related Mortgage Files to the Certificateholder.

(c)  If at any time the Certificateholder remits to the Master Servicer a payment for deposit in the Payment Account covering the amount of the Repurchase Price for a Mortgage Loan or REO Property in accordance with Section 3.20(a) or Section 3.20(b) above, and the Master Servicer provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Payment Account, then the Indenture Trustee shall execute the assignment of such Mortgage Loan or REO Property to the Certificateholder, without recourse, representation or warranty and the Certificateholder shall succeed to all of the Indenture Trustee’s right, title and interest in and to such Mortgage Loan or REO Property, and all security and documents relative thereto.  Such assignment shall be an assignment outright and not for security.  The Certificateholder shall thereupon own such Mortgage Loan or REO Property, and all such security and documents, free of any further obligation to the Issuing Entity, the Indenture Trustee or the Noteholders with respect thereto.

Section 3.21.  Monthly Advances.  If a Servicer was required to make a Monthly Advance pursuant to the related Servicing Agreement and fails to make any required Monthly Advance, in whole or in part, if such Servicer is Wells Fargo Bank, the Indenture Trustee, as successor servicer or another successor servicer appointed by it, shall remit to the Master Servicer for deposit in the Payment Account not later than the related Payment Account Deposit Date immediately preceding the related Payment Date an amount equal to such required Monthly Advance to the extent not otherwise paid by the related Servicer, net of the related Servicing Fee for such Mortgage Loan except to the extent the Indenture Trustee determines any such advance to be a Nonrecoverable Advance.  If such Servicer is Countrywide, the Master Servicer, as successor servicer or another successor servicer appointed by it, shall remit to the Payment Account not later than the related Payment Account Deposit Date immediately preceding the related Payment Date an amount equal to such required Monthly Advance to the extent not otherwise paid by the related Servicer, net of the related Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer or the Indenture Trustee, as applicable, shall continue to make such advances through the date that the related Servicer is required to do so under the related Servicing Agreement.  If the Master Servicer or the Indenture Trustee, as applicable, deems an advance to be a Nonrecoverable Advance, on the Payment Account Deposit Date, such party shall present an Officer’s Certificate to the Securities Administrator (i) stating that such party elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 3.22.  Compensating Interest Payments.  The Master Servicer shall deposit in the Payment Account not later than each Payment Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the related Servicer under the related Servicing Agreement with respect to subclauses (a) and (b) of the definition of Interest Shortfalls with respect to the Mortgage Loans for the related Prepayment Period, and not so paid by the related Servicer and (ii) the Master Servicing Compensation for such Payment Date (such amount, the “Compensating Interest Payment”).  The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

Section 3.23.  Information Reporting.  To the extent provided in the related Servicing Agreement, the Master Servicer shall cause each Servicer to file, information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

ARTICLE IV

Accounts

Section 4.01.  Protected Accounts.  (a)  The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the related Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which account shall be deposited within two (2) Business Days (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the related Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from such Servicer’s own funds (less servicing compensation as permitted by the related Servicing Agreement) and all other amounts to be deposited in the related Protected Account.  Each Protected Account shall be an Eligible Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement.  To the extent provided in the related Servicing Agreement, each Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of the Noteholders.

(b)  To the extent provided in the related Servicing Agreement, amounts on deposit in the Protected Accounts may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit.  The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the related Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. Each Servicer (to the extent required by the related Servicing Agreement) shall deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders.

(c)  To the extent required by the related Servicing Agreement and subject to this Article IV, on or before the Servicer Remittance Date, each Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Payment Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the related Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)  Principal Prepayments and any Liquidation Proceeds received by the related Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee; and

(iii)  Any amount to be used as a Monthly Advance and any amount to be paid by the Servicers under the related Servicing Agreement with respect to clauses (a) and (b) of the definition of Interest Shortfalls.

(d)  Withdrawals may be made from the Protected Accounts only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or the related Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 7.10.  As provided in Sections 4.01(a) and 4.02(b) certain amounts otherwise due to the related Servicer may be retained by it and need not be deposited in the Payment Account.

Section 4.02.  Payment Account.  (a) The Securities Administrator shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, the Payment Account as a segregated trust account or accounts.

(b)           All amounts deposited to the Payment Account shall be held by the Securities Administrator in the name of the Indenture Trustee in trust for the benefit of the Noteholders in accordance with the terms and provisions of this Agreement.

(c)  The Payment Account shall constitute a non-interest bearing trust account of the Trust Estate segregated on the books of the Securities Administrator and held by the Securities Administrator in trust, and the Payment Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator).  The Payment Account shall be an Eligible Account.

(d)  The amount at any time credited to the Payment Account shall be (i) held in cash or (ii) invested, in the name of the Indenture Trustee, for the benefit of the Noteholders, but only in Permitted Investments as directed by Master Servicer and consented to by the Mortgage Loan Seller.  All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Date if the obligor for such Permitted Investment is the Securities Administrator, or if such obligor is any other Person, the Business Day preceding such Payment Date.  All investment earnings on amounts on deposit in the Payment Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer and the Mortgage Loan Seller as set forth in this Agreement.  The Securities Administrator shall remit all investment earnings from the Payment Account to the Master Servicer on each Payment Date.  If there is any loss on a Permitted Investment, the Master Servicer shall remit the amount of the related Loss Allocation Amount payable by it and any such amounts it receives from the Mortgage Loan Seller, to the Securities Administrator who shall deposit such amount in the Payment Account. On the third Business Day of each month, the Master Servicer shall pay to the Mortgage Loan Seller the Mortgage Loan Seller Invested Amount in respect of the immediately preceding Payment Date.

(e)  The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.  Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 4.02.

The Master Servicer will remit to the Securities Administrator for deposit in the Payment Account the following amounts:

(i)  Any amounts withdrawn from the Protected Accounts;

(ii)  Any Monthly Advance and any Compensating Interest Payments;

(iii)  Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Protected Account;

(iv)  The Repurchase Price with respect to any Mortgage Loans purchased by the Mortgage Loan Seller or the Underlying Sellers pursuant to Mortgage Loan Purchase Agreement, the Sale Agreements or Sections 2.02 or 2.03 of the Sale and Servicing Agreement, as applicable, any amounts which are to be treated pursuant to Section 2.04 of the Sale and Servicing Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Mortgage Loan Seller or Underlying Sellers and the Repurchase Price with respect to any Mortgage Loans purchased by the Certificateholder pursuant to Section 3.20 of the Sale and Servicing Agreement;

(v)  Any amounts required to be deposited by the Master Servicer or the Servicer with respect to losses on investments of deposits in the Payment Account; and

(vi)  Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Payment Account pursuant to this Agreement.

On each Payment Date the Master Servicer shall be entitled to all income and gain realized for a period of five (5) Business Days from any investment of funds in the Payment Account. The Mortgage Loan Seller shall be entitled to the remaining days of income and gain realized from any investment of funds in the Payment Account.

Section 4.03.  Permitted Withdrawals and Transfers from the Payment Account. (a)  The Securities Administrator shall, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Payment Account as certified by the Securities Administrator in accordance with the terms of this Agreement but not in any order of priority):

(i)  to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

(ii)  to reimburse the Master Servicer or the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)  to reimburse the Master Servicer or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)  to reimburse the Master Servicer or the related Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)  to reimburse the Master Servicer or the related Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (iv);

(vi)  to pay the Master Servicer as set forth in Section 3.13; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 5.03;

(vii)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.02 and 5.04, to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Payment Account;

(viii)  to reimburse or pay each Servicer any such amounts as are due thereto under the related Servicing Agreement and have not been retained by or paid to the related Servicer, to the extent provided in the related Servicing Agreement;

(ix)  to reimburse or pay the Indenture Trustee, the Owner Trustee and the Securities Administrator any amounts due (including compensation) or expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement, the Indenture and the Trust Agreement, to the extent such amounts have not already been previously paid or reimbursed to such party from the Payment Account and to pay amounts in clause (e) below;

(x)  to remove amounts deposited in error;

(xi)  to clear and terminate the Payment Account pursuant to Section 7.10;

(xii)  amounts payable under Section 4.02;

(xiii)  amounts reimburseable for initial and ongoing additional administrative expenses or taxes associated with any REMICs or the Issuing Entity, the extent not already reimbursed or paid;

(b)  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Payment Account pursuant to subclauses (i) through (iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Payment Account under Section 4.02(b).

(c)  On each Payment Date, pursuant to Section 3.03 of the Indenture, the Securities Administrator shall distribute the Available Funds to the extent on deposit in the Payment Account to the Holders of the Notes, in accordance with Section 3.03 of the Indenture.

ARTICLE V

The Master Servicer

Section 5.01.  Liabilities of the Master Servicer.  The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 5.02.  Merger or Consolidation of the Master Servicer.

(a)  The Master Servicer shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03.  Indemnification of the Indenture Trustee, Owner Trustee, the Master Servicer and the Securities Administrator.  The Master Servicer agrees to indemnify the Indenture Trustee, Owner Trustee and Securities Administrator (each an “Indemnified Person”) for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Indenture, the Servicing Agreements, the Assignment Agreements or the Notes or the powers of attorney delivered by the Indenture Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof.  The Master Servicer’s failure to receive any such notice shall not affect an Indemnified Persons’ right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced  by such failure to give notice.  This indemnity shall survive the resignation or removal of the Indenture Trustee, Owner Trustee, Master Servicer and the Securities Administrator and the termination of this Agreement.  The Seller agrees to indemnify the Owner Trustee for any loss, liability or expense for which the Depositor is required to indemnify the Owner Trustee pursuant to Section 7.02 of the Trust Agreement, other than (x) any loss liability or expense required to be covered by the Master Servicer pursuant to this Section 5.03 (y) and any loss, liability or expense already paid by the Depositor in accordance with Section 7.02 of the Trust Agreement.

Section 5.04.  Limitations on Liability of the Master Servicer and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 5.03:

(i)  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Estate or the Noteholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(ii)  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(iii)  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust Estate and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Indenture, the Notes or the Servicing Agreements (except to the extent that the Master Servicer is indemnified by the related Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

(iv)  The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement or the Indenture and the rights and duties of the parties hereto and the interests of the Noteholders hereunder and thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Master Servicer shall be entitled to be reimbursed therefor out of the Payment Account as provided by Section 4.03.  Nothing in this Subsection 5.04(iv) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01.

(v)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Estate might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give written notice to the Indenture Trustee if it has notice of such potential liabilities.

(vi)  The Master Servicer shall not be liable for any acts or omissions of the Servicers, except as otherwise expressly provided herein.

Section 5.05.  Master Servicer Not to Resign.  Except as provided in Section 5.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel addressed to the Indenture Trustee and the Issuing Entity to such effect delivered to the Indenture Trustee and the Issuing Entity.  No such resignation by the Master Servicer shall become effective until the Indenture Trustee or a successor to the Master Servicer reasonably satisfactory to the Indenture Trustee and Company shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02 hereof.  The Indenture Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.  Any resignation of the Master Servicer shall result in the automatic resignation of the Securities Administrator.

Section 5.06.  Successor Master Servicer.  In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer or the Indenture Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as Indenture Trustee and such successor master servicer shall agree.  If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.  Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 5.07.  Sale and Assignment of Master Servicing.  The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Indenture Trustee and Company (as evidenced in a writing signed by the Indenture Trustee  and Company); and (d) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuing Entity and the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation shall not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Issuing Entity and the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Issuing Entity and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity and the Indenture Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.

ARTICLE VI

Default

Section 6.01.  Master Servicer Events of Default.  “Master Servicer Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Master Servicer Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)  The Master Servicer fails to cause to be deposited in the Payment Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)  The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Noteholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes unless otherwise applicable; or

(iii)  There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)  The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)  The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 5.05 or 5.07; or

(vi)  The Master Servicer fails to deposit, or cause to be deposited, in the Payment Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Payment Account Deposit Date.

In each and every such case, so long as such Master Servicer Event of Default with respect to the Master Servicer shall not have been remedied, either the Indenture Trustee or the Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes, by notice in writing to the Master Servicer (and to the Indenture Trustee if given by such Noteholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof.  Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 6.02, automatically and without further action pass to and be vested in the Indenture Trustee pursuant to this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Indenture Trustee of (i) the property and amounts which are then or should be part of the Trust Estate or which thereafter become part of the Trust Estate; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Indenture Trustee to enable it to assume the Master Servicer’s duties thereunder.  In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given.  The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 6.01 shall occur of which a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge, the Indenture Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Noteholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Indenture Trustee shall thereupon become the successor Master Servicer as provided in Section 6.02 and carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance  the nonpayment of which was an Event of Default described in clause (vi) of this Section 6.01.  Any such action taken by the Indenture Trustee must be prior to the distribution on the relevant Payment Date.

Section 6.02.  Indenture Trustee to Act; Appointment of Successor.  (a)  Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 6.01 or an Opinion of Counsel pursuant to Section 5.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Indenture Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, the Mortgage Loan Seller shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Indenture Trustee shall have no obligation whatsoever with respect to any liability (including advances deemed recoverable and not previously made with respect to the relevant Payment Date giving rise to the Master Servicer Event of Default which shall be made by such successor Master Servicer) incurred by the Master Servicer at or prior to the time of termination.  As compensation therefor, but subject to Section 5.06, the Indenture Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred.  Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $15,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Indenture Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Notes shall not be lowered as a result of the selection of the successor to the Master Servicer.  Pending appointment of a successor to the Master Servicer hereunder, the Indenture Trustee shall be the successor and act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, the provisions of Section 5.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder.  The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)  If the Indenture Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI of the Indenture shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Indenture Trustee in its capacity as Indenture Trustee); the provisions of Article V, however, shall apply to it in its capacity as successor master servicer.

Section 6.03.  Notification to Noteholders.  Upon any termination or appointment of a successor to the Master Servicer, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and to the Rating Agencies.

Section 6.04.  Waiver of Defaults.  The Indenture Trustee shall transmit by mail to all Noteholders, within 60 days after the occurrence of any Master Servicer Event of Default of which a Responsible Officer of the Indenture Trustee received written notice or has actual knowledge, unless such Master Servicer Event of Default shall have been cured, notice of each such Master Servicer Event of Default.  The Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes may, on behalf of all Noteholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Notes or a default in the performance of any covenant in this Agreement pertaining to a REMIC Conversion or a TMP Trigger Event, each of which default may only be waived by Holders of Notes aggregating 100% of the Note Principal Balance of the Notes.  Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.  The Indenture Trustee shall give notice of any such waiver to the Rating Agencies.

ARTICLE VII
Miscellaneous Provisions

Section 7.01.  Amendment.  (a)  This Agreement may be amended from time to time by the Issuing Entity, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Mortgage Loan Seller and the Indenture Trustee, without notice to or the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, such action shall not, as evidenced by an Opinion of Counsel, addressed to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

(b)  This Agreement may also be amended from time to time by the Issuing Entity, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Mortgage Loan Seller and the Indenture Trustee, with the consent of the Holders of Notes aggregating at least 51% of Note Principal Balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Note, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 7.01(b), any Notes registered in the name of or held for the benefit of the Issuing Entity, the Depositor, the Securities Administrator, the Master Servicer, or the Indenture Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Notes.

(c)  This Agreement may be amended from time to time by the Issuing Entity, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Securities Administrator and the Indenture Trustee, without notice to or the consent of any of the Noteholders, to add, modify, supplement or eliminate provisions to further facilitate, effect or reinforce a REMIC Conversion and related activities thereto.

(d)  Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Noteholder and Certificateholder, with a copy to the Rating Agencies.

(e)  In the case of an amendment under Subsection 7.01(b) above, it shall not be necessary for the Noteholders to approve the particular form of such an amendment.  Rather, it shall be sufficient if the Noteholders approve the substance of the amendment.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

(f)  Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Indenture Trustee stating that the execution of such amendment is authorized or permitted by this Agreement.  The Indenture Trustee, the Master Servicer and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects its own respective rights, duties or immunities under this Agreement.

Section 7.02.  Recordation of Agreement.  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.  The Depositor shall effect such recordation, at the expense of the Trust Estate upon the request in writing of a Noteholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Noteholder  requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Noteholders or is required by law.

Section 7.03.  Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.04.  Notices.  All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Indenture Trustee, at the Corporate Trust Office or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Mortgage Loan Seller at Alesco Loan Holdings Trust, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104; Attention: John Longine, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services – Bear Stearns ARM Trust 2007-2), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Issuing Entity, to Bear Stearns ARM Trust 2007-2 c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware  19890-0001; Attention: Corporate Trust Services, or such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware  19890-0001; Attention: Worldwide Securities Services; or such other address as may hereafter be furnished to the other parties hereto in writing; and (vii) in the case of the Rating Agencies, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Fitch, Inc., One State Street Plaza - 32nd Floor, New York, New York 10004 and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007.  Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Issuing Entity or the Owner Trustee under this Agreement shall be effective only upon receipt.  Any notice required or permitted to be mailed to a Noteholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Noteholder receives such notice.

Section 7.05.  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Noteholders thereof.

Section 7.06.  Successors and Assigns.  The provisions of this Agreement shall be binding upon the parties hereto, the Noteholders and their respective successors and assigns.  The Indenture Trustee shall have the right to exercise all rights of the Issuing Entity under this Agreement.

Section 7.07.  Article and Section Headings.  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 7.08.  Counterparts.  This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 7.09.  Notice to Rating Agencies.  The Indenture Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge or written notice:

a)  Any material change or amendment to this Agreement;

b)  The occurrence of any Master Servicer Event of Default that has not been cured;

c)  The resignation or termination of the Master Servicer, the Indenture Trustee or the Securities Administrator; and

d)  Any change in the location of the Payment Account.

Section 7.10.  Termination.  The respective obligations and responsibilities of the parties hereto created hereby shall terminate (i) upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof and, (ii) upon a REMIC Conversion, in which case, the parties hereto shall enter into the Underlying REMIC Trust Pooling and Servicing Agreement, which shall include similar terms as this Agreement (including, without limitation, the foreclosure restrictions set forth in Section 8.01(c) hereof) and shall govern the servicing of the Mortgage Loans and related matters, or (iii) if applicable, upon optional redemption of the Notes pursuant to Section 8.07 thereof.  In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under this Section, the Master Servicer shall deliver to the Securities Administrator for deposit in the Payment Account all distributable amounts collected with respect to such Mortgage Loans or property.

Section 7.11.  No Petition.  Each party to this Agreement (and with respect to Wells Fargo, solely in its capacities as Master Servicer and Securities Administrator and not in its individual or corporate capacity) by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Issuing Entity, or join in any institution against the Issuing Entity, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuing Entity.  This section shall survive the termination of this Agreement by one year.

Section 7.12.  No Recourse.  The Master Servicer acknowledges that no recourse may be had against the Issuing Entity, except as may be expressly set forth in this Agreement.

Section 7.13.  Additional Terms Regarding Indenture.  The Indenture Trustee shall have only such duties and obligations under this Agreement as are expressly set forth herein, and no implied duties on its part shall be read into this Agreement.  In entering into and acting under this Agreement, the Indenture Trustee shall be entitled to all of the rights, immunities, indemnities and other protections set forth in Article VI of the Indenture.

It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents; provided, however, that this provision shall in no way limit or restrict the liabilities of Wilmington Trust Company under the Agreements to which it is a party.

ARTICLE VIII
REMIC Conversion

Section 8.01.  Consummation of REMIC Conversion.

(a)  Upon the receipt by the Owner Trustee, the Depositor, the Securities Administrator and the Indenture Trustee, pursuant to the Trust Agreement or the Indenture, as applicable, of a certification in connection with a proposed transfer of any Privately Offered Notes or Certificates certifying that such transfer shall cause a TMP Trigger Event, the parties hereto shall facilitate, and shall cooperate with the other parties required to take, the actions specified in Article XI of the Indenture required to effect a REMIC Conversion.  In furtherance of the foregoing, the Master Servicer shall (i) cause the related Servicer, pursuant to the related Servicing Agreement, to purchase from the Issuing Entity (or with respect to the Mortgage Loans serviced by Wells Fargo but not originated by the Wells Fargo, to purchase on behalf of the Depositor, if so requested by the Depositor), or on behalf of the Issuing Entity to sell to a third party, any REO Property and other Non-REMIC-Eligible Assets at their then fair market values, and remit the proceeds used for such purchase or collected from such sale received from the related Servicer to the Securities Administrator for deposit in the Payment Account, (ii) transfer to the related Servicer on behalf of the Issuing Entity the documents, records and other items in its possession related to such liquidated REO Properties and other Non-REMIC-Eligible Assets upon their release from the lien of the Indenture, and (iii) provide the Indenture Trustee, the Owner Trustee, the Depositor and the Securities Administrator with notice of any Realized Losses allocable to any Class of Notes as a result of the purchase price at which such liquidated REO Properties and Non-REMIC-Eligible Assets were liquidated, each as described in Article XI of the Indenture.

(b)  In connection with a REMIC Conversion, parties hereto shall enter into the Underlying REMIC Trust Pooling and Servicing Agreement, which, among other provisions, shall include similar terms as those set forth in this Agreement under which the Master Servicer shall service the Mortgage Loans and the other assets of the Underlying REMIC Trust for the benefit of the holders of the REMIC Certificates.

(c)  Foreclosure Restrictions.  After the REMIC Conversion, the Master Servicer shall apply, and shall cause to be applied by each Servicer, the following restrictions on foreclosure with respect to any Mortgage Loans that are sixty (60) or more days Delinquent as of the “startup day” of any REMIC elected by the Underlying REMIC Trust to hold such Mortgage Loans (each such Mortgage Loan, a “Foreclosure Restricted Loan”).  In connection with the servicing of any Foreclosure Restricted Loan, the Master Servicer shall determine whether the acquisition of title to any Mortgaged Property in connection with a foreclosure on such Foreclosure Restricted Loan contemplated by the related Servicer would cause the sum of the adjusted basis, for federal income tax purposes, of such Mortgaged Property and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, each within the meaning of section 860G of the Code, to exceed 0.75% of the aggregate adjusted basis of all of the assets of such REMIC, and if such determination is made in the affirmative, shall promptly direct the related Servicer in writing not to acquire on behalf of any REMIC such Mortgaged Property.  In such event with respect to any Foreclosure Restricted Loan, the related Servicer may sell such Foreclosure Restricted Loan or liquidate the Mortgaged Property for cash in a foreclosure sale or other transaction.  In addition, in connection with the servicing of any Foreclosure Restricted Loan, the Master Servicer shall also determine prior to any Payment Date whether the sum of the aggregate adjusted basis of all Mortgaged Properties acquired on behalf of any REMIC in connection with foreclosures on Foreclosure Restricted Loans and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, each within the meaning of section 860G of the Code, would exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC following all distributions to the Holders of Notes and Certificates on such Payment Date, and if such determination is made in the affirmative, shall promptly direct in writing the related Servicer with respect to such Mortgaged Properties to dispose of, prior to such Payment Date and on behalf of such REMIC, enough of such Mortgaged Properties, along with any other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, for cash, such that the sum of the aggregate adjusted basis of any such Mortgaged Properties remaining in such REMIC and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” will not exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC immediately following such Payment Date. In any event with respect to any Foreclosure Restricted Loan, the related Servicer is permitted to acquire (for its own account and not on behalf of the Underlying REMIC Trust or any REMIC) any Mortgaged Property related to a Foreclosure Restricted Loan at the related foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair market value of such Mortgaged Property, as determined by such Servicer in good faith.

IN WITNESS WHEREOF, the Depositor, the Issuing Entity, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Mortgage Loan Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

BEAR STEARNS ARM TRUST 2007-2, as Issuing Entity

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: /s/ Patricia A. Evans
Name: Patricia A. Evans
Title: Vice President

CITIBANK, N.A., as Indenture Trustee

By: /s/ John J. Byrnes
Name: John J. Byrnes
Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By: /s/ Benjamin F. Jordan
Name: Benjamin F. Jordan
Title: Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By: /s/ Benjamin F. Jordan
Name: Benjamin F. Jordan
Title: Vice President

ALESCO LOAN HOLDINGS TRUST, as Mortgage Loan Seller

By: /s/ John Longino
Name: John Longino
Title: Chief Financial Officer and Treasurer

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of June, 2007 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF _____________	)

On the 29th day of June, 2007 before me, a notary public in and for said State, personally appeared _________________________ known to me to be a(n) _________________________ of Wilmington Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF _____________	)
	)	ss.:
COUNTY OF ___________	)

On the 29th day of June, 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a(n) _________________________ of Citibank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 29th day of June, 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a(n) _________________________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 29th day of June, 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a(n) _________________________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF PHILADELPHIA	)

On the 29th day of June, 2007 before me, a notary public in and for said State, personally appeared John Longino, known to me to be an authorized representative of Alesco Loan Holdings Trust, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[PROVIDED UPON REQUEST]

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

To:	Citibank, N.A. (the “Indenture Trustee”) 388 Greenwich Street, 14th Floor New York, NY 10013

[____________] (the “Custodian”)

RE:
Sale and Servicing Agreement, dated as of June 29, 2007 (the “Sale and Servicing Agreement”), among Bear Stearns ARM Trust 2007-2, as Issuing Entity, Structured Asset Mortgage Investments II Inc., as Depositor, Citibank, N.A., as Indenture Trustee, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and Alesco Loan Holdings Trust, as Mortgage Loan Seller.

In connection with the administration of the Mortgage Loans held by the related Custodian for the benefit of the Indenture Trustee pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

This release shall not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____	1.	Mortgage Paid in Full and proceeds have been deposited into the Payment Account

____	2.	Foreclosure

____	3.	Substitution

____	4.	Other Liquidation

____	5.	Nonliquidation Reason: _________________________________________

____	6.	California Mortgage Loan paid in full

		By: _____________________________________________

(authorized signer)

Issuing Entity: ____________________________________
Address: ________________________________________
Date: ___________________________________________

EXHIBIT C

WELLS FARGO SERVICING AGREEMENT AND ASSIGNMENT AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the “Assignment and Assumption Agreement”), dated as of June 29, 2007, among Alesco Loan Holdings Trust (the “Assignor”), Bear Stearns ARM Trust 2007-2, as issuer (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

Whereas, the Citigroup Global Markets Realty Corp. (“Citigroup”) purchased certain mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”) from the Company pursuant to that certain (i) Mortgage Loan Purchase Agreement dated as of June 1, 2005 (2005-W40), (ii) Mortgage Loan Purchase Agreement dated as of July 1, 2005 (2005-W43), (iii) Mortgage Loan Purchase Agreement dated as of July 1, 2005 (2005-W52), (iv) Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006, as amended by that First Amendment dated as of October 26, 2006 (together, the “Mortgage Loan Purchase Agreement”), and (v) that certain Assignment and Conveyance Agreement (2006-W95, 2006-W96 and 2006-W97) dated as of November 28, 2006, each between the Company and Citigroup (the “Assignment and Conveyance Agreement”, together with the Mortgage Loan Purchase Agreement, the “Purchase Agreements”); and

Whereas, Citigroup and the Company entered into that certain (i) Seller’s Warranties and Servicing Agreement dated as of June 1, 2005 (2005-W40), (ii) Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (2005-W43), (iii) Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (2005-W52) (collectively, the “Servicing Agreements”) and (iv) Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, as amended by that First Amendment dated as of August 1, 2006 (together, the “Flow Servicing Agreement”), pursuant to which the Company agreed to service the Mortgage Loans.

Whereas, Citigroup assigned all of its right, title and interest in, to and under the Purchase Agreements, Servicing Agreements and Flow Servicing Agreement with respect to the Mortgage Loans to the Assignor pursuant to that certain (i) Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006 (the “February Wells Fargo AAR”) and (ii) Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006 (the “December Wells Fargo AAR”; and, together with the February Wells Fargo AAR, the “AAR”; and, the AAR collectively with the Flow Servicing Agreement, Servicing Agreements and the Purchase Agreements, the “Wells Fargo Agreements”), among Citigroup, the Assignor and the Company.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Flow Servicing Agreement, as amended by the AAR, shall be subject to the terms of this Assignment and Assumption Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Flow Servicing Agreement, as amended by the AAR.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Wells Fargo Agreements with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Wells Fargo Agreements with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A.  The Assignor specifically reserves and does not assign the right to enforce the representations and warranties set forth in Section 6(b) of the Mortgage Loan Purchase Agreement and remedies set forth in Section 4(b) of the Mortgage Loan Purchase Agreement.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Wells Fargo Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, the Assignee shall become the “Purchaser” under the Purchase Agreements and the “Owner” under the Flow Servicing Agreement, and all representations, warranties and covenants by the “Company” or the “Seller”, as applicable, to the “Purchaser” under the Purchase Agreements and to the “Owner” under the Flow Servicing Agreement including, but not limited to, the rights to receive indemnification and the enforcement of the document delivery requirements, shall accrue to Assignee by virtue of this Assignment and Assumption Agreement.  Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, all representations, warranties and covenants and the ability to enforce the representations, warranties and covenants by the “Company” or the “Seller”, as applicable, to the “Purchaser” under the Purchase Agreements and the “Owner” under the Flow Servicing Agreement shall accrue to the Assignee by virtue of this Assignment and Assumption Agreement.

Representations Warranties and Covenants

2.  The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Wells Fargo Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Wells Fargo Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Wells Fargo Agreements as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(c)	There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Wells Fargo Agreements;

(d)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(e)
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Flow Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3.  The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2;

(b)
The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject.  The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
The Assignee assumes all of the rights of the Purchaser or Owner, as applicable, under the Wells Fargo Agreements with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Wells Fargo Agreements.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Wells Fargo Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Wells Fargo Agreements;

(c)
The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company.  This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
The Company shall establish a Custodial Account and an Escrow Account under the Flow Servicing Agreement, as amended by the AAR, in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Flow Servicing Agreement, as amended by the AAR, in favor of Assignor; and

(f)
Pursuant to Section 9.01 of the Flow Servicing Agreement, the Company hereby restates the representations and warranties with respect to the Mortgage Loans in Section 6(b) of the Mortgage Loan Purchase Agreement as of the date of the Assignment and Conveyance Agreement and hereby restates the representations and warranties with respect to the Company in Section 6(a) of the Mortgage Loan Purchase Agreement as of the date hereof.

5.  The Company warrants and represents to, and covenants with, the Assignor, Structured Asset Mortgage Investments II Inc. (“SAMI II”) and the Assignee as of the date hereof:

(a)
The Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

(b)
Except as indicated on the Company’s 2006 Certification Regarding Compliance with Applicable Servicing Criteria, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

(c)	The Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(d)
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Flow Servicing Agreement, as amended by the AAR, and this Assignment and Assumption Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

(e)
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Flow Servicing Agreement, as amended by the AAR, and this Assignment and Assumption Agreement;

(f)	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

(g)
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB other than described in the term sheet supplement, dated June 11, 2007, relating to the public offering of the publicly offered notes and the prospectus supplement, dated June 28, 2007, relating to the public offering of the publicly offered notes.

6.  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

In addition, Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto (the “Master Servicer”), has been appointed as master servicer of the Mortgage Loans pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of June 29, 2007, by and among the Assignor, the Assignee, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), SAMI II and the Master Servicer and securities administrator (in such capacity, the “Securities Administrator”).  Pursuant to the Sale and Servicing Agreement, the Master Servicer has the right to monitor the Company's performance of its servicing obligations under the Flow Servicing Agreement, as amended by Section 8 hereof.  Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Flow Servicing Agreement, as amended by Section 8 hereof, the right to receive all monthly reports and other data required to be delivered by the Company under the Flow Servicing Agreement, as amended by Section 8 hereof, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.  The Company hereby acknowledges that the Master Servicer shall be obligated to notify the Assignee in accordance with the Sale and Servicing Agreement upon the discovery of an event of default by the Company of its obligations under the Flow Servicing Agreement, as amended by Section 8 hereof and the Assignee shall have the right to terminate the Company as servicer under the Flow Servicing Agreement, as amended by Section 8 hereof, upon the occurrence of such an event of default.  The Company shall make all distributions under the Flow Servicing Agreement, as amended by Section 8 hereof, by wire transfer of immediately available funds to:

Bear Stearns BSARM 2007-2 Account
Wells Fargo Bank, N.A.
ABA# 121000248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to: BSARM 2007-2, Account # 53135900

and the Company shall deliver all reports required to be delivered under the Flow Servicing Agreement, as amended by Section 8 hereof, to the Master Servicer at:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager, BSARM 2007-2
Telecopy No.: (410) 715-2380

It is expressly understood and agreed by the parties hereto that (a) this Assignment and Assumption Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Bear Stearns ARM Trust 2007-2 (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement, dated as of June 29, 2007, by and among Wilmington Trust Company, as owner trustee (the “Owner Trustee”), SAMI II and the Securities Administrator, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Owner Trustee, or any of its officers, directors employees or agents, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment and Assumption Agreement.

Recognition of Assignee

7.  From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans, and will service the Mortgage Loans in accordance with the Flow Servicing Agreement, as amended by the December Wells Fargo AAR and Section 8 hereof, the terms of which are incorporated herein by reference.   The Company acknowledges and consents to (i) the assignment by the Assignor to the Assignee of all of the Assignor's rights against the Company pursuant to the Wells Fargo Agreements and to the enforcement or exercise of any right or remedy against the Company pursuant to the Wells Fargo Agreements as assigned by the Assignor and (ii) the assignment by the Assignee to the Indenture Trustee of such rights and to the enforcement or exercise of any right or remedy by the Indenture Trustee, or the Master Servicer acting pursuant to the Sale and Servicing Agreement against the Company pursuant to this Assignment and Assumption Agreement as assigned by the Assignee. Such enforcement of a right or remedy by the Assignee, the Master Servicer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Assignor directly.

It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Wells Fargo Agreements (except as is specified in this Assignment and Assumption Agreement) which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

Modification of the Flow Servicing Agreement

8.  The Company and Assignor hereby amend the Flow Servicing Agreement as follows:

(a)  The following definitions shall be added to Article I of the Flow Servicing Agreement:

Indenture:  That certain Indenture, dated as of June 29, 2007, among Citibank N.A., as the indenture trustee, Wells Fargo Bank, N.A., as the securities administrator, and Bear Stearns ARM Trust 2007-2, as the issuing entity. Appendix A of the Indenture is attached hereto as Exhibit E.

Indenture Trustee: Citibank, N.A., or its successors in interest, or any successor indenture trustee appointed as provided in the Sale and Servicing Agreement.

Master Servicer: Wells Fargo Bank, N.A., or any successor thereto.

Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or otherwise.  The determination by the Servicer that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Owner and the Master Servicer and detailing the reasons for such determination.

Noteholder: The holder of The Bear Stearns ARM Trust 2007-2 Trust Note, Series 2007-2.

Sale and Servicing Agreement:  That certain Sale and Servicing Agreement, dated as of June 29, 2007, among SAMI II, the Indenture Trustee, the Master Servicer, the Securities Administrator, Bear Stearns ARM Trust 2007-2, as issuing entity and the Assignor.

SAMI II:  Structured Asset Mortgage Investments II Inc.

Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.

Trust Agreement:  That certain Amended and Restated Trust Agreement, dated as of June 29, 2007, among Structured Asset Mortgage Investments II Inc., as the depositor, Wilmington Trust Company, as the owner trustee, and Wells Fargo Bank, N.A., as the securities administrator.

(b)  The definition of Prepayment Charge in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Prepayment Charge: With respect to any calendar month, any prepayment premium, penalty or charge payable by a Mortgagor in connection with a Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Prepayment Charge Payment Amount).

(c)  The definition of Principal Prepayment in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

(d)  The definition of Qualified Depository in Article I of the Flow Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Qualified Depository: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating as set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee.

(e)  The definition of Servicing Fee Rate in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.250%.

(f)  Article III of the Flow Servicing Agreement is hereby amended effective as of the date hereof as follows:

(1)           Section 3.01(b) is amended by replacing the “,” after the word “loans” in the third line, with a “.”, and deleting the remainder of the sentence.

(2)           Section 3.01(h) is amended by deleting, “as evidenced by the consummation of the transactions contemplated by this Agreement.”

(3)           Section 3.01(i) is deleted in its entirety.

(g)  The following sentence is added after the first sentence of the first paragraph of Section 4.02 of the Flow Servicing Agreement:

“Subject to the notice provisions of this Section 4.02, the Servicer, on behalf of the Owner, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Owner (on a present value basis) with respect to each such Mortgage Loan.”

(h)  Article IV of the Flow Servicing Agreement is hereby amended by deleting the last paragraph of Subsection 4.04 and restating it in its entirety:

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

(i)  Article IV of the Flow Servicing Agreement is hereby amended by adding the following as Subsection 4.05(x):

“(x)  to reimburse itself for any Nonrecoverable Advances;”

(j)  Article IV of the Flow Servicing Agreement is hereby amended by deleting the fourth paragraph of Section 4.10 in its entirety and replacing it with the following:

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the required amount of coverage for the Mortgaged Property and if Mortgagor does not obtain such coverage and such coverage is required by law, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf.

(k)  Article IV of the Flow Servicing Agreement is hereby amended by replacing Section 4.13 with the following:

The Servicer or its agent shall inspect the Mortgaged Property as often as deemed necessary in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved, or as may be required by the primary mortgage guaranty insurer or the Owner.  Upon request, the Servicer shall produce an electronic report of each such inspection.

(l)  Article IV of the Flow Servicing Agreement is hereby amended by adding the phrase, “, any Master Servicer” after every occurrence of the word “Owner” in Section 4.26(a) and Section 4.26(b).

(m)  Article IV of the Flow Servicing Agreement is hereby amended by adding, “9.01(e)(vii), 9.01(e)(viii)” after the phrase “Sections 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi)” in Section 4.26(a).

(n)  Article IV of the Flow Servicing Agreement is hereby amended by adding, “and such Subservicer” after the phrase “such Subcontractor” in the last sentence of Section 4.26.

(o)  The second paragraph of Section 5.01 of the Flow Servicing Agreement is hereby amended as of the date hereof by deleing references to “second Business Day” and replacing them with “Business Day.”

(p)  Article V of the Flow Servicing Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02    Statements to the Owner.

No later than the tenth (10th) calendar day (or if such tenth (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th) day of each month, the Servicer shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit I, in a mutually agreed upon format, which data shall reflect information as to the period ending on the last day of the preceding month, Exhibit J with respect to defaulted mortgage loans and Exhibit K with respect to realized losses and gains with each such report.

(q)  Section 6.04 (Annual Statements as to Compliance) of the Flow Servicing Agreement is hereby amended as follows:

(1)           Delete the references to “the Owner and any Depositor” and replace each with “the Master Servicer”; and

(2)           add the following paragraph to the end of the section:

“In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an annual statement of compliance pursuant to this Section 6.04 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.”

(r)  Section 6.06 (Report on Assessment of Compliance and Attestation) of the Flow Servicing Agreement is hereby amended by replacing the references to “the Owner and any Depositor” with “the Master Servicer” and “the Owner and such Depositor” with “the Master Servicer”.

(s)  Article VI (General Servicing Procedures) of the Flow Servicing Agreement is hereby amended by adding the following as Subsection 6.06(c):

(c)           In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 6.06 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(t)  Section 6.07(ii) of the Flow Servicing Agreement is hereby amended by replacing the references to “Owner or Depositor” with “Owner, any Master Servicer or any Depositor.”

(u)  Article VI of the Flow Servicing Agreement is hereby amended by deleting Section 6.09 in its entirety and replacing it with the following:

“After the REMIC Conversion, as defined in Exhibit E, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, as defined in Exhibit E, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Notwithstanding anything in this Agreement to the contrary, the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder).

After the REMIC Conversion, prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an Opinion of Counsel reasonably acceptable to the Securities Administrator with a copy to the Trustee with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

After the REMIC Conversion, the Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(v)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:

(iv)           For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (1) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement, and (2) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to:

With respect to the Assignor:

Alesco Loan Holdings Trust
2929 Arch Street, Suite 1703
Philadelphia, PA 19104
Attn:  John Longino

With respect to SAMI II:

All notification pursuant to this Section 9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

(w)  Section 9.01(e)(v) of the Flow Servicing Agreement is hereby amended effective as of the date hereof, by replacing the references to “the Owner and any Depositor” with “the Owner, the Master Servicer and any Depositor” and “the Owner and such Depositor” with “the Owner, the Master Servicer and such Depositor”.

(x)  Section 9.01(e)(vii) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by replacing such section with the following:

(vii) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(y)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:

(viii) The Servicer shall provide to the Owner, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

(z)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:

(I)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(aa)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended by replacing Section 9.01(f) with the following:

(f)
the Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)            (A)any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Sections 4.26, 5.02, 6.04, 6.06 or 9.01(c) or (e) by or on behalf of the Servicer, or provided under Sections 9.01(c) or (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)          any breach by the Servicer of its obligations under this Section 9.01(f), including any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.26, 5.02, 6.04, 6.06 or 9.01(c) or (e), including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)          any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(iv)(A) or in a writing furnished pursuant to Section 9.01(e)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date.

(iv)          the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under Sections 4.26, 5.02, 6.04, 6.06 or 9.01.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party ins such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(bb)  Article X (Events of Default) of the Flow Servicing Agreement is hereby amended by adding the phrase “; provided further that the failure by the Servicer to duly perform its obligations under Section 6.04, 6.06 or 9.01(c), shall be governed by Section 10.01(ix)” to the end of Section 10.01(ii).

(cc)  Section 10.01(ix) of the Flow Servicing Agreement is hereby amended by replacing the phrase “which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner” with “which failure continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered.”

(dd)  Article X (Events of Default) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 10.01:

If the Servicer is terminated pursuant to this Section 10.01, the Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(ee)  Article XI (Termination) of the Flow Servicing Agreement is hereby amended by deleting in its entirety Section 11.02.

(ff)  The first sentence of Section 12.03 (Governing Law) of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Section 12.03    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(gg)  Section 12.13 (Third Party Beneficiary) of the Flow Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Section 12.13    Third Party Beneficiary.

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

(hh)  A new Section 12.15 (Special Servicing Provisions Prior to the REMIC Conversion) is hereby added to the Flow Servicing Agreement.

Section 12.15    Special Servicing Provisions Prior to the REMIC Conversion.

            Upon receiving notice from the Securities Administrator that a lender or other entity is seeking to sell an ownership interest in the Certificates, Class X Notes or Class B Notes and thereby cause a TMP Trigger Event, as defined in Exhibit E, the Servicer shall, prior to any such sale, (i) purchase on behalf of the Depositor, if so requested by the Depositor, or sell any REO Properties and Non-REMIC-Eligible Assets, as defined in Exhibit E, to a third party at their then fair market values, and (ii) to the extent that the purchase price of such REO Properties and Non-REMIC-Eligible Assets, as defined in Exhibit E, would result in the allocation of Realized Losses, as defined in Exhibit E, to any class of Offered Notes, as defined in Exhibit E, promptly provide notice to the Indenture Trustee, the Owner Trustee and the Securities Administrator of such deficiency in the purchase price.  The Servicer shall provide the Indenture Trustee, the Owner Trustee and the Depositor with prompt notice of the completion of the steps specified in the foregoing sentence.

(ii)  A new Section 12.16 (Foreclosure Restrictions) is hereby added to the Flow Servicing Agreement.

Section 12.16    Foreclosure Restrictions.

After the REMIC Conversion, as defined in Exhibit E, the following restrictions on foreclosure shall apply with respect to any Mortgage Loans that are sixty (60) or more days Delinquent as of the “startup day” of any REMIC elected by the Underlying REMIC Trust to hold such Mortgage Loans (each such Mortgage Loan, a “Foreclosure Restricted Loan”).  In connection with the servicing of any Foreclosure Restricted Loan, the Servicer shall not acquire on behalf of any REMIC any Mortgaged Property in connection with a foreclosure on a Foreclosure Restricted Loan if the Servicer has received a written notice from the Master Servicer that the Master Servicer has determined that acquiring title to any such Mortgaged Property would cause the sum of the adjusted basis, for federal income tax purposes, of such Mortgaged Property and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, each within the meaning of section 860G of the Code, to exceed 0.75% of the aggregate adjusted basis of all of the assets of such REMIC.  In such event, the Servicer may sell the related Foreclosure Restricted Loan or liquidate the Mortgaged Property for cash in a foreclosure sale or other transaction. In addition, if the Master Servicer determines that the sum of the aggregate adjusted basis of all Mortgaged Properties acquired on behalf of any REMIC in connection with foreclosures on Foreclosure Restricted Loans and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” would exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC following any distributions to holder of any securities on any Payment Date, then prior to that Payment Date and upon receipt of written notice from the Master Servicer, the Servicer shall on behalf of such REMIC dispose of enough of such Mortgaged Properties, along with any other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, for cash, as directed by the Master Servicer, such that the sum of the aggregate adjusted basis of any such Mortgaged Properties remaining in such REMIC and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” will not exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC. In any event, the Servicer is permitted to acquire (for its own account and not on behalf of the Underlying REMIC Trust or any REMIC) any Mortgaged Property related to a Foreclosure Restricted Loan at the related foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair market value of such Mortgaged Property, as determined by the Servicer in good faith.

(jj)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit H, a copy of which is annexed hereto as Exhibit C.

(kk)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit D, or such other format as mutually agreed upon between the Servicer and the Master Servicer.

(ll)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Exhibit E, or such other format as mutually agreed upon between the Servicer and the Master Servicer.

(mm)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit C, a copy of which is annexed hereto as Exhibit F.

(nn)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit E, a copy of which is annexed hereto as Exhibit G.

9.  A copy of all assessments, attestations, reports and certificates required to be delivered by the Servicer under this Assignment and Assumption Agreement and the Flow Servicing Agreement, as amended by the AAR and Section 8 hereof, shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

Notices

10.  The Assignor’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Alesco Loan Holdings Trust
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attention: Bear Stearns ARM Trust 2007-2

With a copy to:
Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attention: Bear Stearns ARM Trust 2007-2

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wilmington Trust Company,
as owner trustee
Rodney Square North
1100 North Market Street
Wilmington, DE  19890
Attention: Bear Stearns ARM Trust 2007-2

With a copy to:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn: Bear Stearns ARM Trust 2007-2

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
1 Home Campus
MAC X2302-033
Des Moines, Iowa 50328-0001
Attention: John B. Brown

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel - MAC X2401-06T

The Securities Administrator’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager, BSARM 2007-2

Miscellaneous:

11.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

12.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of Flow Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Flow Servicing Agreement.

16.  This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Flow Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

18.  Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des Moines, Iowa 50328-0001 Attention: John B. Brown. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian’s name, address and contact information shall be provided to the Company at the aforementioned address.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

BEAR STEARNS ARM TRUST 2007-2 By: Wilmington Trust Company not individually but solely as Owner Trustee, as Assignee

By:
Name:
Title:

ALESCO LOAN HOLDINGS TRUST, as Assignor

By:
Name:	John Longino
Title:	Chief Financial Officer

Acknowledged and Agreed:

CITIBANK, N.A., as Indenture Trustee

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Master Servicer

By:
Name:
Title:

Exhibit A

Mortgage Loans

[Provided upon request]

Exhibit B

Mortgage Loan Purchase Agreement dated as of June 1, 2005, by and between the Company and Citigroup;

Mortgage Loan Purchase Agreement dated as of July 1, 2005, by and between the Company and Citigroup;

Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006, by and between the Company and Citigroup;

First Amendment to the Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of October 26, 2006, by and between the Company and Citigroup;

Assignment and Conveyance Agreements (2006-W95, 2006-W96 and 2006-W97), dated as of November 28, 2006, by and between the Company and Citigroup;

Seller’s Warranties and Servicing Agreement dated as of June 1, 2005 (2005-W40), by and between the Company and Citigroup;

Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (2005-W43), by and between the Company and Citigroup;

Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (2005-W52), by and between the Company and Citigroup;

Amended and Restated Master Flow Servicing Agreement dated as of March 1, 2006, by and between the Company and Citigroup;

First Amendment to the Amended and Restated Flow Servicing Agreement, dated as of August 1, 2006, by and between the Company and Citigroup;

Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, by and between Citigroup, the Assignor and the Company; and

Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, by and between Citigroup, the Assignor and the Company.

EXECUTION COPY
7/17/2007

CITIGROUP GLOBAL MARKETS REALTY CORP.

Purchaser

and

WELLS FARGO BANK, N.A.

Company

______________________________________________________

SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of June 1, 2005

______________________________________________________

Adjustable Rate Mortgage Loans

WFHM 2005-W38

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01                                Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n)	MERS.

The Company is a member of MERS in good standing.

Section 3.02                                Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic Data File attached hereto as Exhibit A-1, delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h)           No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a leasehold, mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(k)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)           Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions,  and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n)           Ownership.

The Company is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)           Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)           LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the Mortgage Loan Schedule.  No Mortgage Loan has a LTV greater than 100%.  If the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Company to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(q)           Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property.  The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)           No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)           No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)           Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)           Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(x)           No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

(y)           Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)           Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)           Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)           Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)           Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)           No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)           The Appraisal.

The Mortgage Loan Documents include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)           Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(hh)	No Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(iv)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

(ll)	Cooperative Loans.

With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(ii)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv)	The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(v)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

(mm)	HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(nn)          Anti-Money Laundering Laws.

The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(oo)	Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(pp)	Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(qq)           Credit Reporting.

With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(rr)           Delivery of Mortgage Files.

The Mortgage Loan Documents required to be delivered by the Company have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian or for such documents where the originals of which have been sent for recordation;

(ss)           Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(tt)	Payment in Full.

The Company had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due; and

(uu)           MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions.

Section 3.03                                Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days after the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date.  If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan.  If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Purchaser	WELLS FARGO BANK, N.A. Company

By:	By:
Name:	Name:
Title:	Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires __________________

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of ______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires __________________

CITIGROUP GLOBAL MARKETS REALTY CORP.

Purchaser

and

WELLS FARGO BANK, N.A.

Company

SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of July 1, 2005

Adjustable Rate Mortgage Loans

WFHM 2005-W43

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01     Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n)	MERS.

The Company is a member of MERS in good standing.

Section 3.02     Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic Data File attached hereto as Exhibit A-1, delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h)           No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a leasehold, mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(k)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)           Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions,  and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n)           Ownership.

The Company is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)           Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)           LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the Mortgage Loan Schedule.  Except for Pledged Asset Mortgage Loans, if the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Company to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(q)           Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property.  The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)            No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)            No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)            Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)           Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)           Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(x)           No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

(y)           Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)           Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)         Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)         Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)         Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)         No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)         The Appraisal.

The Mortgage Loan Documents include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)           Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(hh)	No Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(iv)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

(ll)	Cooperative Loans.

With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(ii)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv)	The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

(v)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

(mm)	HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(nn)         Anti-Money Laundering Laws.

The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(oo)	Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(pp)	Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(qq)         Credit Reporting.

With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(rr)          Delivery of Mortgage Files.

The Mortgage Loan Documents required to be delivered by the Company have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian or for such documents where the originals of which have been sent for recordation;

(ss)         Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(tt)	Payment in Full.

The Company had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due; and

(uu)         MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions.

Section 3.03     Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days after the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date.  If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan.  If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

 [Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Purchaser		WELLS FARGO BANK, N.A. Company

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF	)
	)	ss.:
COUNTY OF	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of ______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

CITIGROUP GLOBAL MARKETS REALTY CORP.

Purchaser

and

WELLS FARGO BANK, N.A.

Seller

AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of March 1, 2006

Fixed and Adjustable Rate
First and Second Lien Mortgage Loans

EXHIBITS

Exhibit A	Form of Assignment and Conveyance Agreement
Exhibit B	Contents of Data File
Exhibit C	Form of Opinion of Counsel

This is an Amended and Restated Master Mortgage Loan Purchase Agreement (the "Agreement"), dated as of March 1, 2006, by and between Citigroup Global Markets Realty Corp., having an office at 390 Greenwich Street, 4th Floor, New York, New York 10013 (the "Purchaser") and Wells Fargo Bank, N.A., having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

WITNESSETH

WHEREAS, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, from time to time (each a “Transaction”) on a servicing retained basis, certain first and second lien fixed and adjustable rate residential mortgage loans (the "Mortgage Loans") which shall be delivered as whole loans (each a “Loan Package”) on various dates (each a “Closing Date”) as provided for in certain Assignment and Conveyance Agreements (as defined below) by and between the Purchaser and Seller as executed in conjunction with each Transaction; and

WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed Transactions will be effected.

NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.     Definitions.  All capitalized terms not otherwise defined herein have the respective meanings set forth in the Flow Servicing Agreement between the parties hereto, dated as of March 1, 2006 (the "Servicing Agreement").  The following terms are defined as follows (except as otherwise agreed by the parties):

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value:  With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

Assignment and Conveyance Agreement: The agreement substantially in the form of Exhibit A attached hereto.

Covered Loan:  A Mortgage Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002).

Data File:  The electronic data file prepared by the Seller and delivered to the Purchaser including the data fields set forth on Exhibit B with respect to each Mortgage Loan.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Seller in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 4(b), replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Gross Margin:  With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the related Mortgage Loan Schedule.

High Cost Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as “High Cost” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

Index:  With respect to any adjustable rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest thereon.

Mortgage Loan Schedule:  With respect to each Transaction, a schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Adjustment Date; (13) the lifetime Mortgage Interest Rate cap; (14) a code indicating whether the Mortgage Loan is a Cooperative Loan; (15) a code indicating the mortgage guaranty insurance company; (16) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan; (17) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan; (18) the Servicing Fee Rate; (19) a code indicating whether the loan is subject to LPMI; and (20) a code indicating a Time$aver® Mortgage Loan.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than two percent (2%) greater, than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type of Mortgage Loan as the Deleted Mortgage Loan and (v) comply with each representation and warranty set forth in Section 6(b).

Underwriting FICO Score:  The FICO score of a Mortgagor, used in the loan approval process with respect to each Mortgage Loan, as set forth on the related Data File.

Underwriting Guidelines:  The underwriting guidelines of the Seller.

SECTION 2.         Agreement to Purchase.  The Seller agrees to sell, and the Purchaser agrees to purchase from time to time, Mortgage Loans in Loan Packages having aggregate principal balances on the related Cut-off Date in an amount as set forth in the respective Commitment Letter, or in such other amounts as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans in the related Loan Package accepted by the Purchaser on the related Closing Date.  The Mortgage Loans will be delivered pursuant to this Agreement and the Servicing Agreement.

SECTION 3.         Mortgage Loan Schedule.  The Seller will provide the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement for each Transaction (the "Mortgage Loan Schedule").  Each Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" as set forth in this Agreement.

SECTION 4.

(a)           Purchase Price.  The purchase price for each Loan Package (the "Purchase Price") shall be the percentage of par as stated in the related Commitment Letter, multiplied by the aggregate scheduled principal balance, as of the related Cut-off Date, of the Mortgage Loans in the related Loan Package, after application of scheduled payments of principal for such related Loan Package due on or before such Cut-off Date whether or not collected.  The Purchase Price for a Loan Package may be adjusted as stated in the related Commitment Letter.

In addition to the Purchase Price, the Purchaser shall pay to the Seller, at closing, accrued interest on the aggregate scheduled principal amount of the related Mortgage Loans at the weighted average Mortgage Loan Remittance Rate for each Loan Package from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

With respect to each Loan Package, the Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date).  The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected.  Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date.  Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser.  The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

(b)           Repurchase Price.

It is understood and agreed that the representations and warranties set forth in Section 6 of this Agreement and Section 3.01 of the Servicing Agreement shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the respective Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Custodial Mortgage File or Retained Mortgage File.  Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01 of the Servicing Agreement, and such breach cannot be cured within ninety (90) days after the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 6 hereof and the Seller discovers or receives notice of any such breach within one-hundred twenty (120) days of the related Closing Date, the Seller shall, if the breach cannot be cured, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date.  If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 4(b) shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan.  If the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Seller shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 5(d) of this Agreement and Section 2.03 of the Servicing Agreement, with the Mortgage Note endorsed as required by such Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller.  With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Seller in the month of substitution pursuant to Section 5.01 of the Servicing Agreement.  Accordingly, on the date of such substitution, the Seller shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Seller set forth in this Section 4(b) to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 4(b) constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Section 6 hereof and Section 3.01 of the Servicing Agreement shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failures by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Notwithstanding anything to the contrary in this Section 4(b), with respect to any breach by the Seller of the representation and warranty set forth in Section 6(b)(xlx), which breach materially and adversely affects the value of any Prepayment Charge or the interests of the Purchaser therein, the Seller shall remedy such breach as follows: Upon any Principal Prepayment with respect to the affected Mortgage Loan, the Seller shall pay to the Purchaser the excess, if any, of (x) the amount of such Prepayment Charge calculated as set forth in the matrices attached as Schedule II to the related Assignment and Conveyance Agreement and (y) the amount collected from the Mortgagor in respect of such Prepayment Charge. Such remedy amount payable by the Seller shall accompany the Seller’s next scheduled monthly remittance to the Purchaser following the calendar month in which the related Principal Prepayment occurred.

SECTION 5.

(a)           Examination of Custodial Mortgage Files/Retained Mortgage Files.  Prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the Custodial Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Custodial Mortgage Files and Retained Mortgage Files available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller.  Such examination may be made by the Purchaser at any time before or after the Closing Date or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time after the Closing Date upon prior reasonable notice to the Seller.  The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Custodial Mortgage Files and Retained Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief or remedy as provided under the Servicing Agreement.

(b)           Conveyance of Mortgage Loans. Pursuant to each Assignment and Conveyance Agreement, on the related Closing Date, the Seller, simultaneously with the payment of the Purchase Price by the Purchaser, shall thereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement and the related Assignment and Conveyance Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans listed on the respective Mortgage Loan Schedule annexed to such Assignment and Conveyance Agreement, together with the Custodial Mortgage File and Retained Mortgage File and all rights and obligations arising under the documents contained therein.  The Company shall deliver the related Mortgage Loan Schedule and the related Data File to the Purchaser at least two (2) Business Days before the Closing Date.  Pursuant to Section 5(d) of this Agreement and Section 2.03 of the Servicing Agreement, the Company shall deliver the Custodial Mortgage File for each Mortgage Loan comprising the related Loan Package to the Custodian.

(c)           Books and Records.  The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.  The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.  In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and records of periodic inspections required by Section 4.13 of the Servicing Agreement.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

(d)           Delivery of Mortgage Loan Documents.  On each Closing Date with respect to each Mortgage Loan comprising the related Loan Package, the Seller shall have delivered to the Custodian those Mortgage Loan Documents contained in the Custodial Mortgage File pursuant to this Agreement with respect to each Mortgage Loan.  In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by entering in the MERS System the information required by the MERS System to identify the Purchaser as owner of such Mortgage Loans.  The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or unless otherwise directed by the Purchaser.

The Custodian shall certify its receipt of all such Mortgage Loan Documents in each Custodial Mortgage File required to be delivered pursuant to this Agreement, as evidenced by the Initial Certification of the Custodian in the forms annexed to the Custodial Agreement.  The Purchaser will be responsible for the fees and expenses of the Custodian.

The contents of each Retained Mortgage File and Servicing File are and shall be held in trust by the Seller as servicer for the benefit of the Purchaser as the owner thereof. The possession of each Retained Mortgage File and Servicing File by the Seller is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan pursuant to the Servicing Agreement, and such retention and possession by the Seller is in a custodial capacity only.  Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Purchaser and shall be retained and maintained by the Seller, in trust, at the will of the Purchaser and only in such custodial capacity.

SECTION 6.        Representations, Warranties and Agreements of Seller.  The Seller agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in this Section 6 and in Section 3.01 of the Servicing Agreement, as of the related Closing Date.  The meaning of the term "Agreement" as used in Section 3.01 of the Servicing Agreement shall include this Agreement.  The Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the related Closing Date:

a)	With respect to the Seller:

(i)	Securities Act of 1933.

Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "1933 Act") or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans;

(ii)	Broker/Agent.

The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser;

(iii)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(iv)	Ability to Perform.

The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors;

(v)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

(vi)	Selection Process.

The Mortgage Loans were selected from among the outstanding fixed rate and adjustable rate one- to four-family mortgage loans in the Seller's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 6(b) could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser; and

(vii)	Sale Treatment.

The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

(b)           With respect to each Mortgage Loan:

(i)	Mortgage Loans as Described.

The information set forth in the respective Mortgage Loan Schedule and the information contained on the Data File, delivered to the Purchaser is true and correct;

(ii)           Payments Current.

All payments required to be made up to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve (12) months prior to the related Closing Date;

(iii)           No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Seller has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(iv)           Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Custodial Mortgage File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(v)           No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vi)           No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(vii)           Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(viii)        No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, or the Mortgagor, or to the best of the Seller’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(ix)           Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)           Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, or a townhouse, or a cooperative, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Seller’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(xi)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)           the lien of current real property taxes and assessments not yet due and payable;

(2)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(xii)           Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)         Consolidation of Future Advances.

Any future advances made prior to the related Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the related Cut-off Date;

(xiv)        Ownership.

The Seller is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(xv)          Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(xvi)         LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the related Mortgage Loan Schedule.  Except for Pledged Asset Mortgage Loans, if the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Seller to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(xvii)       Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of subsection (xi) of this Section 6(b), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property.  The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xviii)       No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

(xix)          No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(xx)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in subsection (xvii) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xxi)         Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the related Mortgage Note for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(xxii)        Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(xxiii)       Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(xxiv)       No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in subsection (xi) above;

(xxv)        Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxvi)       Acceptable Investment.

The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(xxvii)      Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxviii)     Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxix)        Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage Note;

(xxx)        No Condemnation.

There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(xxxi)       The Appraisal.

The Servicing File include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxxii)      Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10 of the Servicing Agreement, in an amount which is at least equal to the lesser of (1) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (2) the greater of (x) the outstanding principal balance of the Mortgage Loan or (y) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value and (c) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(xxxiii)    Servicemembers Civil Relief Act.

The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(xxxiv)     No Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(xxxv)      No Construction Loans.

No Mortgage Loan was made in connection with (1) the construction or rehabilitation of a Mortgage Property or (2) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(xxxvi)    Underwriting.

Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(xxxvii)    Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(1)
On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of the Underwriting Guidelines;

(2)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Seller and if required under Underwriting Guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(3)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(4)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

(xxxviii)    Cooperative Loans.

With respect to each Cooperative Loan:

(1)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(2)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Cooperative is located;

(3)
(i) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (iv) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (v) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (vi) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(4)	The Seller has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

(5)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan.;

(xxxix) HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(xl)           Anti-Money Laundering Laws.

The Seller has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(xli)           Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(xlii)         Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Seller to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Seller reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(xliii)       Credit Reporting.

With respect to each Mortgage Loan, the Seller has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Seller, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(xliv)       Delivery of Custodial Mortgage Files.

The Mortgage Loan Documents contained in the Custodial Mortgage File required to be delivered by the Seller have been delivered to the Custodian.  The Seller is in possession of a complete, true and accurate Retained Mortgage File, except for such documents where the originals of which have been sent for recordation;

(xlv)        Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(xlvi)       Payment in Full.

The Seller had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due;

(xlvii)      MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions;

(xlviii)      Leasehold Estates.

No Mortgage Loan is leasehold Mortgage Loan;

(xlix)        Mixed-Use Property.

No Mortgaged Property shall be used solely for commercial purposes. With respect to any Mortgaged Property that is a mixed-use property (i) the Mortgaged Property is a single family dwelling, (ii) any commercial use of the Mortgaged Property represents a legal, permissible use of the Mortgaged Property under federal, state and local laws and ordinances; (iii) the Mortgagor is both the owner and the operator of the business conducted on the Mortgaged Property; and (iv) income from the business use of the Mortgaged Property was not taken into account in determining the Appraised Value of the Mortgaged Property.  The Mortgaged Property with respect to each mixed-use property is in material compliance with all applicable environmental laws pertaining to environmental hazards and neither the Company nor, to the Company’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xlx) Prepayment Charge Enforceability.

The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charge specifically authorizes such Prepayment Charge to be collected, such Prepayment Charge is permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all federal, state and local laws applicable to the Mortgage Loans (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure); and

(xlxi) Prepayment Charge Amount and Duration.

Each such Prepayment Charge is in an amount equal to the maximum amount permitted under applicable law and no Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Penalty beyond the three-year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Penalty beyond the five-year term following the origination of the Mortgage Loan.

SECTION 7.          Representation, Warranties and Agreement of Purchaser.  The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

a)	the Purchaser understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

b)	except as contemplated under this Agreement or the Servicing Agreement, the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other Person;

c)
the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

d)	the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from the Seller; and

e)
neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans.

SECTION 8.       Closing.  The closing for the purchase and sale of each Loan Package, shall take place on the related Closing Date.  At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

The closing shall be subject to each of the following conditions:

a)           all of the representations and warranties of the Seller under this Agreement and under the Servicing Agreement shall be true and correct as of such related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

b)           the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

c)           the Seller shall have delivered to the Custodian under this Agreement or the Servicing Agreement all documents required pursuant to the related Custodial Agreement; and

d)           all other terms and conditions of this Agreement and the Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on such related Closing Date the related Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9.       Closing Documents.  With respect to the initial closing date, the closing documents shall consist of fully executed originals of the following documents:

1.	the Servicing Agreement, dated as of March 1, 2006, in two counterparts;

2.	this Agreement in two counterparts;

3.	the Custodial Agreement;

4.
the Mortgage Loan Schedule for the related Loan Package, one copy of each to be attached to each counterpart of the related Assignment and Conveyance Agreement, to each counterpart of the Custodial Agreement, as the Mortgage Loan Schedules thereto;

5.	a Receipt and Certification, as required under the Custodial Agreement;

6.	an Opinion of Counsel of the Seller, in the form of Exhibit C hereto; and

7.	an Assignment and Conveyance Agreement for the related Mortgage Loans.

On each subsequent Closing Date, the following documents:

1.	the Mortgage Loan Schedule for the related Loan Package;

2.	an Assignment and Conveyance Agreement for the related Loan Package;

3.	an Initial Certification, as required under the Custodial Agreement; and

4.	upon the reasonable request of the Purchaser, an Opinion of Counsel of the Seller, in the form of Exhibit C hereto.

SECTION 10.           Costs.  The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian.  The Seller shall be responsible for reasonable costs and expenses associated with any preparation and recording of the initial Assignments of Mortgage.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees, shall be paid by the Seller.

SECTION 11.           Servicing.  The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the Servicing Agreement.  The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate.

SECTION 12.           Financial Statements.  The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser may request from Seller and make available to prospective purchasers a Consolidated Statement of Operations of the Seller for the most recently completed two (2) fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations.  The Purchaser, upon request, shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller in a format intended or otherwise suitable for the public at large.  The Seller, upon request, agrees to furnish promptly to the Purchaser copies of the statements specified above.  The Seller shall also make available information on its servicing performance with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 13.            Mandatory Delivery.  The sale and delivery on each Closing Date of the related Mortgage Loans described on the respective Mortgage Loan Schedules is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on such Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before such Closing Date.  All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 14.            Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 15.             Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

SECTION 16.               Counterparts.  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 17.               Place of Delivery and Governing Law.  This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York.  The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

SECTION 18.               Further Agreements.  The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser.  In that connection, the Seller shall provide to the Purchaser:  (i)  any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales.  Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense.  The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

SECTION 19.                Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security.  Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.   The Purchaser shall have the right to review the Mortgage Loans and the related Custodial Mortgage Files, Retained Mortgage Files and Servicing Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 20.                 Successors and Assigns; Assignment of Purchase Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 21.                  Waivers; Other Agreements.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22.                   Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23.                   General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c)
references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d)
a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e)	the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

f)	the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 24.              Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

[Signatures Follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. (Purchaser)

By:
Name:
Title:

WELLS FARGO BANK, N.A. (Seller)

By:
Name:
Title:

EXHIBIT A

FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this _____ day of __________ 20___, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. (the “Seller”) as the Seller under that certain Amended and Restated Master Mortgage Loan Purchase Agreement, (“Purchase Agreement”) and as the Servicer under that certain Amended and Restated Flow Servicing Agreement (the “Servicing Agreement”) each dated as of March 1, 2006, (collectively, the “Agreements”) does hereby sell, transfer, assign, set over and convey to Citigroup Global Markets Realty Corp. as the Purchaser (the “Purchaser”) under the Purchase Agreement, and Purchaser hereby accepts from Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to each of the Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto as Schedule I, together with the Custodial Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 5 of the Purchase Agreement or Section 2.03 of the Servicing Agreement, the Seller has delivered to the Custodian the documents required to be delivered under the Agreements for each Mortgage Loan to be purchased. The Servicing Files and the Retained Mortgage Files retained by the Seller pursuant to Section 2.01 of the Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

CITIGROUP GLOBAL MARKETS	WELLS FARGO BANK, N.A.
REALTY CORP.
Purchaser	Seller

By:	By:
Name:	Name:
Title:	Title:

Schedule I

Mortgage Loan Schedule

Schedule II

Prepayment Penalty Matrix

EXHIBIT B

CONTENTS OF DATA FILE

(1)	the street address of the Mortgaged Property including the city, state, county and zip code;

(2)	a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

(3)	the Mortgage Interest Rate as of the Cut-off Date;

(4)	the current Monthly Payment;

(5)	loan term, number of months;

(6)	the stated maturity date;

(7)	the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

(8)	the Loan-to-Value Ratio;

(9)	a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

(10)	a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

(11)	the Servicing Fee Rate;

(12)	a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

(13)	a code indicating whether the Mortgage Loan is a Time$aver® Mortgage Loan (Y or N);

(14)	the Mortgagor's first and last name;

(15)	a code indicating whether the Mortgaged Property is owner-occupied;

(16)	the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(17)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(18)	the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

(19)	the original principal amount of the Mortgage Loan;

(20)	a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

(21)	the Mortgage Interest Rate at origination;

(22)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(23)
a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2’s and current pay stub or 2 years 1040’s for self employed borrowers), alternative or reduced);

(24)	a code indicating if the Mortgage Loan is subject to a PMI Policy;

(25)	the Appraised Value of the Mortgage Property;

(26)	the sale price of the Mortgaged Property, if applicable;

(27)	the Mortgagor’s Underwriting FICO Score;

(28)	term of Prepayment Charge in years;

(29)	a code indicating the product type;

(30)	a code indicating the credit grade of the Mortgage Loan;

(31)	the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of all payments of principal;

(32)	the Note date of the Mortgage Loan;

(33)	the mortgage insurance certificate number and percentage of coverage, if applicable;

(34)	the Mortgagor’s date of birth;

(35)	the MIN Number for each Mortgage Loan, if applicable;

(36)	employer name;

(37)	subsidy program code;

(38)	servicer name;

(39)	the combined Loan-to-Value Ratio;

(40)	the total Loan-to-Value Ratio;

(41)	whether the Mortgage Loan is convertible (Y or N);

(42)	a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

(43)	a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

(44)	a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

(45)	a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

(46)	a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y or N);

(47)	effective LTV percentage for Pledged Asset Mortgage Loans;

(48)	citizenship type code;

(49)	a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

(50)	the name of the client for which the Mortgage Loan was originated;

(51)	the program code;

(52)	the loan sub doc code;

(53)	the remaining interest-only term for Interest Only Mortgage Loans;

The Company shall provide the following
For the Home Mortgage Disclosure Act (HMDA):

(54)	the Mortgagor’s and co-Mortgagor’s (if applicable) ethnicity;

(55)	the Mortgagor’s and co-Mortgagor’s (if applicable) race;

(56)	lien status;

(57)	for cash-out refinance loans, the cash purpose;

(58)	the Mortgagor’s and co-Mortgagor’s (if applicable) gender;

(59)	the Mortgagor’s and co-Mortgagor’s (if applicable) social security numbers;

(60)	the number of units for the property;

(61)	the year in which the property was built;

(62)	the qualifying monthly income of the Mortgagor;

(63)	the number of bedrooms contained in the property;

(64)	a code indicating first time buyer (Y or N);

(65)	the total rental income, if any;

The Seller shall provide the following
for the adjustable rate Mortgage Loans (if applicable):

(66)	the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(67)	the Periodic Interest Rate Cap;

(68)	the Index;

(69)	the next Adjustment Date;

(70)	the Gross Margin; and

(71)	the lifetime interest rate cap.

EXHIBIT C

FORM OF OPINION OF COUNSEL

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Re:
Mortgage Loan Sale by Wells Fargo Bank, N.A. (the “Seller”) to Citigroup Global Markets Realty Corp. (the “Purchaser”) of fixed and adjustable rate, first and second lien mortgage loans (the “Mortgage Loans”) pursuant to that certain Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006.

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Seller”), with respect to certain matters in connection with the sale by the Seller of Mortgage Loans pursuant to that certain Amended and Restated Master Mortgage Loan Purchase Agreement by and between the Seller and Citigroup Global Markets Realty Corp. (the “Purchaser”), dated as of March 1, 2006, (the “MLPA”), which sale is in the form of whole Mortgage Loans.  Such Mortgage Loans shall be serviced by the Seller in accordance with the Amended and Restated Flow Servicing Agreement by and between the Seller, as servicer, and the Purchaser, as owner, dated as of March 1, 2006 (the “Servicing Agreement” and together with the MLPA, the “Agreements”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

I have examined the following documents:

1.	the Amended and Restated Master Mortgage Loan Purchase Agreement;

2.	the Amended and Restated Flow Servicing Agreement;

3.	the Custodial Agreement;

4.	the form of endorsement of the Mortgage Notes; and

5.	such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Seller contained in the Agreements.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.	The Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.
The Seller has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreements, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.
Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Agreements, each dated as of March 1, 2006, by and between the Seller and the Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Each of the Agreements, the Custodial Agreement, and the Mortgage Loans, has been duly authorized, executed and delivered by the Seller and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

5.
The Seller has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreements and the Custodial Agreement and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Seller executing the Agreements, the Custodial Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Seller.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Agreements, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Seller.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Agreements, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Agreements and the Custodial Agreement.

9.
For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Seller or an employee of the Seller responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities.  The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient fully to transfer all right, title and interest of the Seller thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreements.

10.
The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser.  Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser’s direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser’s direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Seller from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

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FIRST AMENDMENT TO THE

AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AGREEMENT (“First Amendment”) is dated as of October 26, 2006 (the “Effective Date”), by and between Citigroup Global Markets Realty Corp. (“Purchaser”) and Wells Fargo Bank, N.A. (“Seller”).

WHEREAS, the Purchaser and the Seller have entered into an Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006 (the “Agreement”), which prescribes the manner of purchasing, selling and control of certain Mortgage Loans purchased by the Purchaser and sold by the Seller;

WHEREAS, the Purchaser and the Seller wish to amend provisions of the Agreement as provided herein, such amendments shall be effective from and after the Effective Date; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement or in the Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, as amended, between the Purchaser and the Seller.

NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

1.  The words (“Mortgage Loans”) in the first WHEREAS clause of the Agreement are hereby deleted.

2.  The following definitions are hereby added to Section 1 (Definitions) of the Agreement in alphabetical order:

Balloon Loan:  A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

Exception Mortgage Loans:  A Mortgage Loan that has been underwritten in accordance with the Underwriting Guidelines, but for which one or more exceptions to those guidelines have been allowed.  Each Exception Mortgage Loan, along with the applicable exceptions, shall be identified at the time that the Purchaser begins due diligence with respect to the Mortgage Loans and on an exhibit attached to the respective Assignment and Conveyance Agreement.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.  The Mortgage Loans shall include the Seller Mortgage Loans, Exception Mortgage Loans and Third-Party Mortgage Loans.

Seller Mortgage Loans:  A Mortgage Loan that has been underwritten in accordance with the Underwriting Guidelines.

Third-Party Mortgage Loan:  A Mortgage Loan that has been underwritten in accordance with the related Third-Party Underwriting Guidelines.

Third-Party Underwriting Guidelines:  The underwriting guidelines of a Third-Party Originator, as amended from time to time, applicable to the related Third-Party Mortgage Loans in a Loan Package, as provided to the Purchaser by the Seller.  The Third-Party Underwriting Guidelines for each Third-Party Mortgage Loan shall be delivered at the time that the Purchaser begins due diligence with respect to the Mortgage Loans and shall be attached to the respective Assignment and Conveyance Agreement.

Unverified Information:  With respect to certain Mortgage Loans, as identified on the Data File and pursuant to the matrices attached hereto as Exhibit A, information regarding the Mortgagor’s income, source of income, or assets that is stated on the loan application by the Mortgagor but not verified in the origination process, pursuant to the applicable Underwriting Guidelines.

3.  The definition of  “Mortgage Loan Schedule” is hereby deleted in its entirety and replaced with the following:

Mortgage Loan Schedule:  With respect to each Transaction, a schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Adjustment Date; (13) the lifetime Mortgage Interest Rate cap; (14) a code indicating whether the Mortgage Loan is a Cooperative Loan; (15) a code indicating the mortgage guaranty insurance company; (16) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan; (17) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan; (18) the Servicing Fee Rate; (19) a code indicating whether the loan is subject to LPMI; and (20) a code indicating whether the Mortgage Loan is subject to a PMI Policy.

4.  Section 6(b)(i) (Mortgage Loans as Described) of the Agreement is hereby deleted in its entirety and replaced with the following:

(i)	Mortgage Loans as Described.

The information set forth in the respective Mortgage Loan Schedule and the information contained on the Data File, delivered to the Purchaser is true and correct, provided that the Seller makes no representation or warranty as to the accuracy of Unverified Information;

5.  Section 6(b)(viii) (No Fraud) of the Agreement is hereby deleted in its entirety and replaced with the following:

(viii) No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, or the Mortgagor (except with respect to the accuracy of Unverified Information), or to the best of the Seller’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

6.  Section 6(b)(xiii) (Consolidation of Future Advances) of the Agreement is hereby deleted in its entirety and replaced with the following:

(xiii)	Consolidation of Future Advances.

Any future advances made prior to the related Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or second lien priority for each Mortgage Loan identified on the such Mortgage Loan Schedule as being a Second Lien Mortgage Loan) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the related Cut-off Date;

7.  Section 6(b)(xvi) (LTV, PMI Policy) of the Agreement is hereby modified by deleting the phrase “Except for Pledged Asset Mortgage Loans” in the second sentence thereof and replacing it with “Except as indicated on the Mortgage Loan Schedule and on the Data File”.

8.  Section 6(b)(xvii) (Title Insurance) of the Agreement is hereby deleted in its entirety and replaced with the following:

(xvii)	Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (or second priority if such Mortgage Loan is a Second Lien Mortgage Loan) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of subsection (xi) of this Section 6(b) with respect to each First Lien Mortgage Loan and subject only to the exceptions contained in clauses (1), (2), (3) and (4) of subsection (xlxii) with respect to each Second Lien Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

9.  Section 6(b)(xix) (No Mechanics’ Liens) of the Agreement is hereby modified by deleting the reference to “Paragraph (q)” and replacing it with “Paragraph (xvii)”.

10.  Section 6(b)(xxi) (Payment Terms) of the Agreement is hereby deleted in its entirety and replaced with the following:

(xxi)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years (except with respect to certain Balloon Loans or Interest Only Mortgage Loans), with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the related Mortgage Note for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization.  With respect to each Balloon Loan, the Mortgage Loan is payable in equal monthly installments of principal and interest based on a fifteen (15), thirty (30) or forty (40) year amortization schedule, as set forth in the related Mortgage Note, and a final lump sum payment substantially greater than the preceding Monthly Payment is required which is sufficient to amortize the remaining principal balance of the Balloon Loan.  No Balloon Loan has an original stated maturity of less than seven (7) years.

11.  Section 6(b)(xxxii) (Insurance) of the Agreement is hereby deleted in its entirety and replaced with the following:

(xxxii)      Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10 of the Servicing Agreement, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (b) the greater of (i) either (1) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or (2) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, or (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, (b) the full insurable value or (c) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

12.  Section 6(b)(xxxiv) (No Balloon Payments, Graduated Payments or Contingent Interest) of the Agreement is hereby deleted in its entirety and replaced with:

(xxxiv)      No Graduated Payments or Contingent Interest.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

13.  Section 6(b)(xxxvi) (Representations, Warranties and Agreements of Seller – Underwriting) of the Agreement is hereby deleted in its entirety and replaced with the following:

(xxxvi)     Underwriting.

(a)	Each Seller Mortgage Loan was underwritten in accordance with the Underwriting Guidelines;

(b)	Each Third-Party Mortgage Loan was underwritten in accordance with the Third-Party Underwriting Guidelines;

(c)	Each Exception Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, subject to the exceptions specified on the related Assignment and Conveyance Agreement; and

(d)	Each Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

14.  Section 6(b)(xxxvii)(4) (Buydown Mortgage Loans) of the Agreement is hereby amended by deleting “requirements of Fannie Mae or Freddie Mac” and replacing such with “Underwriting Guidelines (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines, as applicable”.

15.  Section 6(b)(xlviii) (Leasehold Estates) of the Agreement is hereby deleted in its entirety and replaced with the following:

(xlviii)       Leasehold Estates.

With respect to each Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property (a “Ground Lease”) and not be a fee interest in such Mortgaged Property:

(i)           The Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

(ii)           The Ground Lease is in full force and effect, unmodified and not supplement by any writing;

(iii)           The Mortgagor is not in default under any provision of the lease;

(iv)           The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(v)           The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years;

(vi)           The Mortgagee under the Mortgage Loan is given at least sixty (60) days’ notice of any default and an opportunity to cure any defaults under the Ground Lease or to take over the Mortgagor’s rights under the Ground Lease;

(vii)          The Ground Lease does not contain any default provisions that could result in forfeiture or termination of the Ground Lease except for non-payment of the Ground Lease or a court order.

(viii)         The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

(ix)           The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged; and

(x)           The execution, delivery and performance of the Mortgage do not require consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

16.  A new Section 6(b)(xlxii) (Valid Second Lien) to the Agreement is hereby inserted as follows:

(xlxii)        Valid Second Lien.

With respect to any Second Lien Mortgage Loan, such Mortgage is a valid, subsisting and enforceable Second Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of such Mortgage is subject only to:

(i)	the lien of current real property taxes and assessments not yet due and payable;

(ii)	First Lien Mortgage Loan acceptable in accordance with the Underwriting Guidelines;

(iii)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions in accordance with Accepted Servicing Practices and (i) referred to or otherwise considered in the appraisal and (ii) which do not adversely affect the Appraised Value; and

(iv)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting, and enforceable Second Lien and second lien security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.  With respect to each Second Lien Mortgage Loan: (a) the First Lien is in full force and effect, (b) there is no default, breach, violation or event of acceleration existing under such First Lien Mortgage or the related Mortgage Note, (c) either no consent for the Second Lien Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage Loan Documents, (d) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event or acceleration under the related First Lien Mortgage Loan and (e) either (A) the First Lien Mortgage Loan allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien Mortgage Loan;

17.  A new Section 6(b)(xlxiii) (No Manufactured Dwellings) to the Agreement is hereby inserted as follows:

(xlxiii)       Manufactured Housing.

No Mortgage Loan is secured by manufactured housing.

18.           A new Section 6(b)(xlxiv) (New Jersey Purchase Money Second Lien Mortgage Loans) to the Agreement is hereby inserted as follows:

(xlxiv)       New Jersey Purchase Money Second Lien Mortgage Loans.

With respect to any purchase money Second Lien Mortgage Loans subject to the New Jersey Home Ownership Security Act of 2002 (P.L. 2003, c.46:10B-27), one hundred percent of the amount financed was used for the purchase of the related Mortgaged Property.

19.           All references to “Underwriting Guidelines” in the Agreement are hereby replaced with “Underwriting Guidelines with respect to the Seller Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans, as applicable”.

20.           Exhibit B of the Agreement is hereby modified by replacing Exhibit B with the attached Exhibit A.

21.           Except as modified by this First Amendment, all terms, conditions, representations and warranties of the Agreement and any previously executed amendments or related agreements shall remain in full force and effect.  If any term or condition of this First Amendment is in conflict with any term or condition of the Agreement, the terms of this First Amendment shall control. Reference to this First Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

22.           This First Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

23.           This First Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law which shall govern).

[Signatures Follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to the First Amendment by their respective officers, duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Purchaser	WELLS FARGO BANK, N.A. Seller

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

CONTENTS OF THE DATA FILE

(1)	the street address of the Mortgaged Property including the city, state, county and zip code;

(2)	a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

(3)           the Mortgage Interest Rate as of the Cut-off Date;

(4)           the current Monthly Payment;

(5)           loan term, number of months;

(6)           the stated maturity date;

(7)	the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

(8)	the Loan-to-Value Ratio;

(9)	a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

(10)	a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

(11)	the Servicing Fee Rate;

(12)	a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

(13)	a code indicating whether the Mortgage Loan is a Time$aver® Mortgage Loan (Y or N);

(14)	the Mortgagor's first and last name;

(15)	a code indicating whether the Mortgaged Property is owner-occupied;

(16)	the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(17)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(18)	the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

(19)	the original principal amount of the Mortgage Loan;

(20)	a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

(21)	the Mortgage Interest Rate at origination;

(22)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(23)
a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2’s and current pay stub or 2 years 1040’s for self employed borrowers), alternative or reduced);

(24)	a code indicating if the Mortgage Loan is subject to a PMI Policy;

(25)	the Appraised Value of the Mortgage Property;

(26)	the sale price of the Mortgaged Property, if applicable;

(27)          the Mortgagor’s Underwriting FICO Score;

(28)          term of Prepayment Charge in years;

(29)          a code indicating the product type;

(30)          a code indicating the credit grade of the Mortgage Loan;

(31)	the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of all payments of principal;

(32)          the Note date of the Mortgage Loan;

(33)	the mortgage insurance certificate number and percentage of coverage, if applicable;

(34)          the Mortgagor’s date of birth;

(35)	the MIN Number for each Mortgage Loan, if applicable;

(36)          employer name;

(37)          subsidy program code;

(38)          servicer name;

(39)          the combined Loan-to-Value Ratio;

(40)          the total Loan-to-Value Ratio;

(41)          whether the Mortgage Loan is convertible (Y or N);

(42)	a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

(43)          a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

(44)          a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

(45)          a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

(46)	a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y or N);

(47)          effective LTV percentage for Pledged Asset Mortgage Loans;

(48)          citizenship type code;

(49)	a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

(50)          the name of the client for which the Mortgage Loan was originated;

(51)          the program code;

(52)          the loan sub doc code;

(53)	the remaining interest-only term for Interest Only Mortgage Loans;

(54)	the Mortgage Loan number;

(55)	a code indicating whether the loan was originated through the correspondent, retail or wholesale channel;

(56)	front end debt-to-income ratio;

(57)	back end debt-to income ratio;

(58)	a code indicating HOEPA status (y or n);

(59)	date when interest rate is locked;

(60)	original principal and interest amount;

(61)	a code indicating borrower or lender Verification of Assets (B or L);

(62)	a code indicating amortization type (1 full or 2 IO);

(63)	Mortgage Note payment amount;

(64)	a date when first full payment is due after interest-only period is over;

(65)	a code indicating interest-only terms in months;

(66)	combined balance of the first and second lien mortgage loan balances, if applicable;

(67)	a code indicating age of Mortgage Loan in months;

(68)	a code indicating delinquency status for last twelve (12) months (rolling);

(69)	updated FICO score;

(70)	minimum interest rate allowed per Mortgage Note;

(71)	look-back period for Adjustable Rate Mortgage Loans (to determine loan index);

(72)	Mortgage Loan minimum rate first adjustment period percent;

(73)	Mortgage Loan maximum rate first adjustment period percent;

(74)	a code indicating if borrower is self-employed (y or n);

(75)	a code indicating more specific property type (i.e. Earth, Log, Manufactured, Lowrise or Highrise condotel);

The Company shall provide the following
For the Home Mortgage Disclosure Act (HMDA):

(76)          the Mortgagor’s and co-Mortgagor’s (if applicable) ethnicity;

(77)          the Mortgagor’s and co-Mortgagor’s (if applicable) race;

(78)          lien status;

(79)          for cash-out refinance loans, the cash purpose;

(80)          the Mortgagor’s and co-Mortgagor’s (if applicable) gender;

(81)          the Mortgagor’s and co-Mortgagor’s (if applicable) social security numbers;

(82)          the number of units for the property;

(83)          the year in which the property was built;

(84)          the qualifying monthly income of the Mortgagor;

(85)          the number of bedrooms contained in the property;

(86)          a code indicating first time buyer (Y or N);

(87)          the total rental income, if any;

The Seller shall provide the following
for the adjustable rate Mortgage Loans (if applicable):

(88)          the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(89)          the Periodic Interest Rate Cap;

(90)          the Index;

(91)          the next Adjustment Date;

(92)          the Gross Margin; and

(93)          the lifetime interest rate cap.

ASSIGNMENT AND CONVEYANCE AGREEMENT

On this 28th day of November, 2006, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. (the “Seller”) as the Seller under that certain Amended and Restated Master Mortgage Loan Purchase Agreement, as amended by the First Amendment to the Amended and Restated Master Mortgage Loan Purchase Agreement, dated October 26, 2006 (collectively, the “Purchase Agreement”) and as the Servicer under that certain Amended and Restated Flow Servicing Agreement, as amended by the First Amendment to Amended and Restated Flow Servicing Agreement, dated August 1, 2006 (collectively, the “Servicing Agreement”) each dated as of March 1, 2006, (collectively, the “Agreements”) does hereby sell, transfer, assign, set over and convey to Citigroup Global Markets Realty Corp. as the Purchaser (the “Purchaser”) under the Agreements, and Purchaser hereby accepts from Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to each of the Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto as Schedule I (2006-W95), Schedule II (2006-W96) and Schedule III (2006-W97), together with the Custodial Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 5 of the Purchase Agreement or Section 2.03 of the Servicing Agreement, the Seller has delivered to the Custodian the documents required to be delivered under the Agreements for each Mortgage Loan to be purchased. The Servicing Files and the Retained Mortgage Files retained by the Seller pursuant to Section 2.01 of the Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

Attached hereto as Exhibit A, is the document coding to be used to identify the Mortgage Loans containing Unverified Information.

In connection with the execution of this Assignment and Conveyance Agreement, the Seller and the Purchaser hereby agree that the following modifications to the Purchase Agreement shall apply only as to the Mortgage Loans:

(a)	Section 6(b)(xxxvii), Buydown Mortgage Loans, of the Purchase Agreement is hereby modified by inserting “applicable” in front of each reference to “Underwriting Guidelines”.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

CITIGROUP GLOBAL MARKETS	WELLS FARGO BANK, N.A.
REALTY CORP.
Purchaser	Seller

By:	By:
Name:	Name:
Title:	Title:

Schedule I

Mortgage Loan Schedule
2006-W95

Schedule II

Mortgage Loan Schedule
2006-W96

Schedule III

Mortgage Loan Schedule
2006-W97

Exhibit A

Document Coding

Loan Number	Fitch Documentation
0058417445	FULL
0063226187	FULL
0063364111	FULL
0063902381	FULL
0064996028	FULL
0065425993	FULL
0065570632	SIVA
0065675704	SIVA
0066592874	FULL
0066650425	SIVA
0066684515	FULL
0066695354	FULL
0066725078	FULL
0067288654	FULL
0067321596	FULL
0067362293	NODOC
0067414011	SISA
0067476986	SISA
0067487538	SISA
0067526392	SISA
0067616425	FULL
0067623058	FULL
0067624957	SIVA
0067639708	FULL
0067689927	SISA
0067717256	FULL
0067726539	FULL
0067757781	FULL
0067805846	FULL
0067823658	SISA
0067847723	FULL
0067861336	SIVA
0067877563	SIVA
0067909887	SIVA
0067945386	SIVA
0067957266	FULL
0067964767	SISA
0068004753	FULL
0068009604	FULL
0068020346	SISA
0068086552	NODOC
0068094382	FULL
0068114222	SISA
0068115971	FULL
0068141357	FULL
0068185073	FULL
0068186287	SISA
0068190651	NRSA
0068191006	FULL
0068196781	SISA
0068205533	SIVA
0068207554	FULL
0068238021	SIVA
0068240274	FULL
0068244094	SISA
0068252758	FULL
0068254689	SIVA
0068271998	SISA
0068272855	FULL
0068287838	SIVA
0068293562	SIVA
0068312842	SISA
0068318377	SIVA
0068347699	FULL
0068352657	FULL
0068360981	FULL
0068366913	SIVA
0068376144	SIVA
0068391705	SIVA
0068396456	SIVA
0068402551	FULL
0068404532	SISA
0068412162	SISA
0068416072	SISA
0068423565	FULL
0068423979	FULL
0068425222	FULL
0068430974	SISA
0068431212	FULL
0068440197	FULL
0068448125	FULL
0068455443	SISA
0068457985	SISA
0068462282	SIVA
0068483932	NRVA
0068499417	SISA
0068500297	SIVA
0068520998	VISA
0068540707	SISA
0068549682	NODOC
0068555077	SISA
0068571215	NRSA
0068573377	NRSA
0068574797	NRSA
0068576768	SIVA
0068582949	FULL
0068604693	SIVA
0068624352	FULL
0068627041	SIVA
0068631837	SISA
0068634302	SIVA
0068640416	NODOC
0068656255	FULL
0068668441	SIVA
0068674738	SIVA
0068678176	FULL
0068685155	FULL
0068702539	FULL
0068712157	SIVA
0068720499	SIVA
0068729094	SIVA
0068733765	NRVA
0068739325	SIVA
0068740257	SISA
0068749167	SIVA
0068763218	SIVA
0068763598	SISA
0068764505	SIVA
0068771526	FULL
0068790856	FULL
0068814045	SIVA
0068816776	FULL
0068824408	SIVA
0068843044	SISA
0068856442	SIVA
0068861962	FULL
0068865724	SISA
0068866565	FULL
0068905025	SISA
0068912831	FULL
0068929637	FULL
0068931971	NRSA
0068944941	FULL
0068957653	SISA
0068958016	NODOC
0069052173	SIVA
0069057883	SISA
0069090595	FULL
0069090603	SISA
0069137693	SISA
0069212686	FULL
0069243178	SISA
0069267326	SISA
0144547684	SIVA
0148081573	SISA
0152366001	SIVA
0153092382	FULL
0153251335	SIVA
0153387188	FULL
0153949029	FULL
0154025803	SIVA
0154135743	SIVA
0154216824	FULL
0154267637	FULL
0154269864	FULL
0154333306	FULL
0154345961	FULL
0154412118	FULL
0154453179	SIVA
0154496822	FULL
0154501712	SIVA
0154503601	FULL
0154520381	FULL
0154520522	NODOC
0154563894	FULL
0154571228	SIVA
0154592786	FULL
0154641658	SISA
0154648646	FULL
0154656789	SIVA
0154665871	FULL
0154684096	FULL
0154726855	FULL
0154733711	FULL
0154744643	FULL
0154752034	FULL
0154752463	FULL
0154770267	SISA
0154783138	SIVA
0154784326	FULL
0154787626	FULL
0154804843	FULL
0154817746	FULL
0154823769	SISA
0154825616	FULL
0154846364	FULL
0154848014	SISA
0154866255	SIVA
0154867477	FULL
0154868863	FULL
0154872451	SISA
0154879704	NODOC
0154880629	FULL
0154886576	SISA
0154887145	FULL
0154889067	FULL
0154892798	FULL
0154916472	FULL
0154930994	SISA
0154932404	FULL
0154941694	FULL
0154950331	FULL
0154956056	FULL
0154966212	SIVA
0154968804	FULL
0154969653	SISA
0154972186	NRVA
0154976492	FULL
0155002389	SIVA
0155004211	SISA
0155019516	SISA
0155024938	FULL
0155038391	FULL
0155039357	FULL
0155041494	FULL
0155043185	FULL
0155054448	SISA
0155077209	FULL
0155086333	SISA
0155094576	SIVA
0155104722	FULL
0155106123	NODOC
0155109515	FULL
0155160898	FULL
0155164726	SIVA
0155168271	SISA
0155185853	FULL
0155191125	FULL
0155200439	FULL
0155241359	FULL
0155267925	SIVA
0155272461	SISA
0155328339	SIVA
0155329642	SISA
0155354285	SIVA
0155377625	NODOC
0155434145	SIVA
0155434533	SIVA
0155439623	FULL
0155448129	SIVA
0155449069	FULL
0155467285	SIVA
0155499403	SISA
0155515703	FULL
0155533797	FULL
0155603921	FULL
0155725534	SIVA
0155732126	FULL
0155771611	SISA
0155786437	FULL

Loan Number	Fitch Documentation
0061455341	FULL
0063075683	FULL
0066604133	FULL
0067009712	FULL
0067120899	FULL
0067306944	NODOC
0067333666	NRSA
0067447995	FULL
0067499376	FULL
0067595645	FULL
0067645341	NODOC
0067663336	SIVA
0067812404	FULL
0067876862	NRVA
0067930727	FULL
0067958793	SIVA
0067977371	NODOC
0068022102	SISA
0068052174	SIVA
0068123041	NODOC
0068123801	SIVA
0068143296	FULL
0068156884	SISA
0068164045	FULL
0068217579	FULL
0068222108	FULL
0068257468	SIVA
0068265412	SIVA
0068288687	SIVA
0068293042	SIVA
0068315126	NRSA
0068316306	SISA
0068343433	FULL
0068343995	NRSA
0068367598	FULL
0068371954	SISA
0068388362	FULL
0068389352	FULL
0068396068	FULL
0068398171	FULL
0068401991	SIVA
0068410588	SISA
0068428739	NODOC
0068442722	SISA
0068452986	FULL
0068464734	NODOC
0068467588	FULL
0068468016	FULL
0068470111	SIVA
0068492503	FULL
0068497023	FULL
0068522432	SIVA
0068553213	SIVA
0068564723	SIVA
0068572585	SIVA
0068573682	SISA
0068579838	SISA
0068585991	FULL
0068596394	SIVA
0068597186	SIVA
0068628759	SIVA
0068630243	SIVA
0068647833	FULL
0068667005	SIVA
0068673722	NODOC
0068698844	SISA
0068726066	NODOC
0068754167	FULL
0068758028	FULL
0068770643	FULL
0068775261	SISA
0068776285	SIVA
0068792415	SISA
0068800556	SISA
0068813393	NODOC
0068815141	FULL
0068852813	FULL
0068859107	FULL
0068873652	FULL
0068905843	SIVA
0068912955	SIVA
0068915552	SISA
0068964675	FULL
0068999051	FULL
0069052769	FULL
0069111961	SIVA
0069129336	SISA
0069160752	NODOC
0069268811	SIVA
0069294726	FULL
0152101804	SIVA
0152287975	FULL
0153687272	FULL
0153711866	NRSA
0153855804	FULL
0154078364	FULL
0154143341	NODOC
0154154009	FULL
0154238406	FULL
0154246342	FULL
0154273833	SIVA
0154314066	NODOC
0154395164	FULL
0154405963	FULL
0154410922	FULL
0154422919	FULL
0154425656	SIVA
0154438907	NODOC
0154509897	FULL
0154533558	FULL
0154578546	FULL
0154592885	SIVA
0154603062	SIVA
0154609382	SIVA
0154622203	FULL
0154622914	SISA
0154653224	FULL
0154663181	SISA
0154678569	SISA
0154685762	FULL
0154697668	FULL
0154699169	FULL
0154706774	SISA
0154711436	SIVA
0154712293	FULL
0154717177	FULL
0154723183	SISA
0154744841	NRSA
0154751408	FULL
0154773568	SIVA
0154784029	FULL
0154787642	FULL
0154793111	FULL
0154803399	FULL
0154807432	SISA
0154822696	SISA
0154829022	FULL
0154830004	SISA
0154849533	SISA
0154855084	SIVA
0154890685	FULL
0154891006	FULL
0154895007	FULL
0154909717	SIVA
0154931158	FULL
0154938385	SIVA
0154939904	SISA
0154941041	FULL
0154950018	FULL
0154956825	FULL
0154991384	FULL
0155048838	SIVA
0155050081	FULL
0155068034	NODOC
0155070097	SISA
0155114283	SIVA
0155116361	FULL
0155147473	SISA
0155147648	FULL
0155149859	FULL
0155150097	SISA
0155184492	FULL
0155218704	SIVA
0155233695	FULL
0155240336	SISA
0155241086	SIVA
0155254519	FULL
0155255946	FULL
0155261761	FULL
0155262959	SIVA
0155268543	SISA
0155271414	FULL
0155279938	NRSA
0155285646	FULL
0155293384	SISA
0155303811	FULL
0155312788	SIVA
0155319734	FULL
0155333727	FULL
0155336936	FULL
0155366032	SISA
0155382807	SIVA
0155384365	SIVA
0155450026	FULL
0155452576	FULL
0155457047	FULL
0155552797	SIVA
0155562689	FULL
0155605041	FULL
0155692064	SISA

Loan Number	Fitch Documentation
0054236369	FULL
0061640116	FULL
0065407264	FULL
0065724072	FULL
0066090044	FULL
0066230657	FULL
0066231259	FULL
0066425067	FULL
0066600347	SIVA
0066723545	FULL
0066774431	NODOC
0066779471	FULL
0066800319	FULL
0066890294	SIVA
0066908641	SIVA
0067031476	SIVA
0067070045	FULL
0067183475	SIVA
0067183814	FULL
0067393207	SISA
0067466367	NODOC
0067532242	FULL
0067544858	SIVA
0067606194	FULL
0067755959	FULL
0067793695	SIVA
0067795617	SIVA
0067841213	FULL
0067899716	SIVA
0067903518	FULL
0067905398	FULL
0067925644	FULL
0067928374	FULL
0067930826	SIVA
0067931691	SIVA
0067936021	FULL
0067937524	FULL
0067938225	FULL
0067958835	FULL
0067972661	SISA
0068004373	NRVA
0068009596	FULL
0068018332	SIVA
0068024496	SIVA
0068025857	FULL
0068027176	FULL
0068105691	FULL
0068125921	SISA
0068130962	NODOC
0068132935	FULL
0068134071	FULL
0068192806	NODOC
0068192889	SISA
0068223346	NODOC
0068236801	SIVA
0068245182	SISA
0068247634	FULL
0068263904	SISA
0068267947	SIVA
0068282573	FULL
0068308261	SIVA
0068311497	SISA
0068319524	SIVA
0068329036	SIVA
0068352087	NRSA
0068354109	SIVA
0068360676	SIVA
0068373547	SIVA
0068374818	SIVA
0068379049	SISA
0068383512	SIVA
0068384452	SISA
0068388974	SIVA
0068391275	SIVA
0068405836	SISA
0068421056	SISA
0068422252	SISA
0068437656	SIVA
0068456714	SISA
0068459098	SIVA
0068467513	NODOC
0068474857	SISA
0068493063	SISA
0068495316	SISA
0068502491	SISA
0068505833	SISA
0068523802	FULL
0068539204	SISA
0068552132	FULL
0068567817	FULL
0068580349	FULL
0068589167	FULL
0068590769	SIVA
0068596477	SIVA
0068646793	FULL
0068648336	FULL
0068650399	SIVA
0068653195	SIVA
0068684802	FULL
0068688217	FULL
0068689082	SIVA
0068694496	SISA
0068697374	FULL
0068698539	FULL
0068702794	FULL
0068703727	FULL
0068722826	FULL
0068753821	SIVA
0068756535	SISA
0068765478	SIVA
0068775667	FULL
0068776426	FULL
0068797729	NODOC
0068824903	FULL
0068830306	FULL
0068863174	FULL
0068867019	NODOC
0068885862	FULL
0068895168	FULL
0068896257	SIVA
0068906049	SIVA
0068926146	SIVA
0068927474	FULL
0068929884	NODOC
0068942861	SIVA
0068988518	FULL
0069013522	SIVA
0069033058	SISA
0069051886	SIVA
0069089605	SISA
0069093763	NRVA
0069099448	SIVA
0069116333	SISA
0069126639	FULL
0069133031	FULL
0069141547	SIVA
0151731494	NODOC
0152215034	SIVA
0152520631	NODOC
0152600904	SIVA
0152642823	NODOC
0152846374	FULL
0153011804	FULL
0153137757	FULL
0153156682	NODOC
0153282959	FULL
0153515804	SIVA
0153563663	FULL
0153616339	FULL
0153758446	FULL
0153776943	FULL
0153806252	NODOC
0153812318	FULL
0153827035	SIVA
0153858816	FULL
0153925755	FULL
0153941075	FULL
0153964218	FULL
0153979323	FULL
0154049415	SIVA
0154134316	FULL
0154154876	FULL
0154158422	FULL
0154200463	SISA
0154210371	FULL
0154216956	SISA
0154217384	SISA
0154250161	FULL
0154252217	FULL
0154272389	SISA
0154296008	SISA
0154303176	FULL
0154327266	FULL
0154330419	FULL
0154336945	FULL
0154346043	FULL
0154348064	FULL
0154350896	FULL
0154370167	SISA
0154380729	FULL
0154397954	SIVA
0154407092	SIVA
0154411615	FULL
0154415285	NODOC
0154419493	SISA
0154443543	FULL
0154452742	FULL
0154453542	FULL
0154454243	FULL
0154469852	FULL
0154562037	FULL
0154562706	FULL
0154563035	SISA
0154566566	SISA
0154575088	FULL
0154575203	NODOC
0154576995	SISA
0154600472	SIVA
0154603005	SIVA
0154606065	SISA
0154606578	SISA
0154613376	SISA
0154617153	FULL
0154626295	FULL
0154638696	FULL
0154641732	FULL
0154642193	SIVA
0154649982	FULL
0154653802	FULL
0154653844	FULL
0154655914	FULL
0154656631	NODOC
0154670996	FULL
0154676043	FULL
0154702526	FULL
0154704134	FULL
0154704456	FULL
0154707707	SISA
0154715023	SIVA
0154718431	SIVA
0154721401	SIVA
0154747844	SISA
0154750616	FULL
0154753453	FULL
0154768147	SISA
0154771752	SISA
0154782221	FULL
0154795157	NRSA
0154800791	FULL
0154804488	SISA
0154804678	FULL
0154810386	SISA
0154810477	FULL
0154819742	FULL
0154836803	FULL
0154837082	SISA
0154843213	FULL
0154846802	FULL
0154850879	NODOC
0154865182	SISA
0154865307	FULL
0154879951	FULL
0154883078	SIVA
0154885933	FULL
0154887962	SIVA
0154888374	NODOC
0154890115	FULL
0154890891	FULL
0154907984	FULL
0154921035	FULL
0154939003	FULL
0154943641	SISA
0154950737	FULL
0154955637	SISA
0154962559	FULL
0154962724	SISA
0154966345	FULL
0154967368	NODOC
0154969836	SIVA
0154976344	NODOC
0154982193	FULL
0154987275	SISA
0155001035	SISA
0155004161	FULL
0155008873	SIVA
0155021322	SISA
0155023898	SIVA
0155030588	SISA
0155032022	FULL
0155040199	SISA
0155041031	FULL
0155041338	NODOC
0155045578	SIVA
0155046535	SIVA
0155047889	FULL
0155052822	FULL
0155053507	FULL
0155054026	SISA
0155054703	FULL
0155054752	FULL
0155057052	SIVA
0155085889	SISA
0155087844	SISA
0155094683	SIVA
0155094998	FULL
0155114887	SISA
0155118334	FULL
0155119456	FULL
0155126162	FULL
0155133523	SISA
0155141997	FULL
0155142516	FULL
0155143902	SIVA
0155145683	FULL
0155146244	FULL
0155150337	SISA
0155155195	SISA
0155161169	FULL
0155161359	FULL
0155162175	FULL
0155163538	SISA
0155173859	SISA
0155175979	FULL
0155182736	SIVA
0155184104	SISA
0155193113	FULL
0155195043	SISA
0155200397	SISA
0155211527	FULL
0155212657	FULL
0155213481	SISA
0155225485	SIVA
0155228935	FULL
0155238744	SIVA
0155239577	FULL
0155240914	FULL
0155241193	FULL
0155245293	SISA
0155245889	SIVA
0155250947	FULL
0155255797	FULL
0155256191	FULL
0155258734	FULL
0155266208	FULL
0155267339	SIVA
0155267586	FULL
0155268436	SIVA
0155268865	SISA
0155272818	FULL
0155273345	FULL
0155273469	NODOC
0155280415	SISA
0155284615	FULL
0155284722	SIVA
0155291388	FULL
0155292592	SISA
0155295538	SIVA
0155302938	FULL
0155329204	SIVA
0155336449	SIVA
0155344476	FULL
0155348832	SISA
0155353378	SIVA
0155355597	SIVA
0155370893	SIVA
0155376015	SIVA
0155379498	FULL
0155400005	FULL
0155405541	SISA
0155406614	SIVA
0155410194	SIVA
0155416738	FULL
0155420029	FULL
0155425093	SIVA
0155425978	SISA
0155441157	SISA
0155448657	FULL
0155470982	SISA
0155492762	SIVA
0155497936	FULL
0155504442	SISA
0155504848	SIVA
0155505225	SIVA
0155505985	FULL
0155506348	FULL
0155507114	SISA
0155512403	NODOC
0155525447	FULL
0155532542	FULL
0155533821	FULL
0155560154	FULL
0155567597	FULL
0155593759	FULL
0155602626	SIVA
0155611692	SIVA
0155613912	SIVA
0155615792	FULL
0155635337	SIVA
0155651326	SIVA
0155652779	SISA
0155655368	NODOC
0155699234	SIVA
0155712193	SISA
0155713605	FULL
0155732811	SIVA
0155791387	SISA
0155792682	SIVA
0155848369	NODOC

CITIGROUP GLOBAL MARKETS REALTY CORP.

Purchaser

and

WELLS FARGO BANK, N.A.

Company

SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of June 1, 2005

Adjustable Rate Mortgage Loans

WFHM 2005-W40

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01 Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n)	MERS.

The Company is a member of MERS in good standing.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic Data File attached hereto as Exhibit A-1, delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h)           No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a leasehold, mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(k)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)           Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions,  and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n)           Ownership.

The Company is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)           Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)           LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the Mortgage Loan Schedule.  Except for Pledged Asset Mortgage Loans, if the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Company to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(q)           Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property.  The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)           No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)           No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)           Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)           Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(x)           No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

(y)           Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)           Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)           Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)           Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)           Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)           No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)           The Appraisal.

The Mortgage Loan Documents include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)           Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(hh)	No Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(iv)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

(ll)	Cooperative Loans.

With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(ii)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv)          The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

(v)           Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

(mm)       HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(nn)         Anti-Money Laundering Laws.

The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(oo)	Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(pp)	Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(qq)         Credit Reporting.

With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(rr)           Delivery of Mortgage Files.

The Mortgage Loan Documents required to be delivered by the Company have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian or for such documents where the originals of which have been sent for recordation;

(ss)          Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(tt)           Payment in Full.

The Company had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due; and

(uu)        MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions.

Section 3.03 Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days after the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date.  If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan.  If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Purchaser	WELLS FARGO BANK, N.A. Company

By:	By:

Name:	Name:

Title:	Title:

STATE OF	)
) ss.:
COUNTY OF ___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of ______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

CITIGROUP GLOBAL MARKETS REALTY CORP.

Purchaser

and

WELLS FARGO BANK, N.A.

Company

SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of July 1, 2005

Adjustable Rate Mortgage Loans

WFHM 2005-W43

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01            Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n)	MERS.

The Company is a member of MERS in good standing.

Section 3.02           Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic Data File attached hereto as Exhibit A-1, delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h)           No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a leasehold, mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(k)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)           Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions,  and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n)           Ownership.

The Company is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)           Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)           LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the Mortgage Loan Schedule.  Except for Pledged Asset Mortgage Loans, if the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Company to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(q)           Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property.  The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)           No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)           No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)           Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)           Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(x)           No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

(y)           Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)           Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)           Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)           Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)           Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)          No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)          The Appraisal.

The Mortgage Loan Documents include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)           Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(hh)	No Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(iv)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

(ll)	Cooperative Loans.

With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(ii)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv)	The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

(v)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

(mm)	HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(nn)         Anti-Money Laundering Laws.

The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(oo)	Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(pp)	Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(qq)         Credit Reporting.

With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(rr)           Delivery of Mortgage Files.

The Mortgage Loan Documents required to be delivered by the Company have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian or for such documents where the originals of which have been sent for recordation;

(ss)           Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(tt)           Payment in Full.

The Company had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due; and

(uu)          MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions.

Section 3.03 Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days after the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date.  If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan.  If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS	WELLS FARGO BANK, N.A.
REALTY CORP.
Purchaser	Company

By:	By:
Name:	Name:
Title:	Title:

STATE OF	)
	)	ss:
COUNTY OF ___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF	)
	)	ss:
COUNTY OF	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of ______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

CITIGROUP GLOBAL MARKETS REALTY CORP.

Purchaser

and

WELLS FARGO BANK, N.A.

Company

SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of July 1, 2005

Adjustable Rate Mortgage Loans

WFHM 2005-W52

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01    Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n)	MERS.

The Company is a member of MERS in good standing.

Section 3.02    Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic Data File attached hereto as Exhibit A-1, delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h)           No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(k)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)            Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions,  and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n)           Ownership.

The Company is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)           Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)           LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the Mortgage Loan Schedule.  Except for Pledged Asset Mortgage Loans, if the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Company to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(q)           Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property.  The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)           No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)           No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)           Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)          Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(x)           No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

(y)           Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)           Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)         Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)         Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)         Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)         No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)         The Appraisal.

The Mortgage File include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)          Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(hh)	No Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Company; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines;

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(iv)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

(ll)	Cooperative Loans.

No Mortgage Loan is a Cooperative Loan;

(mm)	HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(nn)         Anti-Money Laundering Laws.

The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(oo)	Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(pp)	Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(qq)         Credit Reporting.

With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(rr)           Delivery of Mortgage Files.

The Mortgage Loan Documents required to be delivered by the Company have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian or for such documents where the originals of which have been sent for recordation;

(ss)         Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(tt)	Payment in Full.

The Company had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due; and

(uu)         MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions.

(vv)         Leasehold Estates.

With respect to each Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property (a “Ground Lease”) and not be a fee interest in such Mortgaged Property:

(i)	The Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

(ii)	The Ground Lease is in full force and effect;

(iii)	The Mortgagor is not in default under any provision of the lease;

(iv)	The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(v)	The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

(vi)
The Mortgagor under the Mortgage Loan is given at least 30 days’ notice of any default and an opportunity to cure any defaults under the Ground Lease or to take over the Mortgagor’s rights under the Ground Lease;

(vii)	The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

(viii)
The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

(ix)	The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged;

(x)
The execution, delivery and performance of the Mortgage do not require consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; and

(xi)	The Mortgagor has not commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

Section 3.03     Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days after the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date.  If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan.  If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Purchaser	WELLS FARGO BANK, N.A. Company

By:	By:
Name:	Name:
Title:	Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires

STATE OF	)
	)	ss.:
COUNTY OF	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared ___________________________, known to me to be the ______________________________ of ______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires

Execution Copy
7/17/2007

CITIGROUP GLOBAL MARKETS REALTY CORP.

Owner

and

WELLS FARGO BANK, N.A.

Servicer

______________________________________________________

AMENDED AND RESTATED FLOW SERVICING AGREEMENT

Dated as of March 1, 2006

______________________________________________________

Fixed and Adjustable Rate
First and Second Lien Mortgage Loans

ARTICLE I
DEFINITIONS

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V
PAYMENTS TO OWNER

ARTICLE VI
GENERAL SERVICING PROCEDURES

ARTICLE VII
SERVICER TO COOPERATE

ARTICLE VIII
THE SERVICER

ARTICLE IX
REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

ARTICLE X
DEFAULT

ARTICLE XI
TERMINATION

ARTICLE XII
MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A	Form of Acknowledgement Agreement
Exhibit B	Contents of each Custodial Mortgage File,
Retained Mortgage File and Servicing File
Exhibit C	Servicing Criteria
Exhibit D	Form of Sarbanes Certification
Exhibit E	[Reserved]
Exhibit F	Form of Assignment, Assumption and Recognition Agreement

Exhibit G	Form of Opinion of Counsel

This is an Amended and Restated Flow Servicing Agreement for fixed rate and adjustable rate residential first and second lien mortgage loans, dated and effective as of March 1, 2006, and is executed between Citigroup Global Markets Realty Corp., as owner (the "Owner"), and Wells Fargo Bank, N.A., as servicer (the "Servicer").

W I T N E S S E T H

WHEREAS, the Owner owns certain fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”);

WHEREAS, the Owner desires to have the Servicer service and administer the Mortgage Loans and the Servicer desires to service and administer the Mortgage Loans in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan serviced in accordance with all applicable federal, state and local laws and regulations, the terms of the Mortgage Loan Documents, and those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Acknowledgment Agreement:  An acknowledgment agreement substantially in the form of Exhibit A hereto, that makes specific reference to this Agreement, and which is to be executed on or prior to each Servicing Date with respect to servicing of Mortgage Loans by the Servicer.

Adjustment Date:  As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

Agency Sale:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement:  This Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value:  The value set forth on the related Mortgage Loan Schedule and determined in accordance with the terms of the agreement pursuant to which the related Mortgage Loan was purchased.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Assignment of Mortgage Note and Pledge Agreement:  With respect to a Cooperative Loan, as assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, as assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Balloon Loan:  A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located, are authorized or obligated by law or executive order to be closed.

Buydown Agreement:  An agreement between the originator of a Mortgage Loan and a Mortgagor, or an agreement among the originator, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:  In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV:  As to any Second Lien Mortgage Loan at any date of determination, the ratio on such date of the principal balance of such Mortgage Loan~~,~~ plus the principal balance of any Superior Lien, to the Appraised Value of the related Mortgaged Property.

Commission:  The United States Securities and Exchange Commission.

Commitment Letter:  The letter agreement to be executed between (i) the Seller and the Owner relating to the Owned Mortgage Loans or (ii) the Servicer and the Owner relating to the Purchased Mortgage Loans.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative:  The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Servicer if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares:  The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Assignment of Mortgage and other applicable Mortgage Loan Documents.

Custodial Mortgage File:  With respect to each Owned Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 1 through 5 of Exhibit B attached hereto, which have been delivered to the Custodian as of the related Servicing Date.

Custodian:  The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date:  With respect to each transaction contemplated hereby, the date so specified in the related Acknowledgment Agreement.

Data File:  The electronic data file prepared by the Seller and delivered to the Owner pursuant to the related Master Mortgage Loan Purchase Agreement.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act:  The Securities and Exchange Act of 1934, as amended.

Fannie Mae:  The Federal National Mortgage Association or Fannie Mae, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

First Lien:  With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

First Lien Mortgage Loan:  A Mortgage Loan secured by a First Lien on the Mortgage Property.

First Remittance Date:  With respect to each Mortgage Loan, the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month following the month in which the related Cut-off Date occurs, or such other day of the month as may be specified in the related Acknowledgement Agreement.

Flow Servicing Rights Purchase and Sale Agreement:  That certain agreement between the Owner, as seller and the Servicer, as purchaser, pursuant to which the Servicer purchases the servicing rights related to the Purchased Mortgage Loans.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or Freddie Mac, or any successor thereto.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period as set forth in the related Mortgage Note.

Letter of Credit:  With respect to a Pledged Asset Mortgage Loan, a guaranty issued to the Servicer by the Pledge Holder for the Pledged Value Amount.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any First Lien Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

LPMI Policy:   With respect to the Serviced-owned Mortgage Loans, a PMI Policy for which the Seller pays all premiums from its own funds, without reimbursement.

Master Mortgage Loan Purchase Agreement:  The agreement, dated as of March 1, 2006, between the Seller and the Owner pursuant to which the Owner purchased the Owned Mortgage Loans.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been registered with MERS on the MERS System

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The eighteen digit Mortgage Identification Number.

Monthly Advance:  The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan, or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan:  Certain fixed rate and adjustable rate mortgage loans, which mortgage loans are serviced by the Servicer pursuant to this Agreement.

Mortgage Loan Documents:  With respect to a Mortgage Loan, the documents listed on Exhibit B attached hereto.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  With respect to each transaction contemplated hereby, a schedule of Mortgage Loans subject to this Agreement and annexed to the related Acknowledgement Agreement.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

Mortgagor:  The obligor on a Mortgage Note.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

Owned Mortgage Loan:  An individual Mortgage Loan originally sold by the Seller to the Owner, as to which the servicing rights are owned by the Servicer.

Owner:  Citigroup Global Markets Realty Corp., or its successor in interest or any successor to or designee or assignee of the Owner under this Agreement as herein provided.

Periodic Interest Rate Cap:  As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person:  Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Account:  With respect to a Pledged Asset Mortgage Loan, an account that is managed by the Pledge Holder to secure a Letter of Credit.

Pledge Account Maintenance Value: With respect to a Pledged Asset Mortgage Loan, a minimum percentage of the pledged amount specified in the underwriting guidelines of the Servicer.  If the balance on the Pledge Account falls below the maintenance value of the pledge amount, the Pledge Holder will require that more funds be added to the Pledge Account, or decide to make a margin call.

Pledge Account Set-Up Value: With respect to a Pledged Asset Mortgage Loan, a minimum percentage of the pledged amount specified in the underwriting guidelines of the Servicer placed in the Pledge Account to allow for market fluctuations.  The Pledge Holder determines the Pledge Account Set-Up Value.

Pledge Agreement:  With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledged Asset Mortgage Loan:  A Mortgage Loan for which the Mortgagor has pledged financial assets as partial collateral for the Mortgage Loan, in lieu of a cash down payment.

Pledge Holder: With respect to a Pledged Asset Mortgage Loan, the entity that holds the Pledge Account, manages the Pledge Account and provides the Letter of Credit.

Pledge Instruments:  With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

Pledged Value Amount:  With respect to a Pledged Asset Mortgage Loan, a minimum of 20% of the lower of the purchase price or appraised value of a Mortgaged Property.

PMI Policy:  A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.  The premiums on a PMI Policy may be paid (i) by the Mortgagor or (ii) by the Servicer from its own funds, without reimbursement, in the case of an LPMI Policy.

Prepayment Charge: With respect to any calendar month, any prepayment premium, penalty or charge payable by a Mortgagor in connection with a Principal Prepayment in full on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Prepayment Charge Payment Amount).

Prepayment Charge Payment Amount: An amount in respect of a Prepayment Charge or portion thereof waived other than as permitted in Section 4.27, paid by the Servicer as required by Section 4.27.

Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to the Owned Mortgage Loans, the month preceding the month in which the related Remittance Date occurs.  With respect to the Purchased Mortgage Loans, either (A)(i) with respect to any Principal Prepayment in full, the period that commences on and includes the 14th day of the month immediately preceding the month in which such Remittance Date occurs and ends on and includes the 13th day of the month in which such Remittance Date occurs, and (ii) with respect to any partial Principal Prepayment, the calendar month preceding the month in which the Remittance Date occurs, or (B) the calendar month preceding the month in which the Remittance Date occurs, as set forth in the related Commitment Letter .

Project:  With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease:  With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchased Mortgage Loans:  An individual Mortgage Loan, the servicing rights to which have been purchased by the Servicer from the Owner pursuant to the Flow Servicing Rights Purchase and Sale Agreement.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions were satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite and originate mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days of origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchases mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Depository:  A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another Rating Agency is specified by the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.

Qualified Insurer:  A mortgage guaranty insurance Servicer duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency or Agencies:  Any nationally recognized statistical Rating Agency, or its successors, including Standard & Poor’s, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc. and Fitch Ratings.

Recognition Agreement:  An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction.

Reconstitution Date:  The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Sale or Whole Loan Transfer pursuant to Section 9.01 hereof.  The Reconstitution Date shall be such date which the Owner shall designate.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to the Mortgage Loans, the price as stated in the Commitment Letter.

Retained Mortgage File:  With respect to each Owned Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 6 through 11 of Exhibit B attached hereto.

Sarbanes Certifying Party:  A Person who files a Sarbanes-Oxley certification directly with the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Second Lien:  With respect to a Mortgaged Property, a lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan:  A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller:  Wells Fargo Bank, N.A.

Seller/Servicer Information:  As defined in Section 9.01(f)(i)(A).

Servicer:  Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Servicer under this Agreement appointed as herein provided.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 (excluding the Servicer’s obligation to pay the premiums on LPMI Policies on Serviced-owned Mortgage Loans).

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Date:  (i) With respect to each Owned Mortgage Loan, the Closing Date, as defined in the Master Mortgage Loan Purchase Agreement and (ii) with respect to each Purchased Mortgage Loan, the Reconstitution Date as defined in the Agreement, dated as of September 15, 2005, between the Servicer and the Owner.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The percent per annum with respect to each Mortgage Loan identified on the related Mortgage Loan Schedule attached to the related Acknowledgment Agreement.

Servicing File:  With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 12 through 27 of Exhibit B attached hereto plus copies of all Mortgage Loan Documents, contained in the Custodial Mortgage File and the Retained Mortgage File, which are retained by the Company.
Servicing Officer:  Any officer of the Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificate:  With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power:  With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer of a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subsidy Account:  An account maintained by the Servicer specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

Subsidy Funds:  With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan:  Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Time$aver® Mortgage Loan:  A Mortgage Loan which has been refinanced pursuant to a Seller program that allows a rate/term refinance of an existing Owned Mortgage Loan with minimal documentation.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Securitization Transaction or Agency Sale.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01	Possession of Mortgage Files; Maintenance of Servicing Files.

Pursuant to Section 2.03 below, the Servicer has delivered the Custodial Mortgage File to the Custodian.  From and after each Servicing Date, the contents of each Retained Mortgage File shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof.  The Servicer shall maintain a Servicing File consisting of a copy of the contents of each of the Custodial Mortgage File and the Retained Mortgage File.  The possession of each Servicing File and Retained Mortgage File held by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  The ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File are vested in the Owner, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Owner and shall be retained and maintained by the Servicer, in trust, at the will of the Owner and only in such custodial capacity.  The Servicer shall release its custody of the contents of any Servicing File and Retained Mortgage File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan.  All such costs associated with the release, transfer and re-delivery of any Custodial Mortgage Files, Retained Mortgage Files and Servicing Files between the parties shall be the responsibility of the party in possession of such file or files.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Servicer agrees that it will cause the MERS System to indicate that such Mortgage Loan has been assigned by the Seller, with respect to an Owner Mortgage Loan, or assigned by the prior owner, with respect to any Purchased Mortgage Loan, the Owner in accordance with this Agreement by including (or deleting, in the case of a repurchased Mortgage Loan) in such computer files the information required by the MERS System to identify the Owner as the beneficial owner of such Mortgage Loan.

Section 2.02                                Books and Records; Transfers of Mortgage Loans.

All rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Servicer in trust for the benefit of the Owner as owner of the Mortgage Loans, and the Servicer shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any purchaser or its designee the related Retained Mortgage File and Servicing File during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan.  The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.  The Owner also shall advise the Servicer of the transfer.  Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Such notification of a transfer shall include a final loan schedule which shall be received by the Servicer no fewer than five (5) Business Days before the last Business Day of the month.  If such notification is not received as specified above, the Servicer’s duties to remit and report as required by Section 5 shall begin with the next Due Period.

With respect to the Owned Mortgage Loans, upon request from the Owner, at the Owner’s expense, the Servicer shall deliver no later than fifteen (15) Business Days after such request any Retained Mortgage File or document therein, or copies thereof, to the Owner at the direction of the Owner.  The Owner shall return any Retained Mortgage File or document therein delivered pursuant to this Section no later than ten (10) Business Days after receipt thereof.  An extension of this date may be requested from the Owner, which consent shall not be unreasonably withheld.  In the event that the Servicer fails to make delivery of the requested Retained Mortgage File or document therein, or copies thereof, as required under this Section 2.02, the Servicer shall repurchase, in accordance with the related Commitment Letter, the related Mortgage Loan within thirty (30) Business Days after receipt of a request to do so by the Owner.

Section 2.03                                Custodial Agreement; Delivery of Documents.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, which the Servicer is required to deliver at any time to the Custodian in accordance with the terms of this Agreement or which the Servicer is required to maintain in the Retained Mortgage File, the Servicer shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Servicer will be required to deliver the document to the Custodian by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Owner, which consent shall not be unreasonably withheld.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Servicer immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank.  Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01                                Servicer Representations and Warranties.

The Servicer hereby represents and warrants to the Owner that, as of each Servicing Date:

(a)	Due Organization and Authority.

The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Servicer pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d)	Ability to Service.

The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Servicer is solvent;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Servicing Date;

(i)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements; and

(k)           MERS.

The Servicer is a member of MERS in good standing.

Section 3.02                                Repurchase of Purchased Mortgage Loans.

With respect to Purchased Mortgage Loans, the Servicer shall cooperate with the Owner in facilitating the repurchase of any Purchased Mortgage Loan or Loans by a seller.  Upon receipt by the Servicer of notice from the Owner of a breach by a seller or a representation or warranty contained in any agreement between the Owner and seller, or a request by the Owner for a seller to repurchase any Purchased Mortgage Loan or Loans, the Servicer shall, at the direction of the Owner, use its best efforts to cure and correct any breach related to such deficiencies of the related Purchased Mortgage Loan or Loans.

At the time of repurchase of the Purchased Mortgage Loan or Loans, the Owner or the Custodian, as applicable, and the Servicer shall arrange for the reassignment of the repurchased Purchased Mortgage Loan or Loans to the seller according to the Owner’s instructions and, with respect to any Purchased Mortgage Loan that is a MERS Mortgage Loan, in accordance with Section 2.01, and the delivery of any documents held by the Servicer with respect to the repurchased Purchased Mortgage Loan or Loans.  The Servicer will facilitate the remittance of repurchase funds between the seller and the Owner, but shall not be required to advance funds for such repurchase and shall be reimbursed for any expenses incurred due to such repurchase.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01                                Servicer to Act as Servicer.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subservicer or a Subcontractor, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Servicer shall be responsible for any and all acts of a Subservicer or a Subcontractor, and the Servicer’s utilization of a Subservicer or a Subcontractor shall in no way relieve the liability of the Servicer under this Agreement.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, the Servicer shall not make any future advances with respect to a Mortgage Loan.  Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  The Servicer shall request written consent from the Owner to permit such a modification and the Owner shall provide written consent or notify the Servicer of its objection to such modification within three (3) Business Days of its receipt of the Servicer's request.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Owner's reliance on the Servicer.

The Servicer shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Owner.

The Servicer is authorized and empowered by the Owner, pursuant to the instructions of the Owner, in its own name, when the Servicer believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Owner and its successors and assigns.

Section 4.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of Owner, and (4) is consistent with any related PMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings, the Servicer shall notify the Owner in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Owner objects to such action within three (3) Business Days after receiving such notice.  In the event the Owner objects to such foreclosure action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the Owner in the event of liquidation, and will be advanced by the Servicer.  Upon completion of the inspection or review, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03                                Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04                                Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received in connection with a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Owner and/or subsequent purchasers of Mortgage Loans, - P & I."  The Custodial Account shall be established with a Qualified Depository.  The existence of the Custodial Account shall be evidenced by an account certification and shall be provided on the respective Servicing Date.  The Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05.

The Servicer shall deposit in the Custodial Account within one (1) Business Day of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii)	any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.02 hereof and Section 6 of the Master Mortgage Loan Purchase Agreement;

(viii)
with respect to each Principal Prepayment, the Prepayment Interest Shortfall (to be paid by the Servicer out of its funds); provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this sub clause (viii) exceed the aggregate amount of the Servicer’s Servicing Fee for the related Due Period;

(ix)	any amounts required to be deposited by the Servicer pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

(xi)	an amount from the Subsidy Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05                                Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii)
to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 5.03, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner; except that, when the Seller is required to repurchase an Owned Mortgage Loan pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer’s right to such reimbursement shall be subsequent to the payment of the Owner of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Owned Mortgage Loan;

(iii)
to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner; except that, when the Seller is required to repurchase an Owned Mortgage Loan pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer’s right to such reimbursement shall be subsequent to the payment of the Owner of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Owned Mortgage Loan;

(iv)	to pay itself interest on funds deposited in the Custodial Account;

(v)	to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi)
to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)	to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii)	to remove funds inadvertently placed in the Custodial Account by the Servicer; and

(ix)	to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Servicer is not obligated to remit on such Remittance Date.  The Servicer may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06                                Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Owner and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors - T & I."  The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  The existence of an Escrow Account shall be evidenced by an account certification and shall be provided on the Servicing Date.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.07.

The Servicer shall deposit in the Escrow Account or Accounts within one (1) Business Day of Servicer’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(iii)	all payments on account of Buydown Funds; and

(iv)	all Servicing Advances for Mortgagors whose Escrow Payment are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07                                Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Servicer;

(viii)	to remit to Owner payments on account of Buydown Funds as applicable; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08                                Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account (excluding the payment of LPMI Policy premiums, which are to be paid from the Servicer’s own funds without reimbursement) which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same, irrespective of whether the Mortgage Loan provides for Escrow Payments or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments and such amounts shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit.  The obligation of the Servicer to make such Servicing Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided that, notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by the Servicer if such Servicing Advance would, if made, constitute a nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a nonrecoverable Servicing Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 4.09                                Protection of Accounts.

The Servicer may transfer the Custodial Account, Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, provided that the Servicer shall give notice to the Owner of such transfer.

Section 4.10                                Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (ii) the greater of (x) the outstanding principal balance of the Mortgage Loan or (y) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy acceptable to Fannie Mae or Freddie Mac at any time, subject only to Section 4.11 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the require flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11                                Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with Accepted Servicing Practices.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor.  Upon request of the Owner, the Servicer shall cause to be delivered to such Owner a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Owner.

Section 4.12                                Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies that are acceptable to Fannie Mae and Freddie Mac, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees").  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Owner, the Servicer shall cause to be delivered to such Owner a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Owner.

Section 4.13                                Inspections.

If any Mortgage Loan is more than forty-five (45) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a record of each such inspection and, upon request, shall provide the Owner with such information.

Section 4.14                                Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii)	the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 4.15                                Maintenance of PMI Policy; Claims.

Except for the Pledged Asset Mortgage Loans, for each Mortgage Loan with an LTV in excess of 80% at the time of origination, the Servicer shall, without any cost to the Owner maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall, in accordance with Accepted Servicing Practices, determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Servicer determines that recoveries are so jeopardized, it shall notify the Owner and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In the event that the Servicer’s rights hereunder are terminated pursuant to Section 10.01 the Servicer shall pay any premiums on each LPMI Policy (which may include a one-time lump sum to the related LPMI provider to continue the related LPMI Policy) until the applicable Mortgage Loans have been paid in full or otherwise liquidated or another entity acceptable to the insurers of such LPMI Policy undertakes to pay such LPMI premiums.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Any premiums payable on LPMI Policies will be paid from the Servicer’s own funds without reimbursement.

Section 4.16                                Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or the Owner's designee, or in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03.  On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Servicer, or the Servicer itself.  The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17                                Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Servicer shall furnish to the Owner on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Owner shall reasonably request.

Section 4.18                                Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.
Section 4.19                                Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.  The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20                                Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

Section 4.21                                Confidentiality/Protection of Customer Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, the price paid by the Owner for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”).  For purposes of this Section, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.22                                Credit Reporting.

For Each Mortgage Loan, the Servicer shall furnish on a monthly basis complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Servicer, in accordance with the Fair Credit Reporting Act and its implementing regulations.

Section 4.23                                Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Servicer shall have deposited into the Escrow  Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement).  With respect to each Buydown Mortgage Loan, the Servicer will distribute to the Owner on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related Primary Insurance Policy) the Servicer shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Owner all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Owner in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Servicer shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Servicer shall distribute to the Owner on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.24                                Establishment of and Deposits to Subsidy Account.

The Servicer shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Owner, its successors or assigns, and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors.”  The Subsidy Account shall be an eligible deposit account established with a Qualified Depository.

The Servicer shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i)	to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

(ii)	to transfer funds to another eligible institution in accordance with Section 4.09 hereof;

(iii)           to withdraw funds deposited in error; and

(iv)	to clear and terminate the Subsidy Account upon the termination of this Agreement.

Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer may employ the Escrow Account as the Subsidy Account to the extent that the Servicer can separately identify any Subsidy Funds deposited therein.

Section 4.25                                Subordination of Second Lien Mortgage Loans.

The Servicer is authorized, without the prior approval of the Owner, to consent to the refinancing of any Superior Lien on a Mortgaged Property, provided, that the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing.

With respect to the Owned Mortgage Loans, where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Owner’s interest in the related Second Lien Mortgage Loan.  Any costs associated with such filing shall be a Servicing Advance reimbursable pursuant to Section 4.05(iii).

With respect to Purchased Mortgage Loans, where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall, at the reasonable expense of the Owner, file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Owner’s interest in the related Second Lien Mortgage Loan.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Servicer shall advance the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such advance is in the best interests of the Owner.  The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

Section 4.26                                Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section 4.26.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 4.26.

(a)           It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section 4.26 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement.  The Servicer shall be responsible or obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b)           It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

Section 4.27                                Prepayment Charge Waivers.

With respect to the Mortgage Loans and to the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge or any portion thereof is waived for any reason other than as permitted by meeting the standards described in clauses (i) and (ii) above, then the Seller shall pay to the Owner the amount of such waived Prepayment Charge or portion thereof. Such remedy amount payable by the Seller shall accompany the Seller’s next scheduled monthly remittance to the Owner following the calendar month in which the related Principal Prepayment occurred.

ARTICLE V

PAYMENTS TO OWNER

Section 5.01                                Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02                                Statements to Owner.

With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) Business Day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month.  With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) Business Day of each month, the Servicer shall furnish to the Owner a a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the 14th day of the month.

Section 5.03                                Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date.  The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, REO Disposition Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.  In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01                                Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Owner’s consent.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan.  If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02                                Satisfaction of Mortgages and Release of Retained Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the monthly remittance advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03                                Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payments.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04                                Annual Statements as to Compliance.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (a) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05                                Annual Independent Public Accountants' Servicing Report.

Except with respect to Securitization Transactions occurring on or after January 1, 2006, on or before February 28, 2006, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Owner to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  By providing Owner a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Servicer shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06                                Report on Assessment of Compliance and Attestation.

(a)           With respect to any Mortgage Loans that are the subject of a Securitization Transaction occurring on or after January 1, 2006, on or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i)
deliver to the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria set forth in an exhibit delivered by the Servicer at the time of a Securitization Transaction, which exhibit shall be substantially in the form of Exhibit C attached hereto;

(ii)
deliver to the Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 4.26(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 6.06; and

(iv)
deliver to the Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 6.06(i) shall address each of the Servicing Criteria set forth in an exhibit delivered to the Owner at the time of a Securitization Transaction or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment, which exhibit shall be substantially in the form of Exhibit C attached hereto.  An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 4.26.

Section 6.07                                Remedies.

(i)           Any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article IX, Sections 6.04, 6.05, or Section 6.06, or any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(vi)(A), or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section 6.07, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 6.04 or Section 6.06, including any failure by the Company to identify pursuant to Section 9.01(e)(vi)(B) any Subcontract “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii)           The Servicer shall promptly reimburse the Owner (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08                                Right to Examine Servicer Records.

The Owner, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.  The Owner shall pay its own expenses associated with such examination.

Section 6.09                                Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

SERVICER TO COOPERATE

Section 7.01                                Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Owner such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein.  All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Owner or any regulatory agency will be provided at the Owner’s expense.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02                                Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Owner may make available to a prospective purchaser a Consolidated Statement of Operations of the Servicer for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations.  The Servicer, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Servicer (and are available upon request to members or stockholders of the Servicer or to the public at large).

The Servicer also shall make available to Owner or prospective purchasers a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01                                Indemnification; Third Party Claims.

The Servicer shall indemnify the Owner and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Servicer immediately shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim.  The Servicer shall follow any written instructions received from the Owner in connection with such claim.  The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's repurchase obligation pursuant to Section 3.02, indemnification obligation pursuant to this Section 8.01, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02                                Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved Servicer in good standing.  Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Owner for all of the Servicer's obligations and liabilities hereunder.

Section 8.03                                Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

Section 8.04                                Limitation on Resignation and Assignment by Servicer.

The Owner has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Servicer shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Owner, which consent shall not be unreasonably withheld.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (other than pursuant to Section 4.01) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE IX

REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

Section 9.01                                Removal of Mortgage Loans from Inclusion Under this Agreement

The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, the Owner, at its sole option, may effect Whole Loan Transfers, Agency Sales or Securitization Transactions, retaining the Servicer as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer."  On the Reconstitution Date, the Mortgage Loans transferred may cease to be serviced under this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Servicer shall continue to service such rejected Mortgage Loan on behalf of the Owner in accordance with the terms and provisions of this Agreement.

The Servicer shall cooperate with the Owner in connection with each Whole Loan Transfer, Agency Sale or Securitization Transaction in accordance with this Section 9.01.  In connection therewith:

(a)
the Servicer shall make all representations and warranties with respect to the Mortgage Loans in Section 6(b) of the Master Mortgage Loan Purchase Agreement as of the related Servicing Date and with respect to the Servicer itself as of the closing date of each Whole Loan Transfer, Agency Sale or Securitization Transaction;

(b)
the Servicer shall negotiate in good faith and execute any seller/servicer agreements, pooling and servicing agreement or assignment, assumption and recognition agreement required to effectuate the foregoing, provided such agreements create no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement;

(c)	[reserved];

(d)the Servicer shall:

(i)
provide such additional representations, warranties, covenants, opinions of counsel, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any Rating Agency or the Owner, as the case may be, in connection with such Whole Loan Transfers, Agency Sales or Securitization Transactions.  The Owner shall pay all third party costs associated with the preparation of such information.  The Servicer shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Servicer and Servicer's counsel to review such seller/servicer agreements. Under this Agreement, the Servicer shall retain a Servicing Fee for each Mortgage Loan at the Servicing Fee Rate; and

(ii)
at any time as required by any Rating Agency, provide such additional documents from the related Retained Mortgage File to the Custodian as may be required by such Rating Agency within fifteen (15) Business Days of receipt of such request.

(e)
in connection with any Securitization Transaction, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall (1) within five (5) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (iv) of this subsection (e).

(i)
If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide such information regarding (1) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, the Servicer, in its capacity as Servicer hereunder, shall provide such information regarding each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)	the originator’s form of organization;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Owner or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)
a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, each Third-Party Originator and each Subservicer; and

(D)
a description of any affiliation or relationship between the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of a Securitization Transaction:

(1)	the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(ii)
If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Owner as provided below) originated by (1) the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, if the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Servicer (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, (or Third-Party Orignator) Static Pool Information with respect to more than one mortgage loan type, the Owner or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, and need not be customized for the Owner or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Owner or the Depositor, as applicable.

If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Servicer’s (in its capacity as Seller under the Master Mortgage Loan Purchase Agreement) or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Owner or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Owner or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Owner or such Depositor.

(iii)
If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A)	the Servicer’s form of organization;

(B)
a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)	whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)
information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)
If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (a) notify the Owner and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer or any Third-Party Originator and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(v)
As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (a) into which the Servicer or such Subservicer may be merged or consolidated, or (b) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)	(A)
The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner under this Section 9.01(e) that, except as disclosed in writing to the Owner or such Depositor prior to such date: (1) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (4) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer (as Seller or Servicer), any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Servicer (as Seller or Servicer), any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B)           If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under this Section 9.01(e), the Servicer shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii)
In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information reasonably available to the Servicer regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(f)
The Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement and in its capacity as Servicer hereunder, shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, or provided under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller/Servicer Information”), or (B) the omission or alleged omission to state in the Seller/Servicer Information a material fact required to be stated in the Seller/Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller/Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller/Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e), including any failure by the Servicer to identify pursuant to Section 4.26(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(vi)(A) or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller/Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

(g)
The Owner and each Person who controls the Owner (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) shall indemnify the Servicer, each affiliate of the Servicer, each Person who controls any of such parties or the Servicer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Servicer, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or (B) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Servicer Information.

The Owner and the Servicer acknowledge and agree that the purpose of Section 9.01(e) is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer (as Seller or Servicer), any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

In the event the Owner has elected to have the Servicer hold record title to the Mortgages, prior to the Reconstitution Date the Servicer shall prepare an Assignment of Mortgage in blank or to the trustee from the Servicer acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Sales or Securitization Transactions.  The Owner shall pay all preparation and recording costs associated therewith, if the Assignments of Mortgage have not been previously prepared and recorded in the name of the Owner or its designee.  The Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Servicer's receipt thereof.  Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all seller/servicer agreements.    If required at any time by a Rating Agency, Owner or successor owner in connection with any Whole Loan Transfer, Agency Sale or Securitization Transaction, the Servicer shall deliver such additional documents from its Retained Mortgage File within fifteen (15) Business Days, upon receipt of request by the Owner, to the Custodian, successor owner or other designee of the Owner as said Rating Agency, Owner or successor owner may require.

All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Securitization Transactions or (ii) that are subject to a Securitization Transaction for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01                                Events of Default.

Each of the following shall constitute an Event of Default on the part of the Servicer:

(i)
any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(ii)
failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or by the Custodian; provided the Servicer shall have additional time to remedy such failure if reasonably requested by the Servicer, and upon proof by the Servicer that it is diligently seeking to remedy such failure; provided that such initial and additional cure period shall not exceed sixty (60) days in the aggregate; or

(iii)	failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v)
the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)
the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)	the Servicer ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

(viii)
the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

(ix)
failure by the Servicer to duly perform, within the required time period, its obligations under Sections 6.04, 6.05, 6.06 or 9.01(c), which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Retained Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense.  The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02                                Waiver of Defaults.

By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01                                Termination.

This Agreement shall terminate upon either:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Servicer and the Owner in writing.

Section 11.02                                Termination Without Cause.

The Owner may terminate, at its sole option, any rights the Servicer may have hereunder, without cause as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Servicer by registered mail as provided in Section 12.05.

The Servicer shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to: (i)  2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .25% is paid per annum, (ii)  3.25% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .375% is paid per annum, and (iii)  3.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01                                Successor to Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii) or Section 11.02 the Owner shall, (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01 of this Agreement or the Seller of the representations and warranties made in the Master Mortgage Loan Purchase Agreement and the remedies available to the Owner under Section 3.02 and 8.01 of this Agreement or under the Master Mortgage Loan Purchase Agreement, it being understood and agreed that the provisions of Sections 3.01, 3.02 and 8.01 of this Agreement and the representations and warranty and remedy sections of the Master Mortgage Loan Purchase Agreement shall be applicable to the Servicer and the Seller, as applicable, notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Retained Mortgage Files, Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Owner of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02                                Amendment.

This Agreement may be amended from time to time by written agreement signed by the Servicer and the Owner.

Section 12.03                                Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04                                Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.  This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Owner.

Section 12.05                                Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Servicer:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, IA  50328-0001
Attention:  John B. Brown, MAC X2401-042
Fax: 515/213-7121

In each instance, with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001
Attention:  General Counsel MAC X2401-06T

or such other address as may hereafter be furnished to the Owner in writing by the Servicer;

(ii)           if to Owner:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 6th Floor
New York, New York  10013
Attention:  Peter D. Steinmetz

or such other address as may hereafter be furnished to the Servicer in writing by the Owner;

Section 12.06                                Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07                                Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Owner.

Section 12.08                                Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 12.09                                Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Servicer's expense in the event recordation is either necessary under applicable law or requested by the Owner at its sole option.

Section 12.10                                Assignment by Owner.

The Owner shall have the right, without the consent of the Servicer to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form attached as Exhibit F, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans.  All references to the Owner in this Agreement shall be deemed to include its assignee or designee.

Section 12.11                                Solicitation of Mortgagor.

Neither party shall, after the Servicing Date, take any action to solicit the refinancing of any Mortgage Loan.  It is understood and agreed that neither (1) promotions undertaken by either party or any affiliate which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

Section 12.12                                Further Agreements.

The Owner and the Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.13                                Third Party Beneficiary.

For purposes of this Agreement, any master servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer herein as if it were a direct party to this Agreement.

Section 12.14                                Opinion of Counsel.

Upon execution of this Agreement, and upon reasonable request by the Owner, on each Servicing Date, the Servicer shall provide an Opinion of Counsel in the form attached hereto as Exhibit G.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Owner	WELLS FARGO BANK, N.A. Servicer

By:	By:
Name:	Name:
Title:	Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires ________________

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of Citigroup Global Markets Realty Corp., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires ________________

EXHIBIT A

FORM OF ACKNOWLEDGMENT AGREEMENT

THIS ACKNOWLEDGMENT AGREEMENT, dated as of _____________, (the “Closing Date”), between @, (“Owner”), and @, (“Servicer”), (together, the “Parties”).

W I T N E S S E T H:

WHEREAS, Owner has purchased certain mortgage loans [on a servicing released basis] [on a servicing retained basis] identified on Schedule I attached hereto, (the “Mortgage Loans”).

WHEREAS, the Owner desires to retain Servicer to service and provide management and disposition services for the Mortgage Loans on behalf of the Owner pursuant to the terms of that certain Amended and Restated Flow Servicing Agreement by and between the Owner and the Servicer dated as March 1, 2006 (the “Servicing Agreement”);

NOW THEREFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           Unless otherwise amended by this Acknowledgment Agreement, all provisions of the Servicing Agreement shall apply to the servicing of the Mortgage Loans.

2.           The Servicing Fee Rate with respect to the Mortgage Loans shall be @%.

3.           The Cut-off Date with respect to the Mortgage Loans shall be _________, 20__.

4.           Capitalized terms not otherwise defined herein shall have the meanings assigned under the Servicing Agreement.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principals of conflicts of law other than Section 5-1401 of the New York General Obligations Law which shall govern.

6.           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment Agreement to be duly executed on their behalf by the undersigned, duly authorized, as of the day and year first above written.

@. Owner

By:
Name:
Title:

WELLS FARGO BANK, N.A. Servicer

By:
Name:
Title:

Schedule I

EXHIBIT B

With respect to each Mortgage Loan, the Retained Mortgage File and Custodial Mortgage File shall include each of the following items, which shall be available for inspection by the Owner and any prospective owner, and which shall be retained by the Servicer in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Amended and Restated Flow Servicing Agreement to which this Exhibit is attached (the "Agreement"):

With respect to each Custodial Mortgage File:

1.	(a)
The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of   without recourse" and signed in the name of the Servicer by an authorized officer (in the event that the Mortgage Loan was acquired by the Servicer in a merger, the signature must be in the following form:  "[Servicer], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Servicer while doing business under another name, the signature must be in the following form:  "[Servicer], formerly known as [previous name]"); or

(b)
If applicable, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2.	The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

3.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).  The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Owner.  If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Owner.  If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank.  If the Mortgage Loan was acquired by the Servicer in a merger, the Assignment of Mortgage must be made by "[Servicer], successor by merger to [name of predecessor]."  If the Mortgage Loan was acquired or originated by the Servicer while doing business under another name, the Assignment of Mortgage must be by "[Servicer], formerly know as [previous name]."  Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.  If the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

4.	The original of any guarantee executed in connection with the Mortgage Note.

5.	Original or certified copy of power of attorney, if applicable.

With respect to each Retained Mortgage File:

6.
The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation.  If in connection with any Mortgage Loan, the Servicer cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Servicing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Servicer shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer.

For each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan was originated in the name of MERS, or if the Mortgage Loan was not originated in the name of MERS, the original Mortgage and the assignment to MERS, with evidence of recording thereon.  Further, with respect to MERS Mortgage Loans, (a) the Mortgage names MERS as the Mortgagee and (b) the requirements set forth in the Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the Servicer.

7.
For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Servicer shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company tht issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment will be promptly delivered to the Custodian upon receipt thereof by the Servicer.

8.	The electronic form of PMI Policy as identified by certificate number.

9.	The original mortgagee policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

10.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

11.	For each Cooperative Loan, the original or a seller certified true copy of the following:

The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Owner;

Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Servicer;

Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

Cooperative Shares with a Stock Certificate in blank attached;

Original Proprietary Lease;

Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Servicer or in the possession of the Servicer’s agent(s):

12.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

13.	Residential loan application.

14.	Mortgage Loan closing statement.

15.	Verification of employment and income, unless originated under the Servicer's Limited Documentation program, Fannie Mae Timesaver Plus.

16.	Verification of acceptable evidence of source and amount of down payment, including any related asset verification, if applicable.

17.	Credit report on the Mortgagor.

18.	Residential appraisal report, including the related completion certificate, if applicable.

19.	Photograph of the Mortgaged Property.

20.	Survey of the Mortgage property, if required by the title company or applicable law.

21.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22.	All required disclosure statements.

23.	If available, termite report, structural engineer's report, water potability and septic certification.

24.	Sales contract, if applicable.

25.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

26.	Amortization schedule, if available.

27.	Payment history for any Mortgage Loan that has been closed for more than 90 days.

28.           Original power of attorney, if applicable.

In the event an Officer's Certificate of the Servicer is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Servicer shall deliver to the Custodian, within 240 days of the Servicing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Servicer shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT D

FORM OF SARBANES CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of Servicer] (the “Servicer”), certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT E

[RESERVED]

EXHIBIT F

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

____________, 20__

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated ___________________, 20__ between _________________, a _________________ corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee"):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Owner, in, to and under that certain Master Mortgage Loan Purchase Agreement and the Servicing Agreement, (the "Servicing Agreement"), each dated as of _________________, by and between _________________ (the "Owner"), and _________________ (the "Servicer"), and the Mortgage Loans delivered thereunder by the Servicer to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of _________________, by and among the Servicer, the Owner and _________________ (the "Custodian").

2.           The Assignor warrants and represents to, and covenants with, the Assignee that:

a.           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer with respect to the Servicing Agreement or the Mortgage Loans;

c.           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement or the Mortgage Loans; and

d.           Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.           That Assignee warrants and represent to, and covenants with, the Assignor and the Servicer pursuant to Section 12.10 of the Servicing Agreement that:

a.           The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof;

b.           The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.           The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

d.           The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

e.           The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Servicer;

f.           The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Servicing Agreements is:

Attention: _________________

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

Attention: _________________

4.           From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Servicer shall recognize the Assignee as the owner of the Mortgage Loans and the Servicer shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Servicer and the Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their respective successors and assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:
Name:	Name:
Its:	Its:
Tax Payer Identification No.:	Tax Payer Identification No.:

EXHIBIT G

FORM OF OPINION OF COUNSEL

@
@
@
@

Re:	Wells Fargo Bank, N.A.
Mortgage Loan [Series/Pool] @

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Servicer”), with respect to certain matters in connection with the servicing by the Servicer of the mortgage loans (the “Mortgage Loans”) pursuant to that certain Flow Servicing Agreement by and between the Servicer and Citigroup Global Markets Realty Corp. (the “Owner”), dated as of March 1, 2006, (the “Servicing Agreement”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

I have examined the following documents:

1.	the Servicing Agreement;

2.	the Commitment Letter; and

3.	such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion (collectively with the Servicing Agreement and Commitment Letter, the “Agreements”).

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Servicer contained in the Agreements.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

1.	The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.
The Servicer has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of such instruments.

3.
Each person who, as an officer or attorney-in-fact of the Servicer, signed (a) the Agreements, by and between the Servicer and the Owner, and (b) any other document delivered prior hereto or on the date hereof in connection with the servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Each of the Agreements has been duly authorized, executed and delivered by the Servicer and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

5.
The Servicer has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreements and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Servicer executing the Agreements and the assignments of the Mortgages represents the legal and valid signature of said officer of the Servicer.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Agreements or the consummation of the transactions contemplated by the Agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Servicer, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Servicer which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Agreements, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Agreements.

9.
For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Servicer or an employee of the Servicer responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

@
@

@/@

EXHIBIT 99.2

FIRST AMENDMENT TO
AMENDED AND RESTATED FLOW SERVICING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FLOW SERVICING AGREEMENT (“First Amendment”) dated as of August 1, 2006, by and between Citigroup Global Markets Realty Corp. (“Owner”) and Wells Fargo Bank, N.A. (“Servicer”).

WHEREAS, the Owner and the Servicer have entered into an Amended and Restated Flow Servicing Agreement dated as of March 1, 2006, as amended (the “Agreement”), which prescribes the manner of servicing and control of certain Mortgage Loans owned by the Owner and serviced by the Servicer;

WHEREAS, the Owner and the Servicer wish to amend provisions of the Agreement as provided herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

1.             Section 4.01 (Servicer to Act as Servicer) of the Agreement is hereby amended by:

a. inserting the phrase “, other than Servicing Advances,” immediately after the words “any future advances”, in the first sentence of the second paragraph; and

b. inserting the phrase “, reduce or increase the outstanding principal balance” immediately after the phrase “forgive the payment of principal”, in the second sentence of the second paragraph; and

c. replacing the word “The” at the beginning of the third sentence of the second paragraph with “the” and inserting the phrase “In the event that no default exists or is imminent,” prior to the words “the Servicer shall request”.

2.             Section 4.02 (Liquidation of Mortgage Loans) of the Agreement is hereby amended by:

a. deleting the second and third sentences of the first paragraph of such Section and replacing them with the following:

In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings; and

b. inserting the following sentence at the end of the first paragraph:“

In addition, if the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not exceed by an appreciable amount the costs and expenses of a foreclosure action, such Mortgage Loan will be charged-off and will become a liquidated loan. Once a Mortgage Loan has been charged off (a “Charged Off Loan”), the Servicer shall discontinue making Monthly Advances, and shall not be entitled to any additional servicing compensation. Prior to charging off any Mortgage Loan, the Servicer shall follow the procedures described below.

In connection with the foregoing, prior to charging off any Mortgage Loan, the Servicer shall submit to the Purchaser a request for a charge off of the related Mortgage Loan, which request shall include a financial analysis justifying such charge off (as opposed to pursuing a foreclosure action). Such analysis must include the documentation supporting the property value used in such determination. In addition, the request shall be submitted to the Purchaser or its designee in writing in the month prior to the month in which the Servicer is requesting the related charge off. The Purchaser or its designee shall respond to such charge off request within ten (10) Business Days following the submission of such request; provided that the Servicer shall not proceed with any such charge off in the event the Purchaser or its designee fails to respond within such ten (10) Business Day period. Once a Mortgage Loan is charged off, the Servicer shall notify the Purchaser or its designee in the report delivered pursuant to Section 5.02 of this Agreement.

The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with any Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which may be paid to the Servicer in respect of any accrued and unpaid Servicing Fees. The Servicer will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of any such previously accrued and unpaid Servicing Fees) will be treated as Liquidation Proceeds distributable to the Purchaser.

The Purchaser may designate any servicer to service any such Charged Off Loan and may sell any such Charged Off Loan to a third party. Notwithstanding the foregoing, the procedures described above relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Purchaser, with the reasonable consent of Servicer.

3. Section 4.04 (Establishment of and Deposits to Custodial Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

4. Section 4.06 (Establishment of and Deposits to Escrow Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

5. Section 5.02 (Statements to the Owner) of the Agreement is deleted in its entirety and replaced with the following:

“With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month. With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the end of the Principal Prepayment Period.”

6. Section 6.02 (Satisfaction of Mortgages and Release of Retained Mortgage Files) of the Agreement is amended by:

a. deleting the first sentence of the second paragraph in its entirety and replace it with the following:

“With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.”

b. deleting the first sentence of the third paragraph in its entirety and replace it with the following:

"With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.”

7. Section 6.05 (Annual Independent Public Accountant’s Servicing Report) of the Agreement is deleted in its entirety and replace with the following:

“[RESERVED]”

8. Section 6.06 (Report on Assessment of Compliance and Attestation) of the Agreement is amended by replacing the subclause (a) with the following:

“(a) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:”

9. Except as modified by this First Amendment, all terms, conditions, representations and warranties of the Agreement and any previously executed amendments or related agreements shall remain in full force and effect. If any term or condition of this First Amendment is in conflict with any term or condition of the Agreement, the terms of this First Amendment shall control.

10. This First Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to the First Amendment by their respective officers, duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.	WELLS FARGO BANK, N.A.
Owner	Servicer

By:	/s/ Richard Annichiarico	By:	/s/ Kelly Butler

Name:	Richard Annichiarico	Name:	Kelly Butler

Title:	Authorized Agent	Title:	Assistant Vice President

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of February 28, 2006 (the “Closing Date”), among Citigroup Global Markets Realty Corp., (the “Assignor”), Alesco Loan Holdings Trust (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

For and in consideration of the sum of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule attached hereto as Attachment 1-A-1 (the “Attachment 1-A-1 Mortgage Loans”), Attachment 1-A-2 (the “Attachment 1-A-2 Mortgage Loans”) and Attachment 1-A-3 (the “Attachment 1-A-3 Mortgage Loans”, and collectively with the Attachment 1-A-1 Mortgage Loans and Attachment 1-A-2 Mortgage Loans, the “Attachment 1-A Mortgage Loans”), (b) except as described below and to the extent of the Attachment 1-A-1 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of June 1, 2005 (the “June SWSA”) between the Company and the Assignor, (c) except as described below and to the extent of the Attachment 1-A-2 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (the “First July SWSA”) between the Company and the Assignor, (d) except as described below and to the extent of the Attachment 1-A-3 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (the “Second July SWSA”) between the Company and the Assignor and (e) the Flow Servicing Agreement dated as of November 1, 2005, as amended (the “Servicing Agreement”, together with the June SWSA, the First July SWSA and the Second July SWSA, the “Agreements”) between the Assignor, as owner and the Company, as servicer to the extent of the Attachment 1-A Mortgage Loans and the mortgage loans set forth on Attachment 1-B hereto (the “Attachment 1-B Mortgage Loans”).  The Attachment 1-A Mortgage Loans and Attachment 1-B Mortgage Loans shall be referred to herein collectively as the “Mortgage Loans”.   All of the Mortgage Loans shall be serviced pursuant to the Servicing Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any right, title and interest in, to and under and any mortgage loans subject to the Agreements which are not the Mortgage Loans set forth on Attachment 1-A-1, Attachment 1-A-2, Attachment 1-A-3 or Attachment 1-B (the “Mortgage Loan Schedules”) and are not the subject of this AAR Agreement.  In addition, the Assignor specifically reserves and does not assign, the right to enforce the representations and warranties set forth in Section 3.02 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the related Mortgage Loans, and the remedies set forth in Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA.

The Assignor and the Assignee each hereby retain the right to enforce the representations and warranties set forth in Section 3.01 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, Attachment 1-A-2 Mortgage Loans and Attachment 1-A-3 Mortgage Loans, respectively, and Section 3.01 of the Servicing Agreement with respect to the Attachment 1-B Mortgage Loans with respect to the Company; provided, however, that in no event shall the Company be required to pay the Repurchase Price with respect to any Mortgage Loan more than once in connection with the repurchase of a Mortgage Loan pursuant to Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA.

Representations and Warranties

2.  Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)     Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)     Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements free and clear of any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to Assignee, Assignee shall have good title to the Mortgage Loans free and clear of any and all liens, claims and encumbrances;

(c)      Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Mortgage Loans;

(d)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)       No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(f)        There is no action, suit, proceeding or investigation pending or threatened against the Assignor, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignor to perform its obligations under this AAR Agreement, and the Assignor is solvent; and

(g)       The Assignor hereby represents and warrants, for the benefit of the Assignee that the representations and warranties set forth in Section 3.02 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, Attachment 1-A-2 Mortgage Loans and Attachment 1-A-3 Mortgage Loans, respectively, are true and correct in all material respects as of the date hereof, provided that the representation and warranty set forth in Section 3.02(a) of each of the June SWSA, the First July SWSA and the Second July SWSA shall, for purposes of this AAR Agreement, relate to the Mortgage Loan Schedule with respect to the related Attachment 1-A Mortgage Loans.

3.  Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)     Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire the Mortgage Loans;

(b)     Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee.  This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)      No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)      There is no action, suit, proceeding or investigation pending or threatened against the Assignee, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignee to perform its obligations under this AAR Agreement, and the Assignee is solvent.

4.  Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)      Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)      Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the Agreements;

(c)       Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)       No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)        There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this AAR Agreement or the Agreements, and the Company is solvent; and

(f)         Pursuant to Section 9.01 of each of the June SWSA, the First July SWSA and the Second July SWSA, the Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the related Agreement are true and correct as of the date hereof, and pursuant to Section 9.01 of the Servicing Agreement the Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the Servicing Agreement are true and correct as of the date hereof.

Remedies for Breach of Representations and Warranties

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor and the Assignee in connection with any breach of the representations and warranties made by the Company set forth in Section 4 hereof shall be as set forth in Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, the Attachment 1-A-2 Mortgage Loans and the Attachment 1-A-3 Mortgage Loans, respectively, as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Recognition of Assignee.

6.  From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference, as modified by this AAR Agreement. It is the intention of the Assignor, the Company and the Assignee that the Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreements is:

Alesco Loan Holdings Trust
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Attention: John Longino
Phone: (215) 861-7717
Facsimile: (215) 861-7878

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

Wells Fargo Bank, N.A.
City:  San Francisco, CA
ABA#: 121-000-248
Acct #: 3970771416
Acct Name: Wells Fargo Bank Corporate Trust - SAS
FFC to: ALESCO Loan Holdings Trust Account #50901600

Modification of the Servicing Agreement:

7.  The Company and Assignor hereby amend the Servicing Agreement with respect to the Mortgage Loans as follows:

(A)           Section 4.02 of the Servicing Agreement is hereby modified by deleting the second and third sentences of the first paragraph and replacing them with the following:

“In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall provide written notice to the Purchaser and, if the Mortgage Loans have been included in a securitization transaction, to the master servicer, if any (the “Master Servicer”) that the Servicer intends to proceed with foreclosure.  In the event the Purchaser or, if the Purchaser is the holder of trust certificates issued in connection with a securitization transaction (in such capacity, the “Certificateholder”), either directly or through the Master Servicer objects to such action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.

(B)           Section 4.02 of the Servicing Agreement is hereby modified by adding the following paragraphs to the end of such Section:

Subject to this Section 4.02, the Servicer shall use its best reasonable efforts to realize upon any pledged assets (the “Pledged Assets”) for such of the Pledged Asset Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to this Section 4.02; provided that the Servicer shall not, on behalf of the indenture trustee in connection with a securitization transaction, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Servicer shall proceed with any REO acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan.  Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  Any other payment received by the Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Notwithstanding anything in this Agreement to the contrary, unless the Servicer has been notified that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  is no longer entitled to the rights described in this Section 4.02:

(a)           The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the Purchaser and the Master Servicer of its intention to do so, and (ii) the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within such five-Business-Day period, affirmatively object to such action.

(b)           In the event that the Servicer determines in accordance with Accepted Servicing Practices not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with Accepted Servicing Practices, the Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Purchaser and the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action unless the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within five Business Days following such notice, affirmatively object to the Servicer taking such action.

(c)           If the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  timely and affirmatively objects to an action or contemplated action of the Servicer pursuant to either (a) or (b) above, then the Purchaser shall hire or, in its capacity as Certificateholder shall instruct the Master Servicer to hire, at the Certificateholder’s sole cost and expense, three appraisal firms, selected by the Purchaser or the Master Servicer, as applicable, in its sole and absolute discretion from the list of appraisal firms attached as Exhibit H, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such Purchaser or Certificateholder objection.  If the Purchaser or the Master Servicer, as applicable, shall have received three Fair Value Prices by the end of such 30-day period, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Servicer for deposit into the Custodial Account.  All costs relating to the computation of the related Fair Value Prices shall be for the account of the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  and shall be paid by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder).

(d)           If the Purchaser or the Master Servicer, as applicable, shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)           The Purchaser or the Master Servicer, as applicable, shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)           If the Purchaser or the Master Servicer, as applicable, shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Purchaser/Master Servicer Fair Value Price”), and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms or (2) the Purchaser/Master Servicer Fair Value Price.

(iii)           If the Purchaser or the Master Servicer, as applicable, shall have received only one Fair Value Price at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the Purchaser/Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)           if such Purchaser/Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Purchaser/Master Servicer Fair Value Price; or

(B)           if such Purchaser/Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) below shall thereafter apply.

(iv)           Following the payment by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) of the Preliminary Purchase Price, the Purchaser or the Master Servicer, as applicable, shall continue to hire appraisal firms at the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A)           if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms or (y) the Purchaser/Master Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after such notice, remit to the Servicer, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; or

(B)           if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(e)           Notwithstanding anything herein to the contrary, the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 4.02 within the timeframe set forth in this Section 4.02 following the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) objection to an action of the Servicer, and the Servicer shall provide the Master Servicer, if applicable, written notice of such failure.

(f)           Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) may agree to from time to time.

(g)           To the extent that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) purchases any Mortgage Loan pursuant to this Section 4.02, the Servicer will continue to service such Mortgage Loan in accordance with this Agreement.  The parties acknowledge that, in such event, the Master Servicer in connection with a securitization transaction will have no duty or responsibility to master service any such Mortgage Loan.”

(C)           The Servicing Agreement is hereby modified to add Attachment 3 as “Exhibit H” thereto.

Miscellaneous

8.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

10.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

11.  Each of this AAR Agreement and the Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements (to the extent assigned hereunder) by Assignor to Assignee and nothing contained herein shall supersede or amend the terms of the Agreements.

12.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13.  In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

14.  Capitalized terms used in this AAR Agreement (including the exhibits hereto)  but not defined in this AAR Agreement shall have the meanings given to such terms in the Agreements.

IN WITNESS WHEREOF, the parties have caused this AAR Agreement to be executed by their duly authorized officers as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Assignor

By:__________________________________
Name: _______________________________
Its: __________________________________

ALESCO LOAN HOLDINGS TRUST, as Assignee

By:__________________________________
Name: _______________________________
Its: __________________________________

WELLS FARGO BANK, N.A., as Company

By:__________________________________
Name: _______________________________
Its: _________________________________

Attachment 1-A-1

Attachment 1-A-1 Mortgage Loans

Attachment 1-A-2

Attachment 1-A-2 Mortgage Loans

Attachment 1-A-3

Attachment 1-A-3 Mortgage Loans

Attachment 1-B

Attachment 1-B Mortgage Loans

Attachment 2

Agreements

Attachment 3

List of approved appraisal firms to be provided

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of December 6, 2006 (the “Closing Date”), among Citigroup Global Markets Realty Corp., (the “Assignor”), Alesco Loan Holdings Trust (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

Whereas, the Assignor purchased certain mortgage loans from Company on or about November 28, 2006, pursuant to a certain Assignment and Conveyance Agreement (2006-W95, 2006-W96, and 2006-W97).

For and in consideration of the sum of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans set forth on the schedule (the “Mortgage Loan Schedule”) attached hereto as Attachment 1 (the “Mortgage Loans”) and (b) except as described below, that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, as amended by the First Amendment to the Amended and Restated Flow Servicing Agreement dated August 1, 2006 (the "Servicing Agreement") and the Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006, as amended by the First Amendment to the Amended and Restated Master Mortgage Loan Purchase Agreement dated October 26, 2006 (the "MLPA" and together with the Servicing Agreement, the "Agreements"), executed between the Company, as Seller and/or Servicer and the Assignor, as Purchaser.  All of the Mortgage Loans shall be serviced pursuant to the Servicing Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any right, title and interest in, to and under and any mortgage loans subject to the Agreements which are not the Mortgage Loans set forth on Attachment 1 and are not the subject of this AAR Agreement.  In addition, the Assignor specifically reserves and does not assign, the right to enforce the representations and warranties set forth in Section 6(b) of the MLPA, and the remedies set forth in Section 4(b) of the MLPA.

The Assignor and the Assignee each hereby retain the right to enforce the representations and warranties set forth in Section 6(a) of the MLPA, and Section 3.01 of the Servicing Agreement with respect to the Mortgage Loans with respect to the Company.

Representations and Warranties

2.  Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)           Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)           Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements free and clear of any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to Assignee, Assignee shall have good title to the Mortgage Loans free and clear of any and all liens, claims and encumbrances;

(c)           Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Mortgage Loans;

(d)           Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)           No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(f)           There is no action, suit, proceeding or investigation pending or threatened against the Assignor, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignor to perform its obligations under this AAR Agreement, and the Assignor is solvent; and

(g)           The Assignor hereby represents and warrants, for the benefit of the Assignee that the representations and warranties set forth in Section 6(b) of the MLPA, are true and correct in all material respects as of the date hereof, provided that the representation and warranty set forth in Section 6(b)(i) shall for the purposes of this AAR Agreement relate to the Mortgage Loan Schedule.

3.  Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)           Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire the Mortgage Loans;

(b)           Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee.  This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)           No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)           There is no action, suit, proceeding or investigation pending or threatened against the Assignee, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignee to perform its obligations under this AAR Agreement, and the Assignee is solvent; and

(e)           The Assignee agrees to be bound, as “Purchaser” by all of the terms, covenants and conditions of the Agreement and this AAR Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Assignor and the Company all of the Assignor’s obligations as “Purchaser” thereunder that arise from and after the date hereof (all obligations of the Assignor that arise prior to the date hereof shall be retained by the Assignor), with respect to the Mortgage Loans.

4.  Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)           Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)           Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the Agreements;

(c)           Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)           No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)           There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this AAR Agreement or the Agreements, and the Company is solvent; and

(f)           The Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 6(a) of the MLPA are true and correct as of the date hereof, and that the representations and warranties set forth in Section 3.01 of the Servicing Agreement are true and correct as of the date hereof.

Remedies for Breach of Representations and Warranties

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor and the Assignee in connection with any breach of the representations and warranties made by the Company set forth in Section 4 hereof shall be as set forth in the MLPA, as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Recognition of Assignee.

6.  Subject to the provisions of Section 8 hereof, from and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference, as modified by this AAR Agreement. It is the intention of the Assignor, the Company and the Assignee that the Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreements is:

Alesco Loan Holdings Trust
2929 Arch Street
Suite 1703
Philadelphia, PA 19104
Attention: John Longino
Phone: (215) 701-9687
Facsimile: (215) 701-8281

From and after the date hereof, remittances and payments related to the Mortgage Loans shall be made to Assignor pursuant to the wire instructions provided in Section 8(D).

The Company shall also furnish to Assignee a monthly remittance advice pursuant to Section 5.02 of the Servicing Agreement to the above address. The Assignee shall forward a copy of such reports to the Assignor, by e-mail transmission, upon receipt thereof at any time that any Mortgage Loans are subject to the terms of the Master Repurchase Agreement.

Modification of the Servicing Agreement:

7.  The Company and Assignor hereby amend the Servicing Agreement with respect to the Mortgage Loans as follows:

(A)           Section 4.02 of the Servicing Agreement is hereby modified by deleting the second and third sentences of the first paragraph and replacing them with the following:

“In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall provide written notice to the Purchaser and, if the Mortgage Loans have been included in a securitization transaction, to the master servicer, if any (the “Master Servicer”) that the Servicer intends to proceed with foreclosure.  In the event the Purchaser or, if the Purchaser is the holder of trust certificates issued in connection with a securitization transaction (in such capacity, the “Certificateholder”), either directly or through the Master Servicer objects to such action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.

(B)           Section 4.02 of the Servicing Agreement is hereby modified by adding the following paragraphs to the end of such Section:

Subject to this Section 4.02, the Servicer shall use its best reasonable efforts to realize upon any pledged assets (the “Pledged Assets”) for such of the Pledged Asset Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to this Section 4.02; provided that the Servicer shall not, on behalf of the indenture trustee in connection with a securitization transaction, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Servicer shall proceed with any REO acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan.  Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  Any other payment received by the Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Notwithstanding anything in this Agreement to the contrary, unless the Servicer has been notified that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  is no longer entitled to the rights described in this Section 4.02:

(a)           The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than three Business Days prior to its commencement of such foreclosure proceedings, it notifies the Purchaser and the Master Servicer of its intention to do so, and (ii) the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within such three-Business-Day period, affirmatively object to such action.

(b)           In the event that the Servicer determines in accordance with Accepted Servicing Practices not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with Accepted Servicing Practices, the Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Purchaser and the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action unless the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within three Business Days following such notice, affirmatively object to the Servicer taking such action.

(c)           If the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  timely and affirmatively objects to an action or contemplated action of the Servicer pursuant to either (a) or (b) above, then the Purchaser shall hire or, in its capacity as Certificateholder shall instruct the Master Servicer to hire, at the Certificateholder’s sole cost and expense, three appraisal firms, selected by the Purchaser or the Master Servicer, as applicable, in its sole and absolute discretion from the list of appraisal firms attached as Exhibit H, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such Purchaser or Certificateholder objection.  If the Purchaser or the Master Servicer, as applicable, shall have received three Fair Value Prices by the end of such 30-day period, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Servicer for deposit into the Custodial Account.  All costs relating to the computation of the related Fair Value Prices shall be for the account of the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  and shall be paid by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder).

(d)           If the Purchaser or the Master Servicer, as applicable, shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)           The Purchaser or the Master Servicer, as applicable, shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)           If the Purchaser or the Master Servicer, as applicable, shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Purchaser/Master Servicer Fair Value Price”), and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms or (2) the Purchaser/Master Servicer Fair Value Price.

(iii)           If the Purchaser or the Master Servicer, as applicable, shall have received only one Fair Value Price at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the Purchaser/Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)           if such Purchaser/Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Purchaser/Master Servicer Fair Value Price; or

(B)           if such Purchaser/Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) below shall thereafter apply.

(iv)           Following the payment by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) of the Preliminary Purchase Price, the Purchaser or the Master Servicer, as applicable, shall continue to hire appraisal firms at the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A)           if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms or (y) the Purchaser/Master Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after such notice, remit to the Servicer, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; or

(B)           if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(e)           Notwithstanding anything herein to the contrary, the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 4.02 within the timeframe set forth in this Section 4.02 following the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) objection to an action of the Servicer, and the Servicer shall provide the Master Servicer, if applicable, written notice of such failure.

(f)           Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) may agree to from time to time.

(g)           To the extent that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) purchases any Mortgage Loan pursuant to this Section 4.02, the Servicer will continue to service such Mortgage Loan in accordance with this Agreement.  The parties acknowledge that, in such event, the Master Servicer in connection with a securitization transaction will have no duty or responsibility to master service any such Mortgage Loan.”

(C)          The Servicing Agreement is hereby modified to add Attachment 3 as “Exhibit H” thereto.

Agreements With Regard To Master Repurchase Agreement

8.  The Company is hereby notified that the Assignee has transferred the Mortgage Loans to the Assignor pursuant to the Master Repurchase Agreement dated as of December 6, 2006 (the "Master Repurchase Agreement"), between the Assignor and the Assignee, and the Mortgage Loans are subject to, among other things, a security interest in favor of the Assignor.

(A)  Upon receipt by the Company of (a) written notice from Assignor that a default or an event of default has occurred in which the Assignor shall identify the Mortgage Loans which are then sold to Assignor under the Master Repurchase Agreement (the "Assignor’s Mortgage Loans") in a schedule attached thereto together with an assumption by the Assignor of such rights and obligations under the Servicing Agreement, or (b) a written assignment, reasonably acceptable to the Company, by the Assignee of its rights and obligations under the Servicing Agreement to the Assignor (an "Assignment") with respect to the Assignor’s Mortgage Loans, and an assumption by the Assignor of such rights and obligations under the Servicing Agreement, the Company shall segregate all amounts collected on and after the effective date of the notice or Assignment with respect to the Assignor’s Mortgage Loans, and hold them in trust in a collection account in Assignor’s name for the sole and exclusive benefit of Assignor, and remit such collections in accordance with the Servicing Agreement.  Further, on and after the effective date of the notice and assumption or Assignment with respect to the Assignor’s Mortgage Loans, the Company agrees to service such Assignor’s Mortgage Loans for the sole and exclusive benefit of Assignor in accordance with the Servicing Agreement.

(B)  In the event the Assignor no longer holds any security interest in the Mortgage Loans pursuant to the Master Repurchase Agreement and the Assignee desires that all remittances required to be delivered to the Assignor with respect to the Mortgage Loans pursuant to Section 6 of this AAR Agreement be delivered to the Assignee, Assignee shall give the Company ten (10) Business Days written notice of such intent in order for the Company to update the title of the custodial account for the benefit of the Assignee (“Assignee’s Custodial Account”) and allow for the parties to reconcile any issues relating to the recovery of any advances of principal and interest and transfer of remittances related to the Mortgage Loans to the Assignee’s Custodial Account.

(C)  The Company shall remit any amounts in the Custodial Account to Assignor pursuant to the following wire instructions:

Chase Manhattan Bank
ABA#: 021-000-021
Acct #: 066-612-187
Acct Name: Citigroup Global Markets Realty Corp.
Ref: Alesco Financing
Attn: Mortgage Operations 212-615-7725

The Assignor shall remit any funds owing to the Assignee, pursuant to the Master Repurchase Agreement, within one (1) Business Day following the day Assignor receives a remittance from the Company.  Assignee shall separately provide wire instructions to the Assignor for such purpose.

Miscellaneous

9.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12.  Each of this AAR Agreement and the Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements (to the extent assigned hereunder) by Assignor to Assignee and nothing contained herein shall supersede or amend the terms of the Agreements.

13.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14.  In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

15.  Capitalized terms used in this AAR Agreement (including the exhibits hereto)  but not defined in this AAR Agreement shall have the meanings given to such terms in the Agreements.

IN WITNESS WHEREOF, the parties have caused this AAR Agreement to be executed by their duly authorized officers as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Assignor

By:__________________________________
Name: _______________________________
Its: __________________________________

ALESCO LOAN HOLDINGS TRUST, as Assignee

By:__________________________________
Name: _______________________________
Its: __________________________________

WELLS FARGO BANK, N.A., as Company

By:__________________________________
Name: _______________________________
Its: _________________________________

Attachment 1

Mortgage Loans

Attachment 2

Agreements

Attachment 3

List of approved appraisal firms to be provided

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the “Assignment and Assumption Agreement”), dated as of June 29, 2007, among Alesco Loan Holdings Trust (the “Assignor”), Bear Stearns ARM Trust 2007-2, as issuer (the “Assignee”), and Wells Fargo Bank, N.A. (the “Company”).

Whereas, Citigroup Global Markets Realty Corp. (“Citigroup”) and the Company entered into that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, as amended by that First Amendment dated as of August 1, 2006 (together, the “Flow Servicing Agreement”), pursuant to which the Company agreed to service the Mortgage Loans.

Whereas, Citigroup assigned all of its right, title and interest in, to and under the Flow Servicing Agreement with respect to the Mortgage Loans to the Assignor pursuant to that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006 (the “AAR”; and, together with the Flow Servicing Agreement, the “Wells Fargo Agreements”), among Citigroup, the Assignor and the Company.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Flow Servicing Agreement, as amended by the AAR, shall be subject to the terms of this Assignment and Assumption Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Flow Servicing Agreement, as amended by the AAR.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Wells Fargo Agreements with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Wells Fargo Agreements with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Wells Fargo Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, the Assignee shall become the “Owner” under the Flow Servicing Agreement, and all representations, warranties and covenants by the “Company” to the “Owner” under the Flow Servicing Agreement including, but not limited to, the rights to receive indemnification and the enforcement of the document delivery requirements, shall accrue to Assignee by virtue of this Assignment and Assumption Agreement.  Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, all representations, warranties and covenants and the ability to enforce the representations, warranties and covenants by the “Company” to the “Owner” under the Flow Servicing Agreement shall accrue to the Assignee by virtue of this Assignment and Assumption Agreement.

Representations Warranties and Covenants

2.  The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Wells Fargo Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Wells Fargo Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Wells Fargo Agreements as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(c)	There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Wells Fargo Agreements;

(d)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(e)
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Flow Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3.  The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2;

(b)
The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject.  The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
The Assignee assumes all of the rights of the Purchaser or Owner, as applicable, under the Wells Fargo Agreements with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Wells Fargo Agreements.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Wells Fargo Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Wells Fargo Agreements;

(c)
The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company.  This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
The Company shall establish a Custodial Account and an Escrow Account under the Flow Servicing Agreement, as amended by the AAR, in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Flow Servicing Agreement, as amended by the AAR, in favor of Assignor; and

(f)
Pursuant to Section 9.01 of the Flow Servicing Agreement, the Company hereby restates the representations and warranties set forth in Section 3.01 of the Flow Servicing Agreement with respect to the Company as of the date hereof as amended by Section 8 hereof.

5.  The Company warrants and represents to, and covenants with, the Assignor, Structured Asset Mortgage Investments II Inc. (“SAMI II”) and the Assignee as of the date hereof:

(a)
The Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

(b)
Except as indicated on the Company’s 2006 Certification Regarding Compliance with Applicable Servicing Criteria, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

(c)	The Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(d)
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Flow Servicing Agreement, as amended by the AAR, and this Assignment and Assumption Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

(e)
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Flow Servicing Agreement, as amended by the AAR, and this Assignment and Assumption Agreement;

(f)	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

(g)
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB other than described in the term sheet supplement, dated June 11, 2007, relating to the public offering of the publicly offered notes and the prospectus supplement, dated June 28, 2007, relating to the public offering of the publicly offered notes.

6.  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

In addition, Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto (the “Master Servicer”), has been appointed as master servicer of the Mortgage Loans pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of June 29, 2007, by and among the Assignor, the Assignee, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), SAMI II and the Master Servicer and securities administrator (in such capacity, the “Securities Administrator”).  Pursuant to the Sale and Servicing Agreement, the Master Servicer has the right to monitor the Company's performance of its servicing obligations under the Flow Servicing Agreement, as amended by Section 8 hereof.  Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Flow Servicing Agreement, as amended by Section 8 hereof, the right to receive all monthly reports and other data required to be delivered by the Company under the Flow Servicing Agreement, as amended by Section 8 hereof, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.  The Company hereby acknowledges that the Master Servicer shall be obligated to notify the Assignee in accordance with the Sale and Servicing Agreement upon the discovery of an event of default by the Company of its obligations under the Flow Servicing Agreement, as amended by Section 8 hereof and the Assignee shall have the right to terminate the Company as servicer under the Flow Servicing Agreement, as amended by Section 8 hereof, upon the occurrence of such an event of default.  The Company shall make all distributions under the Flow Servicing Agreement, as amended by Section 8 hereof, by wire transfer of immediately available funds to:

Bear Stearns BSARM 2007-2 Account
Wells Fargo Bank, N.A.
ABA# 121000248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to: BSARM 2007-2, Account # 53135900

and the Company shall deliver all reports required to be delivered under the Flow Servicing Agreement, as amended by Section 8 hereof, to the Master Servicer at:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager BSARM 2007-2
Telecopy No.: (410) 715-2380

It is expressly understood and agreed by the parties hereto that (a) this Assignment and Assumption Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Bear Stearns ARM Trust 2007-2 (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement, dated as of June 29, 2007, by and among Wilmington Trust Company, as owner trustee (the “Owner Trustee”), SAMI II and the Securities Administrator, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Owner Trustee, or any of its officers, directors employees or agents, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment and Assumption Agreement.

Recognition of Assignee

7.  From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans, and will service the Mortgage Loans in accordance with the Flow Servicing Agreement, as amended by the AAR and Section 8 hereof, the terms of which are incorporated herein by reference.   The Company acknowledges and consents to (i) the assignment by the Assignor to the Assignee of all of the Assignor's rights against the Company pursuant to the Wells Fargo Agreements and to the enforcement or exercise of any right or remedy against the Company pursuant to the Wells Fargo Agreements as assigned by the Assignor and (ii) the assignment by the Assignee to the Indenture Trustee of such rights and to the enforcement or exercise of any right or remedy by the Indenture Trustee, or the Master Servicer acting pursuant to the Sale and Servicing Agreement against the Company pursuant to this Assignment and Assumption Agreement as assigned by the Assignee. Such enforcement of a right or remedy by the Assignee, the Master Servicer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Assignor directly.

It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Wells Fargo Agreements (except as is specified in this Assignment and Assumption Agreement) which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

Modification of the Flow Servicing Agreement

8.  The Company and Assignor hereby amend the Flow Servicing Agreement as follows:

(a)  The following definitions shall be added to Article I of the Flow Servicing Agreement:

Indenture: That certain Indenture, dated as of June 29, 2007, among Citibank N.A., as the indenture trustee, Wells Fargo Bank, N.A., as the securities administrator, and Bear Stearns ARM Trust 2007-2, as the issuing entity. Appendix A of the Indenture is attached hereto as Exhibit E.

Indenture Trustee: Citibank, N.A., or its successors in interest, or any successor indenture trustee appointed as provided in the Sale and Servicing Agreement.

Master Servicer: Wells Fargo Bank, N.A., or any successor thereto.

Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or otherwise.  The determination by the Servicer that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Owner and the Master Servicer and detailing the reasons for such determination.

Noteholder: The holder of The Bear Stearns ARM Trust 2007-2 Trust Note, Series 2007-2.

Sale and Servicing Agreement:  That certain Sale and Servicing Agreement, dated as of June 29, 2007, among SAMI II, the Indenture Trustee, the Master Servicer, the Securities Administrator, Bear Stearns ARM Trust 2007-2, as issuing entity and the Assignor.

SAMI II:  Structured Asset Mortgage Investments II Inc.

Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.

Trust Agreement:  That certain Amended and Restated Trust Agreement, dated as of June 29, 2007, among Structured Asset Mortgage Investments II Inc., as the depositor, Wilmington Trust Company, as the owner trustee, and Wells Fargo Bank, N.A., as the securities administrator.

(b)  The definition of Prepayment Charge in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Prepayment Charge: With respect to any calendar month, any prepayment premium, penalty or charge payable by a Mortgagor in connection with a Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Prepayment Charge Payment Amount).

(c)  The definition of Principal Prepayment in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

(d)  The definition of Qualified Depository in Article I of the Flow Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Qualified Depository: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating as set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee.

(e)  The definition of Servicing Fee Rate in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.250%.

(f)  Article III of the Flow Servicing Agreement is hereby amended effective as of the date hereof as follows:

(1)           Section 3.01(b) is amended by replacing the “,” after the word “loans” in the third line, with a “.”, and deleting the remainder of the sentence.

(2)           Section 3.01(h) is amended by deleting, “as evidenced by the consummation of the transactions contemplated by this Agreement.”

(3)           Section 3.01(i) is deleted in its entirety.

(g)  The following sentence is added after the first sentence of the first paragraph of Section 4.02 of the Flow Servicing Agreement:

“Subject to the notice provisions of this Section 4.02, the Servicer, on behalf of the Owner, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Owner (on a present value basis) with respect to each such Mortgage Loan.”

(h)  Article IV of the Flow Servicing Agreement is hereby amended by deleting the last paragraph of Subsection 4.04 and restating it in its entirety:

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

(i)  Article IV of the Flow Servicing Agreement is hereby amended by adding the following as Subsection 4.05(x):

“(x)  to reimburse itself for any Nonrecoverable Advances;”

(j)  Article IV of the Flow Servicing Agreement is hereby amended by deleting the fourth paragraph of Section 4.10 in its entirety and replacing it with the following:

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the required amount of coverage for the Mortgaged Property and if Mortgagor does not obtain such coverage and such coverage is required by law, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf.

(k)  Article IV of the Flow Servicing Agreement is hereby amended by replacing Section 4.13 with the following:

The Servicer or its agent shall inspect the Mortgaged Property as often as deemed necessary in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved, or as may be required by the primary mortgage guaranty insurer or the Owner.  Upon request, the Servicer shall produce an electronic report of each such inspection.

(l)  Article IV of the Flow Servicing Agreement is hereby amended by adding the phrase, “, any Master Servicer” after every occurrence of the word “Owner” in Section 4.26(a) and Section 4.26(b).

(m)  Article IV of the Flow Servicing Agreement is hereby amended by adding, “9.01(e)(vii), 9.01(e)(viii)” after the phrase “Sections 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi)” in Section 4.26(a).

(n)  Article IV of the Flow Servicing Agreement is hereby amended by adding, “and such Subservicer” after the phrase “such Subcontractor” in the last sentence of Section 4.26.

(o)  The second paragraph of Section 5.01 of the Flow Servicing Agreement is hereby amended as of the date hereof by deleing references to “second Business Day” and replacing them with “Business Day.”

(p)  Article V of the Flow Servicing Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02    Statements to the Owner.

No later than the tenth (10th) calendar day (or if such tenth (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th) day of each month, the Servicer shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit I, in a mutually agreed upon format, which data shall reflect information as to the period ending on the last day of the preceding month, Exhibit J with respect to defaulted mortgage loans and Exhibit K with respect to realized losses and gains with each such report. Supplemental reporting for the Mortgage Loans which have been paid in full will be furnished to the Master Servicer two (2) Business Days following the 13th calendar day of each month.

(q)  Section 6.04 (Annual Statements as to Compliance) of the Flow Servicing Agreement is hereby amended as follows:

(1)           Delete the references to “the Owner and any Depositor” and replace each with “the Master Servicer”; and

(2)           add the following paragraph to the end of the section:

“In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an annual statement of compliance pursuant to this Section 6.04 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.”

(r)  Section 6.06 (Report on Assessment of Compliance and Attestation) of the Flow Servicing Agreement is hereby amended by replacing the references to “the Owner and any Depositor” with “the Master Servicer” and “the Owner and such Depositor” with “the Master Servicer”.

(s)  Article VI (General Servicing Procedures) of the Flow Servicing Agreement is hereby amended by adding the following as Subsection 6.06(c):

(c)       In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 6.06 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(t)  Section 6.07(ii) of the Flow Servicing Agreement is hereby amended by replacing the references to “Owner or Depositor” with “Owner, any Master Servicer or any Depositor.”

(u)  Article VI of the Flow Servicing Agreement is hereby amended by deleting Section 6.09 in its entirety and replacing it with the following:

“After the REMIC Conversion, as defined in Exhibit E, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, as defined in Exhibit E, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Notwithstanding anything in this Agreement to the contrary, the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder).

After the REMIC Conversion, prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an Opinion of Counsel reasonably acceptable to the Securities Administrator with a copy to the Trustee with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

After the REMIC Conversion, the Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(v)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:

(iv)      For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (1) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement, and (2) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to:

With respect to the Assignor:

Alesco Loan Holdings Trust
2929 Arch Street, Suite 1703
Philadelphia, PA 19104
Attn: John Longino

With respect to SAMI II:

All notification pursuant to this Section 9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

(w)  Section 9.01(e)(v) of the Flow Servicing Agreement is hereby amended effective as of the date hereof, by replacing the references to “the Owner and any Depositor” with “the Owner, the Master Servicer and any Depositor” and “the Owner and such Depositor” with “the Owner, the Master Servicer and such Depositor”.

(x)  Section 9.01(e)(vii) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by replacing such section with the following:

(vii) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)    any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)    material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)     information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(y)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:

(viii) The Servicer shall provide to the Owner, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

(z)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:

(I)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(aa)    Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended by replacing Section 9.01(f) with the following:

(f)
the Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Sections 4.26, 5.02, 6.04, 6.06 or 9.01(c) or (e) by or on behalf of the Servicer, or provided under Sections 9.01(c) or (e) by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)
any breach by the Servicer of its obligations under this Section 9.01(f), including any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.26, 5.02, 6.04, 6.06 or 9.01(c) or (e), including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(iv)(A) or in a writing furnished pursuant to Section 9.01(e)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date.

(iv)	the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under Sections 4.26, 5.02, 6.04, 6.06 or 9.01.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party ins such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(bb)  Article X (Events of Default) of the Flow Servicing Agreement is hereby amended by adding the phrase “; provided further that the failure by the Servicer to duly perform its obligations under Section 6.04, 6.06 or 9.01(c), shall be governed by Section 10.01(ix)” to the end of Section 10.01(ii).

(cc)  Section 10.01(ix) of the Flow Servicing Agreement is hereby amended by replacing the phrase “which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner” with “which failure continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered.”

(dd)  Article X (Events of Default) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 10.01:

If the Servicer is terminated pursuant to this Section 10.01, the Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(ee)  Article XI (Termination) of the Flow Servicing Agreement is hereby amended by deleting in its entirety Section 11.02.

(ff)  The first sentence of Section 12.03 (Governing Law) of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Section 12.03     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(gg)  Section 12.13 (Third Party Beneficiary) of the Flow Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Section 12.13     Third Party Beneficiary.

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

(hh)  A new Section 12.15 (Special Servicing Provisions Prior to the REMIC Conversion) is hereby added to the Flow Servicing Agreement.

Section 12.15       Special Servicing Provisions Prior to the REMIC Conversion.

            Upon receiving notice from the Securities Administrator that a lender or other entity is seeking to sell an ownership interest in the Certificates, Class X Notes or Class B Notes and thereby cause a TMP Trigger Event, as defined in Exhibit E, the Servicer shall, prior to any such sale, (i) purchase on behalf of the Depositor, if so requested by the Depositor, or sell any REO Properties and Non-REMIC-Eligible Assets, as defined in Exhibit E, to a third party at their then fair market values, and (ii) to the extent that the purchase price of such REO Properties and Non-REMIC-Eligible Assets, as defined in Exhibit E, would result in the allocation of Realized Losses, as defined in Exhibit E, to any class of Offered Notes, as defined in Exhibit E, promptly provide notice to the Indenture Trustee, the Owner Trustee and the Securities Administrator of such deficiency in the purchase price.  The Servicer shall provide the Indenture Trustee, the Owner Trustee and the Depositor with prompt notice of the completion of the steps specified in the foregoing sentence.

(ii)  A new Section 12.16 (Foreclosure Restrictions) is hereby added to the Flow Servicing Agreement.

Section 12.16  Foreclosure Restrictions.

After the REMIC Conversion, as defined in Exhibit E, the following restrictions on foreclosure shall apply with respect to any Mortgage Loans that are sixty (60) or more days Delinquent as of the “startup day” of any REMIC elected by the Underlying REMIC Trust to hold such Mortgage Loans (each such Mortgage Loan, a “Foreclosure Restricted Loan”).  In connection with the servicing of any Foreclosure Restricted Loan, the Servicer shall not acquire on behalf of any REMIC any Mortgaged Property in connection with a foreclosure on a Foreclosure Restricted Loan if the Servicer has received a written notice from the Master Servicer that the Master Servicer has determined that acquiring title to any such Mortgaged Property would cause the sum of the adjusted basis, for federal income tax purposes, of such Mortgaged Property and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, each within the meaning of section 860G of the Code, to exceed 0.75% of the aggregate adjusted basis of all of the assets of such REMIC.  In such event, the Servicer may sell the related Foreclosure Restricted Loan or liquidate the Mortgaged Property for cash in a foreclosure sale or other transaction. In addition, if the Master Servicer determines that the sum of the aggregate adjusted basis of all Mortgaged Properties acquired on behalf of any REMIC in connection with foreclosures on Foreclosure Restricted Loans and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” would exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC following any distributions to holder of any securities on any Payment Date, then prior to that Payment Date and upon receipt of written notice from the Master Servicer, the Servicer shall on behalf of such REMIC dispose of enough of such Mortgaged Properties, along with any other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, for cash, as directed by the Master Servicer, such that the sum of the aggregate adjusted basis of any such Mortgaged Properties remaining in such REMIC and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” will not exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC. In any event, the Servicer is permitted to acquire (for its own account and not on behalf of the Underlying REMIC Trust or any REMIC) any Mortgaged Property related to a Foreclosure Restricted Loan at the related foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair market value of such Mortgaged Property, as determined by the Servicer in good faith.

(jj)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit H, a copy of which is annexed hereto as Exhibit C.

(kk)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit D, or such other format as mutually agreed upon between the Servicer and the Master Servicer.

(ll)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Exhibit E, or such other format as mutually agreed upon between the Servicer and the Master Servicer.

(mm)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit C, a copy of which is annexed hereto as Exhibit F.

(nn)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit E, a copy of which is annexed hereto as Exhibit G.

9.  A copy of all assessments, attestations, reports and certificates required to be delivered by the Servicer under this Assignment and Assumption Agreement and the Flow Servicing Agreement, as amended by the AAR and Section 8 hereof, shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

Notices

10.  The Assignor’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Alesco Loan Holdings Trust
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attention: Bear Stearns ARM Trust 2007-2

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attention: Bear Stearns ARM Trust 2007-2

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wilmington Trust Company,
as owner trustee
Rodney Square North

1100 North Market Street
Wilmington, DE  19890
Attention: Bear Stearns ARM Trust 2007-2

With a copy to:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn: Bear Stearns ARM Trust 2007-2

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
1 Home Campus
MAC X2302-033
Des Moines, Iowa 50328-0001
Attention: John B. Brown

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel - MAC X2401-06T

The Securities Administrator’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager, BSARM 2007-2

Miscellaneous:

11.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

12.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of Flow Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Flow Servicing Agreement.

16.  This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Flow Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

18.  Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des Moines, Iowa 50328-0001 Attention: John B. Brown. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian’s name, address and contact information shall be provided to the Company at the aforementioned address.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

BEAR STEARNS ARM TRUST 2007-2
By: Wilmington Trust Company
not individually but solely as Owner Trustee,
as Assignee

By:
Name:
Title:

ALESCO LOAN HOLDINGS TRUST,
as Assignor

By:
Name:  John Longino
Title:    Chief Financial Officer

WELLS FARGO BANK, N.A.,
 as Company

By:
Name:
Title:

Acknowledged and Agreed:

CITIBANK, N.A., as Indenture Trustee
By: Name: Title
WELLS FARGO BANK, N.A., as Master Servicer
By: Name: Title

Exhibit A

Mortgage Loans

[Provided upon request]

Exhibit B

Amended and Restated Master Flow Servicing Agreement dated as of March 1, 2006, by and between the Company and Citigroup;

First Amendment to the Amended and Restated Flow Servicing Agreement, dated as of August 1, 2006, by and between the Company and Citigroup; and

Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, by and between Citigroup, the Assignor and the Company.

Execution Copy
7/17/2007

CITIGROUP GLOBAL MARKETS REALTY CORP.

Owner

and

WELLS FARGO BANK, N.A.

Servicer

______________________________________________________

AMENDED AND RESTATED FLOW SERVICING AGREEMENT

Dated as of March 1, 2006

______________________________________________________

Fixed and Adjustable Rate
First and Second Lien Mortgage Loans

ARTICLE I
DEFINITIONS

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V
PAYMENTS TO OWNER

ARTICLE VI
GENERAL SERVICING PROCEDURES

ARTICLE VII
SERVICER TO COOPERATE

ARTICLE VIII
THE SERVICER

ARTICLE IX
REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

ARTICLE X
DEFAULT

ARTICLE XI
TERMINATION

ARTICLE XII
MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A	Form of Acknowledgement Agreement
Exhibit B	Contents of each Custodial Mortgage File,
Retained Mortgage File and Servicing File
Exhibit C	Servicing Criteria
Exhibit D	Form of Sarbanes Certification
Exhibit E	[Reserved]
Exhibit F	Form of Assignment, Assumption and Recognition Agreement

Exhibit G	Form of Opinion of Counsel

This is an Amended and Restated Flow Servicing Agreement for fixed rate and adjustable rate residential first and second lien mortgage loans, dated and effective as of March 1, 2006, and is executed between Citigroup Global Markets Realty Corp., as owner (the "Owner"), and Wells Fargo Bank, N.A., as servicer (the "Servicer").

W I T N E S S E T H

WHEREAS, the Owner owns certain fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”);

WHEREAS, the Owner desires to have the Servicer service and administer the Mortgage Loans and the Servicer desires to service and administer the Mortgage Loans in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan serviced in accordance with all applicable federal, state and local laws and regulations, the terms of the Mortgage Loan Documents, and those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Acknowledgment Agreement:  An acknowledgment agreement substantially in the form of Exhibit A hereto, that makes specific reference to this Agreement, and which is to be executed on or prior to each Servicing Date with respect to servicing of Mortgage Loans by the Servicer.

Adjustment Date:  As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

Agency Sale:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement:  This Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value:  The value set forth on the related Mortgage Loan Schedule and determined in accordance with the terms of the agreement pursuant to which the related Mortgage Loan was purchased.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Assignment of Mortgage Note and Pledge Agreement:  With respect to a Cooperative Loan, as assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, as assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Balloon Loan:  A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located, are authorized or obligated by law or executive order to be closed.

Buydown Agreement:  An agreement between the originator of a Mortgage Loan and a Mortgagor, or an agreement among the originator, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:  In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV:  As to any Second Lien Mortgage Loan at any date of determination, the ratio on such date of the principal balance of such Mortgage Loan~~,~~ plus the principal balance of any Superior Lien, to the Appraised Value of the related Mortgaged Property.

Commission:  The United States Securities and Exchange Commission.

Commitment Letter:  The letter agreement to be executed between (i) the Seller and the Owner relating to the Owned Mortgage Loans or (ii) the Servicer and the Owner relating to the Purchased Mortgage Loans.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative:  The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Servicer if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares:  The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Assignment of Mortgage and other applicable Mortgage Loan Documents.

Custodial Mortgage File:  With respect to each Owned Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 1 through 5 of Exhibit B attached hereto, which have been delivered to the Custodian as of the related Servicing Date.

Custodian:  The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date:  With respect to each transaction contemplated hereby, the date so specified in the related Acknowledgment Agreement.

Data File:  The electronic data file prepared by the Seller and delivered to the Owner pursuant to the related Master Mortgage Loan Purchase Agreement.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act:  The Securities and Exchange Act of 1934, as amended.

Fannie Mae:  The Federal National Mortgage Association or Fannie Mae, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

First Lien:  With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

First Lien Mortgage Loan:  A Mortgage Loan secured by a First Lien on the Mortgage Property.

First Remittance Date:  With respect to each Mortgage Loan, the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month following the month in which the related Cut-off Date occurs, or such other day of the month as may be specified in the related Acknowledgement Agreement.

Flow Servicing Rights Purchase and Sale Agreement:  That certain agreement between the Owner, as seller and the Servicer, as purchaser, pursuant to which the Servicer purchases the servicing rights related to the Purchased Mortgage Loans.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or Freddie Mac, or any successor thereto.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period as set forth in the related Mortgage Note.

Letter of Credit:  With respect to a Pledged Asset Mortgage Loan, a guaranty issued to the Servicer by the Pledge Holder for the Pledged Value Amount.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any First Lien Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

LPMI Policy:   With respect to the Serviced-owned Mortgage Loans, a PMI Policy for which the Seller pays all premiums from its own funds, without reimbursement.

Master Mortgage Loan Purchase Agreement:  The agreement, dated as of March 1, 2006, between the Seller and the Owner pursuant to which the Owner purchased the Owned Mortgage Loans.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been registered with MERS on the MERS System

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The eighteen digit Mortgage Identification Number.

Monthly Advance:  The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan, or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan:  Certain fixed rate and adjustable rate mortgage loans, which mortgage loans are serviced by the Servicer pursuant to this Agreement.

Mortgage Loan Documents:  With respect to a Mortgage Loan, the documents listed on Exhibit B attached hereto.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  With respect to each transaction contemplated hereby, a schedule of Mortgage Loans subject to this Agreement and annexed to the related Acknowledgement Agreement.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

Mortgagor:  The obligor on a Mortgage Note.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

Owned Mortgage Loan:  An individual Mortgage Loan originally sold by the Seller to the Owner, as to which the servicing rights are owned by the Servicer.

Owner:  Citigroup Global Markets Realty Corp., or its successor in interest or any successor to or designee or assignee of the Owner under this Agreement as herein provided.

Periodic Interest Rate Cap:  As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person:  Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Account:  With respect to a Pledged Asset Mortgage Loan, an account that is managed by the Pledge Holder to secure a Letter of Credit.

Pledge Account Maintenance Value: With respect to a Pledged Asset Mortgage Loan, a minimum percentage of the pledged amount specified in the underwriting guidelines of the Servicer.  If the balance on the Pledge Account falls below the maintenance value of the pledge amount, the Pledge Holder will require that more funds be added to the Pledge Account, or decide to make a margin call.

Pledge Account Set-Up Value: With respect to a Pledged Asset Mortgage Loan, a minimum percentage of the pledged amount specified in the underwriting guidelines of the Servicer placed in the Pledge Account to allow for market fluctuations.  The Pledge Holder determines the Pledge Account Set-Up Value.

Pledge Agreement:  With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledged Asset Mortgage Loan:  A Mortgage Loan for which the Mortgagor has pledged financial assets as partial collateral for the Mortgage Loan, in lieu of a cash down payment.

Pledge Holder: With respect to a Pledged Asset Mortgage Loan, the entity that holds the Pledge Account, manages the Pledge Account and provides the Letter of Credit.

Pledge Instruments:  With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

Pledged Value Amount:  With respect to a Pledged Asset Mortgage Loan, a minimum of 20% of the lower of the purchase price or appraised value of a Mortgaged Property.

PMI Policy:  A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.  The premiums on a PMI Policy may be paid (i) by the Mortgagor or (ii) by the Servicer from its own funds, without reimbursement, in the case of an LPMI Policy.

Prepayment Charge: With respect to any calendar month, any prepayment premium, penalty or charge payable by a Mortgagor in connection with a Principal Prepayment in full on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Prepayment Charge Payment Amount).

Prepayment Charge Payment Amount: An amount in respect of a Prepayment Charge or portion thereof waived other than as permitted in Section 4.27, paid by the Servicer as required by Section 4.27.

Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to the Owned Mortgage Loans, the month preceding the month in which the related Remittance Date occurs.  With respect to the Purchased Mortgage Loans, either (A)(i) with respect to any Principal Prepayment in full, the period that commences on and includes the 14th day of the month immediately preceding the month in which such Remittance Date occurs and ends on and includes the 13th day of the month in which such Remittance Date occurs, and (ii) with respect to any partial Principal Prepayment, the calendar month preceding the month in which the Remittance Date occurs, or (B) the calendar month preceding the month in which the Remittance Date occurs, as set forth in the related Commitment Letter .

Project:  With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease:  With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchased Mortgage Loans:  An individual Mortgage Loan, the servicing rights to which have been purchased by the Servicer from the Owner pursuant to the Flow Servicing Rights Purchase and Sale Agreement.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions were satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite and originate mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days of origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchases mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Depository:  A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another Rating Agency is specified by the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.

Qualified Insurer:  A mortgage guaranty insurance Servicer duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency or Agencies:  Any nationally recognized statistical Rating Agency, or its successors, including Standard & Poor’s, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc. and Fitch Ratings.

Recognition Agreement:  An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction.

Reconstitution Date:  The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Sale or Whole Loan Transfer pursuant to Section 9.01 hereof.  The Reconstitution Date shall be such date which the Owner shall designate.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to the Mortgage Loans, the price as stated in the Commitment Letter.

Retained Mortgage File:  With respect to each Owned Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 6 through 11 of Exhibit B attached hereto.

Sarbanes Certifying Party:  A Person who files a Sarbanes-Oxley certification directly with the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Second Lien:  With respect to a Mortgaged Property, a lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan:  A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller:  Wells Fargo Bank, N.A.

Seller/Servicer Information:  As defined in Section 9.01(f)(i)(A).

Servicer:  Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Servicer under this Agreement appointed as herein provided.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 (excluding the Servicer’s obligation to pay the premiums on LPMI Policies on Serviced-owned Mortgage Loans).

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Date:  (i) With respect to each Owned Mortgage Loan, the Closing Date, as defined in the Master Mortgage Loan Purchase Agreement and (ii) with respect to each Purchased Mortgage Loan, the Reconstitution Date as defined in the Agreement, dated as of September 15, 2005, between the Servicer and the Owner.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The percent per annum with respect to each Mortgage Loan identified on the related Mortgage Loan Schedule attached to the related Acknowledgment Agreement.

Servicing File:  With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 12 through 27 of Exhibit B attached hereto plus copies of all Mortgage Loan Documents, contained in the Custodial Mortgage File and the Retained Mortgage File, which are retained by the Company.
Servicing Officer:  Any officer of the Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificate:  With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power:  With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer of a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subsidy Account:  An account maintained by the Servicer specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

Subsidy Funds:  With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan:  Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Time$aver® Mortgage Loan:  A Mortgage Loan which has been refinanced pursuant to a Seller program that allows a rate/term refinance of an existing Owned Mortgage Loan with minimal documentation.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Securitization Transaction or Agency Sale.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01	Possession of Mortgage Files; Maintenance of Servicing Files.

Pursuant to Section 2.03 below, the Servicer has delivered the Custodial Mortgage File to the Custodian.  From and after each Servicing Date, the contents of each Retained Mortgage File shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof.  The Servicer shall maintain a Servicing File consisting of a copy of the contents of each of the Custodial Mortgage File and the Retained Mortgage File.  The possession of each Servicing File and Retained Mortgage File held by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  The ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File are vested in the Owner, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Owner and shall be retained and maintained by the Servicer, in trust, at the will of the Owner and only in such custodial capacity.  The Servicer shall release its custody of the contents of any Servicing File and Retained Mortgage File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan.  All such costs associated with the release, transfer and re-delivery of any Custodial Mortgage Files, Retained Mortgage Files and Servicing Files between the parties shall be the responsibility of the party in possession of such file or files.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Servicer agrees that it will cause the MERS System to indicate that such Mortgage Loan has been assigned by the Seller, with respect to an Owner Mortgage Loan, or assigned by the prior owner, with respect to any Purchased Mortgage Loan, the Owner in accordance with this Agreement by including (or deleting, in the case of a repurchased Mortgage Loan) in such computer files the information required by the MERS System to identify the Owner as the beneficial owner of such Mortgage Loan.

Section 2.02                                Books and Records; Transfers of Mortgage Loans.

All rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Servicer in trust for the benefit of the Owner as owner of the Mortgage Loans, and the Servicer shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any purchaser or its designee the related Retained Mortgage File and Servicing File during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan.  The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.  The Owner also shall advise the Servicer of the transfer.  Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Such notification of a transfer shall include a final loan schedule which shall be received by the Servicer no fewer than five (5) Business Days before the last Business Day of the month.  If such notification is not received as specified above, the Servicer’s duties to remit and report as required by Section 5 shall begin with the next Due Period.

With respect to the Owned Mortgage Loans, upon request from the Owner, at the Owner’s expense, the Servicer shall deliver no later than fifteen (15) Business Days after such request any Retained Mortgage File or document therein, or copies thereof, to the Owner at the direction of the Owner.  The Owner shall return any Retained Mortgage File or document therein delivered pursuant to this Section no later than ten (10) Business Days after receipt thereof.  An extension of this date may be requested from the Owner, which consent shall not be unreasonably withheld.  In the event that the Servicer fails to make delivery of the requested Retained Mortgage File or document therein, or copies thereof, as required under this Section 2.02, the Servicer shall repurchase, in accordance with the related Commitment Letter, the related Mortgage Loan within thirty (30) Business Days after receipt of a request to do so by the Owner.

Section 2.03                                Custodial Agreement; Delivery of Documents.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, which the Servicer is required to deliver at any time to the Custodian in accordance with the terms of this Agreement or which the Servicer is required to maintain in the Retained Mortgage File, the Servicer shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Servicer will be required to deliver the document to the Custodian by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Owner, which consent shall not be unreasonably withheld.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Servicer immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank.  Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01                                Servicer Representations and Warranties.

The Servicer hereby represents and warrants to the Owner that, as of each Servicing Date:

(a)	Due Organization and Authority.

The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Servicer pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d)	Ability to Service.

The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Servicer is solvent;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Servicing Date;

(i)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements; and

(k)           MERS.

The Servicer is a member of MERS in good standing.

Section 3.02                                Repurchase of Purchased Mortgage Loans.

With respect to Purchased Mortgage Loans, the Servicer shall cooperate with the Owner in facilitating the repurchase of any Purchased Mortgage Loan or Loans by a seller.  Upon receipt by the Servicer of notice from the Owner of a breach by a seller or a representation or warranty contained in any agreement between the Owner and seller, or a request by the Owner for a seller to repurchase any Purchased Mortgage Loan or Loans, the Servicer shall, at the direction of the Owner, use its best efforts to cure and correct any breach related to such deficiencies of the related Purchased Mortgage Loan or Loans.

At the time of repurchase of the Purchased Mortgage Loan or Loans, the Owner or the Custodian, as applicable, and the Servicer shall arrange for the reassignment of the repurchased Purchased Mortgage Loan or Loans to the seller according to the Owner’s instructions and, with respect to any Purchased Mortgage Loan that is a MERS Mortgage Loan, in accordance with Section 2.01, and the delivery of any documents held by the Servicer with respect to the repurchased Purchased Mortgage Loan or Loans.  The Servicer will facilitate the remittance of repurchase funds between the seller and the Owner, but shall not be required to advance funds for such repurchase and shall be reimbursed for any expenses incurred due to such repurchase.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01                                Servicer to Act as Servicer.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subservicer or a Subcontractor, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Servicer shall be responsible for any and all acts of a Subservicer or a Subcontractor, and the Servicer’s utilization of a Subservicer or a Subcontractor shall in no way relieve the liability of the Servicer under this Agreement.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, the Servicer shall not make any future advances with respect to a Mortgage Loan.  Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  The Servicer shall request written consent from the Owner to permit such a modification and the Owner shall provide written consent or notify the Servicer of its objection to such modification within three (3) Business Days of its receipt of the Servicer's request.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Owner's reliance on the Servicer.

The Servicer shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Owner.

The Servicer is authorized and empowered by the Owner, pursuant to the instructions of the Owner, in its own name, when the Servicer believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Owner and its successors and assigns.

Section 4.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of Owner, and (4) is consistent with any related PMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings, the Servicer shall notify the Owner in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Owner objects to such action within three (3) Business Days after receiving such notice.  In the event the Owner objects to such foreclosure action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the Owner in the event of liquidation, and will be advanced by the Servicer.  Upon completion of the inspection or review, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03                                Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04                                Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received in connection with a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Owner and/or subsequent purchasers of Mortgage Loans, - P & I."  The Custodial Account shall be established with a Qualified Depository.  The existence of the Custodial Account shall be evidenced by an account certification and shall be provided on the respective Servicing Date.  The Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05.

The Servicer shall deposit in the Custodial Account within one (1) Business Day of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii)	any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.02 hereof and Section 6 of the Master Mortgage Loan Purchase Agreement;

(viii)
with respect to each Principal Prepayment, the Prepayment Interest Shortfall (to be paid by the Servicer out of its funds); provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this sub clause (viii) exceed the aggregate amount of the Servicer’s Servicing Fee for the related Due Period;

(ix)	any amounts required to be deposited by the Servicer pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

(xi)	an amount from the Subsidy Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05                                Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii)
to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 5.03, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner; except that, when the Seller is required to repurchase an Owned Mortgage Loan pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer’s right to such reimbursement shall be subsequent to the payment of the Owner of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Owned Mortgage Loan;

(iii)
to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner; except that, when the Seller is required to repurchase an Owned Mortgage Loan pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer’s right to such reimbursement shall be subsequent to the payment of the Owner of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Owned Mortgage Loan;

(iv)	to pay itself interest on funds deposited in the Custodial Account;

(v)	to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi)
to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)	to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii)	to remove funds inadvertently placed in the Custodial Account by the Servicer; and

(ix)	to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Servicer is not obligated to remit on such Remittance Date.  The Servicer may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06                                Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Owner and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors - T & I."  The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  The existence of an Escrow Account shall be evidenced by an account certification and shall be provided on the Servicing Date.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.07.

The Servicer shall deposit in the Escrow Account or Accounts within one (1) Business Day of Servicer’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(iii)	all payments on account of Buydown Funds; and

(iv)	all Servicing Advances for Mortgagors whose Escrow Payment are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07                                Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Servicer;

(viii)	to remit to Owner payments on account of Buydown Funds as applicable; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08                                Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account (excluding the payment of LPMI Policy premiums, which are to be paid from the Servicer’s own funds without reimbursement) which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same, irrespective of whether the Mortgage Loan provides for Escrow Payments or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments and such amounts shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit.  The obligation of the Servicer to make such Servicing Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided that, notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by the Servicer if such Servicing Advance would, if made, constitute a nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a nonrecoverable Servicing Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 4.09                                Protection of Accounts.

The Servicer may transfer the Custodial Account, Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, provided that the Servicer shall give notice to the Owner of such transfer.

Section 4.10                                Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (ii) the greater of (x) the outstanding principal balance of the Mortgage Loan or (y) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy acceptable to Fannie Mae or Freddie Mac at any time, subject only to Section 4.11 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the require flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11                                Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with Accepted Servicing Practices.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor.  Upon request of the Owner, the Servicer shall cause to be delivered to such Owner a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Owner.

Section 4.12                                Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies that are acceptable to Fannie Mae and Freddie Mac, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees").  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Owner, the Servicer shall cause to be delivered to such Owner a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Owner.

Section 4.13                                Inspections.

If any Mortgage Loan is more than forty-five (45) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a record of each such inspection and, upon request, shall provide the Owner with such information.

Section 4.14                                Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii)	the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 4.15                                Maintenance of PMI Policy; Claims.

Except for the Pledged Asset Mortgage Loans, for each Mortgage Loan with an LTV in excess of 80% at the time of origination, the Servicer shall, without any cost to the Owner maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall, in accordance with Accepted Servicing Practices, determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Servicer determines that recoveries are so jeopardized, it shall notify the Owner and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In the event that the Servicer’s rights hereunder are terminated pursuant to Section 10.01 the Servicer shall pay any premiums on each LPMI Policy (which may include a one-time lump sum to the related LPMI provider to continue the related LPMI Policy) until the applicable Mortgage Loans have been paid in full or otherwise liquidated or another entity acceptable to the insurers of such LPMI Policy undertakes to pay such LPMI premiums.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Any premiums payable on LPMI Policies will be paid from the Servicer’s own funds without reimbursement.

Section 4.16                                Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or the Owner's designee, or in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03.  On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Servicer, or the Servicer itself.  The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17                                Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Servicer shall furnish to the Owner on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Owner shall reasonably request.

Section 4.18                                Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

Section 4.19                                Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.  The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20                                Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

Section 4.21                                Confidentiality/Protection of Customer Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, the price paid by the Owner for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”).  For purposes of this Section, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.22                                Credit Reporting.

For Each Mortgage Loan, the Servicer shall furnish on a monthly basis complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Servicer, in accordance with the Fair Credit Reporting Act and its implementing regulations.

Section 4.23                                Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Servicer shall have deposited into the Escrow  Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement).  With respect to each Buydown Mortgage Loan, the Servicer will distribute to the Owner on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related Primary Insurance Policy) the Servicer shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Owner all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Owner in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Servicer shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Servicer shall distribute to the Owner on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.24                                Establishment of and Deposits to Subsidy Account.

The Servicer shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Owner, its successors or assigns, and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors.”  The Subsidy Account shall be an eligible deposit account established with a Qualified Depository.

The Servicer shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i)	to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

(ii)	to transfer funds to another eligible institution in accordance with Section 4.09 hereof;

(iii)           to withdraw funds deposited in error; and

(iv)	to clear and terminate the Subsidy Account upon the termination of this Agreement.

Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer may employ the Escrow Account as the Subsidy Account to the extent that the Servicer can separately identify any Subsidy Funds deposited therein.

Section 4.25                                Subordination of Second Lien Mortgage Loans.

The Servicer is authorized, without the prior approval of the Owner, to consent to the refinancing of any Superior Lien on a Mortgaged Property, provided, that the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing.

With respect to the Owned Mortgage Loans, where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Owner’s interest in the related Second Lien Mortgage Loan.  Any costs associated with such filing shall be a Servicing Advance reimbursable pursuant to Section 4.05(iii).

With respect to Purchased Mortgage Loans, where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall, at the reasonable expense of the Owner, file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Owner’s interest in the related Second Lien Mortgage Loan.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Servicer shall advance the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such advance is in the best interests of the Owner.  The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

Section 4.26                                Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section 4.26.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 4.26.

(a)           It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section 4.26 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement.  The Servicer shall be responsible or obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b)           It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

Section 4.27                                Prepayment Charge Waivers.

With respect to the Mortgage Loans and to the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge or any portion thereof is waived for any reason other than as permitted by meeting the standards described in clauses (i) and (ii) above, then the Seller shall pay to the Owner the amount of such waived Prepayment Charge or portion thereof. Such remedy amount payable by the Seller shall accompany the Seller’s next scheduled monthly remittance to the Owner following the calendar month in which the related Principal Prepayment occurred.

ARTICLE V

PAYMENTS TO OWNER

Section 5.01                                Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02                                Statements to Owner.

With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) Business Day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month.  With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) Business Day of each month, the Servicer shall furnish to the Owner a a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the 14th day of the month.

Section 5.03                                Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date.  The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, REO Disposition Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.  In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01                                Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Owner’s consent.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan.  If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02                                Satisfaction of Mortgages and Release of Retained Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the monthly remittance advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03                                Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payments.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04                                Annual Statements as to Compliance.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (a) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05                                Annual Independent Public Accountants' Servicing Report.

Except with respect to Securitization Transactions occurring on or after January 1, 2006, on or before February 28, 2006, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Owner to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  By providing Owner a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Servicer shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06                                Report on Assessment of Compliance and Attestation.

(a)           With respect to any Mortgage Loans that are the subject of a Securitization Transaction occurring on or after January 1, 2006, on or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i)
deliver to the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria set forth in an exhibit delivered by the Servicer at the time of a Securitization Transaction, which exhibit shall be substantially in the form of Exhibit C attached hereto;

(ii)
deliver to the Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 4.26(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 6.06; and

(iv)
deliver to the Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 6.06(i) shall address each of the Servicing Criteria set forth in an exhibit delivered to the Owner at the time of a Securitization Transaction or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment, which exhibit shall be substantially in the form of Exhibit C attached hereto.  An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 4.26.

Section 6.07                                Remedies.

(i)           Any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article IX, Sections 6.04, 6.05, or Section 6.06, or any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(vi)(A), or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section 6.07, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 6.04 or Section 6.06, including any failure by the Company to identify pursuant to Section 9.01(e)(vi)(B) any Subcontract “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii)           The Servicer shall promptly reimburse the Owner (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08                                Right to Examine Servicer Records.

The Owner, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.  The Owner shall pay its own expenses associated with such examination.

Section 6.09                                Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

SERVICER TO COOPERATE

Section 7.01                                Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Owner such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein.  All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Owner or any regulatory agency will be provided at the Owner’s expense.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02                                Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Owner may make available to a prospective purchaser a Consolidated Statement of Operations of the Servicer for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations.  The Servicer, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Servicer (and are available upon request to members or stockholders of the Servicer or to the public at large).

The Servicer also shall make available to Owner or prospective purchasers a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01                                Indemnification; Third Party Claims.

The Servicer shall indemnify the Owner and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Servicer immediately shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim.  The Servicer shall follow any written instructions received from the Owner in connection with such claim.  The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's repurchase obligation pursuant to Section 3.02, indemnification obligation pursuant to this Section 8.01, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02                                Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved Servicer in good standing.  Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Owner for all of the Servicer's obligations and liabilities hereunder.

Section 8.03                                Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

Section 8.04                                Limitation on Resignation and Assignment by Servicer.

The Owner has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Servicer shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Owner, which consent shall not be unreasonably withheld.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (other than pursuant to Section 4.01) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE IX

REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

Section 9.01                                Removal of Mortgage Loans from Inclusion Under this Agreement

The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, the Owner, at its sole option, may effect Whole Loan Transfers, Agency Sales or Securitization Transactions, retaining the Servicer as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer."  On the Reconstitution Date, the Mortgage Loans transferred may cease to be serviced under this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Servicer shall continue to service such rejected Mortgage Loan on behalf of the Owner in accordance with the terms and provisions of this Agreement.

The Servicer shall cooperate with the Owner in connection with each Whole Loan Transfer, Agency Sale or Securitization Transaction in accordance with this Section 9.01.  In connection therewith:

(a)
the Servicer shall make all representations and warranties with respect to the Mortgage Loans in Section 6(b) of the Master Mortgage Loan Purchase Agreement as of the related Servicing Date and with respect to the Servicer itself as of the closing date of each Whole Loan Transfer, Agency Sale or Securitization Transaction;

(b)
the Servicer shall negotiate in good faith and execute any seller/servicer agreements, pooling and servicing agreement or assignment, assumption and recognition agreement required to effectuate the foregoing, provided such agreements create no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement;

(c)	[reserved];

(d)the Servicer shall:

(i)
provide such additional representations, warranties, covenants, opinions of counsel, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any Rating Agency or the Owner, as the case may be, in connection with such Whole Loan Transfers, Agency Sales or Securitization Transactions.  The Owner shall pay all third party costs associated with the preparation of such information.  The Servicer shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Servicer and Servicer's counsel to review such seller/servicer agreements. Under this Agreement, the Servicer shall retain a Servicing Fee for each Mortgage Loan at the Servicing Fee Rate; and

(ii)
at any time as required by any Rating Agency, provide such additional documents from the related Retained Mortgage File to the Custodian as may be required by such Rating Agency within fifteen (15) Business Days of receipt of such request.

(e)
in connection with any Securitization Transaction, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall (1) within five (5) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (iv) of this subsection (e).

(i)
If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide such information regarding (1) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, the Servicer, in its capacity as Servicer hereunder, shall provide such information regarding each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)	the originator’s form of organization;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Owner or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)
a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, each Third-Party Originator and each Subservicer; and

(D)
a description of any affiliation or relationship between the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of a Securitization Transaction:

(1)	the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(ii)
If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Owner as provided below) originated by (1) the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, if the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Servicer (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, (or Third-Party Orignator) Static Pool Information with respect to more than one mortgage loan type, the Owner or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, and need not be customized for the Owner or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Owner or the Depositor, as applicable.

If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Servicer’s (in its capacity as Seller under the Master Mortgage Loan Purchase Agreement) or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Owner or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Owner or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Owner or such Depositor.

(iii)
If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A)	the Servicer’s form of organization;

(B)
a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)	whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)
information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)
If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (a) notify the Owner and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer or any Third-Party Originator and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(v)
As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (a) into which the Servicer or such Subservicer may be merged or consolidated, or (b) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)	(A)
The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner under this Section 9.01(e) that, except as disclosed in writing to the Owner or such Depositor prior to such date: (1) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (4) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer (as Seller or Servicer), any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Servicer (as Seller or Servicer), any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B)           If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under this Section 9.01(e), the Servicer shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii)
In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information reasonably available to the Servicer regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(f)
The Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement and in its capacity as Servicer hereunder, shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, or provided under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller/Servicer Information”), or (B) the omission or alleged omission to state in the Seller/Servicer Information a material fact required to be stated in the Seller/Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller/Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller/Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e), including any failure by the Servicer to identify pursuant to Section 4.26(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(vi)(A) or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller/Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

(g)
The Owner and each Person who controls the Owner (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) shall indemnify the Servicer, each affiliate of the Servicer, each Person who controls any of such parties or the Servicer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Servicer, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or (B) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Servicer Information.

The Owner and the Servicer acknowledge and agree that the purpose of Section 9.01(e) is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer (as Seller or Servicer), any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

In the event the Owner has elected to have the Servicer hold record title to the Mortgages, prior to the Reconstitution Date the Servicer shall prepare an Assignment of Mortgage in blank or to the trustee from the Servicer acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Sales or Securitization Transactions.  The Owner shall pay all preparation and recording costs associated therewith, if the Assignments of Mortgage have not been previously prepared and recorded in the name of the Owner or its designee.  The Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Servicer's receipt thereof.  Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all seller/servicer agreements.    If required at any time by a Rating Agency, Owner or successor owner in connection with any Whole Loan Transfer, Agency Sale or Securitization Transaction, the Servicer shall deliver such additional documents from its Retained Mortgage File within fifteen (15) Business Days, upon receipt of request by the Owner, to the Custodian, successor owner or other designee of the Owner as said Rating Agency, Owner or successor owner may require.

All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Securitization Transactions or (ii) that are subject to a Securitization Transaction for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01                                Events of Default.

Each of the following shall constitute an Event of Default on the part of the Servicer:

(i)
any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(ii)
failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or by the Custodian; provided the Servicer shall have additional time to remedy such failure if reasonably requested by the Servicer, and upon proof by the Servicer that it is diligently seeking to remedy such failure; provided that such initial and additional cure period shall not exceed sixty (60) days in the aggregate; or

(iii)	failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v)
the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)
the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)	the Servicer ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

(viii)
the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

(ix)
failure by the Servicer to duly perform, within the required time period, its obligations under Sections 6.04, 6.05, 6.06 or 9.01(c), which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Retained Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense.  The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02                                Waiver of Defaults.

By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01                                Termination.

This Agreement shall terminate upon either:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Servicer and the Owner in writing.

Section 11.02                                Termination Without Cause.

The Owner may terminate, at its sole option, any rights the Servicer may have hereunder, without cause as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Servicer by registered mail as provided in Section 12.05.

The Servicer shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to: (i)  2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .25% is paid per annum, (ii)  3.25% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .375% is paid per annum, and (iii)  3.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01                                Successor to Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii) or Section 11.02 the Owner shall, (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01 of this Agreement or the Seller of the representations and warranties made in the Master Mortgage Loan Purchase Agreement and the remedies available to the Owner under Section 3.02 and 8.01 of this Agreement or under the Master Mortgage Loan Purchase Agreement, it being understood and agreed that the provisions of Sections 3.01, 3.02 and 8.01 of this Agreement and the representations and warranty and remedy sections of the Master Mortgage Loan Purchase Agreement shall be applicable to the Servicer and the Seller, as applicable, notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Retained Mortgage Files, Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Owner of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02                                Amendment.

This Agreement may be amended from time to time by written agreement signed by the Servicer and the Owner.

Section 12.03                                Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04                                Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.  This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Owner.

Section 12.05                                Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Servicer:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, IA  50328-0001
Attention:  John B. Brown, MAC X2401-042
Fax: 515/213-7121

In each instance, with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001
Attention:  General Counsel MAC X2401-06T

or such other address as may hereafter be furnished to the Owner in writing by the Servicer;

(ii)           if to Owner:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 6th Floor
New York, New York  10013
Attention:  Peter D. Steinmetz

or such other address as may hereafter be furnished to the Servicer in writing by the Owner;

Section 12.06                                Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07                                Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Owner.

Section 12.08                                Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 12.09                                Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Servicer's expense in the event recordation is either necessary under applicable law or requested by the Owner at its sole option.

Section 12.10                                Assignment by Owner.

The Owner shall have the right, without the consent of the Servicer to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form attached as Exhibit F, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans.  All references to the Owner in this Agreement shall be deemed to include its assignee or designee.

Section 12.11                                Solicitation of Mortgagor.

Neither party shall, after the Servicing Date, take any action to solicit the refinancing of any Mortgage Loan.  It is understood and agreed that neither (1) promotions undertaken by either party or any affiliate which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

Section 12.12                                Further Agreements.

The Owner and the Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.13                                Third Party Beneficiary.

For purposes of this Agreement, any master servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer herein as if it were a direct party to this Agreement.

Section 12.14                                Opinion of Counsel.

Upon execution of this Agreement, and upon reasonable request by the Owner, on each Servicing Date, the Servicer shall provide an Opinion of Counsel in the form attached hereto as Exhibit G.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Owner	WELLS FARGO BANK, N.A. Servicer

By:	By:
Name:	Name:
Title:	Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires ________________

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of Citigroup Global Markets Realty Corp., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires ________________

EXHIBIT A

FORM OF ACKNOWLEDGMENT AGREEMENT

THIS ACKNOWLEDGMENT AGREEMENT, dated as of _____________, (the “Closing Date”), between @, (“Owner”), and @, (“Servicer”), (together, the “Parties”).

W I T N E S S E T H:

WHEREAS, Owner has purchased certain mortgage loans [on a servicing released basis] [on a servicing retained basis] identified on Schedule I attached hereto, (the “Mortgage Loans”).

WHEREAS, the Owner desires to retain Servicer to service and provide management and disposition services for the Mortgage Loans on behalf of the Owner pursuant to the terms of that certain Amended and Restated Flow Servicing Agreement by and between the Owner and the Servicer dated as March 1, 2006 (the “Servicing Agreement”);

NOW THEREFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           Unless otherwise amended by this Acknowledgment Agreement, all provisions of the Servicing Agreement shall apply to the servicing of the Mortgage Loans.

2.           The Servicing Fee Rate with respect to the Mortgage Loans shall be @%.

3.           The Cut-off Date with respect to the Mortgage Loans shall be _________, 20__.

4.           Capitalized terms not otherwise defined herein shall have the meanings assigned under the Servicing Agreement.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principals of conflicts of law other than Section 5-1401 of the New York General Obligations Law which shall govern.

6.           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment Agreement to be duly executed on their behalf by the undersigned, duly authorized, as of the day and year first above written.

@. Owner

By:
Name:
Title:

WELLS FARGO BANK, N.A. Servicer

By:
Name:
Title:

Schedule I

EXHIBIT B

With respect to each Mortgage Loan, the Retained Mortgage File and Custodial Mortgage File shall include each of the following items, which shall be available for inspection by the Owner and any prospective owner, and which shall be retained by the Servicer in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Amended and Restated Flow Servicing Agreement to which this Exhibit is attached (the "Agreement"):

With respect to each Custodial Mortgage File:

1.	(a)
The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of   without recourse" and signed in the name of the Servicer by an authorized officer (in the event that the Mortgage Loan was acquired by the Servicer in a merger, the signature must be in the following form:  "[Servicer], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Servicer while doing business under another name, the signature must be in the following form:  "[Servicer], formerly known as [previous name]"); or

(b)
If applicable, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2.	The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

3.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).  The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Owner.  If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Owner.  If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank.  If the Mortgage Loan was acquired by the Servicer in a merger, the Assignment of Mortgage must be made by "[Servicer], successor by merger to [name of predecessor]."  If the Mortgage Loan was acquired or originated by the Servicer while doing business under another name, the Assignment of Mortgage must be by "[Servicer], formerly know as [previous name]."  Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.  If the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

4.	The original of any guarantee executed in connection with the Mortgage Note.

5.	Original or certified copy of power of attorney, if applicable.

With respect to each Retained Mortgage File:

6.
The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation.  If in connection with any Mortgage Loan, the Servicer cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Servicing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Servicer shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer.

For each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan was originated in the name of MERS, or if the Mortgage Loan was not originated in the name of MERS, the original Mortgage and the assignment to MERS, with evidence of recording thereon.  Further, with respect to MERS Mortgage Loans, (a) the Mortgage names MERS as the Mortgagee and (b) the requirements set forth in the Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the Servicer.

7.
For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Servicer shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company tht issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment will be promptly delivered to the Custodian upon receipt thereof by the Servicer.

8.	The electronic form of PMI Policy as identified by certificate number.

9.	The original mortgagee policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

10.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

11.	For each Cooperative Loan, the original or a seller certified true copy of the following:

The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Owner;

Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Servicer;

Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

Cooperative Shares with a Stock Certificate in blank attached;

Original Proprietary Lease;

Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Servicer or in the possession of the Servicer’s agent(s):

12.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

13.	Residential loan application.

14.	Mortgage Loan closing statement.

15.	Verification of employment and income, unless originated under the Servicer's Limited Documentation program, Fannie Mae Timesaver Plus.

16.	Verification of acceptable evidence of source and amount of down payment, including any related asset verification, if applicable.

17.	Credit report on the Mortgagor.

18.	Residential appraisal report, including the related completion certificate, if applicable.

19.	Photograph of the Mortgaged Property.

20.	Survey of the Mortgage property, if required by the title company or applicable law.

21.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22.	All required disclosure statements.

23.	If available, termite report, structural engineer's report, water potability and septic certification.

24.	Sales contract, if applicable.

25.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

26.	Amortization schedule, if available.

27.	Payment history for any Mortgage Loan that has been closed for more than 90 days.

28.           Original power of attorney, if applicable.

In the event an Officer's Certificate of the Servicer is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Servicer shall deliver to the Custodian, within 240 days of the Servicing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Servicer shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT D

FORM OF SARBANES CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of Servicer] (the “Servicer”), certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT E

[RESERVED]

EXHIBIT F

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

____________, 20__

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated ___________________, 20__ between _________________, a _________________ corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee"):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Owner, in, to and under that certain Master Mortgage Loan Purchase Agreement and the Servicing Agreement, (the "Servicing Agreement"), each dated as of _________________, by and between _________________ (the "Owner"), and _________________ (the "Servicer"), and the Mortgage Loans delivered thereunder by the Servicer to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of _________________, by and among the Servicer, the Owner and _________________ (the "Custodian").

2.           The Assignor warrants and represents to, and covenants with, the Assignee that:

a.           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer with respect to the Servicing Agreement or the Mortgage Loans;

c.           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement or the Mortgage Loans; and

d.           Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.           That Assignee warrants and represent to, and covenants with, the Assignor and the Servicer pursuant to Section 12.10 of the Servicing Agreement that:

a.           The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof;

b.           The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.           The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

d.           The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

e.           The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Servicer;

f.           The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Servicing Agreements is:

Attention: _________________

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

Attention: _________________

4.           From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Servicer shall recognize the Assignee as the owner of the Mortgage Loans and the Servicer shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Servicer and the Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their respective successors and assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:
Name:	Name:
Its:	Its:
Tax Payer Identification No.:	Tax Payer Identification No.:

EXHIBIT G

FORM OF OPINION OF COUNSEL

@
@
@
@

Re:	Wells Fargo Bank, N.A.
Mortgage Loan [Series/Pool] @

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Servicer”), with respect to certain matters in connection with the servicing by the Servicer of the mortgage loans (the “Mortgage Loans”) pursuant to that certain Flow Servicing Agreement by and between the Servicer and Citigroup Global Markets Realty Corp. (the “Owner”), dated as of March 1, 2006, (the “Servicing Agreement”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

I have examined the following documents:

1.	the Servicing Agreement;

2.	the Commitment Letter; and

3.	such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion (collectively with the Servicing Agreement and Commitment Letter, the “Agreements”).

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Servicer contained in the Agreements.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

1.	The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.
The Servicer has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of such instruments.

3.
Each person who, as an officer or attorney-in-fact of the Servicer, signed (a) the Agreements, by and between the Servicer and the Owner, and (b) any other document delivered prior hereto or on the date hereof in connection with the servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Each of the Agreements has been duly authorized, executed and delivered by the Servicer and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

5.
The Servicer has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreements and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Servicer executing the Agreements and the assignments of the Mortgages represents the legal and valid signature of said officer of the Servicer.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Agreements or the consummation of the transactions contemplated by the Agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Servicer, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Servicer which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Agreements, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Agreements.

9.
For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Servicer or an employee of the Servicer responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

@
@

@/@

EXHIBIT 99.2

FIRST AMENDMENT TO
AMENDED AND RESTATED FLOW SERVICING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FLOW SERVICING AGREEMENT (“First Amendment”) dated as of August 1, 2006, by and between Citigroup Global Markets Realty Corp. (“Owner”) and Wells Fargo Bank, N.A. (“Servicer”).

WHEREAS, the Owner and the Servicer have entered into an Amended and Restated Flow Servicing Agreement dated as of March 1, 2006, as amended (the “Agreement”), which prescribes the manner of servicing and control of certain Mortgage Loans owned by the Owner and serviced by the Servicer;

WHEREAS, the Owner and the Servicer wish to amend provisions of the Agreement as provided herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

1.             Section 4.01 (Servicer to Act as Servicer) of the Agreement is hereby amended by:

a. inserting the phrase “, other than Servicing Advances,” immediately after the words “any future advances”, in the first sentence of the second paragraph; and

b. inserting the phrase “, reduce or increase the outstanding principal balance” immediately after the phrase “forgive the payment of principal”, in the second sentence of the second paragraph; and

c. replacing the word “The” at the beginning of the third sentence of the second paragraph with “the” and inserting the phrase “In the event that no default exists or is imminent,” prior to the words “the Servicer shall request”.

2.             Section 4.02 (Liquidation of Mortgage Loans) of the Agreement is hereby amended by:

a. deleting the second and third sentences of the first paragraph of such Section and replacing them with the following:

In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings; and

b. inserting the following sentence at the end of the first paragraph:“

In addition, if the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not exceed by an appreciable amount the costs and expenses of a foreclosure action, such Mortgage Loan will be charged-off and will become a liquidated loan. Once a Mortgage Loan has been charged off (a “Charged Off Loan”), the Servicer shall discontinue making Monthly Advances, and shall not be entitled to any additional servicing compensation. Prior to charging off any Mortgage Loan, the Servicer shall follow the procedures described below.

In connection with the foregoing, prior to charging off any Mortgage Loan, the Servicer shall submit to the Purchaser a request for a charge off of the related Mortgage Loan, which request shall include a financial analysis justifying such charge off (as opposed to pursuing a foreclosure action). Such analysis must include the documentation supporting the property value used in such determination. In addition, the request shall be submitted to the Purchaser or its designee in writing in the month prior to the month in which the Servicer is requesting the related charge off. The Purchaser or its designee shall respond to such charge off request within ten (10) Business Days following the submission of such request; provided that the Servicer shall not proceed with any such charge off in the event the Purchaser or its designee fails to respond within such ten (10) Business Day period. Once a Mortgage Loan is charged off, the Servicer shall notify the Purchaser or its designee in the report delivered pursuant to Section 5.02 of this Agreement.

The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with any Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which may be paid to the Servicer in respect of any accrued and unpaid Servicing Fees. The Servicer will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of any such previously accrued and unpaid Servicing Fees) will be treated as Liquidation Proceeds distributable to the Purchaser.

The Purchaser may designate any servicer to service any such Charged Off Loan and may sell any such Charged Off Loan to a third party. Notwithstanding the foregoing, the procedures described above relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Purchaser, with the reasonable consent of Servicer.

3. Section 4.04 (Establishment of and Deposits to Custodial Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

4. Section 4.06 (Establishment of and Deposits to Escrow Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

5. Section 5.02 (Statements to the Owner) of the Agreement is deleted in its entirety and replaced with the following:

“With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month. With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the end of the Principal Prepayment Period.”

6. Section 6.02 (Satisfaction of Mortgages and Release of Retained Mortgage Files) of the Agreement is amended by:

a. deleting the first sentence of the second paragraph in its entirety and replace it with the following:

“With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.”

b. deleting the first sentence of the third paragraph in its entirety and replace it with the following:

"With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.”

7. Section 6.05 (Annual Independent Public Accountant’s Servicing Report) of the Agreement is deleted in its entirety and replace with the following:

“[RESERVED]”

8. Section 6.06 (Report on Assessment of Compliance and Attestation) of the Agreement is amended by replacing the subclause (a) with the following:

“(a) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:”

9. Except as modified by this First Amendment, all terms, conditions, representations and warranties of the Agreement and any previously executed amendments or related agreements shall remain in full force and effect. If any term or condition of this First Amendment is in conflict with any term or condition of the Agreement, the terms of this First Amendment shall control.

10. This First Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to the First Amendment by their respective officers, duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.	WELLS FARGO BANK, N.A.
Owner	Servicer

By:	/s/ Richard Annichiarico	By:	/s/ Kelly Butler

Name:	Richard Annichiarico	Name:	Kelly Butler

Title:	Authorized Agent	Title:	Assistant Vice President

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of February 28, 2006 (the “Closing Date”), among Citigroup Global Markets Realty Corp., (the “Assignor”), Alesco Loan Holdings Trust (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

For and in consideration of the sum of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule attached hereto as Attachment 1-A-1 (the “Attachment 1-A-1 Mortgage Loans”), Attachment 1-A-2 (the “Attachment 1-A-2 Mortgage Loans”) and Attachment 1-A-3 (the “Attachment 1-A-3 Mortgage Loans”, and collectively with the Attachment 1-A-1 Mortgage Loans and Attachment 1-A-2 Mortgage Loans, the “Attachment 1-A Mortgage Loans”), (b) except as described below and to the extent of the Attachment 1-A-1 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of June 1, 2005 (the “June SWSA”) between the Company and the Assignor, (c) except as described below and to the extent of the Attachment 1-A-2 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (the “First July SWSA”) between the Company and the Assignor, (d) except as described below and to the extent of the Attachment 1-A-3 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (the “Second July SWSA”) between the Company and the Assignor and (e) the Flow Servicing Agreement dated as of November 1, 2005, as amended (the “Servicing Agreement”, together with the June SWSA, the First July SWSA and the Second July SWSA, the “Agreements”) between the Assignor, as owner and the Company, as servicer to the extent of the Attachment 1-A Mortgage Loans and the mortgage loans set forth on Attachment 1-B hereto (the “Attachment 1-B Mortgage Loans”).  The Attachment 1-A Mortgage Loans and Attachment 1-B Mortgage Loans shall be referred to herein collectively as the “Mortgage Loans”.   All of the Mortgage Loans shall be serviced pursuant to the Servicing Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any right, title and interest in, to and under and any mortgage loans subject to the Agreements which are not the Mortgage Loans set forth on Attachment 1-A-1, Attachment 1-A-2, Attachment 1-A-3 or Attachment 1-B (the “Mortgage Loan Schedules”) and are not the subject of this AAR Agreement.  In addition, the Assignor specifically reserves and does not assign, the right to enforce the representations and warranties set forth in Section 3.02 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the related Mortgage Loans, and the remedies set forth in Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA.

The Assignor and the Assignee each hereby retain the right to enforce the representations and warranties set forth in Section 3.01 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, Attachment 1-A-2 Mortgage Loans and Attachment 1-A-3 Mortgage Loans, respectively, and Section 3.01 of the Servicing Agreement with respect to the Attachment 1-B Mortgage Loans with respect to the Company; provided, however, that in no event shall the Company be required to pay the Repurchase Price with respect to any Mortgage Loan more than once in connection with the repurchase of a Mortgage Loan pursuant to Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA.

Representations and Warranties

2.  Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)     Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)     Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements free and clear of any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to Assignee, Assignee shall have good title to the Mortgage Loans free and clear of any and all liens, claims and encumbrances;

(c)      Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Mortgage Loans;

(d)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)       No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(f)        There is no action, suit, proceeding or investigation pending or threatened against the Assignor, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignor to perform its obligations under this AAR Agreement, and the Assignor is solvent; and

(g)       The Assignor hereby represents and warrants, for the benefit of the Assignee that the representations and warranties set forth in Section 3.02 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, Attachment 1-A-2 Mortgage Loans and Attachment 1-A-3 Mortgage Loans, respectively, are true and correct in all material respects as of the date hereof, provided that the representation and warranty set forth in Section 3.02(a) of each of the June SWSA, the First July SWSA and the Second July SWSA shall, for purposes of this AAR Agreement, relate to the Mortgage Loan Schedule with respect to the related Attachment 1-A Mortgage Loans.

3.  Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)     Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire the Mortgage Loans;

(b)     Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee.  This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)      No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)      There is no action, suit, proceeding or investigation pending or threatened against the Assignee, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignee to perform its obligations under this AAR Agreement, and the Assignee is solvent.

4.  Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)      Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)      Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the Agreements;

(c)       Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)       No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)        There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this AAR Agreement or the Agreements, and the Company is solvent; and

(f)         Pursuant to Section 9.01 of each of the June SWSA, the First July SWSA and the Second July SWSA, the Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the related Agreement are true and correct as of the date hereof, and pursuant to Section 9.01 of the Servicing Agreement the Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the Servicing Agreement are true and correct as of the date hereof.

Remedies for Breach of Representations and Warranties

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor and the Assignee in connection with any breach of the representations and warranties made by the Company set forth in Section 4 hereof shall be as set forth in Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, the Attachment 1-A-2 Mortgage Loans and the Attachment 1-A-3 Mortgage Loans, respectively, as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Recognition of Assignee.

6.  From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference, as modified by this AAR Agreement. It is the intention of the Assignor, the Company and the Assignee that the Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreements is:

Alesco Loan Holdings Trust
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Attention: John Longino
Phone: (215) 861-7717
Facsimile: (215) 861-7878

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

Wells Fargo Bank, N.A.
City:  San Francisco, CA
ABA#: 121-000-248
Acct #: 3970771416
Acct Name: Wells Fargo Bank Corporate Trust - SAS
FFC to: ALESCO Loan Holdings Trust Account #50901600

Modification of the Servicing Agreement:

7.  The Company and Assignor hereby amend the Servicing Agreement with respect to the Mortgage Loans as follows:

(A)           Section 4.02 of the Servicing Agreement is hereby modified by deleting the second and third sentences of the first paragraph and replacing them with the following:

“In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall provide written notice to the Purchaser and, if the Mortgage Loans have been included in a securitization transaction, to the master servicer, if any (the “Master Servicer”) that the Servicer intends to proceed with foreclosure.  In the event the Purchaser or, if the Purchaser is the holder of trust certificates issued in connection with a securitization transaction (in such capacity, the “Certificateholder”), either directly or through the Master Servicer objects to such action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.

(B)           Section 4.02 of the Servicing Agreement is hereby modified by adding the following paragraphs to the end of such Section:

Subject to this Section 4.02, the Servicer shall use its best reasonable efforts to realize upon any pledged assets (the “Pledged Assets”) for such of the Pledged Asset Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to this Section 4.02; provided that the Servicer shall not, on behalf of the indenture trustee in connection with a securitization transaction, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Servicer shall proceed with any REO acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan.  Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  Any other payment received by the Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Notwithstanding anything in this Agreement to the contrary, unless the Servicer has been notified that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  is no longer entitled to the rights described in this Section 4.02:

(a)           The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the Purchaser and the Master Servicer of its intention to do so, and (ii) the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within such five-Business-Day period, affirmatively object to such action.

(b)           In the event that the Servicer determines in accordance with Accepted Servicing Practices not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with Accepted Servicing Practices, the Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Purchaser and the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action unless the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within five Business Days following such notice, affirmatively object to the Servicer taking such action.

(c)           If the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  timely and affirmatively objects to an action or contemplated action of the Servicer pursuant to either (a) or (b) above, then the Purchaser shall hire or, in its capacity as Certificateholder shall instruct the Master Servicer to hire, at the Certificateholder’s sole cost and expense, three appraisal firms, selected by the Purchaser or the Master Servicer, as applicable, in its sole and absolute discretion from the list of appraisal firms attached as Exhibit H, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such Purchaser or Certificateholder objection.  If the Purchaser or the Master Servicer, as applicable, shall have received three Fair Value Prices by the end of such 30-day period, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Servicer for deposit into the Custodial Account.  All costs relating to the computation of the related Fair Value Prices shall be for the account of the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  and shall be paid by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder).

(d)           If the Purchaser or the Master Servicer, as applicable, shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)           The Purchaser or the Master Servicer, as applicable, shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)           If the Purchaser or the Master Servicer, as applicable, shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Purchaser/Master Servicer Fair Value Price”), and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms or (2) the Purchaser/Master Servicer Fair Value Price.

(iii)           If the Purchaser or the Master Servicer, as applicable, shall have received only one Fair Value Price at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the Purchaser/Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)           if such Purchaser/Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Purchaser/Master Servicer Fair Value Price; or

(B)           if such Purchaser/Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) below shall thereafter apply.

(iv)           Following the payment by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) of the Preliminary Purchase Price, the Purchaser or the Master Servicer, as applicable, shall continue to hire appraisal firms at the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A)           if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms or (y) the Purchaser/Master Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after such notice, remit to the Servicer, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; or

(B)           if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(e)           Notwithstanding anything herein to the contrary, the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 4.02 within the timeframe set forth in this Section 4.02 following the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) objection to an action of the Servicer, and the Servicer shall provide the Master Servicer, if applicable, written notice of such failure.

(f)           Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) may agree to from time to time.

(g)           To the extent that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) purchases any Mortgage Loan pursuant to this Section 4.02, the Servicer will continue to service such Mortgage Loan in accordance with this Agreement.  The parties acknowledge that, in such event, the Master Servicer in connection with a securitization transaction will have no duty or responsibility to master service any such Mortgage Loan.”

(C)           The Servicing Agreement is hereby modified to add Attachment 3 as “Exhibit H” thereto.

Miscellaneous

8.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

10.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

11.  Each of this AAR Agreement and the Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements (to the extent assigned hereunder) by Assignor to Assignee and nothing contained herein shall supersede or amend the terms of the Agreements.

12.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13.  In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

14.  Capitalized terms used in this AAR Agreement (including the exhibits hereto)  but not defined in this AAR Agreement shall have the meanings given to such terms in the Agreements.

IN WITNESS WHEREOF, the parties have caused this AAR Agreement to be executed by their duly authorized officers as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Assignor

By:__________________________________
Name: _______________________________
Its: __________________________________

ALESCO LOAN HOLDINGS TRUST, as Assignee

By:__________________________________
Name: _______________________________
Its: __________________________________

WELLS FARGO BANK, N.A., as Company

By:__________________________________
Name: _______________________________
Its: _________________________________

Attachment 1-A-1

Attachment 1-A-1 Mortgage Loans

Attachment 1-A-2

Attachment 1-A-2 Mortgage Loans

Attachment 1-A-3

Attachment 1-A-3 Mortgage Loans

Attachment 1-B

Attachment 1-B Mortgage Loans

Attachment 2

Agreements

Attachment 3

List of approved appraisal firms to be provided

Exhibit C

EXHIBIT I

REPORTING DATA FOR MONTHLY REPORT

	Standard Loan Level File Layout – Master Servicing

Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit D

EXHIBIT J

REPORTING DATA FOR DEFAULTED LOANS

Exhibit  :  Standard File Layout– Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2: Standard File Codes– Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM- Approved Assumption

•	BAP- Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes– Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes– Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit E

EXHIBIT K

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification.

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                   Date:  _______________
Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:  REO Sale                                                                            3rd Party Sale                                           Short SaleCharge Off

Was this loan granted a Bankruptcy deficiency or cramdownYes    No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exhibit F

Exhibit C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit G

EXHIBIT E

Appendix A of the Indenture

Exhibit C

EXHIBIT I

REPORTING DATA FOR MONTHLY REPORT

	Standard Loan Level File Layout – Master Servicing

Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit D

EXHIBIT J

REPORTING DATA FOR DEFAULTED LOANS

Exhibit : Standard File Layout– Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes– Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit 2: Standard File Codes– Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes– Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit E

EXHIBIT K

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                                                                                Date:  _______________
Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: ________________________________________________________
Was this loan granted a Bankruptcy deficiency or cramdown                          Yes                No
If “Yes”, provide deficiency or cramdown amount ________________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exhibit F

Exhibit C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit G

EXHIBIT E

Appendix A of the Indenture

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the “Assignment and Assumption Agreement”), dated as of June 29, 2007, among Alesco Loan Holdings Trust (the “Assignor”), Bear Stearns ARM Trust 2007-2, as issuer (the “Assignee”), and Wells Fargo Bank, N.A. (the “Company”).

Whereas, Citigroup Global Markets Realty Corp. (“Citigroup”) and the Company entered into that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, as amended by that First Amendment dated as of August 1, 2006 (together, the “Flow Servicing Agreement”), pursuant to which the Company agreed to service the Mortgage Loans.

Whereas, Citigroup assigned all of its right, title and interest in, to and under the Flow Servicing Agreement with respect to the Mortgage Loans to the Assignor pursuant to that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006 (the “AAR”; and, together with the Flow Servicing Agreement, the “Wells Fargo Agreements”), among Citigroup, the Assignor and the Company.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Flow Servicing Agreement, as amended by the AAR, shall be subject to the terms of this Assignment and Assumption Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Flow Servicing Agreement, as amended by the AAR.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Wells Fargo Agreements with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Wells Fargo Agreements with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Wells Fargo Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, the Assignee shall become the “Owner” under the Flow Servicing Agreement, and all representations, warranties and covenants by the “Company” to the “Owner” under the Flow Servicing Agreement including, but not limited to, the rights to receive indemnification and the enforcement of the document delivery requirements, shall accrue to Assignee by virtue of this Assignment and Assumption Agreement.  Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, all representations, warranties and covenants and the ability to enforce the representations, warranties and covenants by the “Company” to the “Owner” under the Flow Servicing Agreement shall accrue to the Assignee by virtue of this Assignment and Assumption Agreement.

Representations Warranties and Covenants

2.  The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Wells Fargo Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Wells Fargo Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Wells Fargo Agreements as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(c)	There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Wells Fargo Agreements;

(d)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(e)
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Flow Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3.  The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2;

(b)
The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject.  The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
The Assignee assumes all of the rights of the Purchaser or Owner, as applicable, under the Wells Fargo Agreements with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Wells Fargo Agreements.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Wells Fargo Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Wells Fargo Agreements;

(c)
The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company.  This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
The Company shall establish a Custodial Account and an Escrow Account under the Flow Servicing Agreement, as amended by the AAR, in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Flow Servicing Agreement, as amended by the AAR, in favor of Assignor; and

(f)
Pursuant to Section 9.01 of the Flow Servicing Agreement, the Company hereby restates the representations and warranties set forth in Section 3.01 of the Flow Servicing Agreement with respect to the Company as of the date hereof as amended by Section 8 hereof.

5.  The Company warrants and represents to, and covenants with, the Assignor, Structured Asset Mortgage Investments II Inc. (“SAMI II”) and the Assignee as of the date hereof:

(a)
The Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

(b)
Except as indicated on the Company’s 2006 Certification Regarding Compliance with Applicable Servicing Criteria, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

(c)	The Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(d)
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Flow Servicing Agreement, as amended by the AAR, and this Assignment and Assumption Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

(e)
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Flow Servicing Agreement, as amended by the AAR, and this Assignment and Assumption Agreement;

(f)	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

(g)
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB other than described in the term sheet supplement, dated June 11, 2007, relating to the public offering of the publicly offered notes and the prospectus supplement, dated June 28, 2007, relating to the public offering of the publicly offered notes.

6.  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

In addition, Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto (the “Master Servicer”), has been appointed as master servicer of the Mortgage Loans pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of June 29, 2007, by and among the Assignor, the Assignee, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), SAMI II and the Master Servicer and securities administrator (in such capacity, the “Securities Administrator”).  Pursuant to the Sale and Servicing Agreement, the Master Servicer has the right to monitor the Company's performance of its servicing obligations under the Flow Servicing Agreement, as amended by Section 8 hereof.  Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Flow Servicing Agreement, as amended by Section 8 hereof, the right to receive all monthly reports and other data required to be delivered by the Company under the Flow Servicing Agreement, as amended by Section 8 hereof, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.  The Company hereby acknowledges that the Master Servicer shall be obligated to notify the Assignee in accordance with the Sale and Servicing Agreement upon the discovery of an event of default by the Company of its obligations under the Flow Servicing Agreement, as amended by Section 8 hereof and the Assignee shall have the right to terminate the Company as servicer under the Flow Servicing Agreement, as amended by Section 8 hereof, upon the occurrence of such an event of default.  The Company shall make all distributions under the Flow Servicing Agreement, as amended by Section 8 hereof, by wire transfer of immediately available funds to:

Bear Stearns BSARM 2007-2 Account
Wells Fargo Bank, N.A.
ABA# 121000248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to: BSARM 2007-2, Account # 53135900

and the Company shall deliver all reports required to be delivered under the Flow Servicing Agreement, as amended by Section 8 hereof, to the Master Servicer at:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager BSARM 2007-2
Telecopy No.: (410) 715-2380

It is expressly understood and agreed by the parties hereto that (a) this Assignment and Assumption Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Bear Stearns ARM Trust 2007-2 (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement, dated as of June 29, 2007, by and among Wilmington Trust Company, as owner trustee (the “Owner Trustee”), SAMI II and the Securities Administrator, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Owner Trustee, or any of its officers, directors employees or agents, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment and Assumption Agreement.

Recognition of Assignee

7.  From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans, and will service the Mortgage Loans in accordance with the Flow Servicing Agreement, as amended by the AAR and Section 8 hereof, the terms of which are incorporated herein by reference.   The Company acknowledges and consents to (i) the assignment by the Assignor to the Assignee of all of the Assignor's rights against the Company pursuant to the Wells Fargo Agreements and to the enforcement or exercise of any right or remedy against the Company pursuant to the Wells Fargo Agreements as assigned by the Assignor and (ii) the assignment by the Assignee to the Indenture Trustee of such rights and to the enforcement or exercise of any right or remedy by the Indenture Trustee, or the Master Servicer acting pursuant to the Sale and Servicing Agreement against the Company pursuant to this Assignment and Assumption Agreement as assigned by the Assignee. Such enforcement of a right or remedy by the Assignee, the Master Servicer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Assignor directly.

It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Wells Fargo Agreements (except as is specified in this Assignment and Assumption Agreement) which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

Modification of the Flow Servicing Agreement

8.  The Company and Assignor hereby amend the Flow Servicing Agreement as follows:

(a)  The following definitions shall be added to Article I of the Flow Servicing Agreement:

Indenture: That certain Indenture, dated as of June 29, 2007, among Citibank N.A., as the indenture trustee, Wells Fargo Bank, N.A., as the securities administrator, and Bear Stearns ARM Trust 2007-2, as the issuing entity. Appendix A of the Indenture is attached hereto as Exhibit E.

Indenture Trustee: Citibank, N.A., or its successors in interest, or any successor indenture trustee appointed as provided in the Sale and Servicing Agreement.

Master Servicer: Wells Fargo Bank, N.A., or any successor thereto.

Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or otherwise.  The determination by the Servicer that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Owner and the Master Servicer and detailing the reasons for such determination.

Noteholder: The holder of The Bear Stearns ARM Trust 2007-2 Trust Note, Series 2007-2.

Sale and Servicing Agreement:  That certain Sale and Servicing Agreement, dated as of June 29, 2007, among SAMI II, the Indenture Trustee, the Master Servicer, the Securities Administrator, Bear Stearns ARM Trust 2007-2, as issuing entity and the Assignor.

SAMI II:  Structured Asset Mortgage Investments II Inc.

Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.

Trust Agreement:  That certain Amended and Restated Trust Agreement, dated as of June 29, 2007, among Structured Asset Mortgage Investments II Inc., as the depositor, Wilmington Trust Company, as the owner trustee, and Wells Fargo Bank, N.A., as the securities administrator.

(b)  The definition of Prepayment Charge in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Prepayment Charge: With respect to any calendar month, any prepayment premium, penalty or charge payable by a Mortgagor in connection with a Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Prepayment Charge Payment Amount).

(c)  The definition of Principal Prepayment in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

(d)  The definition of Qualified Depository in Article I of the Flow Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Qualified Depository: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating as set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee.

(e)  The definition of Servicing Fee Rate in Article I of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.250%.

(f)  Article III of the Flow Servicing Agreement is hereby amended effective as of the date hereof as follows:

(1)           Section 3.01(b) is amended by replacing the “,” after the word “loans” in the third line, with a “.”, and deleting the remainder of the sentence.

(2)           Section 3.01(h) is amended by deleting, “as evidenced by the consummation of the transactions contemplated by this Agreement.”

(3)           Section 3.01(i) is deleted in its entirety.

(g)  The following sentence is added after the first sentence of the first paragraph of Section 4.02 of the Flow Servicing Agreement:

“Subject to the notice provisions of this Section 4.02, the Servicer, on behalf of the Owner, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Owner (on a present value basis) with respect to each such Mortgage Loan.”

(h)  Article IV of the Flow Servicing Agreement is hereby amended by deleting the last paragraph of Subsection 4.04 and restating it in its entirety:

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

(i)  Article IV of the Flow Servicing Agreement is hereby amended by adding the following as Subsection 4.05(x):

“(x)  to reimburse itself for any Nonrecoverable Advances;”

(j)  Article IV of the Flow Servicing Agreement is hereby amended by deleting the fourth paragraph of Section 4.10 in its entirety and replacing it with the following:

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the required amount of coverage for the Mortgaged Property and if Mortgagor does not obtain such coverage and such coverage is required by law, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf.

(k)  Article IV of the Flow Servicing Agreement is hereby amended by replacing Section 4.13 with the following:

The Servicer or its agent shall inspect the Mortgaged Property as often as deemed necessary in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved, or as may be required by the primary mortgage guaranty insurer or the Owner.  Upon request, the Servicer shall produce an electronic report of each such inspection.

(l)  Article IV of the Flow Servicing Agreement is hereby amended by adding the phrase, “, any Master Servicer” after every occurrence of the word “Owner” in Section 4.26(a) and Section 4.26(b).

(m)  Article IV of the Flow Servicing Agreement is hereby amended by adding, “9.01(e)(vii), 9.01(e)(viii)” after the phrase “Sections 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi)” in Section 4.26(a).

(n)  Article IV of the Flow Servicing Agreement is hereby amended by adding, “and such Subservicer” after the phrase “such Subcontractor” in the last sentence of Section 4.26.

(o)  The second paragraph of Section 5.01 of the Flow Servicing Agreement is hereby amended as of the date hereof by deleing references to “second Business Day” and replacing them with “Business Day.”

(p)  Article V of the Flow Servicing Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02    Statements to the Owner.

No later than the tenth (10th) calendar day (or if such tenth (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th) day of each month, the Servicer shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit I, in a mutually agreed upon format, which data shall reflect information as to the period ending on the last day of the preceding month, Exhibit J with respect to defaulted mortgage loans and Exhibit K with respect to realized losses and gains with each such report. Supplemental reporting for the Mortgage Loans which have been paid in full will be furnished to the Master Servicer two (2) Business Days following the 13th calendar day of each month.

(q)  Section 6.04 (Annual Statements as to Compliance) of the Flow Servicing Agreement is hereby amended as follows:

(1)           Delete the references to “the Owner and any Depositor” and replace each with “the Master Servicer”; and

(2)           add the following paragraph to the end of the section:

“In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an annual statement of compliance pursuant to this Section 6.04 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.”

(r)  Section 6.06 (Report on Assessment of Compliance and Attestation) of the Flow Servicing Agreement is hereby amended by replacing the references to “the Owner and any Depositor” with “the Master Servicer” and “the Owner and such Depositor” with “the Master Servicer”.

(s)  Article VI (General Servicing Procedures) of the Flow Servicing Agreement is hereby amended by adding the following as Subsection 6.06(c):

(c)       In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 6.06 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(t)  Section 6.07(ii) of the Flow Servicing Agreement is hereby amended by replacing the references to “Owner or Depositor” with “Owner, any Master Servicer or any Depositor.”

(u)  Article VI of the Flow Servicing Agreement is hereby amended by deleting Section 6.09 in its entirety and replacing it with the following:

“After the REMIC Conversion, as defined in Exhibit E, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, as defined in Exhibit E, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Notwithstanding anything in this Agreement to the contrary, the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder).

After the REMIC Conversion, prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an Opinion of Counsel reasonably acceptable to the Securities Administrator with a copy to the Trustee with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

After the REMIC Conversion, the Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(v)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:

(iv)      For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (1) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement, and (2) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to:

With respect to the Assignor:

Alesco Loan Holdings Trust
2929 Arch Street, Suite 1703
Philadelphia, PA 19104
Attn: John Longino

With respect to SAMI II:

All notification pursuant to this Section 9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

(w)  Section 9.01(e)(v) of the Flow Servicing Agreement is hereby amended effective as of the date hereof, by replacing the references to “the Owner and any Depositor” with “the Owner, the Master Servicer and any Depositor” and “the Owner and such Depositor” with “the Owner, the Master Servicer and such Depositor”.

(x)  Section 9.01(e)(vii) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by replacing such section with the following:

(vii) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)    any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)    material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)     information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(y)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:

(viii) The Servicer shall provide to the Owner, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

(z)  Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:

(I)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(aa)    Article IX (Removal of Mortgage Loans from Agreement) of the Flow Servicing Agreement is hereby amended by replacing Section 9.01(f) with the following:

(f)
the Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Sections 4.26, 5.02, 6.04, 6.06 or 9.01(c) or (e) by or on behalf of the Servicer, or provided under Sections 9.01(c) or (e) by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)
any breach by the Servicer of its obligations under this Section 9.01(f), including any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.26, 5.02, 6.04, 6.06 or 9.01(c) or (e), including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(iv)(A) or in a writing furnished pursuant to Section 9.01(e)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date.

(iv)	the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under Sections 4.26, 5.02, 6.04, 6.06 or 9.01.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party ins such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(bb)  Article X (Events of Default) of the Flow Servicing Agreement is hereby amended by adding the phrase “; provided further that the failure by the Servicer to duly perform its obligations under Section 6.04, 6.06 or 9.01(c), shall be governed by Section 10.01(ix)” to the end of Section 10.01(ii).

(cc)  Section 10.01(ix) of the Flow Servicing Agreement is hereby amended by replacing the phrase “which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner” with “which failure continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered.”

(dd)  Article X (Events of Default) of the Flow Servicing Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 10.01:

If the Servicer is terminated pursuant to this Section 10.01, the Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(ee)  Article XI (Termination) of the Flow Servicing Agreement is hereby amended by deleting in its entirety Section 11.02.

(ff)  The first sentence of Section 12.03 (Governing Law) of the Flow Servicing Agreement is deleted in its entirety and replaced with the following:

Section 12.03     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(gg)  Section 12.13 (Third Party Beneficiary) of the Flow Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Section 12.13     Third Party Beneficiary.

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

(hh)  A new Section 12.15 (Special Servicing Provisions Prior to the REMIC Conversion) is hereby added to the Flow Servicing Agreement.

Section 12.15       Special Servicing Provisions Prior to the REMIC Conversion.

            Upon receiving notice from the Securities Administrator that a lender or other entity is seeking to sell an ownership interest in the Certificates, Class X Notes or Class B Notes and thereby cause a TMP Trigger Event, as defined in Exhibit E, the Servicer shall, prior to any such sale, (i) purchase on behalf of the Depositor, if so requested by the Depositor, or sell any REO Properties and Non-REMIC-Eligible Assets, as defined in Exhibit E, to a third party at their then fair market values, and (ii) to the extent that the purchase price of such REO Properties and Non-REMIC-Eligible Assets, as defined in Exhibit E, would result in the allocation of Realized Losses, as defined in Exhibit E, to any class of Offered Notes, as defined in Exhibit E, promptly provide notice to the Indenture Trustee, the Owner Trustee and the Securities Administrator of such deficiency in the purchase price.  The Servicer shall provide the Indenture Trustee, the Owner Trustee and the Depositor with prompt notice of the completion of the steps specified in the foregoing sentence.

(ii)  A new Section 12.16 (Foreclosure Restrictions) is hereby added to the Flow Servicing Agreement.

Section 12.16  Foreclosure Restrictions.

After the REMIC Conversion, as defined in Exhibit E, the following restrictions on foreclosure shall apply with respect to any Mortgage Loans that are sixty (60) or more days Delinquent as of the “startup day” of any REMIC elected by the Underlying REMIC Trust to hold such Mortgage Loans (each such Mortgage Loan, a “Foreclosure Restricted Loan”).  In connection with the servicing of any Foreclosure Restricted Loan, the Servicer shall not acquire on behalf of any REMIC any Mortgaged Property in connection with a foreclosure on a Foreclosure Restricted Loan if the Servicer has received a written notice from the Master Servicer that the Master Servicer has determined that acquiring title to any such Mortgaged Property would cause the sum of the adjusted basis, for federal income tax purposes, of such Mortgaged Property and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, each within the meaning of section 860G of the Code, to exceed 0.75% of the aggregate adjusted basis of all of the assets of such REMIC.  In such event, the Servicer may sell the related Foreclosure Restricted Loan or liquidate the Mortgaged Property for cash in a foreclosure sale or other transaction. In addition, if the Master Servicer determines that the sum of the aggregate adjusted basis of all Mortgaged Properties acquired on behalf of any REMIC in connection with foreclosures on Foreclosure Restricted Loans and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” would exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC following any distributions to holder of any securities on any Payment Date, then prior to that Payment Date and upon receipt of written notice from the Master Servicer, the Servicer shall on behalf of such REMIC dispose of enough of such Mortgaged Properties, along with any other assets owned by such REMIC other than “qualified mortgages” and “permitted investments”, for cash, as directed by the Master Servicer, such that the sum of the aggregate adjusted basis of any such Mortgaged Properties remaining in such REMIC and the aggregate adjusted basis of all other assets owned by such REMIC other than “qualified mortgages” and “permitted investments” will not exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC. In any event, the Servicer is permitted to acquire (for its own account and not on behalf of the Underlying REMIC Trust or any REMIC) any Mortgaged Property related to a Foreclosure Restricted Loan at the related foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair market value of such Mortgaged Property, as determined by the Servicer in good faith.

(jj)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit H, a copy of which is annexed hereto as Exhibit C.

(kk)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit D, or such other format as mutually agreed upon between the Servicer and the Master Servicer.

(ll)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Exhibit E, or such other format as mutually agreed upon between the Servicer and the Master Servicer.

(mm)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit C, a copy of which is annexed hereto as Exhibit F.

(nn)  The Flow Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit E, a copy of which is annexed hereto as Exhibit G.

9.  A copy of all assessments, attestations, reports and certificates required to be delivered by the Servicer under this Assignment and Assumption Agreement and the Flow Servicing Agreement, as amended by the AAR and Section 8 hereof, shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

Notices

10.  The Assignor’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Alesco Loan Holdings Trust
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attention: Bear Stearns ARM Trust 2007-2

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attention: Bear Stearns ARM Trust 2007-2

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wilmington Trust Company,
as owner trustee
Rodney Square North

1100 North Market Street
Wilmington, DE  19890
Attention: Bear Stearns ARM Trust 2007-2

With a copy to:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn: Bear Stearns ARM Trust 2007-2

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
1 Home Campus
MAC X2302-033
Des Moines, Iowa 50328-0001
Attention: John B. Brown

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel - MAC X2401-06T

The Securities Administrator’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager, BSARM 2007-2

Miscellaneous:

11.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

12.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of Flow Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Flow Servicing Agreement.

16.  This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Flow Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

18.  Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des Moines, Iowa 50328-0001 Attention: John B. Brown. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian’s name, address and contact information shall be provided to the Company at the aforementioned address.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

BEAR STEARNS ARM TRUST 2007-2
By: Wilmington Trust Company
not individually but solely as Owner Trustee,
as Assignee

By:
Name:
Title:

ALESCO LOAN HOLDINGS TRUST,
as Assignor

By:
Name:  John Longino
Title:    Chief Financial Officer

WELLS FARGO BANK, N.A.,
 as Company

By:
Name:
Title:

Acknowledged and Agreed:

CITIBANK, N.A., as Indenture Trustee
By: Name: Title
WELLS FARGO BANK, N.A., as Master Servicer
By: Name: Title

Exhibit A

Mortgage Loans

[Provided upon request]

Exhibit B

Amended and Restated Master Flow Servicing Agreement dated as of March 1, 2006, by and between the Company and Citigroup;

First Amendment to the Amended and Restated Flow Servicing Agreement, dated as of August 1, 2006, by and between the Company and Citigroup; and

Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, by and between Citigroup, the Assignor and the Company.

Execution Copy
7/17/2007

CITIGROUP GLOBAL MARKETS REALTY CORP.

Owner

and

WELLS FARGO BANK, N.A.

Servicer

______________________________________________________

AMENDED AND RESTATED FLOW SERVICING AGREEMENT

Dated as of March 1, 2006

______________________________________________________

Fixed and Adjustable Rate
First and Second Lien Mortgage Loans

ARTICLE I
DEFINITIONS

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V
PAYMENTS TO OWNER

ARTICLE VI
GENERAL SERVICING PROCEDURES

ARTICLE VII
SERVICER TO COOPERATE

ARTICLE VIII
THE SERVICER

ARTICLE IX
REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

ARTICLE X
DEFAULT

ARTICLE XI
TERMINATION

ARTICLE XII
MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A	Form of Acknowledgement Agreement
Exhibit B	Contents of each Custodial Mortgage File,
Retained Mortgage File and Servicing File
Exhibit C	Servicing Criteria
Exhibit D	Form of Sarbanes Certification
Exhibit E	[Reserved]
Exhibit F	Form of Assignment, Assumption and Recognition Agreement

Exhibit G	Form of Opinion of Counsel

This is an Amended and Restated Flow Servicing Agreement for fixed rate and adjustable rate residential first and second lien mortgage loans, dated and effective as of March 1, 2006, and is executed between Citigroup Global Markets Realty Corp., as owner (the "Owner"), and Wells Fargo Bank, N.A., as servicer (the "Servicer").

W I T N E S S E T H

WHEREAS, the Owner owns certain fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”);

WHEREAS, the Owner desires to have the Servicer service and administer the Mortgage Loans and the Servicer desires to service and administer the Mortgage Loans in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan serviced in accordance with all applicable federal, state and local laws and regulations, the terms of the Mortgage Loan Documents, and those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Acknowledgment Agreement:  An acknowledgment agreement substantially in the form of Exhibit A hereto, that makes specific reference to this Agreement, and which is to be executed on or prior to each Servicing Date with respect to servicing of Mortgage Loans by the Servicer.

Adjustment Date:  As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

Agency Sale:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement:  This Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value:  The value set forth on the related Mortgage Loan Schedule and determined in accordance with the terms of the agreement pursuant to which the related Mortgage Loan was purchased.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Assignment of Mortgage Note and Pledge Agreement:  With respect to a Cooperative Loan, as assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, as assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Balloon Loan:  A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located, are authorized or obligated by law or executive order to be closed.

Buydown Agreement:  An agreement between the originator of a Mortgage Loan and a Mortgagor, or an agreement among the originator, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:  In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV:  As to any Second Lien Mortgage Loan at any date of determination, the ratio on such date of the principal balance of such Mortgage Loan~~,~~ plus the principal balance of any Superior Lien, to the Appraised Value of the related Mortgaged Property.

Commission:  The United States Securities and Exchange Commission.

Commitment Letter:  The letter agreement to be executed between (i) the Seller and the Owner relating to the Owned Mortgage Loans or (ii) the Servicer and the Owner relating to the Purchased Mortgage Loans.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative:  The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Servicer if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares:  The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Assignment of Mortgage and other applicable Mortgage Loan Documents.

Custodial Mortgage File:  With respect to each Owned Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 1 through 5 of Exhibit B attached hereto, which have been delivered to the Custodian as of the related Servicing Date.

Custodian:  The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date:  With respect to each transaction contemplated hereby, the date so specified in the related Acknowledgment Agreement.

Data File:  The electronic data file prepared by the Seller and delivered to the Owner pursuant to the related Master Mortgage Loan Purchase Agreement.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act:  The Securities and Exchange Act of 1934, as amended.

Fannie Mae:  The Federal National Mortgage Association or Fannie Mae, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

First Lien:  With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

First Lien Mortgage Loan:  A Mortgage Loan secured by a First Lien on the Mortgage Property.

First Remittance Date:  With respect to each Mortgage Loan, the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month following the month in which the related Cut-off Date occurs, or such other day of the month as may be specified in the related Acknowledgement Agreement.

Flow Servicing Rights Purchase and Sale Agreement:  That certain agreement between the Owner, as seller and the Servicer, as purchaser, pursuant to which the Servicer purchases the servicing rights related to the Purchased Mortgage Loans.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or Freddie Mac, or any successor thereto.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period as set forth in the related Mortgage Note.

Letter of Credit:  With respect to a Pledged Asset Mortgage Loan, a guaranty issued to the Servicer by the Pledge Holder for the Pledged Value Amount.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any First Lien Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

LPMI Policy:   With respect to the Serviced-owned Mortgage Loans, a PMI Policy for which the Seller pays all premiums from its own funds, without reimbursement.

Master Mortgage Loan Purchase Agreement:  The agreement, dated as of March 1, 2006, between the Seller and the Owner pursuant to which the Owner purchased the Owned Mortgage Loans.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been registered with MERS on the MERS System

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The eighteen digit Mortgage Identification Number.

Monthly Advance:  The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan, or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan:  Certain fixed rate and adjustable rate mortgage loans, which mortgage loans are serviced by the Servicer pursuant to this Agreement.

Mortgage Loan Documents:  With respect to a Mortgage Loan, the documents listed on Exhibit B attached hereto.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  With respect to each transaction contemplated hereby, a schedule of Mortgage Loans subject to this Agreement and annexed to the related Acknowledgement Agreement.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

Mortgagor:  The obligor on a Mortgage Note.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

Owned Mortgage Loan:  An individual Mortgage Loan originally sold by the Seller to the Owner, as to which the servicing rights are owned by the Servicer.

Owner:  Citigroup Global Markets Realty Corp., or its successor in interest or any successor to or designee or assignee of the Owner under this Agreement as herein provided.

Periodic Interest Rate Cap:  As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person:  Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Account:  With respect to a Pledged Asset Mortgage Loan, an account that is managed by the Pledge Holder to secure a Letter of Credit.

Pledge Account Maintenance Value: With respect to a Pledged Asset Mortgage Loan, a minimum percentage of the pledged amount specified in the underwriting guidelines of the Servicer.  If the balance on the Pledge Account falls below the maintenance value of the pledge amount, the Pledge Holder will require that more funds be added to the Pledge Account, or decide to make a margin call.

Pledge Account Set-Up Value: With respect to a Pledged Asset Mortgage Loan, a minimum percentage of the pledged amount specified in the underwriting guidelines of the Servicer placed in the Pledge Account to allow for market fluctuations.  The Pledge Holder determines the Pledge Account Set-Up Value.

Pledge Agreement:  With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledged Asset Mortgage Loan:  A Mortgage Loan for which the Mortgagor has pledged financial assets as partial collateral for the Mortgage Loan, in lieu of a cash down payment.

Pledge Holder: With respect to a Pledged Asset Mortgage Loan, the entity that holds the Pledge Account, manages the Pledge Account and provides the Letter of Credit.

Pledge Instruments:  With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

Pledged Value Amount:  With respect to a Pledged Asset Mortgage Loan, a minimum of 20% of the lower of the purchase price or appraised value of a Mortgaged Property.

PMI Policy:  A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.  The premiums on a PMI Policy may be paid (i) by the Mortgagor or (ii) by the Servicer from its own funds, without reimbursement, in the case of an LPMI Policy.

Prepayment Charge: With respect to any calendar month, any prepayment premium, penalty or charge payable by a Mortgagor in connection with a Principal Prepayment in full on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Prepayment Charge Payment Amount).

Prepayment Charge Payment Amount: An amount in respect of a Prepayment Charge or portion thereof waived other than as permitted in Section 4.27, paid by the Servicer as required by Section 4.27.

Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to the Owned Mortgage Loans, the month preceding the month in which the related Remittance Date occurs.  With respect to the Purchased Mortgage Loans, either (A)(i) with respect to any Principal Prepayment in full, the period that commences on and includes the 14th day of the month immediately preceding the month in which such Remittance Date occurs and ends on and includes the 13th day of the month in which such Remittance Date occurs, and (ii) with respect to any partial Principal Prepayment, the calendar month preceding the month in which the Remittance Date occurs, or (B) the calendar month preceding the month in which the Remittance Date occurs, as set forth in the related Commitment Letter .

Project:  With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease:  With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchased Mortgage Loans:  An individual Mortgage Loan, the servicing rights to which have been purchased by the Servicer from the Owner pursuant to the Flow Servicing Rights Purchase and Sale Agreement.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions were satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite and originate mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days of origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchases mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Depository:  A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another Rating Agency is specified by the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.

Qualified Insurer:  A mortgage guaranty insurance Servicer duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency or Agencies:  Any nationally recognized statistical Rating Agency, or its successors, including Standard & Poor’s, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc. and Fitch Ratings.

Recognition Agreement:  An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction.

Reconstitution Date:  The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Sale or Whole Loan Transfer pursuant to Section 9.01 hereof.  The Reconstitution Date shall be such date which the Owner shall designate.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to the Mortgage Loans, the price as stated in the Commitment Letter.

Retained Mortgage File:  With respect to each Owned Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 6 through 11 of Exhibit B attached hereto.

Sarbanes Certifying Party:  A Person who files a Sarbanes-Oxley certification directly with the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Second Lien:  With respect to a Mortgaged Property, a lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan:  A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller:  Wells Fargo Bank, N.A.

Seller/Servicer Information:  As defined in Section 9.01(f)(i)(A).

Servicer:  Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Servicer under this Agreement appointed as herein provided.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 (excluding the Servicer’s obligation to pay the premiums on LPMI Policies on Serviced-owned Mortgage Loans).

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Date:  (i) With respect to each Owned Mortgage Loan, the Closing Date, as defined in the Master Mortgage Loan Purchase Agreement and (ii) with respect to each Purchased Mortgage Loan, the Reconstitution Date as defined in the Agreement, dated as of September 15, 2005, between the Servicer and the Owner.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The percent per annum with respect to each Mortgage Loan identified on the related Mortgage Loan Schedule attached to the related Acknowledgment Agreement.

Servicing File:  With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 12 through 27 of Exhibit B attached hereto plus copies of all Mortgage Loan Documents, contained in the Custodial Mortgage File and the Retained Mortgage File, which are retained by the Company.
Servicing Officer:  Any officer of the Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificate:  With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power:  With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer of a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subsidy Account:  An account maintained by the Servicer specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

Subsidy Funds:  With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan:  Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Time$aver® Mortgage Loan:  A Mortgage Loan which has been refinanced pursuant to a Seller program that allows a rate/term refinance of an existing Owned Mortgage Loan with minimal documentation.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Securitization Transaction or Agency Sale.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01	Possession of Mortgage Files; Maintenance of Servicing Files.

Pursuant to Section 2.03 below, the Servicer has delivered the Custodial Mortgage File to the Custodian.  From and after each Servicing Date, the contents of each Retained Mortgage File shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof.  The Servicer shall maintain a Servicing File consisting of a copy of the contents of each of the Custodial Mortgage File and the Retained Mortgage File.  The possession of each Servicing File and Retained Mortgage File held by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  The ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File are vested in the Owner, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Owner and shall be retained and maintained by the Servicer, in trust, at the will of the Owner and only in such custodial capacity.  The Servicer shall release its custody of the contents of any Servicing File and Retained Mortgage File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan.  All such costs associated with the release, transfer and re-delivery of any Custodial Mortgage Files, Retained Mortgage Files and Servicing Files between the parties shall be the responsibility of the party in possession of such file or files.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Servicer agrees that it will cause the MERS System to indicate that such Mortgage Loan has been assigned by the Seller, with respect to an Owner Mortgage Loan, or assigned by the prior owner, with respect to any Purchased Mortgage Loan, the Owner in accordance with this Agreement by including (or deleting, in the case of a repurchased Mortgage Loan) in such computer files the information required by the MERS System to identify the Owner as the beneficial owner of such Mortgage Loan.

Section 2.02                                Books and Records; Transfers of Mortgage Loans.

All rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Servicer in trust for the benefit of the Owner as owner of the Mortgage Loans, and the Servicer shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any purchaser or its designee the related Retained Mortgage File and Servicing File during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan.  The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.  The Owner also shall advise the Servicer of the transfer.  Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Such notification of a transfer shall include a final loan schedule which shall be received by the Servicer no fewer than five (5) Business Days before the last Business Day of the month.  If such notification is not received as specified above, the Servicer’s duties to remit and report as required by Section 5 shall begin with the next Due Period.

With respect to the Owned Mortgage Loans, upon request from the Owner, at the Owner’s expense, the Servicer shall deliver no later than fifteen (15) Business Days after such request any Retained Mortgage File or document therein, or copies thereof, to the Owner at the direction of the Owner.  The Owner shall return any Retained Mortgage File or document therein delivered pursuant to this Section no later than ten (10) Business Days after receipt thereof.  An extension of this date may be requested from the Owner, which consent shall not be unreasonably withheld.  In the event that the Servicer fails to make delivery of the requested Retained Mortgage File or document therein, or copies thereof, as required under this Section 2.02, the Servicer shall repurchase, in accordance with the related Commitment Letter, the related Mortgage Loan within thirty (30) Business Days after receipt of a request to do so by the Owner.

Section 2.03                                Custodial Agreement; Delivery of Documents.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, which the Servicer is required to deliver at any time to the Custodian in accordance with the terms of this Agreement or which the Servicer is required to maintain in the Retained Mortgage File, the Servicer shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Servicer will be required to deliver the document to the Custodian by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Owner, which consent shall not be unreasonably withheld.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Servicer immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank.  Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01                                Servicer Representations and Warranties.

The Servicer hereby represents and warrants to the Owner that, as of each Servicing Date:

(a)	Due Organization and Authority.

The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Servicer pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d)	Ability to Service.

The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is a HUD approved mortgagee and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Servicer is solvent;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Servicing Date;

(i)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements; and

(k)           MERS.

The Servicer is a member of MERS in good standing.

Section 3.02                                Repurchase of Purchased Mortgage Loans.

With respect to Purchased Mortgage Loans, the Servicer shall cooperate with the Owner in facilitating the repurchase of any Purchased Mortgage Loan or Loans by a seller.  Upon receipt by the Servicer of notice from the Owner of a breach by a seller or a representation or warranty contained in any agreement between the Owner and seller, or a request by the Owner for a seller to repurchase any Purchased Mortgage Loan or Loans, the Servicer shall, at the direction of the Owner, use its best efforts to cure and correct any breach related to such deficiencies of the related Purchased Mortgage Loan or Loans.

At the time of repurchase of the Purchased Mortgage Loan or Loans, the Owner or the Custodian, as applicable, and the Servicer shall arrange for the reassignment of the repurchased Purchased Mortgage Loan or Loans to the seller according to the Owner’s instructions and, with respect to any Purchased Mortgage Loan that is a MERS Mortgage Loan, in accordance with Section 2.01, and the delivery of any documents held by the Servicer with respect to the repurchased Purchased Mortgage Loan or Loans.  The Servicer will facilitate the remittance of repurchase funds between the seller and the Owner, but shall not be required to advance funds for such repurchase and shall be reimbursed for any expenses incurred due to such repurchase.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01                                Servicer to Act as Servicer.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subservicer or a Subcontractor, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Servicer shall be responsible for any and all acts of a Subservicer or a Subcontractor, and the Servicer’s utilization of a Subservicer or a Subcontractor shall in no way relieve the liability of the Servicer under this Agreement.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, the Servicer shall not make any future advances with respect to a Mortgage Loan.  Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  The Servicer shall request written consent from the Owner to permit such a modification and the Owner shall provide written consent or notify the Servicer of its objection to such modification within three (3) Business Days of its receipt of the Servicer's request.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Owner's reliance on the Servicer.

The Servicer shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Owner.

The Servicer is authorized and empowered by the Owner, pursuant to the instructions of the Owner, in its own name, when the Servicer believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Owner and its successors and assigns.

Section 4.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of Owner, and (4) is consistent with any related PMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings, the Servicer shall notify the Owner in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Owner objects to such action within three (3) Business Days after receiving such notice.  In the event the Owner objects to such foreclosure action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the Owner in the event of liquidation, and will be advanced by the Servicer.  Upon completion of the inspection or review, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03                                Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04                                Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received in connection with a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Owner and/or subsequent purchasers of Mortgage Loans, - P & I."  The Custodial Account shall be established with a Qualified Depository.  The existence of the Custodial Account shall be evidenced by an account certification and shall be provided on the respective Servicing Date.  The Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05.

The Servicer shall deposit in the Custodial Account within one (1) Business Day of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii)	any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.02 hereof and Section 6 of the Master Mortgage Loan Purchase Agreement;

(viii)
with respect to each Principal Prepayment, the Prepayment Interest Shortfall (to be paid by the Servicer out of its funds); provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this sub clause (viii) exceed the aggregate amount of the Servicer’s Servicing Fee for the related Due Period;

(ix)	any amounts required to be deposited by the Servicer pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

(xi)	an amount from the Subsidy Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05                                Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii)
to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 5.03, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner; except that, when the Seller is required to repurchase an Owned Mortgage Loan pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer’s right to such reimbursement shall be subsequent to the payment of the Owner of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Owned Mortgage Loan;

(iii)
to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner; except that, when the Seller is required to repurchase an Owned Mortgage Loan pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer’s right to such reimbursement shall be subsequent to the payment of the Owner of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Owned Mortgage Loan;

(iv)	to pay itself interest on funds deposited in the Custodial Account;

(v)	to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi)
to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)	to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii)	to remove funds inadvertently placed in the Custodial Account by the Servicer; and

(ix)	to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Servicer is not obligated to remit on such Remittance Date.  The Servicer may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06                                Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Owner and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors - T & I."  The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  The existence of an Escrow Account shall be evidenced by an account certification and shall be provided on the Servicing Date.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.07.

The Servicer shall deposit in the Escrow Account or Accounts within one (1) Business Day of Servicer’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(iii)	all payments on account of Buydown Funds; and

(iv)	all Servicing Advances for Mortgagors whose Escrow Payment are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07                                Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Servicer;

(viii)	to remit to Owner payments on account of Buydown Funds as applicable; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08                                Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account (excluding the payment of LPMI Policy premiums, which are to be paid from the Servicer’s own funds without reimbursement) which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same, irrespective of whether the Mortgage Loan provides for Escrow Payments or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments and such amounts shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit.  The obligation of the Servicer to make such Servicing Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided that, notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by the Servicer if such Servicing Advance would, if made, constitute a nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a nonrecoverable Servicing Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 4.09                                Protection of Accounts.

The Servicer may transfer the Custodial Account, Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, provided that the Servicer shall give notice to the Owner of such transfer.

Section 4.10                                Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (ii) the greater of (x) the outstanding principal balance of the Mortgage Loan or (y) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy acceptable to Fannie Mae or Freddie Mac at any time, subject only to Section 4.11 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the require flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11                                Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with Accepted Servicing Practices.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor.  Upon request of the Owner, the Servicer shall cause to be delivered to such Owner a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Owner.

Section 4.12                                Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies that are acceptable to Fannie Mae and Freddie Mac, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees").  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Owner, the Servicer shall cause to be delivered to such Owner a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Owner.

Section 4.13                                Inspections.

If any Mortgage Loan is more than forty-five (45) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a record of each such inspection and, upon request, shall provide the Owner with such information.

Section 4.14                                Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii)	the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 4.15                                Maintenance of PMI Policy; Claims.

Except for the Pledged Asset Mortgage Loans, for each Mortgage Loan with an LTV in excess of 80% at the time of origination, the Servicer shall, without any cost to the Owner maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall, in accordance with Accepted Servicing Practices, determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Servicer determines that recoveries are so jeopardized, it shall notify the Owner and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In the event that the Servicer’s rights hereunder are terminated pursuant to Section 10.01 the Servicer shall pay any premiums on each LPMI Policy (which may include a one-time lump sum to the related LPMI provider to continue the related LPMI Policy) until the applicable Mortgage Loans have been paid in full or otherwise liquidated or another entity acceptable to the insurers of such LPMI Policy undertakes to pay such LPMI premiums.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Any premiums payable on LPMI Policies will be paid from the Servicer’s own funds without reimbursement.

Section 4.16                                Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or the Owner's designee, or in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03.  On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Servicer, or the Servicer itself.  The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17                                Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Servicer shall furnish to the Owner on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Owner shall reasonably request.

Section 4.18                                Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

Section 4.19                                Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.  The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20                                Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

Section 4.21                                Confidentiality/Protection of Customer Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, the price paid by the Owner for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”).  For purposes of this Section, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.22                                Credit Reporting.

For Each Mortgage Loan, the Servicer shall furnish on a monthly basis complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Servicer, in accordance with the Fair Credit Reporting Act and its implementing regulations.

Section 4.23                                Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Servicer shall have deposited into the Escrow  Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement).  With respect to each Buydown Mortgage Loan, the Servicer will distribute to the Owner on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related Primary Insurance Policy) the Servicer shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Owner all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Owner in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Servicer shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Servicer shall distribute to the Owner on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.24                                Establishment of and Deposits to Subsidy Account.

The Servicer shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Owner, its successors or assigns, and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors.”  The Subsidy Account shall be an eligible deposit account established with a Qualified Depository.

The Servicer shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i)	to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

(ii)	to transfer funds to another eligible institution in accordance with Section 4.09 hereof;

(iii)           to withdraw funds deposited in error; and

(iv)	to clear and terminate the Subsidy Account upon the termination of this Agreement.

Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer may employ the Escrow Account as the Subsidy Account to the extent that the Servicer can separately identify any Subsidy Funds deposited therein.

Section 4.25                                Subordination of Second Lien Mortgage Loans.

The Servicer is authorized, without the prior approval of the Owner, to consent to the refinancing of any Superior Lien on a Mortgaged Property, provided, that the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing.

With respect to the Owned Mortgage Loans, where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Owner’s interest in the related Second Lien Mortgage Loan.  Any costs associated with such filing shall be a Servicing Advance reimbursable pursuant to Section 4.05(iii).

With respect to Purchased Mortgage Loans, where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall, at the reasonable expense of the Owner, file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Owner’s interest in the related Second Lien Mortgage Loan.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Servicer shall advance the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such advance is in the best interests of the Owner.  The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

Section 4.26                                Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section 4.26.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 4.26.

(a)           It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section 4.26 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement.  The Servicer shall be responsible or obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b)           It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

Section 4.27                                Prepayment Charge Waivers.

With respect to the Mortgage Loans and to the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge or any portion thereof is waived for any reason other than as permitted by meeting the standards described in clauses (i) and (ii) above, then the Seller shall pay to the Owner the amount of such waived Prepayment Charge or portion thereof. Such remedy amount payable by the Seller shall accompany the Seller’s next scheduled monthly remittance to the Owner following the calendar month in which the related Principal Prepayment occurred.

ARTICLE V

PAYMENTS TO OWNER

Section 5.01                                Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02                                Statements to Owner.

With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) Business Day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month.  With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) Business Day of each month, the Servicer shall furnish to the Owner a a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the 14th day of the month.

Section 5.03                                Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date.  The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, REO Disposition Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.  In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01                                Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Owner’s consent.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan.  If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02                                Satisfaction of Mortgages and Release of Retained Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the monthly remittance advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03                                Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payments.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04                                Annual Statements as to Compliance.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (a) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05                                Annual Independent Public Accountants' Servicing Report.

Except with respect to Securitization Transactions occurring on or after January 1, 2006, on or before February 28, 2006, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Owner to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  By providing Owner a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Servicer shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06                                Report on Assessment of Compliance and Attestation.

(a)           With respect to any Mortgage Loans that are the subject of a Securitization Transaction occurring on or after January 1, 2006, on or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i)
deliver to the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria set forth in an exhibit delivered by the Servicer at the time of a Securitization Transaction, which exhibit shall be substantially in the form of Exhibit C attached hereto;

(ii)
deliver to the Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 4.26(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 6.06; and

(iv)
deliver to the Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 6.06(i) shall address each of the Servicing Criteria set forth in an exhibit delivered to the Owner at the time of a Securitization Transaction or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment, which exhibit shall be substantially in the form of Exhibit C attached hereto.  An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 4.26.

Section 6.07                                Remedies.

(i)           Any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article IX, Sections 6.04, 6.05, or Section 6.06, or any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(vi)(A), or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section 6.07, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 6.04 or Section 6.06, including any failure by the Company to identify pursuant to Section 9.01(e)(vi)(B) any Subcontract “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii)           The Servicer shall promptly reimburse the Owner (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08                                Right to Examine Servicer Records.

The Owner, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.  The Owner shall pay its own expenses associated with such examination.

Section 6.09                                Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

SERVICER TO COOPERATE

Section 7.01                                Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Owner such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein.  All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Owner or any regulatory agency will be provided at the Owner’s expense.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02                                Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Owner may make available to a prospective purchaser a Consolidated Statement of Operations of the Servicer for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations.  The Servicer, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Servicer (and are available upon request to members or stockholders of the Servicer or to the public at large).

The Servicer also shall make available to Owner or prospective purchasers a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01                                Indemnification; Third Party Claims.

The Servicer shall indemnify the Owner and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Servicer immediately shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim.  The Servicer shall follow any written instructions received from the Owner in connection with such claim.  The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's repurchase obligation pursuant to Section 3.02, indemnification obligation pursuant to this Section 8.01, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02                                Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved Servicer in good standing.  Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Owner for all of the Servicer's obligations and liabilities hereunder.

Section 8.03                                Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

Section 8.04                                Limitation on Resignation and Assignment by Servicer.

The Owner has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Servicer shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Owner, which consent shall not be unreasonably withheld.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (other than pursuant to Section 4.01) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE IX

REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

Section 9.01                                Removal of Mortgage Loans from Inclusion Under this Agreement

The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, the Owner, at its sole option, may effect Whole Loan Transfers, Agency Sales or Securitization Transactions, retaining the Servicer as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer."  On the Reconstitution Date, the Mortgage Loans transferred may cease to be serviced under this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Servicer shall continue to service such rejected Mortgage Loan on behalf of the Owner in accordance with the terms and provisions of this Agreement.

The Servicer shall cooperate with the Owner in connection with each Whole Loan Transfer, Agency Sale or Securitization Transaction in accordance with this Section 9.01.  In connection therewith:

(a)
the Servicer shall make all representations and warranties with respect to the Mortgage Loans in Section 6(b) of the Master Mortgage Loan Purchase Agreement as of the related Servicing Date and with respect to the Servicer itself as of the closing date of each Whole Loan Transfer, Agency Sale or Securitization Transaction;

(b)
the Servicer shall negotiate in good faith and execute any seller/servicer agreements, pooling and servicing agreement or assignment, assumption and recognition agreement required to effectuate the foregoing, provided such agreements create no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement;

(c)	[reserved];

(d)the Servicer shall:

(i)
provide such additional representations, warranties, covenants, opinions of counsel, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any Rating Agency or the Owner, as the case may be, in connection with such Whole Loan Transfers, Agency Sales or Securitization Transactions.  The Owner shall pay all third party costs associated with the preparation of such information.  The Servicer shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Servicer and Servicer's counsel to review such seller/servicer agreements. Under this Agreement, the Servicer shall retain a Servicing Fee for each Mortgage Loan at the Servicing Fee Rate; and

(ii)
at any time as required by any Rating Agency, provide such additional documents from the related Retained Mortgage File to the Custodian as may be required by such Rating Agency within fifteen (15) Business Days of receipt of such request.

(e)
in connection with any Securitization Transaction, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall (1) within five (5) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (iv) of this subsection (e).

(i)
If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide such information regarding (1) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, the Servicer, in its capacity as Servicer hereunder, shall provide such information regarding each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)	the originator’s form of organization;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Owner or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)
a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, each Third-Party Originator and each Subservicer; and

(D)
a description of any affiliation or relationship between the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of a Securitization Transaction:

(1)	the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(ii)
If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Owner as provided below) originated by (1) the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, if the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Servicer (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, (or Third-Party Orignator) Static Pool Information with respect to more than one mortgage loan type, the Owner or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, and need not be customized for the Owner or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Owner or the Depositor, as applicable.

If so requested by the Owner or any Depositor, the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement, shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Servicer’s (in its capacity as Seller under the Master Mortgage Loan Purchase Agreement) or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Owner or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Owner or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Owner or such Depositor.

(iii)
If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A)	the Servicer’s form of organization;

(B)
a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)	whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)
information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)
If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (a) notify the Owner and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer or any Third-Party Originator and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(v)
As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (a) into which the Servicer or such Subservicer may be merged or consolidated, or (b) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)	(A)
The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner under this Section 9.01(e) that, except as disclosed in writing to the Owner or such Depositor prior to such date: (1) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (4) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer (as Seller or Servicer), any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Servicer (as Seller or Servicer), any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B)           If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under this Section 9.01(e), the Servicer shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii)
In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information reasonably available to the Servicer regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(f)
The Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement and in its capacity as Servicer hereunder, shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, or provided under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller/Servicer Information”), or (B) the omission or alleged omission to state in the Seller/Servicer Information a material fact required to be stated in the Seller/Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller/Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller/Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Servicer, in its capacity as Seller under the Master Mortgage Loan Purchase Agreement or in its capacity as Servicer hereunder, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.26, 6.04(ii), 6.06, 9.01(d) and (e), including any failure by the Servicer to identify pursuant to Section 4.26(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicer of a representation or warranty set forth in Section 9.01(e)(vi)(A) or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller/Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

(g)
The Owner and each Person who controls the Owner (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) shall indemnify the Servicer, each affiliate of the Servicer, each Person who controls any of such parties or the Servicer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Servicer, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or (B) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Servicer Information.

The Owner and the Servicer acknowledge and agree that the purpose of Section 9.01(e) is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer (as Seller or Servicer), any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

In the event the Owner has elected to have the Servicer hold record title to the Mortgages, prior to the Reconstitution Date the Servicer shall prepare an Assignment of Mortgage in blank or to the trustee from the Servicer acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Sales or Securitization Transactions.  The Owner shall pay all preparation and recording costs associated therewith, if the Assignments of Mortgage have not been previously prepared and recorded in the name of the Owner or its designee.  The Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Servicer's receipt thereof.  Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all seller/servicer agreements.    If required at any time by a Rating Agency, Owner or successor owner in connection with any Whole Loan Transfer, Agency Sale or Securitization Transaction, the Servicer shall deliver such additional documents from its Retained Mortgage File within fifteen (15) Business Days, upon receipt of request by the Owner, to the Custodian, successor owner or other designee of the Owner as said Rating Agency, Owner or successor owner may require.

All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Securitization Transactions or (ii) that are subject to a Securitization Transaction for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01                                Events of Default.

Each of the following shall constitute an Event of Default on the part of the Servicer:

(i)
any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(ii)
failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or by the Custodian; provided the Servicer shall have additional time to remedy such failure if reasonably requested by the Servicer, and upon proof by the Servicer that it is diligently seeking to remedy such failure; provided that such initial and additional cure period shall not exceed sixty (60) days in the aggregate; or

(iii)	failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v)
the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)
the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)	the Servicer ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

(viii)
the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

(ix)
failure by the Servicer to duly perform, within the required time period, its obligations under Sections 6.04, 6.05, 6.06 or 9.01(c), which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Retained Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense.  The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02                                Waiver of Defaults.

By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01                                Termination.

This Agreement shall terminate upon either:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Servicer and the Owner in writing.

Section 11.02                                Termination Without Cause.

The Owner may terminate, at its sole option, any rights the Servicer may have hereunder, without cause as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Servicer by registered mail as provided in Section 12.05.

The Servicer shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to: (i)  2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .25% is paid per annum, (ii)  3.25% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .375% is paid per annum, and (iii)  3.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Owner to the Servicer with respect to all of the Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01                                Successor to Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii) or Section 11.02 the Owner shall, (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01 of this Agreement or the Seller of the representations and warranties made in the Master Mortgage Loan Purchase Agreement and the remedies available to the Owner under Section 3.02 and 8.01 of this Agreement or under the Master Mortgage Loan Purchase Agreement, it being understood and agreed that the provisions of Sections 3.01, 3.02 and 8.01 of this Agreement and the representations and warranty and remedy sections of the Master Mortgage Loan Purchase Agreement shall be applicable to the Servicer and the Seller, as applicable, notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Retained Mortgage Files, Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Owner of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02                                Amendment.

This Agreement may be amended from time to time by written agreement signed by the Servicer and the Owner.

Section 12.03                                Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04                                Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.  This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Owner.

Section 12.05                                Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Servicer:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, IA  50328-0001
Attention:  John B. Brown, MAC X2401-042
Fax: 515/213-7121

In each instance, with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001
Attention:  General Counsel MAC X2401-06T

or such other address as may hereafter be furnished to the Owner in writing by the Servicer;

(ii)           if to Owner:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 6th Floor
New York, New York  10013
Attention:  Peter D. Steinmetz

or such other address as may hereafter be furnished to the Servicer in writing by the Owner;

Section 12.06                                Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07                                Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Owner.

Section 12.08                                Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 12.09                                Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Servicer's expense in the event recordation is either necessary under applicable law or requested by the Owner at its sole option.

Section 12.10                                Assignment by Owner.

The Owner shall have the right, without the consent of the Servicer to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form attached as Exhibit F, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans.  All references to the Owner in this Agreement shall be deemed to include its assignee or designee.

Section 12.11                                Solicitation of Mortgagor.

Neither party shall, after the Servicing Date, take any action to solicit the refinancing of any Mortgage Loan.  It is understood and agreed that neither (1) promotions undertaken by either party or any affiliate which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

Section 12.12                                Further Agreements.

The Owner and the Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.13                                Third Party Beneficiary.

For purposes of this Agreement, any master servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer herein as if it were a direct party to this Agreement.

Section 12.14                                Opinion of Counsel.

Upon execution of this Agreement, and upon reasonable request by the Owner, on each Servicing Date, the Servicer shall provide an Opinion of Counsel in the form attached hereto as Exhibit G.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. Owner	WELLS FARGO BANK, N.A. Servicer

By:	By:
Name:	Name:
Title:	Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be _________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires ________________

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of Citigroup Global Markets Realty Corp., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires ________________

EXHIBIT A

FORM OF ACKNOWLEDGMENT AGREEMENT

THIS ACKNOWLEDGMENT AGREEMENT, dated as of _____________, (the “Closing Date”), between @, (“Owner”), and @, (“Servicer”), (together, the “Parties”).

W I T N E S S E T H:

WHEREAS, Owner has purchased certain mortgage loans [on a servicing released basis] [on a servicing retained basis] identified on Schedule I attached hereto, (the “Mortgage Loans”).

WHEREAS, the Owner desires to retain Servicer to service and provide management and disposition services for the Mortgage Loans on behalf of the Owner pursuant to the terms of that certain Amended and Restated Flow Servicing Agreement by and between the Owner and the Servicer dated as March 1, 2006 (the “Servicing Agreement”);

NOW THEREFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           Unless otherwise amended by this Acknowledgment Agreement, all provisions of the Servicing Agreement shall apply to the servicing of the Mortgage Loans.

2.           The Servicing Fee Rate with respect to the Mortgage Loans shall be @%.

3.           The Cut-off Date with respect to the Mortgage Loans shall be _________, 20__.

4.           Capitalized terms not otherwise defined herein shall have the meanings assigned under the Servicing Agreement.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principals of conflicts of law other than Section 5-1401 of the New York General Obligations Law which shall govern.

6.           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment Agreement to be duly executed on their behalf by the undersigned, duly authorized, as of the day and year first above written.

@. Owner

By:
Name:
Title:

WELLS FARGO BANK, N.A. Servicer

By:
Name:
Title:

Schedule I

EXHIBIT B

With respect to each Mortgage Loan, the Retained Mortgage File and Custodial Mortgage File shall include each of the following items, which shall be available for inspection by the Owner and any prospective owner, and which shall be retained by the Servicer in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Amended and Restated Flow Servicing Agreement to which this Exhibit is attached (the "Agreement"):

With respect to each Custodial Mortgage File:

1.	(a)
The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of   without recourse" and signed in the name of the Servicer by an authorized officer (in the event that the Mortgage Loan was acquired by the Servicer in a merger, the signature must be in the following form:  "[Servicer], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Servicer while doing business under another name, the signature must be in the following form:  "[Servicer], formerly known as [previous name]"); or

(b)
If applicable, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2.	The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

3.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).  The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Owner.  If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Owner.  If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank.  If the Mortgage Loan was acquired by the Servicer in a merger, the Assignment of Mortgage must be made by "[Servicer], successor by merger to [name of predecessor]."  If the Mortgage Loan was acquired or originated by the Servicer while doing business under another name, the Assignment of Mortgage must be by "[Servicer], formerly know as [previous name]."  Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.  If the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

4.	The original of any guarantee executed in connection with the Mortgage Note.

5.	Original or certified copy of power of attorney, if applicable.

With respect to each Retained Mortgage File:

6.
The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation.  If in connection with any Mortgage Loan, the Servicer cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Servicing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Servicer shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer.

For each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan was originated in the name of MERS, or if the Mortgage Loan was not originated in the name of MERS, the original Mortgage and the assignment to MERS, with evidence of recording thereon.  Further, with respect to MERS Mortgage Loans, (a) the Mortgage names MERS as the Mortgagee and (b) the requirements set forth in the Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the Servicer.

7.
For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Servicer shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company tht issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Servicer; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment will be promptly delivered to the Custodian upon receipt thereof by the Servicer.

8.	The electronic form of PMI Policy as identified by certificate number.

9.	The original mortgagee policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

10.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

11.	For each Cooperative Loan, the original or a seller certified true copy of the following:

The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Owner;

Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Servicer;

Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

Cooperative Shares with a Stock Certificate in blank attached;

Original Proprietary Lease;

Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Servicer or in the possession of the Servicer’s agent(s):

12.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

13.	Residential loan application.

14.	Mortgage Loan closing statement.

15.	Verification of employment and income, unless originated under the Servicer's Limited Documentation program, Fannie Mae Timesaver Plus.

16.	Verification of acceptable evidence of source and amount of down payment, including any related asset verification, if applicable.

17.	Credit report on the Mortgagor.

18.	Residential appraisal report, including the related completion certificate, if applicable.

19.	Photograph of the Mortgaged Property.

20.	Survey of the Mortgage property, if required by the title company or applicable law.

21.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22.	All required disclosure statements.

23.	If available, termite report, structural engineer's report, water potability and septic certification.

24.	Sales contract, if applicable.

25.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

26.	Amortization schedule, if available.

27.	Payment history for any Mortgage Loan that has been closed for more than 90 days.

28.           Original power of attorney, if applicable.

In the event an Officer's Certificate of the Servicer is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Servicer shall deliver to the Custodian, within 240 days of the Servicing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Servicer shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT D

FORM OF SARBANES CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of Servicer] (the “Servicer”), certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT E

[RESERVED]

EXHIBIT F

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

____________, 20__

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated ___________________, 20__ between _________________, a _________________ corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee"):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Owner, in, to and under that certain Master Mortgage Loan Purchase Agreement and the Servicing Agreement, (the "Servicing Agreement"), each dated as of _________________, by and between _________________ (the "Owner"), and _________________ (the "Servicer"), and the Mortgage Loans delivered thereunder by the Servicer to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of _________________, by and among the Servicer, the Owner and _________________ (the "Custodian").

2.           The Assignor warrants and represents to, and covenants with, the Assignee that:

a.           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer with respect to the Servicing Agreement or the Mortgage Loans;

c.           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement or the Mortgage Loans; and

d.           Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.           That Assignee warrants and represent to, and covenants with, the Assignor and the Servicer pursuant to Section 12.10 of the Servicing Agreement that:

a.           The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof;

b.           The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.           The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

d.           The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

e.           The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Servicer;

f.           The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Servicing Agreements is:

Attention: _________________

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

Attention: _________________

4.           From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Servicer shall recognize the Assignee as the owner of the Mortgage Loans and the Servicer shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Servicer and the Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their respective successors and assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:
Name:	Name:
Its:	Its:
Tax Payer Identification No.:	Tax Payer Identification No.:

EXHIBIT G

FORM OF OPINION OF COUNSEL

@
@
@
@

Re:	Wells Fargo Bank, N.A.
Mortgage Loan [Series/Pool] @

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Servicer”), with respect to certain matters in connection with the servicing by the Servicer of the mortgage loans (the “Mortgage Loans”) pursuant to that certain Flow Servicing Agreement by and between the Servicer and Citigroup Global Markets Realty Corp. (the “Owner”), dated as of March 1, 2006, (the “Servicing Agreement”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

I have examined the following documents:

1.	the Servicing Agreement;

2.	the Commitment Letter; and

3.	such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion (collectively with the Servicing Agreement and Commitment Letter, the “Agreements”).

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Servicer contained in the Agreements.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

1.	The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.
The Servicer has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of such instruments.

3.
Each person who, as an officer or attorney-in-fact of the Servicer, signed (a) the Agreements, by and between the Servicer and the Owner, and (b) any other document delivered prior hereto or on the date hereof in connection with the servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Each of the Agreements has been duly authorized, executed and delivered by the Servicer and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

5.
The Servicer has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreements and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Servicer executing the Agreements and the assignments of the Mortgages represents the legal and valid signature of said officer of the Servicer.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Agreements or the consummation of the transactions contemplated by the Agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Servicer, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Servicer which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Agreements, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Agreements.

9.
For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Servicer or an employee of the Servicer responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

@
@

@/@

EXHIBIT 99.2

FIRST AMENDMENT TO
AMENDED AND RESTATED FLOW SERVICING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FLOW SERVICING AGREEMENT (“First Amendment”) dated as of August 1, 2006, by and between Citigroup Global Markets Realty Corp. (“Owner”) and Wells Fargo Bank, N.A. (“Servicer”).

WHEREAS, the Owner and the Servicer have entered into an Amended and Restated Flow Servicing Agreement dated as of March 1, 2006, as amended (the “Agreement”), which prescribes the manner of servicing and control of certain Mortgage Loans owned by the Owner and serviced by the Servicer;

WHEREAS, the Owner and the Servicer wish to amend provisions of the Agreement as provided herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

1.             Section 4.01 (Servicer to Act as Servicer) of the Agreement is hereby amended by:

a. inserting the phrase “, other than Servicing Advances,” immediately after the words “any future advances”, in the first sentence of the second paragraph; and

b. inserting the phrase “, reduce or increase the outstanding principal balance” immediately after the phrase “forgive the payment of principal”, in the second sentence of the second paragraph; and

c. replacing the word “The” at the beginning of the third sentence of the second paragraph with “the” and inserting the phrase “In the event that no default exists or is imminent,” prior to the words “the Servicer shall request”.

2.             Section 4.02 (Liquidation of Mortgage Loans) of the Agreement is hereby amended by:

a. deleting the second and third sentences of the first paragraph of such Section and replacing them with the following:

In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings; and

b. inserting the following sentence at the end of the first paragraph:“

In addition, if the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not exceed by an appreciable amount the costs and expenses of a foreclosure action, such Mortgage Loan will be charged-off and will become a liquidated loan. Once a Mortgage Loan has been charged off (a “Charged Off Loan”), the Servicer shall discontinue making Monthly Advances, and shall not be entitled to any additional servicing compensation. Prior to charging off any Mortgage Loan, the Servicer shall follow the procedures described below.

In connection with the foregoing, prior to charging off any Mortgage Loan, the Servicer shall submit to the Purchaser a request for a charge off of the related Mortgage Loan, which request shall include a financial analysis justifying such charge off (as opposed to pursuing a foreclosure action). Such analysis must include the documentation supporting the property value used in such determination. In addition, the request shall be submitted to the Purchaser or its designee in writing in the month prior to the month in which the Servicer is requesting the related charge off. The Purchaser or its designee shall respond to such charge off request within ten (10) Business Days following the submission of such request; provided that the Servicer shall not proceed with any such charge off in the event the Purchaser or its designee fails to respond within such ten (10) Business Day period. Once a Mortgage Loan is charged off, the Servicer shall notify the Purchaser or its designee in the report delivered pursuant to Section 5.02 of this Agreement.

The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with any Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which may be paid to the Servicer in respect of any accrued and unpaid Servicing Fees. The Servicer will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of any such previously accrued and unpaid Servicing Fees) will be treated as Liquidation Proceeds distributable to the Purchaser.

The Purchaser may designate any servicer to service any such Charged Off Loan and may sell any such Charged Off Loan to a third party. Notwithstanding the foregoing, the procedures described above relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Purchaser, with the reasonable consent of Servicer.

3. Section 4.04 (Establishment of and Deposits to Custodial Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

4. Section 4.06 (Establishment of and Deposits to Escrow Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

5. Section 5.02 (Statements to the Owner) of the Agreement is deleted in its entirety and replaced with the following:

“With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month. With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the end of the Principal Prepayment Period.”

6. Section 6.02 (Satisfaction of Mortgages and Release of Retained Mortgage Files) of the Agreement is amended by:

a. deleting the first sentence of the second paragraph in its entirety and replace it with the following:

“With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.”

b. deleting the first sentence of the third paragraph in its entirety and replace it with the following:

"With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.”

7. Section 6.05 (Annual Independent Public Accountant’s Servicing Report) of the Agreement is deleted in its entirety and replace with the following:

“[RESERVED]”

8. Section 6.06 (Report on Assessment of Compliance and Attestation) of the Agreement is amended by replacing the subclause (a) with the following:

“(a) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:”

9. Except as modified by this First Amendment, all terms, conditions, representations and warranties of the Agreement and any previously executed amendments or related agreements shall remain in full force and effect. If any term or condition of this First Amendment is in conflict with any term or condition of the Agreement, the terms of this First Amendment shall control.

10. This First Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to the First Amendment by their respective officers, duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.	WELLS FARGO BANK, N.A.
Owner	Servicer

By:	/s/ Richard Annichiarico	By:	/s/ Kelly Butler

Name:	Richard Annichiarico	Name:	Kelly Butler

Title:	Authorized Agent	Title:	Assistant Vice President

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of February 28, 2006 (the “Closing Date”), among Citigroup Global Markets Realty Corp., (the “Assignor”), Alesco Loan Holdings Trust (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

For and in consideration of the sum of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule attached hereto as Attachment 1-A-1 (the “Attachment 1-A-1 Mortgage Loans”), Attachment 1-A-2 (the “Attachment 1-A-2 Mortgage Loans”) and Attachment 1-A-3 (the “Attachment 1-A-3 Mortgage Loans”, and collectively with the Attachment 1-A-1 Mortgage Loans and Attachment 1-A-2 Mortgage Loans, the “Attachment 1-A Mortgage Loans”), (b) except as described below and to the extent of the Attachment 1-A-1 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of June 1, 2005 (the “June SWSA”) between the Company and the Assignor, (c) except as described below and to the extent of the Attachment 1-A-2 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (the “First July SWSA”) between the Company and the Assignor, (d) except as described below and to the extent of the Attachment 1-A-3 Mortgage Loans, that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2005 (the “Second July SWSA”) between the Company and the Assignor and (e) the Flow Servicing Agreement dated as of November 1, 2005, as amended (the “Servicing Agreement”, together with the June SWSA, the First July SWSA and the Second July SWSA, the “Agreements”) between the Assignor, as owner and the Company, as servicer to the extent of the Attachment 1-A Mortgage Loans and the mortgage loans set forth on Attachment 1-B hereto (the “Attachment 1-B Mortgage Loans”).  The Attachment 1-A Mortgage Loans and Attachment 1-B Mortgage Loans shall be referred to herein collectively as the “Mortgage Loans”.   All of the Mortgage Loans shall be serviced pursuant to the Servicing Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any right, title and interest in, to and under and any mortgage loans subject to the Agreements which are not the Mortgage Loans set forth on Attachment 1-A-1, Attachment 1-A-2, Attachment 1-A-3 or Attachment 1-B (the “Mortgage Loan Schedules”) and are not the subject of this AAR Agreement.  In addition, the Assignor specifically reserves and does not assign, the right to enforce the representations and warranties set forth in Section 3.02 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the related Mortgage Loans, and the remedies set forth in Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA.

The Assignor and the Assignee each hereby retain the right to enforce the representations and warranties set forth in Section 3.01 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, Attachment 1-A-2 Mortgage Loans and Attachment 1-A-3 Mortgage Loans, respectively, and Section 3.01 of the Servicing Agreement with respect to the Attachment 1-B Mortgage Loans with respect to the Company; provided, however, that in no event shall the Company be required to pay the Repurchase Price with respect to any Mortgage Loan more than once in connection with the repurchase of a Mortgage Loan pursuant to Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA.

Representations and Warranties

2.  Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)     Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)     Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements free and clear of any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to Assignee, Assignee shall have good title to the Mortgage Loans free and clear of any and all liens, claims and encumbrances;

(c)      Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Mortgage Loans;

(d)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)       No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(f)        There is no action, suit, proceeding or investigation pending or threatened against the Assignor, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignor to perform its obligations under this AAR Agreement, and the Assignor is solvent; and

(g)       The Assignor hereby represents and warrants, for the benefit of the Assignee that the representations and warranties set forth in Section 3.02 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, Attachment 1-A-2 Mortgage Loans and Attachment 1-A-3 Mortgage Loans, respectively, are true and correct in all material respects as of the date hereof, provided that the representation and warranty set forth in Section 3.02(a) of each of the June SWSA, the First July SWSA and the Second July SWSA shall, for purposes of this AAR Agreement, relate to the Mortgage Loan Schedule with respect to the related Attachment 1-A Mortgage Loans.

3.  Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)     Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire the Mortgage Loans;

(b)     Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee.  This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)      No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)      There is no action, suit, proceeding or investigation pending or threatened against the Assignee, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Assignee to perform its obligations under this AAR Agreement, and the Assignee is solvent.

4.  Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)      Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which Agreements are in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)      Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the Agreements;

(c)       Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)       No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)        There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this AAR Agreement or the Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this AAR Agreement or the Agreements, and the Company is solvent; and

(f)         Pursuant to Section 9.01 of each of the June SWSA, the First July SWSA and the Second July SWSA, the Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the related Agreement are true and correct as of the date hereof, and pursuant to Section 9.01 of the Servicing Agreement the Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the Servicing Agreement are true and correct as of the date hereof.

Remedies for Breach of Representations and Warranties

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor and the Assignee in connection with any breach of the representations and warranties made by the Company set forth in Section 4 hereof shall be as set forth in Section 3.03 of each of the June SWSA, the First July SWSA and the Second July SWSA with respect to the Attachment 1-A-1 Mortgage Loans, the Attachment 1-A-2 Mortgage Loans and the Attachment 1-A-3 Mortgage Loans, respectively, as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Recognition of Assignee.

6.  From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference, as modified by this AAR Agreement. It is the intention of the Assignor, the Company and the Assignee that the Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreements is:

Alesco Loan Holdings Trust
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Attention: John Longino
Phone: (215) 861-7717
Facsimile: (215) 861-7878

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

Wells Fargo Bank, N.A.
City:  San Francisco, CA
ABA#: 121-000-248
Acct #: 3970771416
Acct Name: Wells Fargo Bank Corporate Trust - SAS
FFC to: ALESCO Loan Holdings Trust Account #50901600

Modification of the Servicing Agreement:

7.  The Company and Assignor hereby amend the Servicing Agreement with respect to the Mortgage Loans as follows:

(A)           Section 4.02 of the Servicing Agreement is hereby modified by deleting the second and third sentences of the first paragraph and replacing them with the following:

“In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall provide written notice to the Purchaser and, if the Mortgage Loans have been included in a securitization transaction, to the master servicer, if any (the “Master Servicer”) that the Servicer intends to proceed with foreclosure.  In the event the Purchaser or, if the Purchaser is the holder of trust certificates issued in connection with a securitization transaction (in such capacity, the “Certificateholder”), either directly or through the Master Servicer objects to such action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Servicer's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.

(B)           Section 4.02 of the Servicing Agreement is hereby modified by adding the following paragraphs to the end of such Section:

Subject to this Section 4.02, the Servicer shall use its best reasonable efforts to realize upon any pledged assets (the “Pledged Assets”) for such of the Pledged Asset Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to this Section 4.02; provided that the Servicer shall not, on behalf of the indenture trustee in connection with a securitization transaction, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Servicer shall proceed with any REO acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan.  Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  Any other payment received by the Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Notwithstanding anything in this Agreement to the contrary, unless the Servicer has been notified that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  is no longer entitled to the rights described in this Section 4.02:

(a)           The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the Purchaser and the Master Servicer of its intention to do so, and (ii) the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within such five-Business-Day period, affirmatively object to such action.

(b)           In the event that the Servicer determines in accordance with Accepted Servicing Practices not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with Accepted Servicing Practices, the Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Purchaser and the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action unless the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), either directly or through the Master Servicer, does not, within five Business Days following such notice, affirmatively object to the Servicer taking such action.

(c)           If the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  timely and affirmatively objects to an action or contemplated action of the Servicer pursuant to either (a) or (b) above, then the Purchaser shall hire or, in its capacity as Certificateholder shall instruct the Master Servicer to hire, at the Certificateholder’s sole cost and expense, three appraisal firms, selected by the Purchaser or the Master Servicer, as applicable, in its sole and absolute discretion from the list of appraisal firms attached as Exhibit H, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such Purchaser or Certificateholder objection.  If the Purchaser or the Master Servicer, as applicable, shall have received three Fair Value Prices by the end of such 30-day period, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Servicer for deposit into the Custodial Account.  All costs relating to the computation of the related Fair Value Prices shall be for the account of the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  and shall be paid by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder).

(d)           If the Purchaser or the Master Servicer, as applicable, shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)           The Purchaser or the Master Servicer, as applicable, shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)           If the Purchaser or the Master Servicer, as applicable, shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Purchaser/Master Servicer Fair Value Price”), and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms or (2) the Purchaser/Master Servicer Fair Value Price.

(iii)           If the Purchaser or the Master Servicer, as applicable, shall have received only one Fair Value Price at the end of such 15-day extension period, then the Purchaser or the Master Servicer, as applicable, will determine, in its sole and absolute discretion, the Purchaser/Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)           if such Purchaser/Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Purchaser/Master Servicer Fair Value Price; or

(B)           if such Purchaser/Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) below shall thereafter apply.

(iv)           Following the payment by the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) of the Preliminary Purchase Price, the Purchaser or the Master Servicer, as applicable, shall continue to hire appraisal firms at the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A)           if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms or (y) the Purchaser/Master Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall, no later than 5 days after such notice, remit to the Servicer, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; or

(B)           if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Master Servicer, if applicable, shall promptly notify the Certificateholder and the Purchaser or the Master Servicer, as applicable, shall notify the Servicer of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder), from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(e)           Notwithstanding anything herein to the contrary, the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder)  shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 4.02 within the timeframe set forth in this Section 4.02 following the Purchaser’s (either as Purchaser hereunder or in its capacity as Certificateholder) objection to an action of the Servicer, and the Servicer shall provide the Master Servicer, if applicable, written notice of such failure.

(f)           Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) may agree to from time to time.

(g)           To the extent that the Purchaser (either as Purchaser hereunder or in its capacity as Certificateholder) purchases any Mortgage Loan pursuant to this Section 4.02, the Servicer will continue to service such Mortgage Loan in accordance with this Agreement.  The parties acknowledge that, in such event, the Master Servicer in connection with a securitization transaction will have no duty or responsibility to master service any such Mortgage Loan.”

(C)           The Servicing Agreement is hereby modified to add Attachment 3 as “Exhibit H” thereto.

Miscellaneous

8.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

10.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

11.  Each of this AAR Agreement and the Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements (to the extent assigned hereunder) by Assignor to Assignee and nothing contained herein shall supersede or amend the terms of the Agreements.

12.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13.  In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

14.  Capitalized terms used in this AAR Agreement (including the exhibits hereto)  but not defined in this AAR Agreement shall have the meanings given to such terms in the Agreements.

IN WITNESS WHEREOF, the parties have caused this AAR Agreement to be executed by their duly authorized officers as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Assignor

By:__________________________________
Name: _______________________________
Its: __________________________________

ALESCO LOAN HOLDINGS TRUST, as Assignee

By:__________________________________
Name: _______________________________
Its: __________________________________

WELLS FARGO BANK, N.A., as Company

By:__________________________________
Name: _______________________________
Its: _________________________________

Attachment 1-A-1

Attachment 1-A-1 Mortgage Loans

Attachment 1-A-2

Attachment 1-A-2 Mortgage Loans

Attachment 1-A-3

Attachment 1-A-3 Mortgage Loans

Attachment 1-B

Attachment 1-B Mortgage Loans

Attachment 2

Agreements

Attachment 3

List of approved appraisal firms to be provided

Exhibit C

EXHIBIT I

REPORTING DATA FOR MONTHLY REPORT

	Standard Loan Level File Layout – Master Servicing

Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit D

EXHIBIT J

REPORTING DATA FOR DEFAULTED LOANS

Exhibit  :  Standard File Layout– Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2: Standard File Codes– Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM- Approved Assumption

•	BAP- Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes– Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes– Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit E

EXHIBIT K

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification.

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                   Date:  _______________
Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:  REO Sale                                                                            3rd Party Sale                                           Short SaleCharge Off

Was this loan granted a Bankruptcy deficiency or cramdownYes    No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exhibit F

Exhibit C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit G

EXHIBIT E

Appendix A of the Indenture

EXHIBIT D

COUNTRYWIDE SERVICING AGREEMENT AND ASSIGNMENT AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the “AAR Agreement”) is made and entered into as of June 29, 2007 (the “Effective Date”), among Alesco Loan Holdings Trust (the “Assignor”), Bear Stearns ARM Trust 2007-2, as issuer (the “Assignee”), Countrywide Home Loans Servicing LP (the “Company”) and Countrywide Home Loans, Inc. (“Countrywide”).

WHEREAS, Citigroup Global Markets Realty Corp. (“Citigroup”) acquired certain mortgage loans set forth on Attachment 1 (the “Mortgage Loans”) from Countrywide pursuant to that Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide (the “MLPA”), as amended by that Amendment Reg AB, dated as of February 28, 2006 (the “Reg AB Amendment”; and, together with the MLPA, the “Servicing Agreement”);

WHEREAS, Citigroup assigned all of its right, title and interest in, to and under the Citi Servicing Agreement to the Assignor pursuant to that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006 (the “Countrywide AAR”; and, together with the Servicing Agreement, the “Agreements”), among the Assignor, Citigroup and Countrywide;

WHEREAS, the Assignor and the Company desire that, from and after the date hereof, all of the Mortgage Loans be serviced in accordance with the terms and conditions of that certain Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended by that Amendment No. 1, dated January 1, 2003, as amended by that Amendment No. 2, dated September 1, 2004 and as amended by that Amendment Reg AB to the Seller’s Warranties and Servicing Agreement, dated as of January 1, 2006, by and between EMC Mortgage Corporation and Countrywide (the “SWS Agreement”).

For and in consideration of the mutual promises and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  Defined terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the SWS Agreement.

2.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title, interest and obligation in, to and under the Agreements with respect to the Mortgage Loans.  The Assignor is not assigning to the Assignee any of its right, title, interest and obligation in, to and under the Agreements with respect to any other mortgage loan other than the Mortgage Loans.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

3.  The Company recognizes the Assignor as owner of the Mortgage Loans and acknowledges that it is currently servicing the Mortgage Loans for the benefit of the Assignor.  From and after the date hereof, the Company agrees that it will service the Mortgage Loans pursuant to the terms of the SWS Agreement (as modified herein) which terms are incorporated herein by reference.

4.  The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) the Mortgage Loans and (b) Articles 4, 5 and 6 of the SWS Agreement and the Agreements solely with respect to the Mortgage Loans.

5.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any mortgage loans subject to the SWS Agreement which are not Mortgage Loans and are the subject of this AAR Agreement.

6.  The Assignor warrants and represents to, and covenants with, the Assignee as of the Effective Date:

a.
Attached hereto as Attachment 2 is a true and accurate copy of the servicing provisions of the SWS Agreement (Articles IV, V, and VI), which are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any material respect, nor has any notice of termination been given thereunder;

b.
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor’s interests, rights and obligations under the Agreements, except as otherwise set forth herein, as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

c.	There are no known offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the SWS Agreement;

d.	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

e.
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

f.
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor. This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

h.
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the SWS Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

7.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the Effective Date:

a.
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2;

b.
The Assignee has full corporate power and authority to execute and deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignee. This AAR Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

d.
The Assignee assumes for the benefit of each of the Assignor and the Company all of the Assignor’s rights and obligations as “Purchaser” under the Agreements but solely with respect to such Mortgage Loans; provided, however, it is acknowledged and agreed upon by all the parties herein that the Assignor retains all rights, title, interest and obligations as “Purchaser” under the Agreements prior to the Effective Date.

8.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the Effective Date:

a.
The SWS Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any material respect, except as contemplated herein, nor has any notice of termination been given thereunder;

b.
The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the SWS Agreement;

c.
The Company has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s formation documents or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Company. This AAR Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
The Company shall establish a Custodial Account and an Escrow Account under the SWS Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established in favor of the Assignor; and

f.	The Company hereby restates the representations and warranties set forth in Section 2(b) of the Amendment Reg AB as of the date hereof.

9.  Countrywide hereby warrants and represents to, and covenants with, the Assignor, the Assignee and Structured Asset Mortgage Investments II Inc. (“SAMI II”) as of the Effective Date that:

a.
Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the SWS Agreement and this AAR Agreement; and

b.
Pursuant to Section 8.07 of the MLPA with respect to the Mortgage Loans, Countrywide hereby restates the representations and warranties set forth in Section 3.01 of the MLPA with respect to itself as of the Effective Date.

10.  The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

11.  From and after the date hereof, the Company shall recognize the Assignee as owner of the Mortgage Loans, and will service the Mortgage Loans in accordance with the SWS Agreement, as modified by this AAR Agreement.  It is the intention of the Assignor, the Company and the Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective permitted successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive or otherwise alter any of the terms or provisions of the SWS Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee, which shall not be unreasonably withheld.  The Company acknowledges and consents to (i) the assignment by the Assignor to the Assignee of all of the Assignor's rights against the Company pursuant to the Agreements and to the enforcement or exercise of any right or remedy against the Company pursuant to the Agreements as assigned by the Assignor and (ii) the assignment by the Assignee to Citibank, N.A. (the “Indenture Trustee”) of such rights and to the enforcement or exercise of any right or remedy by the Indenture Trustee, or the Master Servicer (as defined below) acting pursuant to the Sale and Servicing Agreement (as defined below), against the Company pursuant to this AAR Agreement as assigned by the Assignee.  Such enforcement of a right or remedy by the Assignee, the Master Servicer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Assignor directly.  The Assignee assumes all of the rights of the Purchaser under the Agreements with respect to the Mortgage Loans, which rights shall be enforced by Wells Fargo Bank, N.A., in its capacity as Master Servicer.

12.  It is expressly understood and agreed by the parties hereto that (a) this AAR Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Bear Stearns ARM Trust 2007-2 (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, dated as of June 29, 2007, by and among Wilmington Trust Company (the “Owner Trustee”), Structured Asset Mortgage Investments II Inc. (“SAMI II”) and Wells Fargo Bank, N.A. as master servicer and securities administrator, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Owner Trustee, or any of its officers, directors, employees or agents be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this AAR Agreement.

13.  Notwithstanding any term hereof to the contrary, the execution and delivery of this Agreement by the Assignee is solely in its capacity as owner trustee for Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Agreement shall be limited solely to the assets it may hold as owner trustee of Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2.

Modification of the SWS Agreement

14.  The Company and the Assignor hereby amend the SWS Agreement as follows:

a.	The following definitions shall be added to Article I of the SWS Agreement:

Certificates:  The Bear Stearns ARM Trust 2007-2 Trust Certificates, Series 2007-2, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement , and after a REMIC conversion, any of the new Residual Certificates issued by the Trust in connection with such REMIC Conversion.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan’s second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31). The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last Business Day of each month. This method of determining delinquencies is also referred to as the MBA method.

Indenture:  That certain Indenture, dated as of June 29, 2007, among Citibank N.A., as the indenture trustee, Wells Fargo Bank, N.A., as the securities administrator, and Bear Stearns ARM Trust 2007-2, as the issuing entity.

Non-REMIC-Eligible Asset:  Any asset in the trust estate at the time of a REMIC Conversion that would not be permissible for inclusion in any REMIC created thereby by reason of its failing to qualify for treatment as a “qualified mortgage” or a “permitted investment”, each as defined in Section 860G of the Code, or with respect to any “qualified mortgage” that is then 60 or more days delinquent, by reason of the absence of the necessary foreclosure restrictions relating to it in the Underlying REMIC Trust.

Note: The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Offered Notes: The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes.

Owner Trustee: Wilmington Trust Company, and its successors and assigns or any successor owner trustee.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in July 2007.

REMIC Conversion: The totality of events and actions specified in the Indenture occurring upon notice of a TMP Trigger Event that results in a conversion of the Trust Estate and its related structure into a pool of assets qualifying for treatment as one or more REMICs for federal income tax purposes and each of the Notes and Certificates into “regular interests” or “residual interests” in a REMIC for federal income tax purposes.

TMP Trigger Event:  A sale or other transfer of the Class X Notes, Class B Notes or Certificates, or any ownership interest therein, that would cause the Issuing Entity to be a “taxable mortgage pool” for federal income tax purposes.

Underlying REMIC Trust:  The new trust created in connection with a REMIC Conversion for the purposes of, among other things, holding the then remaining assets in the trust estate (other than the Non-REMIC-Eligible Assets) and issuing new REMIC certificates.

b.	The definition of Master Servicer is deleted in its entirety and replaced with the following:

Master Servicer: Wells Fargo Bank, N.A., or its successors in interest.

c.	The definition of Qualified Depository is deleted in its entirety and replaced with the following:

Qualified Depository: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest short-term rating categories ("Ratings"), respectively, at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Qualified Depositories may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Indenture Trustee.

d.	The definition of Servicing Fee Rate is deleted in its entirety and replaced with the following:

Servicing Fee Rate:  A per annum rate equal to the rate set forth in the MLPA.

e.	The definition of Principal Prepayment is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan in full or partial which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial principal Prepayments shall be applied in accordance with the terms of the related Mortgage Note.

f.	The following is added to the end of the Section 4.02 of the SWS Agreement:

“Subject to the notice provisions of this Section 4.02, the Company may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Company reasonably believes that such sale would maximize proceeds to the Purchaser in the aggregate (on a present value basis) with respect to that Mortgage Loan.  In the event that any payment due under any Mortgage Loan remains delinquent for a period of sixty (60) days or more, the Company shall provide written notice to the Master Servicer that the Seller intends to proceed with foreclosure.”

g.	The first paragraph of Section 4.04 of SWS Agreement is deleted in its entirety and replaced with the following:

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide Home Loans, Inc. in trust for EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Custodial Account shall be established with a depository institution that is a Qualified Depository. In the event of a downgrade, withdrawal or suspension of the Ratings of such Qualified Depository which would result in the reduction or withdrawal of their then-current ratings of the Certificates, the Custodial Account shall promptly (and in any case within not more than 30 calendar days) be moved to another Qualified Depository. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

h.	The SWS Agreement is hereby amended by adding the following as the new Section 4.21:

Section 4.21   Special Servicing Provisions/Foreclosure Proceedings.  In connection with any Pass-Through Transfer, the following provisions shall apply:

Notwithstanding anything in this Agreement to the contrary, for so long as the Master Servicer has not notified the Company that the Purchaser is no longer entitled to the rights described in this Section 4.21:

(a)           Company shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so, and (ii) the Purchaser, either directly or through the Master Servicer, does not, within five Business Days following such notification, affirmatively object in writing to such action.

(b)           Company may provide payment assistance and any loss mitigation resolution including, but not limited to, repayment arrangements, payment suspensions (forbearance), loan modifications, short payoffs (preforeclosure sales), note sales, deeds in lieu of foreclosure and charge offs with respect to a Mortgage Loan; provided that, in the event that Company determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan, in relation to payment suspensions (forebearance), loan modifications, short payoffs (preforeclosure sales), note sales, deeds, in lieu of foreclosure and charge offs, Company shall provide notice to the Purchaser and the Master Servicer of such intended action with respect to such Mortgage Loan, and shall not be permitted to proceed with such action unless the Purchaser, either directly or through the Master Servicer, does not, within five (5) Business Days following such written notice, affirmatively object in writing to Company taking such action.

(c)           If the Purchaser timely and affirmatively objects in writing to an action or contemplated action of Company pursuant to either (a) or (b) above, then the Purchaser shall instruct the Master Servicer to hire, at the Purchaser’s sole cost and expense, three appraisal firms, selected by the Master Servicer in its sole and absolute discretion, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such Purchaser objection.  The Purchaser shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to Company for deposit into the Custodial Account.  All costs relating to the computation of the related Fair Value Prices shall be for the account of the Purchaser and shall be paid by the Purchaser at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Purchaser.

(d)           If the Master Servicer shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)                 The Master Servicer shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)                 If the Master Servicer shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan (which may include Company’s recommendations with respect to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan) (such fair value, the “Master Servicer Fair Value Price”), and the Purchaser shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to Company the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms and (2) the Master Servicer Fair Value Price.

(iii)                 If the Master Servicer shall have received only one Fair Value Price at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)           if such Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the Purchaser shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to Company the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master Servicer Fair Value Price; and

(B) if such Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Purchaser shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to Company the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) shall thereafter apply.

(iv)           Following the payment by the Purchaser of the Preliminary Purchase Price, the Master Servicer shall continue to hire appraisal firms at the Purchaser’s sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A) if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Pricesdetermined by such appraisal firms and (y) the Master Servicer FairValue Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Master Servicer shall promptly notify the Purchaser and Company of such calculation, and the Purchaser shall, no later than 5 days after such notice, remit to Company, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; and

(B) if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Master Servicer shall promptly notify the Purchaser and Company of such calculation, and Company shall, no later than 5 days after such notice, remit to the Purchaser, from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and the sum of (1) such Revised Fair Value Price and (2) the amount of interest that accrued on the related Mortgage Loan during the period beginning on the date the Purchaser paid such Preliminary Purchase Price to Company and ending on the date that Company remitted such difference to the Purchaser pursuant to this clause (d)(iv)(B).

(e)           Notwithstanding anything herein to the contrary, the Purchaser shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 4.21 within the timeframe set forth in this Section 4.21 following the Purchaser’s objection to an action of Company, and Company shall provide the Master Servicer written notice of such failure.

(f)           Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Purchaser may agree to from time to time.

(g)           For the avoidance of doubt, the Purchaser’s rights set forth in this Section 4.21 are intended to provide the Purchaser, for so long as it has not forfeited its rights under this Section 4.21 as set forth in clause (e) above, with the unilateral right to control foreclosure decisions in respect of delinquent and defaulted Mortgage Loans, and certain exclusive purchase rights so as to maximize the recovery value on delinquent and defaulted Mortgage Loans.

To the extent that the Purchaser purchases any Mortgage Loan pursuant to this Section 4.21, Company will continue to service such Mortgage Loan in accordance with this Agreement.  The parties acknowledge that, in such event, the Master Servicer will have no duty or responsibility to master service any such Mortgage Loan.

i.	Section 6.04, 6.05 and 6.07 and clause (x) of Section 10.01, all as added by Amendment No. 2 to the SWS Agreement are deleted in their entirety.

j.	The SWS Agreement is hereby amended by adding the following as the new Section 12.12 (Special Servicing Provisions Prior to the REMIC Conversion):

Section 12.12    Special Servicing Provisions Prior to the REMIC Conversion.

Upon receiving notice from the Master Servicer that a lender or other entity is seeking to sell an ownership interest in the Certificates, Class X Notes or Class B Notes and thereby cause a TMP Trigger Event, (i) the Company shall, prior to any such sale and as soon as reasonably practicable, in accordance with Accepted Servicing Practices, purchase from the Issuing Entity, at its discretion, or on behalf of the Issuing Entity sell any REO Properties and Non-REMIC-Eligible Assets to a third party at their then fair market value; provided that, in the event such third party purchases any REO Properties and Non-REMIC-Eligible Assets from the Company, such third party shall cause all advances and other fees, costs and expenses of the Company to be paid to the Company upon purchase, and to the extent that the purchase price of such REO Properties and Non-REMIC-Eligible Assets has resulted in the allocation of realized losses to any class of Offered Notes, the Company shall promptly provide notice to the Master Servicer of such deficiency in the purchase price at the time such realized loss is incurred, and (ii) the party causing a TMP Trigger Event shall either (a) purchase any Mortgage Loans, at a price equal to 100% of the outstanding principal balance of such Mortgage Loan as of such date of purchase, plus accrued but unpaid interest on such outstanding principal balance at the related mortgage rate, that are sixty (60) or more days Delinquent, in which case the purchase party shall cause the servicing with respect to such Mortgage Loans to be transferred to any entity that shall be identified at the time of such purchase or (b) transfer the servicing with respect to such Mortgage Loans that are sixty (60) or more days Delinquent to a servicer that agrees to subject such Mortgage Loans to foreclosure restrictions in accordance with the terms set forth in the Sale and Servicing Agreement, and in either case shall cause all advances and other fees, costs and expenses (including compensation with respect to the servicing rights owned by the Company) of the Company to be paid to the Company upon such transfer.

k.
Exhibit F to the SWS Agreement is hereby deleted in its entirety and replaced with the reporting exhibits attached hereto as Attachment 4 in formats mutually agreeable to the Company and the Master Servicer.  Notwithstanding the foregoing, the Company is not required to report data relating to prepayment charges or penalties.

l.	The following shall be added as Section 2(g)(vi) of Amendment Reg AB:

The Master Servicer shall be considered a third party beneficiary of Sections 2(d), 2(e) and 2(g) of this Amendment Reg AB (with regard to Section 2(g), solely with respect to noncompliance under Sections 2(d) and 2(e) of this Amendment Reg AB), entitled to all of the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Amendment Reg AB.

Miscellaneous

15.  All demands, notices and communications related to the Mortgage Loans, the SWS Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.	In the case of Countrywide, Countrywide Home Loans, Inc. 4500 Park Granada Calabasas, California 91302 Attention: Darren Bigby

b.	In the case of the Company, Countrywide Home Loans Servicing LP 400 Countrywide Way Simi Valley, California 93065 Attention: John Lindberg and Rachel Meza

c.	In the case of Assignor, Alesco Loan Holdings Trust 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Bear Stearns ARM Trust 2007-2

d.	In the case of the Indenture Trustee, Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Attn: Bear Stearns ARM Trust 2007-2

e.	In the case of the Master Servicer, Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attn: Client Manager, BSARM 2007-2

16.  The Company hereby acknowledges that Wells Fargo Bank, N.A. (the “Master Servicer”) has been appointed as the master servicer of the Mortgage Loans pursuant to the sale and servicing agreement for the Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2, and therefore has the right to enforce on behalf of the Assignee all obligations of the Company under the SWS Agreement.  Such right will include, without limitation, the right to terminate the Servicer under the SWS Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the SWS Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the SWS Agreement, the right to examine the books and records of the Company and the right to exercise certain rights of consent and approval relating to actions taken by the Company; provided, however, all parties hereto agree that such enforcement of a right shall only be exercised by one party.  Notwithstanding the foregoing, it is understood that the Company shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Assignor and the Assignee against any losses, damages, penalties, fines, forfeiture, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Company which were taken or omitted upon the instruction or direction of the Master Servicer or Assignee, as applicable, or (ii) the failure of the Assignee or the Assignee’s designee, as applicable, to perform the obligations of “Purchaser” under the SWS Agreement, as modified by the AAR Agreement.

The Company shall make all distributions under the SWS Agreement to the Master Servicer by wire transfer of immediately available funds to:

Bear Stearns ARM Trust 2007-2 Payment Account
Wells Fargo Bank, N.A.
ABA# 121000248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to: Bear Stearns ARM Trust 2007-2, Account # 53135900

and the Company shall deliver all reports required to be delivered under the SWS Agreement to the Assignor and to the Assignee at the address set forth in Section 15 herein and to the Master Servicer at:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager Bear Stearns ARM Trust 2007-2

Telecopier No. (410) 715-2380

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this AAR Agreement is:

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attention: John Lindberg and Rachel Meza

Miscellaneous:

17.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

18.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

19.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

20.  This AAR Agreement shall inure to the benefit of the permitted successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee or the Company, respectively, hereunder.

21.  This AAR Agreement shall survive the conveyance of the Mortgage Loans, the assignment of the SWS Agreement and Agreements to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the SWS Agreement.

22.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

23.  In the event that any provision of this AAR Agreement conflicts with any provision of the SWS Agreement with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.

ALESCO LOAN HOLDINGS TRUST, the Assignor		BEAR STEARNS ARM TRUST 2007-2, by: Wilmington Trust Company, not individually but solely as Owner Trustee, the Assignee

By:		By:
Name:	John Longino	Name:
Title:	Chief Financial Officer	Title:

COUNTRYWIDE HOME LOANS SERVICING LP, the Company By: Countrywide GP, Inc., its General Partner	COUNTRYWIDE HOME LOANS, INC. Countrywide

By:	By:
Name:	Name:
Title:	Title:

Acknowledged and Agreed: WELLS FARGO BANK, N.A., the Master Servicer

By:
Name:
Title:

Acknowledged and Agreed: CITIBANK, N.A., the Indenture Trustee

By:
Name:
Title:

Attachment 1

Mortgage Loan Schedule

[Provided upon request]

Attachment 2

The Servicing Provisions of the SWS Agreement (Articles IV, V and VI)

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01                                Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial Rate Cap or Gross Margin of any Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03                                Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04                                Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide Home Loans, Inc. in trust for EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i)           all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)           all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)           all Liquidation Proceeds;

(iv)          all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

(v)           all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)          any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

(vii)         any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, 3.05 or 3.07 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)          with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix)           any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)           any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05                                Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)           to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)           to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05, 3.07 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)           to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05, 3.07 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv)           to pay itself interest on funds deposited in the Custodial Account;

(v)           to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi)           to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)           to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii)                      to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06                                Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Countrywide Home Loans, Inc., in trust for the EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)           all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07                                Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)           to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)           to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)           for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)            for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)           to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)          to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)         to withdraw funds deposited in error.

Section 4.08                                Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09                                Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10                                Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If a Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11                                Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12                                Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13                                Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14                                Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)           the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)           the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)           the Company shall verify that the Mortgage Loan is not in default; and

(iv)           pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Custodial Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15                                Maintenance of PMI and LPMI Policy; Claims.

(a)          With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

(i)           with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

(ii)           with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)           In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)           Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 4.16                                Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17                                Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18                                Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19                                Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.20                                Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Company shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company, or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01                                Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02                                Statements to Purchaser.

Not later than the 10th day of each calendar month, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto electronic medium mutually acceptable to the parties as  to  the preceding calendar month and the Due Period in the month of remittance

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.  Nothing in this Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

Section 5.03                                Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable.  The Company shall promptly deliver an officer’s certificate to the Purchaser upon determining that any advance is non-recoverable.  In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the related Purchaser of such shortfall by registered mail with sufficient supporting documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01                                Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one percent (1.0%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess one percent (1.0%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption or substitution of liability, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the Index, the Lifetime Mortgage Interest Rate Cap, the Initial Rate Cap or the Gross Margin of any Mortgage Loan, nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02                                Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03                                Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges and Prepayment Penalties, shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Company shall not waive, and shall not permit the waiver of, any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Company determines that such waiver would maximize recovery of Liquidations Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) (A) the enforeceability therefore is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (B) the enforceability is otherwise limited or prohibited by applicable law.

Section 6.04                                Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before May 31 each year beginning May 31, 2003, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05                                Annual Independent Public Accountants’ Servicing Report.

On or before May 31st of each year beginning May 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06                                Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

Attachment 3

List of Appraisal Firms

[Provided upon request]

Attachment 4

Standard Loan Level File Layout – Master Servicing

Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank, N.A. in an Excel spreadsheet format with fixed field names and data type.  The Excel spreadsheet should be used as a template consistently every month when submitting data.

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

•	Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions
 15-Bankruptcy/Litigation
20-Referred for Deed-in-Lieu
30-Referred fore Foreclosure
60-Payoff
65-Repurchase
70-REO-Held for Sale
71-Third Party Sale/Condemnation
72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency.  The Action Date is the date the relief is expected to end.  For military indulgence, it will be three months after the Borrower’s discharge from military service.

Action Code 15 - To report the Borrower’s filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan.  The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan.  The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity.  The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan.  The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it.  The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred.  The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed.  The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement.  The following are acceptable:

ASUM-Approved Assumption
BAP-Borrower Assistance Program
CO-Charge Off
DIL-Deed-in-Lieu
FFA-Formal Forbearance Agreement
MOD-Loan Modification
PRE-Pre-Sale
SS-Short Sale
MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:

Mortgagor
Tenant
 Unknown
Vacant

REALIZED LOSS CALCULATION INFORMATION
WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.           The actual Unpaid Principal Balance of the Mortgage Loan.
2.           The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.	Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.
10.	The total of lines 1 through 9.

Credits

11-17.
Complete as necessary.  All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc.  to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.	The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.	The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust:  ___________________________
Prepared by: __________________ Date: _______________
Phone: ______________________

Servicer Loan No.                                                     Servicer Name                                Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower’s Name:________________________________________________________
Property
Address:________________________________________________________________

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan	$ _______________(1)
Interest accrued at Net Rate	________________(2)
Attorney’s Fees	________________(3)
Taxes	________________(4)
Property Maintenance	________________(5)
MI/Hazard Insurance Premiums	________________(6)
Hazard Loss Expenses	________________(7)
Accrued Servicing Fees	________________(8)
Other (itemize)	________________(9)
$ _________________

Total Expenses	$ ______________(10)
Credits:
Escrow Balance	$ ______________(11)
HIP Refund	________________(12)
Rental Receipts	________________(13)
Hazard Loss Proceeds	________________(14)
Primary Mortgage Insurance Proceeds	________________(15)
Proceeds from Sale of Acquired Property	________________(16)
Other (itemize)	________________(17)
___________________
___________________
Total Credits	$________________(18)

Total Realized Loss (or Amount of Gain)  $_______________

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the “AAR Agreement”) is made and entered into as of June 29, 2007 (the “Effective Date”), among Alesco Loan Holdings Trust (the “Assignor”), Bear Stearns ARM Trust 2007-2, as issuer (the “Assignee”), Countrywide Home Loans Servicing LP (the “Company”) and Countrywide Home Loans, Inc. (“Countrywide”).

WHEREAS, the Assignor acquired certain mortgage loans set forth on Attachment 1 (the “Alesco Mortgage Loans”) from Countrywide pursuant to that Mortgage Loan Purchase and Servicing Agreement, dated as of December 8, 2006, between Countrywide and the Assignor (the “Alesco MLPA”), as amended by that Amendment Reg AB, dated as of  December 8, 2006 (the “Alesco Reg AB Amendment”; and, together with the Alesco MLPA, the “Alesco Agreement”);

WHEREAS, the Assignor acquired certain mortgage loans set forth on Attachment 2 (the “Sunset Mortgage Loans”; and, together with the Alesco Mortgage Loans, the “Mortgage Loans”) from Countrywide pursuant to that Mortgage Loan Purchase and Servicing Agreement, dated as of September 29, 2006, between Countrywide and the Assignor, as amended by that Amendment No. 1, dated as of October 17, 2006 (the “Sunset MLPA”), and as amended by that Amendment Reg AB, dated as of September 29, 2006 (the “Sunset Reg AB Amendment”; and, together with the Sunset MLPA, the “Sunset Agreement”; and, the Sunset Agreement collectively with the Alesco Agreement, the “Agreements”); and

WHEREAS, the Assignor and the Company desire that, from and after the date hereof, all of the Mortgage Loans be serviced in accordance with the terms and conditions of that certain Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended by that Amendment No. 1, dated January 1, 2003, as amended by that Amendment No. 2, dated September 1, 2004 and as amended by that Amendment Reg AB to the Seller’s Warranties and Servicing Agreement, dated as of January 1, 2006, by and between EMC Mortgage Corporation and Countrywide (the “Servicing Agreement”), as amended by that Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, by and among the Assignor, Bear Stearns ARM Trust 2007-2, as assignee, the Company and Countrywide (the “June AAR Agreement”, and together with the Servicing Agreement, the “SWS Agreement”).

For and in consideration of the mutual promises and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  Defined terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the SWS Agreement.

2.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title, interest and obligation in, to and under the Agreements with respect to the Mortgage Loans.  The Assignor is not assigning to the Assignee any of its right, title, interest  and obligation in, to and under the Agreements with respect to any other mortgage loan other than the Mortgage Loans.  The Assignor specifically reserves and does not assign the right to enforce the representations and warranties set forth in Section 3.02(aa) of the Alesco MLPA and Section 3.02(aa) of the Sunset MLPA and the remedies set forth in Section 3.03 of the Alesco MLPA and Section 3.03 of the Sunset MLPA with respect to indemnity for the representations and warranties in Section 3.02(aa) of the Alesco MLPA and Sunset MLPA, respectively.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

3.  The Company recognizes the Assignor as owner of the Mortgage Loans and acknowledges that it is currently servicing the Mortgage Loans for the benefit of the Assignor.  From and after the date hereof, the Company agrees that it will service the Mortgage Loans pursuant to the terms of the SWS Agreement (as modified herein) which terms are incorporated herein by reference.

4.  The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) the Mortgage Loans and (b) Articles 4, 5 and 6 of the SWS Agreement and the Agreements solely with respect to the Mortgage Loans.

5.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any mortgage loans subject to the SWS Agreement which are not Mortgage Loans and are the subject of this AAR Agreement.

6.  The Assignor warrants and represents to, and covenants with, the Assignee as of the Effective Date:

a.
Attached hereto as Attachment 3 is a true and accurate copy of the servicing provisions of the SWS Agreement (Articles IV, V, and VI) and the Agreements, which are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any material respect, nor has any notice of termination been given thereunder;

b.
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor’s interests, rights and obligations under the Agreements, except as otherwise set forth herein, as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

c.	There are no known offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the SWS Agreement;

d.	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

e.
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

f.
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor. This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

h.
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the SWS Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

7.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the Effective Date:

a.
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2;

b.
The Assignee has full corporate power and authority to execute and deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignee. This AAR Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

d.
The Assignee assumes for the benefit of each of the Assignor and the Company all of the Assignor’s rights and obligations as “Purchaser” under the Agreements but solely with respect to such Mortgage Loans; provided, however, it is acknowledged and agreed upon by all the parties herein that the Assignor retains all rights, title, interest and obligations as “Purchaser” under the Agreements prior to the Effective Date.

8.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the Effective Date:

a.
The SWS Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any material respect, except as contemplated herein, nor has any notice of termination been given thereunder;

b.
The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the SWS Agreement;

c.
The Company has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s formation documents or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Company. This AAR Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
The Company shall establish a Custodial Account and an Escrow Account under the SWS Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established in favor of the Assignor; and

f.	The Company hereby restates the representations and warranties set forth in Section 2(b) of the Amendment Reg AB as of the date hereof.

9.  Countrywide hereby warrants and represents to, and covenants with, the Assignor, the Assignee and Structured Asset Mortgage Investments II Inc. (“SAMI II”) as of the Effective Date that:

a.
Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the SWS Agreement, this AAR Agreement and the Agreements; and

b.
Pursuant to Section 4.19 of the Alesco Agreement, Countrywide hereby restates the representations and warranties set forth in Section 3.01 as of the Effective Date and the representations and warranties set forth in Section 3.02 (other than the representations and warranties set forth in Section 3.02(aa)) as of December 8, 2006 .  Pursuant to Section 4.19 of the Sunset Agreement, Countrywide hereby restates the representations and warranties set forth in Section 3.01 as of the Effective Date and the representations and warranties in Section 3.02 (other than the representations and warranties set forth in Section 3.02(aa)) of the Sunset Agreement as of September 29, 2006; however, with respect to those Mortgage Loans set forth on Attachment 4, Countrywide hereby restates the representations and warranties set forth in Section 3.01 as of the Effective Date and the representations and warranties in Section 3.02 of the Sunset Agreement as of October 25, 2006.

10.  The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

11.  From and after the date hereof, the Company shall recognize the Assignee as owner of the Mortgage Loans, and will service the Mortgage Loans in accordance with the SWS Agreement, as modified by the June AAR Agreement.  It is the intention of the Assignor, the Company and the Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective permitted successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive or otherwise alter any of the terms or provisions of the SWS Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee, which shall not be unreasonably withheld.  The Company acknowledges and consents to (i) the assignment by the Assignor to the Assignee of all of the Assignor's rights against the Company pursuant to the Agreements and to the enforcement or exercise of any right or remedy against the Company pursuant to the Agreements as assigned by the Assignor and (ii) the assignment by the Assignee to Citibank, N.A. (the “Indenture Trustee”) of such rights and to the enforcement or exercise of any right or remedy by the Indenture Trustee, or the Master Servicer (as defined below) acting pursuant to the Sale and Servicing Agreement (as defined below), against the Company pursuant to this AAR Agreement as assigned by the Assignee.  Such enforcement of a right or remedy by the Assignee, the Master Servicer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Assignor directly.  The Assignee assumes all of the rights of the Purchaser under the Agreements with respect to the Mortgage Loans, which rights shall be enforced by Wells Fargo Bank, N.A., in its capacity as Master Servicer.

12.  It is expressly understood and agreed by the parties hereto that (a) this AAR Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Bear Stearns ARM Trust 2007-2 (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, dated as of June 29, 2007, by and among Wilmington Trust Company (the “Owner Trustee”), Structured Asset Mortgage Investments II Inc. (“SAMI II”) and Wells Fargo Bank, N.A. as master servicer and securities administrator, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Owner Trustee, or any of its officers, directors, employees or agents, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this AAR Agreement.

13.  Notwithstanding any term hereof to the contrary, the execution and delivery of this Agreement by the Assignee is solely in its capacity as owner trustee for Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Agreement shall be limited solely to the assets it may hold as owner trustee of Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2.

Modification

a.           The following is added to the Alesco Agreement as the new Section 3.02(hh) and to the Sunset Agreement as the new Section 3.02(gg):

“Each Mortgage Loan was originated by Countrywide or a savings and loan association, savings bank, commercial bank, credit union, insurance company, or mortgage banking company which is supervised and examined by a federal or state authority, or by a mortgage originator approved by the Secretary of Housing and Urban Development pursuant to Sections 2.03 and 2.11 of the National Housing Act.”

b.           The definition of Servicing Fee Rate in the SWS Agreement is hereby deleted in its entirety and replaced with the following:

Servicing Fee Rate:  A per annum rate equal to the rate set forth in the Sunset MLPA and the Alesco MLPA with respect to the applicable mortgage loan.

Miscellaneous

14.  All demands, notices and communications related to the Mortgage Loans, the SWS Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.     In the case of Countrywide,
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attention: Darren Bigby

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Mr. Michael Schloessmann, Managing Director

With a copy to: General Counsel

b.     In the case of the Company,
         Countrywide Home Loans Servicing LP
         400 Countrywide Way
         Simi Valley, California 93065
        Attention: John Lindberg and Rachel Meza

c.      In the case of Assignor,
         Alesco Loan Holdings Trust
         2929 Arch Street, 17th Floor
         Philadelphia, Pennsylvania 19104
         Attention: Bear Stearns ARM Trust 2007-2

d.     In the case of the Indenture Trustee,
         Citibank, N.A.
         388 Greenwich Street, 14th Floor
         New York, New York 10013
         Attn: Bear Stearns ARM Trust 2007-2

e.      In the case of the Master Servicer,
         Wells Fargo Bank, N.A.
         9062 Old Annapolis Road
         Columbia, Maryland 21045
         Attn: Client Manager, BSARM 2007-2

15.  The Company hereby acknowledges that Wells Fargo Bank, N.A. (the “Master Servicer”) has been appointed as the master servicer of the Mortgage Loans pursuant to the sale and servicing agreement for the Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2, and therefore has the right to enforce on behalf of the Assignee all obligations of the Company under the SWS Agreement.  Such right will include, without limitation, the right to terminate the Servicer under the SWS Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the SWS Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the SWS Agreement, the right to examine the books and records of the Company and the right to exercise certain rights of consent and approval relating to actions taken by the Company; provided, however, all parties hereto agree that such enforcement of a right shall only be exercised by one party.  Notwithstanding the foregoing, it is understood that the Company shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Assignor and the Assignee against any losses, damages, penalties, fines, forfeiture, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Company which were taken or omitted upon the instruction or direction of the Master Servicer or Assignee, as applicable, or (ii) the failure of the Assignee or the Assignee’s designee, as applicable, to perform the obligations of “Purchaser” under the SWS Agreement, as modified by the AAR Agreement.

The Company shall make all distributions under the SWS Agreement to the Master Servicer by wire transfer of immediately available funds to:

Bear Stearns ARM Trust 2007-2 Payment Account
Wells Fargo Bank, N.A.
ABA# 121000248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to: Bear Stearns ARM Trust 2007-2, Account # 53135900

and the Company shall deliver all reports required to be delivered under the SWS Agreement to the Assignor and to the Assignee at the address set forth in Section 15 herein and to the Master Servicer at:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager Bear Stearns ARM Trust 2007-2

Telecopier No. (410) 715-2380

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this AAR Agreement is:

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attention: John Lindberg and Rachel Meza

Miscellaneous:

16.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

17.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

18.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

19.  This AAR Agreement shall inure to the benefit of the permitted successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee or the Company, respectively, hereunder.

20.  This AAR Agreement shall survive the conveyance of the Mortgage Loans, the assignment of the SWS Agreement and Agreements to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the SWS Agreement.

21.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

22.  In the event that any provision of this AAR Agreement conflicts with any provision of the SWS Agreement with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.

ALESCO LOAN HOLDINGS TRUST, the Assignor	BEAR STEARNS ARM TRUST 2007-2, by: Wilmington Trust Company, not individually but solely as Owner Trustee, the Assignee

By: ____________________________________________________	By: ____________________________________________________

Name: John Longino	Name: __________________________________________________

Title: Chief Financial Officer	Title: ___________________________________________________

COUNTRYWIDE HOME LOANS SERVICING LP, the Company By: Countrywide GP, Inc., its General Partner	COUNTRYWIDE HOME LOANS, INC. Countrywide

By: ____________________________________________________	By: ____________________________________________________

Name: __________________________________________________	Name: __________________________________________________

Title: ___________________________________________________	Title: ___________________________________________________

Acknowledged and Agreed:

WELLS FARGO BANK, N.A., the Master Servicer

By: ____________________________________________________

Name: __________________________________________________

Title: ___________________________________________________

Acknowledged and Agreed:

CITIBANK, N.A., the Indenture Trustee

By: ____________________________________________________

Name: __________________________________________________

Title: ___________________________________________________

Attachment 1

Alesco Mortgage Loans

[Provided upon request]

Attachment 2

Sunset Mortgage Loans

[Provided upon request]

Attachment 3

The Servicing Provisions of the SWS Agreement (Articles IV, V and VI)

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01                                Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial Rate Cap or Gross Margin of any Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03                                Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04                                Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide Home Loans, Inc. in trust for EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i)           all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)           all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)           all Liquidation Proceeds;

(iv)          all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

(v)           all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)          any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

(vii)         any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, 3.05 or 3.07 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)          with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix)           any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)           any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05                                Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)           to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)           to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05, 3.07 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)           to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05, 3.07 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv)           to pay itself interest on funds deposited in the Custodial Account;

(v)           to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi)           to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)           to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii)                      to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06                                Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Countrywide Home Loans, Inc., in trust for the EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)           all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07                                Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)           to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)           to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)           for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)            for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)           to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)          to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)         to withdraw funds deposited in error.

Section 4.08                                Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09                                Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10                                Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If a Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11                                Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12                                Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13                                Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14                                Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)           the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)           the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)           the Company shall verify that the Mortgage Loan is not in default; and

(iv)           pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Custodial Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15                                Maintenance of PMI and LPMI Policy; Claims.

(a)          With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

(i)           with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

(ii)           with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)           In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)           Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 4.16                                Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17                                Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18                                Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19                                Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.20                                Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Company shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company, or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01                                Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02                                Statements to Purchaser.

Not later than the 10th day of each calendar month, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto electronic medium mutually acceptable to the parties as  to  the preceding calendar month and the Due Period in the month of remittance

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.  Nothing in this Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

Section 5.03                                Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable.  The Company shall promptly deliver an officer’s certificate to the Purchaser upon determining that any advance is non-recoverable.  In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the related Purchaser of such shortfall by registered mail with sufficient supporting documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01                                Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one percent (1.0%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess one percent (1.0%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption or substitution of liability, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the Index, the Lifetime Mortgage Interest Rate Cap, the Initial Rate Cap or the Gross Margin of any Mortgage Loan, nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02                                Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03                                Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges and Prepayment Penalties, shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Company shall not waive, and shall not permit the waiver of, any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Company determines that such waiver would maximize recovery of Liquidations Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) (A) the enforeceability therefore is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (B) the enforceability is otherwise limited or prohibited by applicable law.

Section 6.04                                Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before May 31 each year beginning May 31, 2003, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05                                Annual Independent Public Accountants’ Servicing Report.

On or before May 31st of each year beginning May 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06                                Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

Attachment 4

CHL Loan Number:
128374556
129060609
129060689
129715315
130971233
130972113
130972697
130982058

EXHIBIT E

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT

between

ALESCO LOAN HOLDINGS TRUST

as Mortgage Loan Seller

and

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

as Purchaser

Dated as of

June 29, 2007

SECTION 1. Definitions

SECTION 2. Purchase and Sale of the Mortgage Loans and Related Rights.

SECTION 3. Mortgage Loan Schedules

SECTION 4. Mortgage Loan Transfer.

SECTION 5. Examination of Mortgage Files.

SECTION 6. Recordation of Assignments of Mortgage.

SECTION 7. Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans

SECTION 8. Representations and Warranties Concerning the Mortgage Loan Seller

SECTION 9. Representations and Warranties Concerning the Purchaser

SECTION 10. Conditions to Closing.

SECTION 11. Fees and Expenses

SECTION 12. Accountants’ Letters.

SECTION 13. Indemnification.

SECTION 14. Notices

SECTION 15. Transfer of Mortgage Loans

SECTION 16. Termination

SECTION 17. Representations, Warranties and Agreements to Survive Delivery

SECTION 18. Severability

SECTION 19. Counterparts

SECTION 20. Amendment

SECTION 22. Further Assurances

SECTION 23. Successors and Assigns.

SECTION 24. The Mortgage Loan Seller and the Purchaser

SECTION 25. Entire Agreement

SECTION 26. No Partnership

SECTION 27. Fiduciary Duty

EXHIBITS AND SCHEDULE TO

MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1	Contents of Mortgage File

Exhibit 2	Mortgage Loan Schedule Information

Exhibit 3	Mortgage Loan Seller’s Information

Exhibit 4	Purchaser’s Information

Exhibit 5	Schedule of Lost Certificates

Exhibit 6	Appendix E – Standard & Poor’s Anti-Predatory Lending Categorization

Schedule A	Required Ratings for Each Class of Notes

Schedule B	Mortgage Loan Schedule

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of June 29, 2007, as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and between ALESCO LOAN HOLDINGS TRUST, a Maryland business trust (the “Mortgage Loan Seller”) and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties and individual condominium units (collectively, the “Mortgage Loans”) as described herein. The Purchaser has established Bear Stearns ARM Trust 2007-2, a Delaware statutory trust (the “Issuing Entity”) pursuant to a Short Form Trust Agreement, dated as of June 26, 2007 between the Purchaser and Wilmington Trust Company (the “Owner Trustee”), as amended and restated on June 29, 2007 (the “Trust Agreement”), among the Purchaser, the Owner Trustee and Wells Fargo Bank, N.A. (the “Securities Administrator”).  The Purchaser intends to sell the Mortgage Loans to the Issuing Entity pursuant to a Sale and Servicing Agreement, dated as of June 29, 2007 (the “Sale and Servicing Agreement”) among the Purchaser, the Issuing Entity, the Mortgage Loan Seller, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), the Securities Administrator and Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”).  The Issuing Entity, pursuant to an Indenture, dated as of June 29, 2007 (the “Indenture”) among the Issuing Entity, the Indenture Trustee and the Securities Administrator intends to pledge the Mortgage Loans to the Indenture Trustee and, issue and transfer to the Purchaser the Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2 and the Notes issued pursuant to the Trust Agreement (the “Notes”).  The Notes will be transferred by the Purchaser to the Mortgage Loan Seller or its designee as partial consideration for the sale of the Mortgage Loans.  The Master Servicer will master service the Mortgage Loans on behalf of the Issuing Entity pursuant to the Sale and Servicing Agreement.  The servicing of the Mortgage Loans will be provided by Countrywide Home Loans Servicing LP and Wells Fargo Bank, N.A. pursuant to the related Servicing Agreements as specified in Appendix A to the Indenture which will be assigned to the Issuing Entity on the Closing Date pursuant to the related Servicing Agreement.  The representations and warranties made by each Servicer and the remedies for breach thereof will be assigned to the Issuing Entity on the Closing Date pursuant to, and to the extent provided in the related Servicing Agreement.  The representations and warranties made by American Home and Countrywide Home Loans and the remedies for breach thereof will be assigned to the Issuing Entity on the Closing Date pursuant to, and to the extent provided in the related Sale Agreement.

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-140247) relating to its Mortgage-Backed Notes and the offering of certain series thereof (including certain classes of the Notes) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Notes by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively.  The “Term Sheet Supplement” shall mean the term sheet supplement, dated June 11, 2007, relating to certain classes of the Notes. The “Term Sheet” shall mean the term sheet, dated June 28, 2007, relating to certain classes of the Notes. The “Prospectus Supplement” shall mean that supplement, dated June 28, 2007, to the Prospectus, dated June 28, 2007, relating to certain classes of the Notes. With respect to the Public Offering of certain classes of the Notes, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of June 11, 2007 to an underwriting agreement dated February 26, 2007 (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  Definitions.  Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Sale and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $       *       .    (plus $       *      .    in accrued interest).

American Home: American Home Mortgage Corp.

American Home Sale Agreement: That certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2005, between Citigroup and American Home, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Mortgage Loan Seller, Citigroup and American Home.

Bear Stearns: Bear, Stearns & Co. Inc.

Citibank: Citibank, N.A.

Citibank Custodial Agreement: The custodial agreement, dated as of June 29, 2007, among Alesco, the Issuing Entity, Structured Asset Mortgage Investments II Inc. as depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer and Citibank as custodian relating to the Mortgage Loans identified in such custodial agreement

Citigroup: Citigroup Global Markets Realty Corp.

Citigroup Sale Agreement: Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Mortgage Loan Seller, Citigroup and Countrywide Home Loans and (ii) that certain Amended and Restated Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Mortgage Loan Seller, Citigroup and MortgageIT, Inc.

Closing Date: June 29, 2007.

Co-op Lease:  With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan:  A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock:  With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Countrywide Home Loans: Countrywide Home Loans, Inc.

Countrywide Sale Agreement:  Any of (i) that Mortgage Loan Purchase and Servicing Agreement, dated as of December 8, 2006, between Countrywide Home Loans and the Mortgage Loan Seller, as amended by that Amendment Reg AB, dated as of  December 8, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, the Mortgage Loan Seller and the Issuing Entity, and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer and (ii) that Mortgage Loan Purchase and Servicing Agreement, dated as of September 29, 2006, between Countrywide Home Loans and the Mortgage Loan Seller, as amended by Amendment No. 1, dated as of October 17, 2006, and as amended by that Amendment Reg AB, dated as of October 25, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, the Mortgage Loan Seller and the Issuing Entity.

Countrywide Servicing: Countrywide Home Loans Servicing LP.

Countrywide Servicing Agreement: Any of the Countrywide Sale Agreements and that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Mortgage Loan Seller, Citigroup and Countrywide Home Loans.

Custodial Agreement: Any of the Wells Fargo Custodial Agreement or the Citibank Custodial Agreement.

Custodian: Any of Wells Fargo, as custodian under the Wells Fargo Custodial Agreement or Citibank, as custodian under the Citibank Custodial Agreement.

Cut-off Date: June 1, 2007.

Cut-off Date Balance: $1,086,615,226.90.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Wells Fargo Servicing Agreement.

Fitch: Fitch, Inc., or its successors in interest.

Master Servicer: Wells Fargo Bank, N.A., in its capacity as Master Servicer under the Sale and Servicing Agreement or any of its successors thereto.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable) expressed as a per annum rate.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Owner Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller or Underlying Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), net of any Servicing Advances and Advances attributable to principal and payable to the purchaser of the Mortgage Loan if such purchaser is also the Master Servicer of such Mortgage Loan, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate through and including the last day of the month of such purchase, net of any portion of the Servicing Fee and any Servicing Advances and Advances attributable to interest that is payable to the purchaser of the Mortgage Loan if such purchaser is also the Master Servicer of such Mortgage Loan, plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s, Moody’s and Fitch, each a “Rating Agency.”

Sale Agreement: Any of American Home Sale Agreement, Citigroup Sale Agreement, Countrywide Servicing Agreement and Wells Fargo Servicing Agreement, as applicable.

Sale and Servicing Agreement: That certain Sale and Servicing Agreement, dated as of June 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor, Alesco Loan Holdings Trust, as seller, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wilmington Trust Company, as owner trustee.

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of  trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicer: Wells Fargo or Countrywide, as applicable.

Servicing Agreement: Any of the Countrywide Servicing Agreement or Wells Fargo Servicing Agreement, as applicable.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Sale and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Underlying Seller: American Home, Countrywide Home Loans, Wells Fargo or Citigroup, as applicable.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, N.A.

Wells Fargo Custodial Agreement:  The custodial agreement, dated as of June 29, 2007, among Alesco, the Issuing Entity, Structured Asset Mortgage Investments II Inc. as depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer and Wells Fargo as custodian relating to the Mortgage Loans identified in such custodial agreement.

Wells Fargo Sale Agreement: Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006 by and between Wells Fargo and Citigroup and (ii) those certain Assignment and Conveyance Agreements (2006-W95, 2006-W96 and 2006-W97) dated as of November 28, 2006 between Wells Fargo and Citigroup.

Wells Fargo Servicing Agreement: Any of (i) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo, the Mortgage Loan Seller and the Issuing Entity, relating to the Mortgage Loans sold pursuant to the Wells Fargo Sale Agreement and (ii) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo, the Mortgage Loan Seller and the Issuing Entity, relating to the Mortgage Loans sold pursuant to the  American Home Sale Agreement and the Citigroup Sale Agreement.

SECTION 2.  Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Notes will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller and shall deliver the Notes to the Mortgage Loan Seller or its designee.

(d)  In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, remedies, title and interest in the Sale Agreements to the extent relating to the Mortgage Loans, notwithstanding that with respect to the Sale Agreements (other than the Citigroup Sale Agreement) the Mortgage Loan Seller specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties. With respect to the Citigroup Sale Agreement, the Mortgage Loan Seller assigns to the Assignee any right, title and interest in, to or under the representations and warranties and the entitlement to enforce all of the obligations of the Purchaser thereunder insofar as they relate to the Mortgage Loans, including, without limitation, the enforcement of the document delivery requirements, and the ability to enforce all of the obligations of the Purchaser thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties.

SECTION 3.  Mortgage Loan Schedules.  The Mortgage Loan Seller agrees to deliver or cause to be delivered to the Purchaser as of the date hereof a listing of the Mortgage Loans (the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser.

SECTION 4.  Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Cut-off Date but received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Cut-off Date but received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

(b)  Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Sale and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Issuing Entity and, pursuant to the Indenture, the Issuing Entity will assign all of its right, title and interest to the Mortgage Loans to the Indenture Trustee for the benefit of the Noteholders, to secure the Notes issued pursuant to the Indenture.  In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Indenture Trustee or the respective Custodian on behalf of the Indenture Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File; provided, however, in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (a) in lieu of the original Mortgage, assignments to blank or to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or shall, upon receipt of recording information relating to such documents required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification substantially to the effect that such copy is a true and correct copy of the original; (b) in lieu of the Mortgage, assignment to blank or to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification to such effect) the Mortgage Loan Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (c) in lieu of the Mortgage Notes relating to the Mortgage Loans, the Mortgage Loan Seller may deliver a lost note affidavit and indemnity; provided, further, however, that in the case of the Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Indenture Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Payment Account on the Closing Date.  The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the related Custodian, promptly after they are received. The Indenture Trustee shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in  Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Indenture Trustee further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser, and by the Purchaser to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Indenture Trustee and (b) the code in the field “Pool Field” which identifies the series of the Notes issued in connection with such Mortgage Loans. The Indenture Trustee further agrees that it will not, and will not permit any Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Sale and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Sale and Servicing Agreement.

(d)  The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to Citibank, N.A., as Indenture Trustee on behalf of the Noteholders, on the date hereof.

SECTION 5.  Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Indenture Trustee or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, or substitution for as provided in this Agreement.

(b)  Pursuant to the related Custodial Agreement, on the Closing Date the respective Custodian, on behalf of the Indenture Trustee, for the benefit of the Noteholders, will acknowledge receipt of each Mortgage Loan, by delivery to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee of an initial certification in the form attached as Exhibit One to the related Custodial Agreement.

(c)  Pursuant to the related Custodial Agreement, within 90 days of the Closing Date, the Indenture Trustee will review or shall cause the respective Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee an interim certification substantially in the form of Exhibit Two to the related Custodial Agreement.  If the Indenture Trustee or respective Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule or to appear defective on its face to review criteria specified in Section 2.01 of the Sale and Servicing Agreement (a “Material Defect”), the Indenture Trustee in accordance with the Sale and Servicing Agreement or the respective Custodian, as its agent, shall promptly notify the Mortgage Loan Seller and the related Underlying Seller of such Material Defect. The Mortgage Loan Seller or the related Underlying Seller, as applicable, shall correct or cure any such Material Defect within the number of days specified in the Sale and Servicing Agreement or the Sale Agreement, as applicable, from the date of notice from the Indenture Trustee or the respective Custodian, as its agent, of the Material Defect and if the related Underlying Seller or the Mortgage Loan Seller, as applicable, fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Noteholders in the Mortgage Loan, the related Underlying Seller or the Mortgage Loan Seller, as applicable, will, in accordance with the terms of the Sale and Servicing Agreement or related Sale Agreement, within 90 days of the date of notice, provide the Indenture Trustee with a Replacement Mortgage Loan or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the related Underlying Seller or Mortgage Loan Seller, as applicable, to deliver the Security Instrument, assignment thereof to the Indenture Trustee, or intervening assignments  thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the related Underlying Seller or Mortgage Loan Seller, as applicable, shall not be required to purchase such Mortgage Loan if the related Underlying Seller or Mortgage Loan Seller, as applicable, delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)  Pursuant to the related Custodial Agreement, within 180 days of the Closing Date, the Indenture Trustee or the respective Custodian on its behalf will review, for the benefit of the Noteholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee a Final Certification. In conducting such review, the Indenture Trustee or the respective Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Indenture Trustee or the respective Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 of the Sale and Servicing Agreement (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01 of the Sale and Servicing Agreement, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Indenture Trustee or the respective Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Schedule B or to appear defective on its face, the Indenture Trustee or the respective Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the related Underlying Seller and the Mortgage Loan Seller. The related Underlying Seller or the Mortgage Loan Seller, as applicable, shall correct or cure any such defect or, the related Underlying Seller or the Mortgage Loan Seller, as applicable may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.04 of the Sale and Servicing Agreement or in the related Sale Agreement, as applicable, or shall deliver to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee to the effect that such defect does not materially or adversely affect the interests of Noteholders in such Mortgage Loan within the number of days specified in the Sale and Servicing Agreement or the Sale Agreement, as applicable, from the date of notice from the Indenture Trustee of the defect and if the related Underlying Seller or the Mortgage Loan Seller, as applicable, is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, related Underlying Seller or the Mortgage Loan Seller, as applicable, subject to Section 2.04 of the Sale and Servicing Agreement or the related Sale Agreement, within 90 days from the notification of the Indenture Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of related Underlying Seller or the Mortgage Loan Seller, as applicable, to deliver the Mortgage, assignment thereof to the Indenture Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, related Underlying Seller or the Mortgage Loan Seller, as applicable, shall not be required to purchase such Mortgage Loan, if related Underlying Seller or the Mortgage Loan Seller, as applicable, delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(e)  At the time of any substitution, related Underlying Seller or the Mortgage Loan Seller, as applicable, shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Sale and Servicing Agreement or the related Sale Agreement. At the time of any purchase or substitution, the Indenture Trustee in accordance with the terms of the Sale and Servicing Agreement shall (i) assign to the related Underlying Seller or the Mortgage Loan Seller, as applicable, and shall release or cause the respective Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the respective Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the related Underlying Seller or the Mortgage Loan Seller, as applicable, title to such Deleted Mortgage Loan.

(f)  It is understood and agreed that the obligation under this Agreement and the Sale and Servicing Agreement of the Mortgage Loan Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Mortgage Loan Seller respecting such breach available to Noteholders, the Depositor or the Indenture Trustee. Additionally, Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach.  American Home is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the American Home Sale Agreement.  Citigroup is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the Citigroup Sale Agreement.  Countrywide is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the Countrywide Sale Agreement.  Wells Fargo is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the Wells Fargo Sale Agreement.

SECTION 6.  Recordation of Assignments of Mortgage.

(a)  The Purchaser shall cause each assignment of the Security Instrument from the Mortgage Loan Seller to the Indenture Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Indenture Trustee (with a copy to the respective Custodian) which states that the recordation of such assignments is not necessary to protect the interests of the Noteholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Purchaser in the manner described above, at no expense to the Mortgage Loan Seller or the Indenture Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Certificate Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and, (iv) the occurrence of a servicing transfer or an assignment of the master servicing as described in Section 6.02 of the Sale and Servicing Agreement or (v) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Purchaser shall leave or cause to be left with the Indenture Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Indenture Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller as set forth in Section 11.

(b)  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Sale and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser, the Issuer or the Indenture Trustee of Mortgage Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Sale and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller hereby authorizes the Purchaser, to the extent consistent with this Agreement, to take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Sale and Servicing Agreement.

SECTION 7.  Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans.

(a)  The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

(i)  The information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects.

(ii)  Immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement.

(iii)  Each Mortgage Loan and the prepayment penalty associated with the Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(iv)  No mortgage loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date, attached hereto as Exhibit 6) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(v)  With respect to each representation and warranty with respect to any Mortgage Loan made by the Underlying Sellers in the Sale Agreements that is made as of the related Closing Date (as defined in the applicable Sale Agreement), no event has occurred since the related Closing Date (as defined in the applicable Sale Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date.

(b)  It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

(c)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement or in any Sale Agreement that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Mortgage Loan Seller hereby covenants with respect to the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement and each Underlying Seller covenants in the related Sale Agreement covenants with respect to the representations and warranties set forth in the related Sale Agreement regarding the Mortgage Loans sold pursuant to such Sale Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) remove such Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Indenture Trustee at the Purchase Price; provided that, any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Indenture Trustee and the Securities Administrator of an Opinion of Counsel if required by Section 2.05 of the Sale and Servicing Agreement and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Securities Administrator and the Indenture Trustee of a Request for Release. With respect to the representations and warranties in Section 7 of the Mortgage Loan Purchase Agreement or the representations and warranties contained in each Sale Agreement that are made to the best of the Mortgage Loan Seller’s or Underlying Seller’s knowledge, as applicable, if it is discovered by any of the Depositor, the Master Servicer, the Mortgage Loan Seller, the Securities Administrator, the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Mortgage Loan Seller’s or Underlying Seller’s knowledge, as applicable, lack of knowledge with respect to the substance of such representation or warranty, the Mortgage Loan Seller or Underlying Seller, as applicable, shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach.

(d)  In the event that an Underlying Seller is obligated to repurchase a Mortgage Loan pursuant to the related Sale Agreement, and the purchase price therefore pursuant to the related Sale Agreement is greater than the Purchase Price, the difference shall be paid to the Mortgage Loan Seller.

SECTION 8.  Representations and Warranties Concerning the Mortgage Loan Seller.

(a)  As of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(i)  the Mortgage Loan Seller (i) is a business trust duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)  the Mortgage Loan Seller has full requisite power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)  the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the articles of formation or trust agreement of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)  the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)  this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(vi)  there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SECTION 9.  Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)  the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.  Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)  Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the Closing Date specified in all material respects; and no event shall have occurred which, with notice or passage of time, would constitute a default under this Agreement or the Sale and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(ii)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(1)  The Sale and Servicing Agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(2)  A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the articles of formation or trust agreement and certificate of good standing of the Mortgage Loan Seller;

(3)  One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Indenture Trustee and each Rating Agency;

(4)  A letter from each of the Rating Agencies giving each Class of Notes set forth on Schedule A hereto the rating set forth therein; and

(5)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Notes.

(iii)  The Notes to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns .

(iv)  The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b)  The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)  The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii)  The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(1)  The Sale and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(2)  A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the Sale and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(3)  One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Rating Agencies; and

(4)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Notes.

SECTION 11.  Fees and Expenses.  Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Notes and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Indenture Trustee, the Master Servicer and the Owner Trustee which shall include without limitation the fees and expenses of its counsel with respect to (A) legal and document review of this Agreement, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Indenture Trustee or the respective Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Notes, the Prospectus, the Term Sheet Supplement and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Indenture Trustee) from the Mortgage Loan Seller to the Indenture Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be and (ix) Mortgage File due diligence expenses and other out of pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Notes.  The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party.

SECTION 12.  Accountants’ Letters.

(a)  Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Term Sheet. Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary of Prospectus Supplement—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto.  The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield On The Offered Notes” in the Prospectus Supplement.

(b)  To the extent statistical information with respect to the Master Servicer’s or a Servicer’s servicing portfolio is included in the Term Sheet Supplement and Prospectus Supplement under the captions “The Master Servicer and the Servicers,” “Mortgage Loan Origination” and “Static Pool Information” a letter from the certified public accountant for the Master Servicer and such Servicer or Servicer’s will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13.  Reserved.

SECTION 14.  Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to Alesco Loan Holdings Trust, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212-272-7206)), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15.  Transfer of Mortgage Loans.  The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Issuer, with the understanding that the Issuer will then assign such rights to the Indenture Trustee pursuant to the Sale and Servicing Agreement, without the consent of the Mortgage Loan Seller, and, upon such assignment, the Indenture Trustee, as the ultimate assignee, shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Issuer or the Indenture Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16.  Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Owner Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule.

SECTION 18.  Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.  Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20.  Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 22.  Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23.  Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller, the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Issuer and that the Issuer may further assign such rights to the Indenture Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller, as applicable, hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24.  The Mortgage Loan Seller.  The Mortgage Loan Seller will keep in full effect its existence, all rights and franchises as a business trust under the laws of the State of its formation and will obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25.  Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.  No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

SECTION 27.  Fiduciary Duty.  Each party to this Agreement acknowledges that (A) the terms of this Agreement were negotiated at arms length between sophisticated parties represented by counsel, (B) no fiduciary, advisory or agency relationship between the Depositor and the Mortgage Loan Seller has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether the Mortgage Loan Seller has advised or is advising the Depositor on other matters; and (C) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Depositor with respect to any such matters.

* Please contact Bear Stearns for pricing information.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

ALESCO LOAN HOLDINGS TRUST

By:
Name: John Longino
Title: Chief Financial Officer

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:
Name: Baron Silverstein
Title: Vice President

Acknowledged and Agreed:

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)           the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to the order of “Citibank, N.A., as Indenture Trustee for Noteholders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2,” or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Indenture Trustee;

(ii)           the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)           unless the Mortgage Loan is either a MOM Loan or has been assigned to and recorded in the name of MERS, the original assignment to blank, or the assignment (either an original or a certified copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Citibank, N.A., as Indenture Trustee, on behalf of the Noteholders,” which shall have been recorded (or if clause (a) in the proviso below applies, shall be in recordable form),

(iv)           all intervening assignments of the Security Instrument, if applicable and with evidence of recording thereon;

(v)           the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)           the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

(vii)           originals of all modification agreements, if applicable and available;

provided, however, in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (a) in lieu of the original Mortgage, assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or shall, upon receipt of recording information relating to such documents required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification substantially to the effect that such copy is a true and correct copy of the original; (b) in lieu of the Mortgage, assignment to blank or to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification to such effect) the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (c) in lieu of the Mortgage Notes relating to the Mortgage Loans, the Mortgage Loan Seller may deliver a lost note affidavit and indemnity; provided, further, however, that in the case of the Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Indenture Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Payment Account on the Closing Date.  The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the related Custodian, promptly after they are received; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Indenture Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Indenture Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Issuing Entity or the Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller or the Mortgage Loan Seller and (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof.  Notwithstanding the foregoing, if the Mortgage Loan Seller fails to pay the cost of recording the assignments, such expense shall be paid by the Securities Administrator from funds in the Payment Account in accordance with Section 4.05 of this Agreement. In the event that the Mortgage Loan Seller, the Depositor or the Master Servicer gives written notice to the Indenture Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, the Mortgage Loan Seller fail to perform such obligations, the Depositor shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a)	the city, state and zip code of the Mortgaged Property;

(b)	the property type;

(c)	the Mortgage Rate;

(d)	the Servicing Fee Rate;

(e)	the Master Servicer’s Fee Rate;

(f)	the LPMI Fee, if applicable;

(g)	the Trustee Fee Rate, if applicable;

(h)	the Net Rate;

(i)	the maturity date;

(j)	the stated original term to maturity;

(k)	the stated remaining term to maturity;

(l)	the original principal balance;

(m)	the first payment date;

(n)	the principal and interest payment in effect as of the Cut-off Date;

(o)	the unpaid principal balance as of the Cut-off Date;

(p)	the Loan-to-Value Ratio at origination;

(q)	the insurer of any Primary Mortgage Insurance Policy;

(r)	the Gross Margin, if applicable;

(s)	the next Adjustment Date, if applicable;

(t)	the Maximum Lifetime Mortgage Rate, if applicable;

(u)	the Minimum Lifetime Mortgage Rate, if applicable;

(v)	the Periodic Rate Cap, if applicable;

(w)	the Loan Group, if applicable;

(x)	a code indicating whether the Mortgage Loan is negatively amortizing;

(y)	which Mortgage Loans adjust after an initial fixed rate period of one, two, three, five, seven or ten years or any other period;

(z)	the Prepayment Charge, if any;

(aa)	lien position (e.g., first lien or second lien);

(bb)	a code indicating whether the Mortgage Loan is has a balloon payment;

(cc)	a code indicating whether the Mortgage Loan is an interest-only loan;

(dd)	the interest-only term, if applicable;

(ee)	the Mortgage Loan Seller;

(ff)	the original amortization term; and

(gg)	a code indicating whether such Mortgage Loan is a loan which has been pre-funded.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Term Sheet Supplement described under the following captions: “THE MORTGAGE POOL – General,” “—Prepayment Charges on the Mortgage Loans,” “—Special Characteristics of the Mortgage Loans,” “—Credit Scores” and “THE SPONSOR”; all information in the Prospectus Supplement described under the following captions: “SUMMARY OF PROSPECTUS SUPPLEMENT—The Sponsor,” “—The Mortgage Loans,” “THE MORTGAGE POOL – General,” “—Prepayment Charges on the Mortgage Loans,” “—Special Characteristics of the Mortgage Loans,” “THE SPONSOR,” “MORTGAGE LOAN ASSUMPTIONS” and “SCHEDULE A”; the information in the Mortgage Loan Schedule attached as Exhibit B to the Sale and Servicing Agreement, and the Final Loan Tape.

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Term Sheet Supplement, Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 5

APPENDIX E – STANDARD & POOR’S ANTI-PREDATORY
LENDING CATEGORIZATION

REVISED March 1, 2007

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 etseq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 etseq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 etseq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 etseq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 etseq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 etseq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 etseq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 etseq. Effective January 1, 2005; amended by 2005 H.B. 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 etseq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 etseq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 etseq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 etseq. and 209 C.M.R. §§ 40.01 etseq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 etseq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 etseq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 etseq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 etseq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

 SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF NOTES

Public Notes

Class	S&P	Moody’s	Fitch
Class I-A-1	AAA	Aaa	AAA
Class I-A-2	AAA	Aaa	AAA
Class II-A-1	AAA	Aaa	AAA
Class II-A-2	AAA	Aaa	AAA
Class III-A-1	AAA	Aaa	AAA
Class III-A-2	AAA	Aaa	AAA
Class IV-A-1	AAA	Aaa	AAA
Class IV-A-2	AAA	Aaa	AAA

None of the above ratings has been lowered since the respective dates of such letters.

Private Notes

Class	S&P	Moody’s	Fitch
Class X	--	--	AAA
Class B-1	--	--	AA
Class B-2	--	--	A
Class B-3	--	--	BBB
Class B-4	--	--	BB
Class B-5	--	--	B
Class B-6	--	--	--

None of the above ratings has been lowered since the respective dates of such letters.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

EXHIBIT F

SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer – transaction party having borrower contact
Master Servicer – aggregator of pool assets
Securities Administrator – waterfall calculator
Back-up Servicer – named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian – safe keeper of pool assets
Indenture Trustee – fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party’s title.  So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party shall identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:    X – obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Indenture Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the indenture trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.  [In this transaction there is no external enhancement or other support.]
		X		X

EXHIBIT G

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.16 of the Sale and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statement to Noteholders” are required to be included in the periodic payment date statement required under the Indenture, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Noteholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Primary Servicer	Master Servicer	Securities Administrator	Custodian	IndentureTrustee	Depositor	Mortgage Loan Seller
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.						(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (Monthly Statements to Noteholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (Monthly Statements to Noteholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (Monthly Statements to Noteholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (Monthly Statements to Noteholders)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (Monthly Statements to Noteholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (Monthly Statements to Noteholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (Monthly Statements to Noteholders)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (Monthly Statements to Noteholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (Monthly Statements to Noteholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (Monthly Statements to Noteholders)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (Monthly Statements to Noteholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (Monthly Statements to Noteholders)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (Monthly Statements to Noteholders)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (Monthly Statements to Noteholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (Monthly Statements to Noteholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (Monthly Statements to Noteholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)						X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X			X	X
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statement to Certificateholders
				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X (to the extent of a new trustee)
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support [In this transaction there is no external enhancement or other support.]
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.						X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information						X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT H

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services – BSARM 2007-2-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.17 of the Sale and Servicing Agreement, dated as of June 29, 2007, among the Depositor, Bear Stearns ARM Trust 2007-2, as Issuing Entity, Alesco Loan Holdings Trust, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Citibank, N.A. as Indenture Trustee.  The undersigned hereby notifies you that certain events have come to our attention that [shall][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

EXHIBIT I

FORM OF BACK-UP CERTIFICATION

RE:  The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Indenture Trustee], and their officers, with the knowledge and intent that they shall rely upon this certification, that:
(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Indenture Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Indenture Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:                      _________________________

By:
Name:                      ________________________________
Title:                      _________________________________

EXHIBIT J

FORM OF CERTIFICATION TO BE PROVIDED BY THE

[SECURITIES ADMINISTRATOR]

Re:
________________________________ Trust 200_-____(the “Trust”), Mortgage-Backed Notes, Series 200_-____, issued pursuant to the Trust Agreement, dated as of ________ 1, 200_, among ____________________________, as Depositor, Wells Fargo Bank, National Association, as [Securities Administrator] and ______________________________________________________

The [Securities Administrator] hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (1)           I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2)           To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the [Securities Administrator’s] assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)           To my knowledge, the distribution information required to be provided by the  [Securities Administrator] under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4)           I am responsible for reviewing the activities performed by the [Securities Administrator] under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the [Securities Administrator] required by the Trust Agreement, and except as disclosed in the Reports, the [Securities Administrator] has fulfilled its obligations under the Trust Agreement in all material respects; and

(5)           The report on assessment of compliance with servicing criteria applicable to the  [Securities Administrator] for asset-backed securities of the  [Securities Administrator] and each Subcontractor utilized by the [Securities Administrator] and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report.  Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the [Securities Administrator] has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

Date:______________________________________

__________________________________________

[Signature]

[Title]

Exhibit K

FORM OF ALESCO FINANCIAL INC. GUARANTEE

GUARANTEE OF
ALESCO FINANCIAL INC.

THIS GUARANTEE (the “Guarantee”), dated as of June 29, 2007, is made and entered into upon the terms hereinafter set forth, by ALESCO FINANCIAL INC., a Maryland corporation (the “Guarantor”), for the benefit of Citibank, N.A. as indenture trustee (on behalf of the Noteholders) (the “Indenture Trustee”) pursuant to that certain Sale and Servicing Agreement, dated as of July 29, 2007, among Structured Asset Mortgage Investments II. Inc., as depositor, Bear Stearns ARM Trust 2007-2, as issuing entity, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Alesco Loan Holdings Trust, as mortgage loan seller.

RECITALS:

1.           Pursuant to the Mortgage Loan Purchase Agreement, dated as of June 29, 2007, by and between Structured Asset Mortgage Investments II Inc., as depositor (the “Depositor”) and Alesco Loan Holdings Trust, as mortgage loan seller (the “Mortgage Loan Seller”) (the “MLPA”), the Mortgage Loan Seller has sold certain mortgage loans (the “Mortgage Loans”) and related assets to the Depositor, which has in turn sold them to the Issuing Entity.

In addition, the Mortgage Loan Seller has made certain representations and warranties with respect to the Mortgage Loans, and has agreed to cure, repurchase or substitute each Mortgage Loan that is determined to have breached a representation or warranty made by it with respect thereto in accordance with Section 7 of the MLPA.  Pursuant to Section 13 of the MLPA, the Mortgage Loan Seller has agreed to indemnify and hold harmless the Depositor and its directors, officers and controlling persons from and against any loss, claim, damage or liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information (as defined therein).  Pursuant to Section 7.02 of the Amended and Restated Trust Agreement, dated as of June 29, 2007, among the Depositor, the Owner Trustee and the Securities Administrator (the “Trust Agreement”), the Mortgage Loan Seller has agreed to indemnify the Indemnified Parties (as defined therein) for Expenses (as defined therein) for which the Depositor is required to indemnify the Indemnified Parties (as defined therein) pursuant to Section 7.02 of the Amended and Restated Trust Agreement, other than (1) any Expenses required to be covered by the Master Servicer pursuant to Section 5.03 of the Sale and Servicing Agreement or (2) and any Expenses actually paid by the Depositor in accordance with Section 7.02 of the Amended and Restated Trust Agreement,  (each of the obligations in this paragraph, collectively, the “Guaranteed Obligations”).

2.           The Guarantor is the indirect parent company of the Mortgage Loan Seller and desires to guarantee the Guaranteed Obligations as provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

AGREEMENT

1.           Guaranty.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Indenture Trustee and the Owner Trustee the prompt, faithful and full payment of the Guaranteed Obligations.  This Guarantee is a present and continuing guaranty of payment of the Guaranteed Obligations and not of collectability and is in no way conditioned upon any attempt of Indenture Trustee or the Owner Trustee, as the case may be, to enforce any action against or to collect any of the Guaranteed Obligations from the Mortgage Loan Seller.

2.           Continuing Guaranty.  This Guarantee is intended to be and shall be construed to be a continuing, absolute and unconditional guaranty.  Guarantor guarantees that the Guaranteed Obligations will be paid promptly and strictly in accordance with the terms of this Guarantee.  Without limiting the generality of the foregoing, Guarantor agrees that its obligations hereunder shall not be released, diminished or impaired by, and waives any rights which it might otherwise have which relate to any of the following (whether or not Guarantor has consented thereto or received any notice thereof):

(a)           any extension, settlement, modification, amendment, compromise, waiver or release in respect of any Guaranteed Obligations;

(b)           any lack of enforceability of the Guaranteed Obligations or any other agreement or instrument relating thereto;

(c)           any change in the corporate existence, structure or ownership of the Mortgage Loan Seller or Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Mortgage Loan Seller, Guarantor or Indenture Trustee;

(d)           the existence of any claim, defense, set-off or other rights or remedies which Guarantor at any time may have against the Mortgage Loan Seller whether in connection with this Guarantee, the transactions contemplated hereby or any other transaction;

(e)           any grant of any security or support for the Guaranteed Obligations whenever occurring, including any pledge of collateral for the Guaranteed Obligations or any person guaranteeing or otherwise becoming liable for the payment or performance of the Guaranteed Obligations; or

(f)           any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, failure to perfect, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Mortgage Loan Seller, any guarantor, or any other person liable for the payment of the Guaranteed Obligations.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason, including any bankruptcy proceeding.  In the event that the Securities Administrator must refund any payment received on or against the Guaranteed Obligations, any prior release of or from this Guarantee shall be without effect, and this Guarantee shall be reinstated in full force and effect.  It is the intention of Guarantor that the Guarantor’s obligations hereunder shall not be discharged until all payment  of the Guaranteed Obligations have been finally and irrevocably paid or performed in full and are no longer subject to being set aside or returned under any law, rule or regulation.

3.           Payment.  Whenever any of the Guaranteed Obligations shall be payable or shall with the passage of time, become payable and at all times then and thereafter that any such amounts remain unpaid (for any duration), Guarantor shall, upon receiving written demand (without the necessity or obligation to make or have made a similar demand on, or collection or other enforcement steps against, the Mortgage Loan Seller), pay the amount due thereunder to the Securities Administrator on behalf of the Indenture Trustee on the later of (i) the date such amount is required to be paid by the seller and (ii) within five (5) Business Days after receiving such written demand without set off, counterclaim or defense against the Indenture Trustee in immediately available funds and lawful currency of the United States of America. The obligations of Guarantor hereunder shall rank pari passu with its senior unsecured debt obligations.

4.           Waiver.  Guarantor hereby unconditionally waives (a) promptness, diligence, notice of acceptance with respect to the Guaranteed Obligations, (b) any right to require the Indenture Trustee to enforce its rights or remedies against the Mortgage Loan Seller or any other person, firm or corporation before proceeding against Guarantor and (c) filing of claims with a court in the event of insolvency or bankruptcy of the Mortgage Loan Seller.  Guarantor acknowledges and agrees that its obligations to the Indenture Trustee under this Guarantee are separate and distinct from the Mortgage Loan Seller’s obligations under the Sale and Servicing Agreement, the MLPA and the Trust Agreement and that a separate action or actions for the enforcement of this Guarantee may be brought and prosecuted against Guarantor whether or not the Mortgage Loan Seller is joined therein.

5.           Representations and Warranties.  Guarantor hereby represents and warrants to Indenture Trustee the following:

(a)           Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the state of Maryland.  Guarantor has all necessary corporate power and authority to (i) conduct its business and own its properties, and (ii) execute and deliver this Guarantee and to perform all of its obligations hereunder.  The execution, delivery and performance of this Guarantee by Guarantor have been duly and validly authorized by all requisite limited liability company action on the part of Guarantor.

(b)           This Guarantee has been duly executed and delivered on behalf of Guarantor, and this Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms; subject, however, to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending.

(c)           The making and performance by Guarantor of this Guarantee does not (i) violate any provision of law or any rule, regulation, order, writ, judgment, decree or determination currently in effect having applicability to Guarantor or Guarantor’s formation, organization or other governing documents, or (ii) result in a breach of or constitute a default under any agreement to which Guarantor is a party or by which Guarantor is currently bound or affected; and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by Guarantor of this Guarantee have been obtained.

6.           No Waiver; Remedies.  No failure on the part of the Indenture Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.           Acknowledgment.  The Guarantor acknowledges that this Guarantee shall be for the benefit of the Indenture Trustee, acting on behalf of the Noteholders.

8.           Notices.  All notices, requests, demands, consents and other communications and deliveries under this Guarantee shall be in writing and (i) delivered in person or by courier, (ii) sent by facsimile transmission, or (iii) mailed certified first class mail, postage prepaid, return receipt requested, to the appropriate party at the following address:

If to Indenture Trustee:	Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Telephone: (212) 816-5773 Facsimile: (212) 816-5527

If to Guarantor:
Alesco Financial Inc.
2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104
Attn: John Longino
With a copy to: Daniel Munley, Esq., Corporate Counsel
Telephone:    (215) 701-9555
Facsimile:    (215) 701-8282

If to Securities Administrator:	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Client Services Manager: BSARM 2007-2 Telephone: (410) 884-2000 Facsimile: (410) 715-2380

or to such other address as a party hereto may designate to the other party by notice given as provided herein.  Such notices shall be effective (a) if delivered in person or by courier, upon actual receipt by the intended recipient, (b) if sent by facsimile transmission, when the sender receives confirmation that such notice was received at the facsimile number of the addressee, or (c) if mailed, upon the date of delivery as shown by the return receipt therefor.

9.           Amendments.  No release or waiver of any provision of this Guarantee nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver, release or consent is to be enforced.  This Guarantee may not be amended except by written agreement signed by Guarantor and the Indenture Trustee and Securities Administrator and the Indenture Trustee and Securities Administrator shall be entitled to receive an opinion stating that such amendment shall not have a material adverse effect on the Noteholders (such opinion of counsel not to be at the expense of the Indenture Trustee).

10.           Binding Nature.  This Guarantee shall be binding upon the successors and permitted assigns of Guarantor and inure to the benefit of the Indenture Trustee and its successors and assigns, and each and every reference herein to the Indenture Trustee shall also include and refer to each and every successor and assign of the Indenture Trustee.  Notwithstanding anything to the contrary provided herein, Guarantor shall not assign this Guarantor or delegate any of its duties hereunder.

11.           Governing Law.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law which shall apply hereto).

12.           Entire Agreement.  This writing is the complete and exclusive statement of the terms of this Guarantee and supersedes all prior oral or written representations, understandings, and agreements between the Indenture Trustee and Guarantor with respect to the subject matter hereof.  The Indenture Trustee and Guarantor agree that there are no conditions to the full effectiveness of this Guarantee.

13.           Unenforceable Provisions.  Any provision contained in this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereby agree that they shall negotiate in good faith to replace any invalid or unenforceable provision with a new provision whose meaning and character will correspond as nearly as possible to the original purpose and intent of this Guarantee, in accordance with applicable law.

14.           Waiver of Jury Trial.  GUARANTOR AGREES THAT ANY SUIT, ACTION, OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY GUARANTOR, BY THE INDENTURE TRUSTEE OR BY ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE ON OR WITH RESPECT TO THIS GUARANTEE OR WHICH IN ANY WAY RELATES, DIRECTLY OR INDIRECTLY, TO THE TRANSACTIONS, GUARANTEED OBLIGATIONS OR ANY EVENT, TRANSACTION, OR OCCURRENCE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE GUARANTEED OBLIGATIONS, OR THE DEALINGS OF THE PARTIES WITH RESPECT THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.

15.           Counterparts.  The parties hereto may execute this Guarantee in counterparts, which shall, in the aggregate, when signed by both parties hereto constitute one and the same instrument, and, thereafter, each counterpart shall be deemed an original instrument as against any party who has signed it.  A facsimile transmission of this Guarantee bearing a signature on behalf of a party will be legal and binding on such party.

16.           Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix A to the Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed by its duly authorized officer as of the date first above written.

ALESCO FINANCIAL INC.

By:
Name:
Title: